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As Filed With the Securities and Exchange Commission on July 18, 2002

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTERN SIERRA BANCORP
(Exact Name of Registrant as Specified in its Charter)

California	6712	68-0390121
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4080 Plaza Goldorado Circle
Cameron Park, California 95682
(530) 677-5600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gary D. Gall
President and Chief Executive Officer
Western Sierra Bancorp
4080 Plaza Goldorado Circle
Cameron Park, California 95682
(530) 677-5600
Fax: (530) 676-2817
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

S. Alan Rosen, Esq.
Horgan, Rosen, Beckham & Coren, L.L.P.
23975 Park Sorrento, Suite 200
Calabasas, CA 91302
(818) 591-2121
Fax: (818) 591-3838

        Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement-Prospectus.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	615,000(1)	23.41(2)	$14,397,150(1)(2)	$1,325.00

(1)
The registrant has contractually fixed the "Proposed Maximum Aggregate Offering Price" for the securities to be registered at $14,397,150. Pursuant to the provisions of Rule 457(o) the registration fee is calculated based on such amount. However, the maximum number of shares to be issued is 615,000.

(2)
Since the registrant has contractually fixed the "Proposed Maximum Aggregate Offering Price" for the securities to be registered, the final "Proposed Maximum Offering Price Per Unit" will not affect the amount of the registration fee.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Mid Valley Bank letterhead

August    , 2002

Dear Shareholder:

        You are cordially invited to attend the annual meeting of shareholders of Mid Valley Bank, which will be held at Mid Valley's head office located at 950 Main Street, Red Bluff, California, on Thursday, September 19, 2002, at 6:00 p.m. At the annual meeting of shareholders you will be asked to elect eight directors for the next year and to vote on a merger agreement dated May 17, 2002. The merger agreement details the acquisition of Mid Valley by Western Sierra Bancorp. Following the acquisition, Mid Valley will become a wholly-owned subsidiary of Western. Shareholders of Mid Valley will have the choice of electing to receive newly issued shares of Western common stock, cash, or a combination of the two as is detailed in the merger agreement The acquisition is subject to conditions including shareholder and regulatory approvals.

        Mid Valley is requesting your proxy to vote in favor of all of the nominees for election as directors and in favor of the merger agreement. The Board of Directors of Mid Valley recommends that you vote "FOR" the election of each of the nominees and "FOR" approval of the merger agreement. The merger agreement is attached as Appendix A to the proxy statement of Mid Valley and prospectus of Western.

        The proxy statement-prospectus contains information about Western and Mid Valley and describes the conditions upon which the proposed acquisition will occur. A majority of the outstanding shares of Mid Valley common stock must vote "FOR" approval of the merger agreement, so we urge you to cast your vote.

        To ensure that your vote is represented at this important meeting, please sign, date and return the proxy card in the enclosed envelope as promptly as possible.

Sincerely,
John B. Dickerson President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulators have approved either the acquisition described in this proxy statement-prospectus or the Western common stock to be issued in the acquisition, nor have they determined if this proxy statement-prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this proxy statement-prospectus is August    , 2002.

Mid Valley Bank
950 Main Street
Red Bluff, California 96080

Notice of Annual Meeting of Shareholders
September 19, 2002

To:	The Shareholders of Mid Valley Bank

        Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the annual meeting of shareholders of Mid Valley Bank will be held at Mid Valley's head office located at 950 Main Street, Red Bluff, California, on Thursday, September 19, 2002 at 6:00 p.m., for the purpose of considering and voting upon the following matters:

1.
Election of Directors.    To elect eight (8) persons to the Board of Directors to serve until the 2003 annual meeting of shareholders and until their successors are elected and have been qualified. The persons nominated by management to serve as directors are:

Joan M. Blocker Kevin L. Brunnemer John B. Dickerson Robert C. Jones	Robert J. Kerstiens Dan F. McFall Lynne T. Moule James D. Tate, M.D.
2.
Approval of the Merger Agreement.    To approve the merger agreement dated May 17, 2002, attached as Appendix A to the proxy statement-prospectus and the transactions contemplated by the merger agreement.

3.
Transaction of Other Business.    To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

        The merger agreement sets forth the terms of the acquisition of Mid Valley by Western Sierra Bancorp. As a result of the acquisition, all shareholders of Mid Valley will have a choice of electing to receive for their shares of Mid Valley common stock newly issued shares of Western common stock, cash, or a combination of both. The election is subject to certain restrictions which are listed and discussed in detail in the proxy statement-prospectus and in the merger agreement which is attached as Appendix A to the proxy statement-prospectus. The transaction is also more fully described in the enclosed proxy statement-prospectus and in Appendix A.

        The Board of Directors has fixed the close of business on July 31, 2002 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the annual meeting of shareholders.

  The procedure for nomination of directors is set forth below:

  Nominations for election of members of the board of directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of he meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the latter of: the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors, or ten (10) days after the date of mailing notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; and

  (f) the written consent of the proposed nominee, a copy of which shall be furnished with the notification, and whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and upon his or her instruction, the inspectors of election shall disregard all votes cast for each such nominee.

        Since the affirmative vote of shareholders holding not less than a majority of the outstanding shares of Mid Valley common stock is required to approve the merger agreement and the transactions contemplated by the merger agreement, it is essential that all shareholders vote. You are urged to vote in favor of the proposal by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the annual meeting of shareholders in person. If you do attend the meeting you may then withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors
Dated: August , 2002
Lynne T. Moule, Secretary

PROXY STATEMENT-PROSPECTUS

Mid Valley Bank 950 Main Street P.O. Box 580 Red Bluff, California 96080 (530) 527-7614	Western Sierra Bancorp 4080 Plaza Goldorado Circle Cameron Park, California 95682 (530) 677-5600

        The Board of Directors of Mid Valley Bank, referred to as Mid Valley, has scheduled its annual shareholders' meeting for the purpose of:

  •
  electing directors until the next annual shareholders' meeting and until their successors have been elected and have qualified;

  •
  approving a merger transaction; and

  •
  voting on other matters that may properly come before the meeting.

        If approved, the merger will result in Mid Valley becoming a wholly-owned subsidiary of Western Sierra Bancorp, referred to as Western.

        You are cordially invited to attend the annual shareholders' meeting, which will be held at Mid Valley's head office, 950 Main Street, Red Bluff, California 96080, on September 19, 2002, at 6:00 p.m. If you are not able to attend, a proxy authorizing someone else to vote for you in the way that you specify is enclosed. This proxy statement-prospectus provides you with detailed information about the election of directors, the merger, Mid Valley and Western.

        Mid Valley and Western entered into a merger agreement on May 17, 2002. A copy of that agreement is attached as Appendix A to this proxy statement-prospectus. Under the terms of the merger agreement, Mid Valley will become a wholly-owned subsidiary of Western. You will have the choice of electing to receive:

  •
  newly issued shares of Western common stock;

  •
  cash; or

  •
  a combination of both;

        subject to certain restrictions discussed in this proxy statement-prospectus. The actual number of shares of Western common stock to be received by Mid Valley shareholders will be determined by the market value for Western common stock. You should read the section entitled "THE MERGER—Calculation of Consideration to be Paid to Mid Valley Shareholders" for additional information.

        Western's common stock is quoted on the Nasdaq-National Market System, or Nasdaq-NMS, under the symbol "WSBA."

        You will be entitled to dissenters' rights in connection with the merger if you comply with the applicable provisions of California law. You should read the section entitled "THE MERGER—Dissenters' Rights of Mid Valley Shareholders" and Appendix B to this proxy statement-prospectus for additional information.

        Please read the section entitled "RISK FACTORS" beginning on page    for a discussion of certain factors that you should consider when deciding on how to vote on the merger.

        This proxy statement-prospectus is dated August    , 2002 and is first being mailed to shareholders on or about August    , 2002.

        Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this proxy statement-prospectus. Any representation to the contrary is a criminal offense.

        The shares of Western common stock offered through this proxy statement-prospectus are not deposits and are not insured by the Federal Deposit Insurance Corporation, or FDIC. Western and Mid Valley do not guarantee the investment value of the transaction described in this proxy statement-prospectus.

        The information contained in this proxy statement-prospectus speaks only as of its date unless the information specifically indicates that another date applies.

i

Accounting Treatment	51
The Merger Agreement	51
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	60
Pro Forma Balance Sheet	61
Pro Forma Income Statements	62
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	64
INFORMATION REGARDING WESTERN	66
Business of Western	66
Properties of Western	68
Certain Information Regarding Western's Management and Principal Shareholders	68
Litigation	78
Trust Preferred Securities Offerings	78
Management's Discussion and Analysis of Financial Condition and Results of Operations	79
Description of Capital Stock	101
Available Information	101
INFORMATION REGARDING MID VALLEY	102
Business of Mid Valley	102
Properties of Mid Valley	103
Litigation	104
Supervision and Regulation	104
Certain Information Regarding Mid Valley's Management and Principal Shareholders	104
Summary of Earnings	108
Management's Discussion and Analysis of Financial Condition and Results of Operations	110
Description of Capital Stock	128
COMPARISON OF SHAREHOLDER RIGHTS	129
Comparison of Corporate Structure	129
Voting Rights	129
Dividends	129
Number of Directors	130
Indemnification of Directors and Officers	130
SUPERVISION AND REGULATION	131
Introduction	131
Western	131
Western's Banking Subsidiaries and Mid Valley	135
VALIDITY OF WESTERN'S COMMON STOCK	145
EXPERTS	145
INDEX TO FINANCIAL STATEMENTS	146
Western Sierra Bancorp Consolidated Financial Statements	F-1
Mid Valley Bank Consolidated Financial Statements	F-44

LIST OF APPENDICES

Agreement and Plan of Reorganization Dated May 17, 2002, by and between Western Sierra Bancorp and Mid Valley Bank	Appendix A
Chapter 13 of the California Corporations Code	Appendix B
Fairness Opinion of The Findley Group.	Appendix C

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

        This question and answer summary highlights selected information contained in other sections of this proxy statement-prospectus. To understand the merger more fully, you should carefully read this entire proxy statement-prospectus, including all appendices and financial statements.

Q:
What am I being asked to vote on?

A:
You are being asked to vote on an agreement which, if approved, will result in Mid Valley becoming a wholly-owned subsidiary of Western.

Q:
What will happen if Mid Valley shareholders approve the merger?

A:
If Mid Valley shareholders approve the merger, and all regulatory approvals are obtained, Mid Valley will merge with a wholly-owned bank subsidiary of Western formed for this transaction, and will continue to operate as a California-chartered, Federal Reserve System member bank.

Q:
Why is Mid Valley merging with Western?

A:
Western's and Mid Valley's respective managements believe that their respective shareholders will benefit from the merger because the business potential for the combined companies exceeds what each company could individually accomplish. Western and Mid Valley believe that their similar and complementary financial products and services in the Northern California market will contribute to enhanced future performance, as well as providing a larger shareholder base. Western and Mid Valley believe a larger shareholder base will increase shareholder liquidity and provide for increased shareholder value. Please read the section entitled "THE MERGER—Background and Reasons for the Merger; Recommendation of the Board of Directors" for additional information.

Q:
Should I send in my certificates now?

A:
No. You should not send your Mid Valley stock certificates in the envelope provided for use in returning your proxy. You will be sent written instructions for exchanging your stock certificates only if the merger is approved and completed.

Q:
What happens if I do not return my proxy card?

A:
If you fail to execute and return your proxy card, it will have the same effect as voting against the merger.

Q:
What risks should I consider before I vote on the merger?

A:
The risks that you should consider in deciding how to vote on the merger are explained in the section of this proxy statement-prospectus entitled "RISK FACTORS." You are urged to read this section, as well as the rest of this proxy statement-prospectus before deciding how to vote.

Q:
How do I vote?

A:
Just indicate on your proxy card how you want to vote. Sign and mail your proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the Mid Valley annual shareholders' meeting. Alternatively, you may attend the meeting and vote in person.

  If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the merger. If you do not sign and send in your proxy card or if you abstain from voting, it will have the effect of voting against the merger.

  You may attend the meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of the Mid Valley annual shareholders' meeting by following the directions on page            and either change your vote or attend the meeting and vote in person.

Q:
If my shares are held in my broker's name, will my broker vote them for me?

A:
No. Your broker can only vote your shares of Mid Valley common stock if you provide instructions on how to vote them. You should, therefore, instruct your broker on how to vote your shares by following the directions your broker provides when forwarding these proxy materials to you. If you do not provide voting instructions to your broker, your broker will not be able to vote your shares. This will have the effect of voting against the merger.

Q:
How do Mid Valley's directors plan to vote?

A:
All of Mid Valley's directors have committed to vote their shares in favor of the merger. Mid Valley's directors collectively hold, as of the record date for the annual shareholders' meeting, 156,701 shares, or approximately 13.2%, of Mid Valley common stock eligible to vote. The affirmative vote of over 50%, or 594,263 shares, of Mid Valley's issued and outstanding shares of common stock eligible to vote is needed to approve the merger. Additionally, Western owns 55,            shares or 4.    % of Mid Valley's issued and outstanding shares common stock eligible to vote and intends to vote in favor of the merger.

Q:
Who can help answer my other questions?

A:
If you want to ask any additional questions about the merger, you should contact Mr. John B. Dickerson, President and Chief Executive Officer, Mid Valley Bank, 910 Main Street, Suite F, P.O. Box 580, Red Bluff, California 96080, telephone (530) 527-7614

SUMMARY

        This summary only highlights selected information from this proxy statement-prospectus. It may not contain all the information that is important to you in deciding how to vote. You should carefully read this entire proxy statement-prospectus, including the appendices. These will give you a more complete description of the merger, the merger agreement and the transactions proposed. You should also refer to the section entitled "INFORMATION REGARDING WESTERN—Available Information."

General

        This proxy statement-prospectus relates to the proposed merger of Mid Valley Bank with a wholly-owned subsidiary of Western Sierra Bancorp formed for purposes of this transaction. Mid Valley and Western believe that the merger will create opportunities to apply their similar community banking philosophies to realize enhanced revenues through asset growth and market penetration.

Parties to the Merger (pages     and    )

  Western Sierra Bancorp
  4080 Plaza Goldorado Circle
  Cameron Park, California 95682
  (530) 677-5600

        Western is a bank holding company headquartered in Cameron Park, California. Western has three subsidiary banks, Western Sierra National Bank, or Western Sierra, Lake Community Bank, or Lake, and Central California Bank, or Central. Through its subsidiaries, Western serves the California communities of Cameron Park, El Dorado Hills, Lincoln, Placerville, Pollock Pines, Sacramento, Columbia, Sonora, Twain Harte, Roseville, Lakeport, Kelseyville, Modesto, Antioch and Turlock. Additionally, Western Sierra plans to open branches in the California communities of Rocklin and Folsom.

        Please read the section entitled "INFORMATION REGARDING WESTERN" for additional information about Western, Western Sierra, Lake and Central.

  Mid Valley Bank
  950 Main Street
  Red Bluff, California 96080
  (530) 527-7614

        Mid Valley is a California-chartered commercial bank and member of the Federal Reserve System. Mid Valley opened for business in 1975. Mid Valley serves the California communities of Corning, Redding, Red Bluff and Chico through full-service branches. Mid Valley is also planning to open a loan production office in Paradise, California.

        Please read the section entitled "INFORMATION REGARDING MID VALLEY" for additional information.

  New MVB Bank (In Organization)
  950 Main Street
  Red Bluff, California 96080
  (530) 527-7614

        New MVB Bank (In Organization), or New MVB, is being organized to help facilitate the merger. New MVB is being organized as a California-chartered bank and wholly-owned subsidiary of Western. According to the terms of the merger agreement, Mid Valley and New MVB will merge. New MVB will be the survivor and immediately change its name to Mid Valley Bank.

Annual Shareholders' Meeting (Page     )

        Mid Valley will hold its annual shareholders' meeting at 950 Main Street, Red Bluff, California 96080 on Thursday, September 19, 2002 at 6:00 p.m. At this important meeting, Mid Valley shareholders will consider and vote upon the election of directors, approval of the merger and other matters that may properly come before the annual shareholders' meeting. You may vote at the Mid Valley annual shareholders' meeting if you owned shares of Mid Valley common stock at the close of business on July 31, 2002. On that date, Mid Valley had 1,188,524 shares of common stock issued and outstanding and entitled to be voted at the shareholders' meeting. Each Mid Valley shareholder is entitled to one vote for each share he or she held on July 31, 2002. The affirmative vote of over 50%, or at least 594,263 shares entitled to vote, is required to approve the merger. Directors are elected by plurality vote. Shares may be voted cumulatively for the election of directors under certain circumstances. Under the provisions of the California Corporations Code, or Corporations Code, Western's shareholders are not required to approve the merger. Please read the section entitled "THE MID VALLEY MEETING" for additional information.

The Merger (Page     )

        The merger will result in Mid Valley becoming Western's wholly-owned subsidiary, subject to shareholder and regulatory approvals, as well as other customary closing conditions. Please read the sections entitled "THE MERGER—Structure of the Merger" and "—Certain Effects of the Merger" for additional information.

  The Merger Agreement (Page     )

        The merger agreement is the legal document that embodies the merger's terms and governs Western's and Mid Valley's merger process, including the issuance of Western common stock and cash to Mid Valley's shareholders in connection with the merger. Please read the entire merger agreement which is attached to this proxy statement-prospectus as Appendix A. Also, please read the section entitled "THE MERGER—The Merger Agreement" for additional information.

  Consideration Paid to Mid Valley Shareholders (Page     )

        You will have the right to receive newly issued shares of Western common stock based upon a fluctuating exchange ratio determined by Western's per share stock value, cash, or a combination of cash and Western common stock based upon a predetermined formula. Please read the sections entitled "RISK FACTORS—Risks Regarding the Merger" and "THE MERGER—Calculation of Consideration to be Paid to Mid Valley Shareholders" for additional information.

  Regulatory Approvals (Page     )

        Western must receive approvals from the Federal Reserve Board, or FRB, the FDIC, and the California Department of Financial Institutions, or the DFI. Western submitted applications which are currently pending. Western and Mid Valley believe the applications will be approved. Please read the section entitled "THE MERGER—Regulatory Approvals" for additional information.

  Votes Required; Securities Held by Insiders (Page     )

        Approval of the merger requires the affirmative vote of over 50%, or 594,263 shares, of Mid Valley's 1,188,524 issued and outstanding shares of common stock. Your failure to vote in person or by proxy, or your abstention from voting entirely, will have the same effect as voting against the merger. Please read the section entitled "THE MID VALLEY MEETING."

        Directors and executive officers owned approximately 156,701 shares, or 13.2%, of Mid Valley's outstanding shares of common stock entitled to vote. Please be aware that Mid Valley's directors have entered into separate agreements in which they have agreed, among other things, to vote "FOR" approval of the merger agreement. Additionally, Western already owns 55,              shares, or 4.    % of Mid Valley's outstanding common stock entitled to vote and intends to vote these shares "FOR" approval of the merger agreement. Please read the section entitled "THE MERGER—The Merger Agreement—Director Voting Agreements" for additional information.

  Opinion of Mid Valley's Financial Advisor (Page     )

        In deciding to approve the merger, Mid Valley's Board of Directors considered, among other things, the opinion dated May 17, 2002 of The Findley Group, Mid Valley's financial advisor, regarding the fairness, from a financial point of view, of the consideration to be received by Mid Valley's shareholders as a result of the merger. That opinion was updated for the benefit of Mid Valley's shareholders. The advisor's updated written opinion dated August     , 2002, is attached as Appendix C. You should read it carefully to understand the assumptions made, matters considered and limitations of the review undertaken by the advisor in providing its opinion. Please read the section entitled "THE MERGER—Opinion of Financial Advisor" for additional information.

  Recommendation of Mid Valley's Board of Directors (Page     )

        On May 17, 2002, Mid Valley's Board of Directors unanimously approved the merger agreement and the transactions contemplated by it. Moreover, they unanimously believe that the merger's terms are fair to you and in your best interests. Accordingly, they unanimously recommend a vote "FOR" the proposal to approve the merger agreement and the merger. The conclusions of Mid Valley's Board of Directors regarding the merger are based upon a number of factors. Please read the sections entitled "THE MERGER—Background and Reasons for the Merger; Recommendation of the Board of Directors" and "—Opinion of Financial Advisor" for additional information.

  Exchange of Share Certificates (Page     )

        After completing the merger, holders of Mid Valley stock certificates will need to exchange those certificates for new certificates of Western common stock, cash, or a combination of both. Shortly after completing the merger, Computershare Trust Company, Inc., Western's exchange agent, will send Mid Valley's shareholders detailed instructions on how to exchange their shares and elect the form of payment. Please do not send any stock certificates until you receive these instructions. Please read the section entitled "THE MERGER—The Merger Agreement—Election, Exchange and Proration Procedures" for additional information.

  Conditions to Closing the Merger (Page     )

        In addition to regulatory and shareholder approvals, Western's and Mid Valley's obligations to close the merger depend on fulfilling certain conditions, unless waived, including receipt of a tax opinion from Perry-Smith LLP that the merger qualifies as a tax-free reorganization for federal income tax purposes.

        Mid Valley's obligation to close the merger is also subject to the appointment of Mr. John B. Dickerson to Western's Board of Directors. Please read the section entitled "THE MERGER—The Merger Agreement—Conditions to the Parties' Obligations" for additional information.

  Closing the Merger (Page     )

        If all required regulatory and shareholder approvals are received as planned, and if the conditions to the merger have either been met or waived, Western and Mid Valley anticipate that the merger will close on or about October 1, 2002. However, neither Western nor Mid Valley can assure you whether or when the merger will actually close. Please read the section entitled "THE MERGER—The Merger Agreement—The Closing" for additional information.

  Termination of the Merger (Page     )

        Western and Mid Valley can mutually agree to terminate or extend the merger agreement. Either Western or Mid Valley can terminate the merger agreement in the event of a material breach or the occurrence of certain other events, including receipt of an offer from a third party.

        Western and Mid Valley have agreed that in the event the merger agreement is terminated because of a material breach, the non-breaching party will be entitled to receive $400,000 from the breaching party. Additionally, a termination fee of $1,750,000 must be paid by the party accepting an alternative merger or similar proposal. Moreover, if the merger is not approved or if the closing is delayed beyond February 28, 2003 as a result of Western engaging in another acquisition without Mid Valley's prior approval, Western has agreed to pay Mid Valley a cancellation fee of $1,000,000. Please read the section entitled "THE MERGER—The Merger Agreement—Termination" for additional information.

  Federal Income Tax Consequences (Page     )

        Mid Valley and Western intend for the merger to be treated as a tax-free reorganization under federal tax law, so that neither Mid Valley nor Western will recognize any gain or loss. The federal income tax consequences of the merger to you, however, depend upon the type of consideration you receive in the merger. Please read the section entitled "THE MERGER—Certain Federal Income Tax Consequences" for additional information.

        The tax laws are complex. Therefore, you should consult your individual tax advisor regarding the federal income tax consequences of the merger to you. You should also consult your tax advisor concerning all state, local and foreign tax consequences of the merger.

  Accounting Treatment (Page     )

        Western must account for the merger as a purchase. Under this method of accounting, the assets and liabilities of the company acquired are recorded at their respective fair value as of completion of the merger, and are added to those of the acquiring company. Financial statements of the acquiring company issued after the merger takes place reflect these values, but are not restated retroactively to reflect the historical financial position or results of operations of the company that was acquired. Please read the section entitled "THE MERGER—Accounting Treatment" for additional information.

Mid Valley's Management and Operations After the Merger (Page     )

        After the merger, Mid Valley's present directors will remain directors, plus two of Western's directors will be appointed directors of Mid Valley. Additionally, all of Mid Valley's officers will remain. Please read the section entitled "THE MERGER—Certain Effects of the Merger" and "—Interests of Certain Persons in the Merger" for additional information.

Interests of Certain Persons in the Merger That Are Different From Yours (Page     )

        The directors and executive officers of Mid Valley have financial interests in the merger over and above those of Mid Valley shareholders. You should consider these interests in deciding how to vote. Please read the section entitled "THE MERGER—Interests of Certain Persons in the Merger" for additional information.

Differences in Your Rights as a Shareholder (Page     )

        As a Mid Valley shareholder, your rights are currently governed by Mid Valley's Articles of Incorporation and Bylaws and by the Corporations Code, and the California Financial Code, or Financial Code. If you receive Western common stock in exchange for your Mid Valley common stock, you will become a Western shareholder. Consequently, your rights as a Western shareholder will be governed by Western's Articles of Incorporation and Bylaws and by the Corporations Code, but not by the Financial Code. Therefore, the rights of Western shareholders differ from the rights of Mid Valley shareholders in certain respects. Please read the section entitled "COMPARISON OF SHAREHOLDER RIGHTS" for additional information.

Dissenters' Rights (Page     )

        In the event Mid Valley's shareholders approve the merger and you do not wish to accept the consideration offered for your shares, you have the right to dissent from the merger and receive the fair market value of your shares under the provisions of Chapter 13 of the Corporations Code. Please read the section entitled "THE MERGER-Dissenters' Rights of Mid Valley's Shareholders" and Appendix B for additional information.

Stock Dividends; Western Stock Repurchase Plan

        On May 23, 2002, Western's Board of Directors declared a 5% stock dividend to stockholders of record on June 3, 2002, which was paid on June 14, 2002. Also, on January 22, 2002, Mid Valley's Board of Directors declared a 10% stock dividend to shareholders of record on February 13, 2002, which was paid on March 1, 2002. All per share financial data contained in this proxy statement-prospectus have been adjusted to reflect these and previous stock dividends.

        On May 29, 2002, Western announced the repurchase of up to 5% of its outstanding common stock amounting to approximately 198,600 shares. The repurchase plan was developed in connection with Western's annual 5% stock dividend program which has been in place since 1999. The repurchase began on June 3, 2002. As of the date of this proxy statement-prospectus, Western has repurchased approximately                        shares at an aggregate cost of $                        .

Resale of Western Common Stock by Former Mid Valley Shareholders (Page    )

        Western common stock that you receive in the merger will be freely transferable, unless you are considered an affiliate of Mid Valley. Please refer to the section entitled "THE MERGER—Resale of Western Common Stock" for additional information.

RISK FACTORS

        In addition to the other information included in this proxy statement-prospectus or incorporated by reference, you are urged to carefully consider the following factors before making a decision to approve the merger.

Risks Regarding the Merger

  Combining Western and Mid Valley May Be More Difficult Than Expected

        If Western and Mid Valley are unable to successfully integrate their businesses, operating results may suffer. Both Western and Mid Valley have operated and, until completion of the merger, will continue to operate independently of one another. It is possible that the integration process could result in the loss of key employees, disruption of Western's and Mid Valley's ongoing business or inconsistencies in standards, controls, policies or procedures. These could negatively affect both Western's and Mid Valley's ability to maintain relationships with customers and employees, or achieve the anticipated benefits of the merger within the time period expected, if at all. As with any merger of financial institutions, there may also be disruptions that cause customers, both deposit and loan, to take their business to competitors. Even though Western has already completed several mergers and reorganizations since 1999, and successfully integrated those operations, no guarantees exist that Mid Valley's integration within Western's operations will be successful.

        Also, Western has recently completed its acquisition of Central California Bank and has transferred four Western Sierra branches and a loan production office to Central. Additionally, the operations of two of the transferred branches will be combined. Given the closeness in time between the proposed branch transfers, the recent acquisition of Central and the contemplated closing of the merger, additional integration and transitional difficulties may occur.

  You Will Not Know in Advance the Value of the Merger Consideration You Will be Entitled to Receive

        The merger agreement provides for the application of an exchange ratio, computed based upon Western's market price for a 20-day period just before the merger takes place. Fluctuations in Western's per share market value will, therefore, determine the amount of:

  •
  shares of Western common stock that will be issued; and

  •
  the amount that you will be entitled to receive for each share of Mid Valley common stock that you own.

Because of the time period spanning the computation of the exchange ratio and per share value of your shares of Mid Valley common stock, you will not know in advance the amount that you will be entitled to receive or the number of shares of Western common stock that you will receive until the merger is completed.

        For example, if the average price of Western common stock is at least $17.00 per share but not more than $23.41 per share:

  •
  Western will issue 615,000 shares of its common stock;

  •
  Mid Valley's shareholders will receive between $18,855,000 and $22,797,150 in total value of stock and cash; and

  •
  each Mid Valley shareholder would be entitled to receive between $15.864 and $19.181 of stock and/or cash for each share of Mid Valley stock owned.

If the average price of Western common stock is at least $14.00 per share but below $17.00 per share:

  •
  Western will issue a maximum of up to 746,785 shares of its common stock;

  •
  Mid Valley shareholders will be entitled to receive $18,855,000 in total value of stock and cash; and

  •
  each Mid Valley shareholder would be entitled to receive $15.864 of stock and/or cash for each share of Mid Valley stock owned.

If the average price of Western common stock is above $23.41 per share:

  •
  Western will issue shares of its common stock equal to $14,397,150;

  •
  Mid Valley shareholders will be entitled to receive $22,797,150 in total value of stock and cash; and

  •
  each Mid Valley shareholder would be entitled to receive $19.181 of stock and/or cash for each share of Mid Valley stock owned.

        Please read the sections entitled "THE MERGER—Calculation of Consideration to be Paid to Mid Valley Shareholders."

  The Composition of the Total Merger Consideration That You Receive May Not Be the Amount You Originally Elected

        You will have the right to choose to receive newly issued shares of Western common stock, cash, or a combination of the two equal to approximately $19.181 per share (based on the number of Mid Valley shares outstanding on May 17, 2002, the day Western and Mid Valley entered into the merger agreement, and the market price of Western common stock on that date) for each share of Mid Valley common stock that you own. Your choice is limited by the fact that $8,400,000 in cash and the number of shares of Western common stock yet to be determined will be allocated to exchange your shares of Mid Valley common stock. Furthermore, Western intends to elect to receive Western common stock in exchange for the 55,            shares of Mid Valley common stock that it currently owns. These limitations could result in total Mid Valley shareholders elections' exceeding the amounts of cash or the number of shares of Western common stock allotted. Accordingly, you will be voting to approve a transaction without the certainty of knowing the actual type and amount of consideration you will receive. No assurances can be given that Mid Valley shareholders electing all cash, all Western common stock, or a combination of cash and Western common stock will receive the exact consideration elected. Should this contingency arise, your individual election will be prorated, subject to certain qualifications and limitations. Please read the sections entitled "THE MERGER—Calculation of Consideration to be Paid to Mid Valley Shareholders" and "—The Merger Agreement—Election, Exchange and Proration Procedures" for additional information.

Risks Regarding Western Common Stock

  Limited Market for Western Common Stock

        Western common stock has only traded on the Nasdaq NMS under the symbol "WSBA" since July 29, 1999. Additionally, Western had 3,984,941 shares issued and outstanding as of July 31, 2002 owned by approximately 1,860 shareholders of record. Of that amount,                         shares are held by directors, executive officers and other insiders and an additional            shares are owned by Western's 401(k) plan and employee stock ownership plan, or ESOP. Thus, for all practical purposes, the shares of Western common stock held by Western's directors, executive officers, other insiders, the 401(k) plan and the ESOP do not trade. Therefore, the market for Western common stock is relatively inactive. Western cannot assure you that a more active trading market will ever develop, or that Mid Valley shareholders receiving stock in the merger will ever be able to resell the Western common stock acquired in the merger at the frequency or at the prices occurring before the merger. Please read the section entitled "MARKETS; MARKET PRICES AND DIVIDENDS" for additional information.

  Western Can Issue Common Stock Without Your Approval, Diluting Your Proportional Ownership Interest

        Western's articles of incorporation authorize it to issue 10,000,000 shares of common stock and 10,000,000 shares of preferred stock. No shares of preferred stock are issued and outstanding. Currently, Western has 3,984,941 shares of common stock issued and outstanding, with a maximum of 615,000 additional shares to be issued in the merger. Western also has 362,999 shares reserved under various stock option plans covering its directors, officers and employees at exercise prices ranging between $3.99 and $23.67. This leaves approximately             shares that Western can issue in the future. Consequently, any shares of common stock that Western issues after the merger with Mid Valley will dilute your proportional ownership interest in Western, unless you participate in the future offerings.

        Western intends to seek acquisitions of other banks where it believes that those acquisitions will enhance shareholder value or satisfy other strategic objectives. Western can make future acquisitions, if any, by issuing additional shares of its common stock or other securities convertible into or exercisable for its common stock. As of the date of this proxy statement-prospectus, Western has not entered into any agreements to acquire other banks, bank holding companies or any other entities. Please read the section entitled "INFORMATION REGARDING WESTERN—Description of Capital Stock" for additional information.

  The Price of Western Common Stock May Decrease, Preventing You from Selling Your Shares at a Profit

        The market price of Western common stock could decrease and prevent you from selling your shares at a profit. The market price of Western common stock has fluctuated in recent years. Since January 1, 2000, Western's common stock market price has ranged from a low bid price of $8.02 per share to a high bid price of $28.25 per share, as adjusted for stock dividends. Fluctuations may occur, among other reasons, due to:

  •
  operating results;

  •
  market demand;

  •
  announcements by competitors;

  •
  economic changes;

  •
  general market conditions; and

  •
  legislative and regulatory changes.

        The trading price of Western common stock may continue to fluctuate in response to these factors and others, many of which are beyond Western's control. We strongly urge you to consider the likelihood of these market fluctuations before electing the type of merger consideration that you want to receive. Please read the section entitled "MARKETS; MARKET PRICES AND DIVIDENDS" for additional information regarding the trading prices of Western common stock.

Risks Regarding the Businesses of Western and Mid Valley

  Western and Mid Valley Face Lending Risks

        The risk of loan defaults or borrowers' inabilities to make scheduled payments on their loans is inherent in the banking business. Moreover, Western and Mid Valley focus primarily on lending to small- and medium-sized businesses. Consequently, Western and Mid Valley may assume greater lending risks than other financial institutions which have a smaller concentration of those types of loans, and which tend to make loans to larger businesses. Borrower defaults or borrowers' inabilities to make scheduled payments may result in losses which may exceed Western's and Mid Valley's allowances for loan losses. Furthermore, should Western and Mid Valley be required to fund currently unfunded loan commitments and letters of credit at higher than anticipated levels, there may be an increased exposure to loan losses, necessitating higher loan loss provisions. Other than these unfunded loan commitments and letters of credit, neither Western nor Mid Valley have any off balance sheet exposure. These risks, if they occur, may require higher than expected loan loss provisions which, in turn, can materially impair profitability, capital adequacy and overall financial condition. Please read the sections entitled "INFORMATION REGARDING WESTERN—Management's Discussion and Analysis of Financial Condition and Results of Operations" and "INFORMATION REGARDING MID VALLEY—Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information.

  Western and Mid Valley Are Limited in the Amount They Can Lend to Any Individual Borrower

        Western, through its subsidiaries, Western Sierra, Central and Lake, and Mid Valley are limited in the amount that they can lend to a single borrower. Accordingly, the size of the loans which they can offer to potential customers is less than the size of loans that their competitors with larger lending limits can offer. Legal lending limits also affect Western Sierra's, Central's, Lake's and Mid Valley's ability to seek relationships with larger and more established businesses. Through previous experience and relationships with a number of other financial institutions, participations in loans which exceed lending limits are sometimes sold. However, Western and Mid Valley cannot assure you of any future success that they may have in attracting or retaining customers seeking larger loans or that they can successfully engage in participation transactions for those loans on favorable terms. For additional information, please read the sections entitled "INFORMATION REGARDING WESTERN—Business of Western—Competition" and "INFORMATION REGARDING MID VALLEY—Business of Mid Valley—Competition."

  An Increase in Classified Loans May Hurt Performance

        Some of the loans that Western and Mid Valley make may, with the passage of time, pose a higher risk of becoming uncollectible. These loans may be classified and require a larger than anticipated amount of loss reserves which, in turn, may reduce Western's and Mid Valley's liquidity, earnings and ultimately their capitalization and financial condition. Western and Mid Valley continually evaluate the credit risks associated with loans that indicate a higher than normal risk of collectability. Western and Mid Valley believe that they have adequately provided for the related credit risks of their respective loans. However, their respective loan portfolios are vulnerable to adverse changes in the economy and in the particular industries in which their borrowers operate. Accordingly, Western and Mid Valley cannot assure you that the level of their classified loans will not increase in the future. For additional information, please read the sections entitled "INFORMATION REGARDING WESTERN—Management's Discussion and Analysis of Financial Condition and Results of Operations" and "INFORMATION REGARDING MID VALLEY—Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Declines in Real Estate Values Could Materially Impair Profitability and Financial Condition

        Significant portions of Western's and Mid Valley's loans are secured by real estate collateral. A substantial portion of the real estate securing these loans is located in Northern California. Real estate values are generally affected by factors such as:

  •
  the socioeconomic conditions of the area where real estate collateral is located;

  •
  fluctuations in interest rates;

  •
  property and income tax laws;

  •
  local zoning ordinances governing the manner in which real estate may be used; and

  •
  federal, state and local environmental regulations.

        Management and the Boards of Directors of Western and Mid Valley monitor the concentrations of loans secured by real estate, which are within pre-approved limits. However, declines in real estate values could significantly reduce the value of the real estate collateral securing Western's and Mid Valley's loans, increasing the likelihood of defaults. Moreover, if the value of real estate collateral declines to a level that is not enough to provide adequate security for the underlying loans, Western and Mid Valley will need to make additional loan loss provisions which, in turn, will reduce their profits. Also, if a borrower defaults on a real estate secured loan, Western and Mid Valley may be forced to foreclose on the property and carry it as a non-earning asset which, in turn, may reduce net interest income. For additional information, please read the sections entitled "INFORMATION REGARDING WESTERN—Management's Discussion and Analysis of Financial Condition and Results of Operations" and "INFORMATION REGARDING MID VALLEY—Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Interest Rates and Other Conditions Impact Profitability

        Western's and Mid Valley's profitability depends on the difference between the rates of interest they earn on their loans and investments, and the interest rates they pay on deposits and other borrowings. Like other financial institutions, Western's and Mid Valley's net interest income is affected by general economic conditions and other uncontrollable factors, like the monetary policies of the FRB, which influence market interest rates. Accordingly, the ability to adjust the interest rates on investments, loans and deposit products in response to changes in market interest rates may be limited for a period of time. Consequently, Western's and Mid Valley's inability to immediately respond to changes in market interest rates can have either a positive or negative effect on net interest income, capital, liquidity and financial condition. Western and Mid Valley cannot assure you that any positive trends or developments that they have experienced will continue, or that they will not experience negative trends or developments in the future. Finally, in response to negative economic trends, the FRB has lowered interest rates eleven times since the beginning of 2001. The benchmark overnight federal funds rate (the rate banks charge each other for overnight borrowings) currently stands at 1.75%, the lowest level in four decades. Declines in this key rate affect other rates which Western and Mid Valley charge their borrowers and pay depositors, impacting Western's and Mid Valley's net interest margins. Due to the mix and composition of Western's and Mid Valley's assets and liabilities, changing interest rates may adversely impact their net interest incomes and margins. For additional information, please read the section entitled "SUPERVISION AND REGULATION—Western's Banking Subsidiaries and Mid Valley—Impact of Monetary Policies."

  Western Is Limited in its Ability to Pay Cash Dividends

        Western has not paid cash dividends for the last five years, except for dividends paid by its subsidiaries prior to their acquisition by Western. Western depends on dividends from Western Sierra, Central and Lake and, if the merger is closed, from Mid Valley in order to pay cash dividends to its shareholders. Moreover, the amount and timing of any dividends will be at the discretion of Western's board of directors. Please refer to the section entitled "INFORMATION REGARDING WESTERN—Description of Capital Stock" for additional information. Also, please read the sections entitled "SUPERVISION AND REGULATION—Western—Bank Holding Company Liquidity" and "—Limitations on Dividend Payments" for additional information.

  Western's and Mid Valley's Asset Growth May Not Continue at the Same Rates as Previously Experienced.

        Western and Mid Valley have experienced high rates of growth. From the end of 1997 to March 31, 2002, Western's total assets have increased from $321.7 million to $542.3 million. Mid

Valley's assets have increased from $114.2 million at the end of 1997 to $169.2 million at March 31, 2002. These growth rates have resulted from acquisitions by Western, as well as from internally generated growth for both Western and Mid Valley. Sustained asset growth for Western and Mid Valley depends on their ability to successfully implement their marketing strategies, as well as Western's ability to make future acquisitions consistent with its strategic plans. Western's and Mid Valley's continued success in achieving these goals cannot be guaranteed and, therefore, there can be no assurances that Western and Mid Valley will experience the same rates of growth previously experienced.

  Western's Future Growth May Be Limited If it Is Not Able to Raise Additional Capital

        Banks and bank holding companies are required to conform to regulatory capital adequacy guidelines and maintain their capital at specified percentages of their assets. These guidelines may limit Western's ability to grow and could result in banking regulators requiring increased capital levels or reduced loan and other earning asset levels. Therefore, in order to continue to increase its earning assets and net income, Western may, from time to time, need to raise additional capital. Western cannot assure you that additional sources of capital will be available or, if they are, that the additional capital will be available on economically reasonable terms. For additional information, please read the sections entitled "SUPERVISION AND REGULATION—Western's Banking Subsidiaries and Mid Valley—Risk-Based Capital Guidelines" and "INFORMATION REGARDING WESTERN—Trust Preferred Securities Offerings."

  Western Has a Continuing Need to Adapt to Technological Changes

        The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. The effective use of technology allows a bank to:

  •
  better serve its customers;

  •
  increase operating efficiencies through reduced operating costs;

  •
  provide a wider range of products and services to their customers; and

  •
  attract new customers.

        Future success of Western and Mid Valley partially depends upon their ability to successfully use technology in providing products and services that will satisfy customers' demands for convenience, as well as to create additional operating efficiencies. Larger competitors already have existing technological infrastructures and substantially greater resources to invest in technological improvements. Neither Western nor Mid Valley can assure you that it will be able to effectively implement new technology-driven products and services as they develop, or be successful in marketing those products and services to their current and prospective customers.

  Western and Mid Valley Compete Against Larger Banks and Other Institutions

        Western and Mid Valley compete for loans and deposits with other banks, savings and thrift associations and credit unions located in their service areas, as well as with other financial services organizations such as brokerage firms, insurance companies and money market mutual funds. These competitors aggressively solicit customers within their market area by advertising through direct mail, the electronic media and other means. Many of their competitors have been in business longer, have established customer bases and are substantially larger. These competing financial institutions offer services, including international banking services, that Western and Mid Valley can only offer through correspondents, if at all. Additionally, their larger competitors have greater capital resources and, consequently, higher lending limits. Finally, some of their competitors are not subject to the same degree of regulation. For additional information, please read the sections entitled "INFORMATION

REGARDING WESTERN—Business of Western—Competition" and "INFORMATION REGARDING MID VALLEY—Business of Mid Valley—Competition."

        On November 12, 1999, the Gramm-Leach-Bliley Act, or GLB Act, became effective. The GLB Act significantly changed the regulatory structure and oversight of the financial services industry. The GLB Act allows banks and bank holding companies to engage in activities that were previously prohibited. Also, banks and bank holding companies are permitted to affiliate with other financial service providers such as insurance companies and securities firms. Consequently, a qualifying bank holding company, called a financial holding company, can engage in a full range of financial activities, including banking, insurance, and securities activities, as well as merchant banking and additional activities that are "financial in nature" or "incidental" to those financial activities. Moreover, various non-bank financial services providers can acquire banks while simultaneously offering services such as securities underwriting and brokering insurance products. The GLB Act also expands passive investment activities for bank holding companies that qualify as financial holding companies, thereby permitting them to indirectly invest in any type of company, financial or non-financial, through merchant banking and insurance company affiliations. Consequently, Western and Mid Valley may face additional competition from thrift institutions, insurance companies and securities firms which choose to enter the banking business. Additionally, their ability to cross-market banking products to their existing customers may make it more difficult for Western and Mid Valley to retain their current customers, as well as making it more difficult for them to attract new customers. As of the date of this proxy statement-prospectus, Western does not plan to become a financial holding company. For additional information, please read the section entitled "SUPERVISION AND REGULATION—Western's Banking Subsidiaries and Mid Valley."

  Current Banking Laws and Regulations Affect Activities

        Western and Mid Valley are subject to extensive regulation. Supervision, regulation and examination of banks and bank holding companies by regulatory agencies are intended primarily to protect depositors rather than stockholders. These regulatory agencies examine bank holding companies and commercial banks, establish capital and other financial requirements and approve acquisitions or other changes of control of financial institutions. Western's and Mid Valley's ability to establish new facilities or make acquisitions requires approvals from applicable regulatory bodies. Changes in legislation and regulations will continue to have a significant impact on the banking industry. Although some of the legislative and regulatory changes may benefit Western and Mid Valley, others may increase their costs of doing business and assist their non-bank competitors who are not subject to similar regulation. For additional information, please read the section entitled "SUPERVISION AND REGULATION."

A WARNING ABOUT FORWARD LOOKING STATEMENTS

        Western and Mid Valley make forward-looking statements in this proxy statement-prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results after the merger. These forward-looking statements are based on the beliefs and assumptions of Western's and Mid Valley's managements, as well as on information currently available to them. While Mid Valley and Western believe that the expectations reflected in these forward-looking statements are reasonable, and have based these expectations on their beliefs as well as assumptions they have made, those expectations may ultimately prove to be incorrect.

        Forward-looking statements include information concerning possible or assumed future results about the operations of Western and/or Mid Valley made throughout this proxy statement-prospectus. Also, when any of the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" or similar expressions are used, forward-looking statements are being made.

        Many possible events or factors could affect Western's and Mid Valley's future results and performance after the merger. The events or factors that could cause results or performance to materially differ from those expressed in the forward-looking statements include:

  •
  lower than expected consolidated revenues for Western;

  •
  higher than expected merger related costs;

  •
  losses of deposit and loan customers resulting from the merger;

  •
  greater than expected operating costs and/or loan losses;

  •
  significant increases in competition;

  •
  unexpected difficulties or delays in obtaining regulatory approvals for the merger;

  •
  the inability to achieve expected cost savings from the merger, or the inability to achieve those savings as soon as expected;

  •
  adverse changes in interest rates and economic or business conditions;

  •
  adverse legislative or regulatory changes affecting Western's and Mid Valley's businesses;

  •
  unexpected costs and difficulties in adapting to technological changes and integrating systems;

  •
  adverse changes in the securities markets; and

  •
  the effects of terrorist attacks in the U.S. or abroad or other events affecting world peace or international commerce.

        Due to the uncertainties surrounding these events or factors, you should not unduly rely on the forward-looking statements made in this proxy statement-prospectus. Actual results may materially differ from those currently expected or anticipated.

        Forward-looking statements are not guarantees of performance. Instead, they involve risks, uncertainties and assumptions. The future results and shareholder value of Western following completion of the merger may materially differ from those expressed in these forward-looking statements. Many of the factors described under the section of this proxy statement-prospectus entitled "RISK FACTORS" will determine the results and values of Western, and are beyond Western's and Mid Valley's ability to control or predict. As a result, Western and Mid Valley claim the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 for the forward-looking statements contained in this proxy statement-prospectus.

MARKETS; MARKET PRICES AND DIVIDENDS

        The following chart summarizes the approximate high and low bid prices and dividends declared per share for Western and Mid Valley common stock. Western common stock has been quoted on the Nasdaq-NMS and traded under the symbol "WSBA" since July 29, 1999. Before that date, Western common stock was traded on the over-the-counter marker under the symbol "WESA." Mid Valley common stock has been quoted on the over-the-counter market since December 20, 1993 under the symbol "MIVB." The information in the following table is based upon information provided by the OTC Bulletin Board for prices on the over-the-counter market and by the National Association of Securities Dealers for prices on the Nasdaq-NMS. This information has been adjusted to reflect previous stock dividends, including the 5% stock dividends paid by Western on June 14, 2002 and November 26, 2001 to shareholders of record on June 3, 2002 and November 15, 2001, respectively, and Mid Valley's 10% stock dividends paid on March 1, 2002 and March 2, 2001 to shareholders of record on February 13, 2002 and February 14, 2001, respectively. Bid quotations reflect inter-dealer prices, without adjustments for mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions.

	Western Common Stock						Mid Valley Common Stock High
	High Bid		Low Bid		Dividends		Bid	Low Bid	Dividends
2000
First Quarter		$11.71		$8.64	$0.05	(1)	$14.50	$14.00	$0.40
Second Quarter		$10.50		$8.23	N/A		$14.38	$12.88	N/A
Third Quarter		$9.88		$8.02	N/A		$14.00	$13.00	N/A
Fourth Quarter		$10.49		$8.96	N/A		$13.50	$13.00	N/A
2001
First Quarter		$13.61		$9.07	N/A		$15.38	$13.25	N/A
Second Quarter		$13.60		$11.56	N/A		$14.50	$14.00	N/A
Third Quarter		$13.97		$12.70	N/A		$16.90	$14.50	N/A
Fourth Quarter		$15.48		$11.79	N/A		$16.90	$14.10	N/A
2002
First Quarter	$		$		N/A		$17.00	$14.00	N/A
Second Quarter	$		$		N/A		$17.75	$15.40	N/A

(1)
Represents cash dividends paid by Sentinel Community Bank prior to its merger with Western.

        The following table sets forth the closing price per share of Western common stock on the Nasdaq-NMS and the closing price per share of Mid Valley common stock as reported by the OTC Bulletin Board on May 17, 2002, the last trading day before the date on which Western and Mid Valley announced the execution of the merger agreement, and as of August     , 2002, the last practicable date prior to the date of this proxy statement-prospectus.

Market Price Per Share as of	Western Common Stock		Mid Valley Common Stock
May 17, 2002		$27.25		$15.80
August , 2002	$		$

        You should obtain current market quotations for Western and Mid Valley common stock. The market price of Western common stock will probably fluctuate between the date of this proxy statement-prospectus, the date on which the merger is completed and after the merger. Because the market price of Western common stock is subject to fluctuation, the number of shares of Western common stock that you may receive in the merger may increase or decrease.

SELECTED FINANCIAL DATA

        Western and Mid Valley are providing the following information to aid you in your analysis of the financial aspects of the merger. The following charts show financial results actually achieved by Western and Mid Valley. The charts also show results as if the companies had been combined for the periods presented after giving effect to the purchase method of accounting and other merger-related adjustments described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements on page     . When you read this information, you should also read the information under the Section "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS" on page     .

Western

        Western derived its annual historical financial data for 2001 and 2000 from the consolidated financial statements included in this proxy statement-prospectus. Financial data at or for the three months ended March 31, 2002 and 2001 came from Western's unaudited quarterly consolidated financial statements included in its Quarterly Reports on Form 10-Q as of March 31, 2002 and 2001. In the opinion of Western's management, all adjustments, consisting solely of recurring adjustments, necessary to fairly present the data at those dates and for those periods have been made. You should not assume that the results of operations for the three-month period ended March 31, 2002 indicate the results that may be expected for the full calendar year.

	WESTERN SIERRA BANCORP
	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
	(Dollars in thousands, except per share data)
Results of Operations:
Interest income	$8,428	$9,329	$35,780	$34,048	$28,508	$26,854	$24,518
Interest expense	2,286	4,194	13,752	14,595	10,858	10,994	9,857

Net interest income	6,142	5,135	22,028	19,453	17,650	15,860	14,661
Provision for loan losses	400	90	925	380	920	1,011	1,243

Net interest income after provision for loan losses	5,742	5,045	21,103	19,073	16,730	14,849	13,418
Other operating income	1,490	1,088	5,447	3,745	3,580	4,284	3,484
Other operating expenses	4,669	4,313	17,876	16,602	15,401	16,556	14,347

Income before taxes	2,563	1,820	8,674	6,216	4,909	2,577	2,555
Income tax expense	747	686	3,238	2,332	1,601	875	924

Net income	$1,816	$1,134	$5,436	$3,884	$3,308	$1,702	$1,631

Ending Balance Sheet Data:
Assets	$542,280	$480,780	$510,622	$474,603	$391,883	$382,503	$321,738
Investment securities	$69,763	$72,395	$74,642	$74,134	$72,179	$70,187	$48,997
Loans, net of allowance for loan losses	$386,034	$330,603	$383,337	$324,856	$270,562	$212,422	$195,296
Allowance for loan losses	$5,229	$4,525	$5,097	$4,395	$3,794	$2,988	$3,014
Deposits	$475,016	$438,691	$448,631	$433,771	$343,184	$343,442	$292,454
Other liabilities	$9,598	$4,394	$6,080	$4,695	$17,784	$9,754	$2,898
Mandatorily redeemable cumulative trust preferred securities of subsidiary grantor trusts	$16,000	$0	$16,000	$0	$0	$0	$0
Total shareholders' equity	$41,666	$37,695	$39,911	$36,137	$30,915	$29,307	$26,386

Per Share Data(1) and Other Selected Ratios:
Net income per common share:
Basic	$0.49		$0.30		$1.44	$1.03	$0.89	$0.48	$0.45
Diluted	$0.48		$0.30		$1.40	$1.01	$0.86	$0.47	$0.44
Cash dividends declared per share	$0.00		$0.00		$0.00	$0.05	$0.05	$0.04	$0.10
Book value per share	$11.25		$10.46		$10.78	$9.50	$8.61	$8.72	$8.29
Shareholders' equity to assets at period end		%		%	%	7.61%	7.89%	7.66%	8.20%
Return on average assets		%		%	1.10%	0.91%	0.87%	0.49%	0.55%
Return on average equity		%		%	14.47%	12.08%	11.71%	6.13%	6.44%
Average equity to average assets		%		%	7.62%	7.51%	7.49%	8.01%	8.20%
Net interest margin	5.19%		4.64%		4.87%	4.98%	5.10%	5.06%	5.70%

(1)
All per share data have been adjusted for stock dividends, including Western's 5% stock dividend paid on June 14, 2002 to shareholders of record on June 3, 2002.

Mid Valley

        Mid Valley derived its historical financial data for 2001 and 2000 from its audited consolidated financial statements included in this proxy statement-prospectus. Financial data at or for the three months ended March 31, 2002 and 2001 came from Mid Valley's unaudited quarterly consolidated financial statements included elsewhere herein. However, in the opinion of Mid Valley's management, all adjustments, consisting solely of recurring adjustments, necessary to fairly present the data at those dates and for those periods have been made. You should not assume that the results of operations for the three-month period ended March 31, 2002 indicate the results that may be expected for the full calendar year.

	MID VALLEY BANK
	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
	(Dollars in thousands, except per share data)
Results of Operations:
Interest income	$2,606	$3,237	$11,990	$12,605	$10,251	$9,321	$8,696
Interest expense	826	1,472	5,244	5,388	3,848	3,512	3,431

Net interest income	1,780	1,765	6,746	7,217	6,403	5,809	5,265
Provision for loan losses	294	125	2,659	310	330	285	240

Net interest income after provision for loan losses	1,486	1,640	4,087	6,907	6,073	5,524	5,025
Other operating income	340	406	1,645	1 288	900	1,114	953
Other operating expenses	1,540	1,437	5,338	5,446	4,896	4,677	3,816

Income before taxes	286	609	394	2,749	2,077	1,961	2,162
Income tax expense	69	206	31	944	700	652	722

Net income	$217	$403	$363	$1,805	$1,377	$1,309	$1,440

Ending Balance Sheet Data:
Assets	$169,230	$163,348	$172,875	$161,123	$144,254	$121,495	$114,205
Investment securities	$37,579	$31,668	$39,961	$32,746	$26,381	$20,637	$18,245
Loans, net of allowance for loan losses	$114,217	$108,198	$114,604	$105,326	$100,826	$78,948	$70,289
Allowance for loan losses	$3,233	$1,795	$3,130	$1,685	$1,426	$1,163	$1,064
Deposits	$155,111	$149,158	$159,578	$147,540	$131,722	$109,687	$103,426
Short-term borrowings	$627	$0	$0	$0	$0	$0	$0
Other liabilities	$762	$1,409	$756	$1,314	$956	$574	$523
Total shareholders' equity	$12,730	$12,801	$12,541	$12,269	$11,576	$11,234	$10,256
Per Share Data(2) and Other Selected Ratios:
Net income per common share:
Basic	$0.18	$0.34	$0.31	$1.49	$1.07	$1.12	$1.14
Diluted	$0.18	$0.34	$0.31	$1.48	$1.06	$1.11	$1.12
Cash dividends declared per share	$0.00	$0.00	$0.00	$0.40	$0.40	$0.40	$0.00
Book value per share	$10.71	$10.90	$10.55	$11.49	$10.89	$10.59	$9.72
Shareholders' equity to assets at period end	7.52%	7.84%	7.25%	7.61%	8.02%	9.25%	8.98%
Return on average assets	0.51%	1.01%	0.22%	1.21%	1.05%	1.15%	1.37%
Return on average equity	6.79%	12.77%	2.81%	15.91%	12.23%	12.31%	15.51%
Average equity to average assets	7.53%	7.91%	7.69%	7.59%	8.61%	9.32%	8.85%
Net interest margin	4.51%	4.78%	4.33%	5.23%	5.37%	5.59%	5.46%

(2)
All per share data have been adjusted for stock dividends, including Mid Valley's 10% stock dividend paid on March 1, 2002 to shareholders of record on February 13, 2002.

Summary Unaudited Pro Forma Combined Financial Data

        The following summary unaudited pro forma combined financial data gives effect to the merger in a transaction to be accounted for as a purchase. The unaudited pro forma combined balance sheet data are based on the individual balance sheets of Western and Mid Valley appearing elsewhere in this proxy statement-prospectus and have been prepared as if the merger had been effective on March 31, 2002 after giving effect to purchase accounting and other related adjustments. The unaudited pro forma combined results of operations combine the individual income statements of Western and Mid Valley appearing in this proxy statement-prospectus for the year ended December 31, 2001 and for the three months ended March 31, 2002 as if the acquisition had been effective at the beginning of each period presented, after giving effect to the purchase method of accounting and other related adjustments.

        The unaudited pro forma combined results of operations do not include financial data from Western's acquisition of Central California Bank. Western consummated its acquisition of Central on April 1, 2002 by issuing 252,181 shares of its common stock and paying cash totaling approximately $4.2 million. The transaction was accounted for using the purchase method of accounting. Central had total assets of approximately $68.2 million and approximately $77.4 million on March 31, 2002 and December 31, 2001, respectively. Central recorded a net loss of approximately $427,000 for the three months ended March 21, 2002 (which included approximately $685,000 in one time pre-tax expenses related to the acquisition). Central recorded net income of approximately $735,000 for the year ended December 31, 2001. In management's opinion, the financial data of Central would not have a significant impact on the pro forma combined results of operations of Western and Mid Valley.

        The summary unaudited pro forma combined financial data reflect the application of the purchase method of accounting for the merger. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the closing. Estimates of the fair values of Mid Valley's assets and liabilities have been combined with recorded values of the assets and liabilities of Western. However, changes to the adjustments included in the summary unaudited pro forma combined financial data are expected as evaluations of assets and liabilities are completed and as additional information becomes available. Accordingly, the final actual combined amounts will differ from those set forth in the summary unaudited pro forma combined financial data. Please refer to the section entitled "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS" for additional information.

        The pro forma earnings are not necessarily indicative of the results of future operations. No assurances can be given with respect to the ultimate level of revenues or cost savings. Please read the sections entitled "A WARNING ABOUT FORWARD LOOKING STATEMENTS" and "RISK FACTORS" for additional information.

	WESTERN SIERRA BANCORP PRO FORMA
	At or For the Three Months Ended March 31, 2002	For the Year Ended December 31, 2001
	(Dollars in thousands, except per share data)
Results of Operations:
Interest income	$11,029	$47,668
Interest expense	3,167	19,218

Net interest income	7,841	28,450
Provision for loan losses	694	3,584

Net interest income after provision for loan losses	7,147	24,866
Other operating income	1,880	7,092
Other operating expenses	6,325	23,680

Income before taxes	2,652	8,279
Income tax expense	757	3,082

Net income	$1,895	$1,246

Ending Balance Sheet Data:
Assets	$715,597	N/A
Investment securities	$106,149	N/A
Loans, net of allowance for loan losses	$500,251	N/A
Deposits	$630,127	N/A
Other liabilities	$14,399	N/A
Mandatorily redeemable cumulative trust preferred securities of subsidiary grantor trusts	$16,000	N/A
Total shareholders' equity	$55,071	N/A

Per Share Data(3) and Other Selected Ratios:
Net income per common share:
Basic	$0.44	$1.20
Diluted	$0.43	$1.18
Dividends declared per share	—	—
Book value per share	$12.83	N/A
Shareholders' equity to assets at period end	7.70%	N/A
Return on average assets	1.11%		%
Return on average equity	13.73%		%
Average equity to average assets	8.09%		%
Net interest margin	4.97%		%

(3)
All per share data have been adjusted for stock dividends.

Selected Historical and Pro Forma Per Share Data

        The table below shows the earnings, book value and dividends per share for Western and Mid Valley both on a historical and a pro forma basis. The Western pro forma data was derived by combining historical consolidated financial information of Western and Mid Valley using the purchase method of accounting for business combinations. Mid Valley's equivalent pro forma data was derived by multiplying the Western pro forma income per share before nonrecurring charges or credits directly attributable to the transaction, the pro forma book value per share, and the pro forma dividends per share by an assumed exchange ratio of a 0.8248 share of Western common stock for each share of Mid Valley common stock, assuming an average Western stock price of $23.00, so that the per share amounts are equated to the respective values for one share of Mid Valley common stock.

        The table below does not reflect the selected historical and pro forma per share data of Central. This data is not included in Western's pro forma data because Western's acquisition of Central was consummated after March 31, 2002, and was accounted for under the purchase method of accounting. Accordingly, the historical results of Western do not include the Central acquisition. Management of Western and Mid Valley believe the selected historical and pro forma data for Central does not have a significant impact on the historical and pro forma per share data.

        You should read the respective audited and unaudited financial statements and related footnotes of Western and Mid Valley attached to this proxy statement-prospectus.

	At or For the Three Months Ended March 31, 2002	At or For the Year Ended December 31, 2001
Basic earnings per share:
Western	$0.49	$1.44
Mid Valley	$0.18	$0.31
Western unaudited pro forma	$0.45	$1.23
Mid Valley equivalent pro forma	$0.37	$1.01
Diluted earnings per share:
Western	$0.48	$1.40
Mid Valley	$0.18	$0.31
Western unaudited pro forma	$0.43	$1.20
Mid Valley equivalent pro forma	$0.35	$0.99
Dividends per share:
Western cash dividends per share	$0	$0
Mid Valley cash dividends per share	$0	$0
Western unaudited pro forma cash dividends per share	$0	$0
Mid Valley equivalent pro forma cash dividends per share	$0	$0
Book value per share:
Western	$11.25	$10.78
Mid Valley	$10.71	$10.55
Western unaudited pro forma	$12.83	$12.43
Mid Valley equivalent pro forma	$10.58	$10.25

THE MID VALLEY MEETING

General

        Mid Valley Bank will hold its annual shareholders' meeting on September 19, 2002 at 6:00 p.m., local time, at 950 Main Street, Red Bluff, California 96080. At the annual shareholders' meeting you will be asked to consider and vote upon the election of directors, approval of the merger agreement, and any other matters that may properly come before the meeting.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of Mid Valley common stock at the close of business on July 31, 2002, the record date for Mid Valley's annual shareholders' meeting, are entitled to receive notice of and to vote at the annual shareholders' meeting. On the record date, Mid Valley had 1,188,524 shares of its common stock issued, outstanding and eligible to vote at the annual shareholders' meeting. These shares were held by approximately 370 holders of record. A majority of the shares of Mid Valley common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the annual shareholders' meeting in order for a quorum to be present for purposes of transacting business. In the event that a quorum is not present, it is expected that the annual shareholders' meeting will be adjourned or postponed to solicit additional proxies.

Number of Votes; Cumulative Voting

        Each holder of Mid Valley common stock will be entitled to one vote, in person or by proxy, for each share of Mid Valley common stock held on the record date on any matter submitted to a vote of the shareholders, except in connection with the election of directors. For the election of directors, shares may be voted cumulatively if a shareholder present at the meeting has given notice, prior to the voting, of an intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes. Cumulative voting means that a shareholder has the right to vote the number of shares he or she owns on the record date, multiplied by the number of directors to be elected. This total number of votes may be cast for one nominee for director or distributed on the same principle among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies may be cumulated in the discretion of the proxy holders in accordance with the recommendations of Mid Valley's Board of Directors.

Votes Required

        Approval of the merger agreement and the merger requires the affirmative vote of at least a majority of the shares of Mid Valley common stock outstanding on the record date. Directors are elected by plurality vote. As of the record date, Mid Valley's directors and executive officers owned 156,701 shares, representing approximately 13.2%, of Mid Valley's issued and outstanding shares of common stock entitled to vote. Additionally, as of the record date, Western owned 55,             shares, representing 4.    % if Mid Valley's issued and outstanding shares of common stock entitled to vote.

Voting of Proxies

  Submitting Proxies

        Mid Valley shareholders may vote their shares in person by attending the annual shareholders' meeting or they may vote their shares by proxy. In order to vote by proxy, Mid Valley shareholders must complete the enclosed proxy card, sign and date it and mail it in the enclosed postage pre-paid envelope.

        If a written proxy card is signed by a shareholder and returned without instructions, the shares represented by the proxy will be voted "FOR" election of directors and "FOR" approval of the merger. Mid Valley shareholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at the Mid Valley annual shareholders' meeting. It is important that you follow the directions provided by your broker regarding instructions on how to vote your shares. Your failure to instruct your broker on how to vote your shares will have the same effect as voting against the proposal to approve the merger agreement and the merger.

  Revoking Proxies

        Mid Valley shareholders of record may revoke their proxies at any time before the time their proxies are voted at the Mid Valley annual shareholders' meeting. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of Mid Valley, by a later-dated proxy signed and returned by mail or by attending the annual shareholders' meeting and voting in person. Attendance at the annual shareholders' meeting will not, in and of itself, constitute a revocation of a proxy. Instead, Mid Valley shareholders who wish to revoke their proxies must inform Mid Valley's Corporate Secretary at the annual shareholders' meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Written notices of proxy revocations must be sent so that they will be received before the taking of the vote at Mid Valley's annual shareholders' meeting as follows:

    Mid Valley Bank
    910 Main Street, Suite F
    P.O. Box 580
    Red Bluff, California 90680
    Attention: Ms. Lynne T. Moule
    Corporate Secretary

  Abstentions and Broker Non-votes

        The presence, in person or by properly executed proxy, of the holders of a majority of Mid Valley's outstanding shares entitled to vote is necessary to constitute a quorum at the annual shareholders' meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of Mid Valley common stock are prohibited from giving a proxy to vote those shares regarding approval of the merger and the merger agreement, in the absence of specific instructions from beneficial owners. We refer to these as "broker non-votes." Abstentions and broker non-votes will not be counted as a vote "FOR" or "AGAINST" the merger agreement and merger at the Mid Valley annual shareholders' meeting. However, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the merger agreement and merger. Abstentions and broker non-votes do not have the effect of votes in opposition to the election of a director.

  Other Matters

        In addition to electing directors and voting for approval of the merger, any other matters that are properly presented at the annual shareholders' meeting will be acted upon. Mid Valley's management does not presently know of any other matters to be presented at the Mid Valley annual shareholders' meeting other than those set forth in this proxy statement-prospectus. If other matters come before the annual shareholders' meeting, the persons named in the accompanying proxy intend to vote according to the recommendations of Mid Valley's Board of Directors.

  Solicitation of Proxies

        Mid Valley's Board of Directors is soliciting the proxies for the Mid Valley annual shareholders' meeting. Mid Valley will pay for the cost of solicitation of proxies. In addition to solicitation by mail, Mid Valley's directors, officers and employees may also solicit proxies from shareholders by telephone, facsimile, telegram or in person. If Mid Valley's management deems it advisable, the services of individuals or companies that are not regularly employed by Mid Valley may be used in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Mid Valley will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

        Mid Valley shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. Instructions for the surrender of stock certificates representing shares of Mid Valley common stock will be mailed by Computershare Trust Company, Inc., Western's exchange agent, to former Mid Valley shareholders shortly after the merger is completed. Please read the section entitled "THE MERGER—The Merger Agreement—Exchange of Stock Certificates" for additional information.

ELECTION OF DIRECTORS

Nominees

        Mid Valley's bylaws provide for a range of seven to twelve directors and permit the exact number to be fixed by board and shareholder approval. Mid Valley's Board of Directors has been fixed at eight.

        The following persons, all of whom are currently serve as Mid Valley's directors, will be nominated for election to serve until the 2003 annual shareholders' meeting and until their successors are elected and have qualified. Votes will be cast in such a way as to effect the election of all eight nominees, or as many thereof as possible under the rules of cumulative voting. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominees, if any, as shall be designated by Mid Valley's Board of Directors. Management has no reason to believe that any of the nominees will be unavailable to serve. Additional nominations can only be made by complying with the notice provision set forth in Mid Valley's bylaws, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this proxy statement-prospectus. This bylaw provision is designed to give Mid Valley's Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third party nominations if the notice provisions are not followed.

        None of Mid Valley's directors or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of Mid Valley, acting within their capacities as such. There are no family relationships between the directors and executive officers of Mid Valley. None of the directors or executive officers of Mid Valley serve as directors of any other company which has a class of securities registered under, or which are subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any investment company registered under the Investment Company Act of 1940, as amended.

        The following table lists the names and certain information as of July 31, 2002, regarding the persons to be nominated for election as directors of Mid Valley:

Name	Age	Year First Appointed Director	Title
Joan M. Blocker	47	2001	Director, Executive Vice President and Chief Operating Officer(1)
Kevin L. Brunnemer	49	1992	Director
John B. Dickerson	61	1990	Director, President and Chief Executive Officer(1)
Robert C. Jones	66	1991	Chairman of the Board
Robert J. Kerstiens	77	1982	Vice Chairman of the Board
Dan F. McFall	57	1994	Director
Lynne T. Moule	53	1994	Director and Secretary
James D. Tate, M.D.	54	1999	Director

(1)
Ms. Blocker and Mr. Dickerson are also executive officers of Mid Valley.

        The business experience of each of the directors for the past five years is described below.

        Joan M. Blocker has been employed by Mid Valley since 1997. Ms. Blocker was appointed to the position of Executive Vice President and Chief Operating Officer in 1998 and was elected to the Board of Directors in 2001.

        Kevin L. Brunnemer has been the President and General Manager of Foothill Ready Mix, Inc. since 1981. Mr. Brunnemer is a member of the Board of Trustees of the Los Molinos Unified School District. He is also a past director and former president of the Tehama District Fair and a past director of the Tehama Local Development Corporation.

        John B. Dickerson has served as Mid Valley's President and Chief Executive Officer since 1990. Mr. Dickerson also serves as a director and the President of the Tehama Local Development Corporation, a director and Vice President of the Tri-County Economic Development Corporation, a member of the Investor Council of the Shasta 2006, and as an advisory member of the Tehama County Treasury Oversight Committee.

        Robert C. Jones is the President of Robert C. Jones Insurance Agency, Inc. Mr. Jones also is a director of the Corning Business Improvement District. He is also the past President of the Tehama County Independent Insurance Agents Association.

        Robert J. Kerstiens is an owner and operator of cattle ranches in Tehama County. Mr. Kerstiens has served as the Chairman of the California State Board of Forestry for 11 1/2 years. He is also a director and former President of the Tehama District Fair and past director of the California Cattlemen's Association.

        Dan F. McFall has served as the Controller, Chief Financial Officer and director of Crane Mills, a privately owned timber and agriculture company, since 1977. Mr. McFall is also a director and Secretary/Treasurer of the Tehama Local Development Corporation. He is also a former member of the Planning Commission for the City of Corning.

        Lynne T. Moule is the owner of Business Connection, a firm which provides employment staffing services, public records searches, secretarial services, computer training and record keeping. Ms. Moule also is the owner of Moule Rentals, residential and commercial property management in Tehama County. She is also a director of the Tehama District Fair and a member of the Advisory Committee of the Butte College Small Business Development Center.

        James Daryl Tate, M.D. is the founder, a director and Chief of Surgery at Patients' Hospital, located in Redding. Dr. Tate is a member of the clinical faculty of University of California, San Francisco and a fellow of the American College of Surgeons. He is also a diplomat of the American Board of Neurological Surgery.

Mid Valley's Board of Directors and Committees

        Mid Valley's Board of Directors met twelve (12) times in 2001. All of Mid Valley's directors attended at least 75 percent of all of Mid Valley's Board of Directors' meetings and committee meetings of which they were a member.

        Mid Valley's Audit Committee is composed of Robert Jones, Dan McFall, Lynne Moule and, during 2001, former director Lyle Tullis. Mid Valley's Audit Committee met three (3) times during 2001. The purpose of the Audit Committee is to oversee internal audits and to review operational reviews and audits by Mid Valley's independent outside auditors.

        Mid Valley's Executive Committee is composed of Kevin Brunnemer, John Dickerson, Robert Jones, Robert Kerstiens and Dan McFall, Mid Valley's Executive Committee met twelve (12) times during 2001. The purpose of the Executive Committee, among other things, is to determine the compensation of the executive officers and set the guidelines for the compensation of the employees of Mid Valley, and recommend to the Board of Directors the slate of directors for the ensuing term.

Director Compensation

        During 2001, Mid Valley's directors received a base fee of $850 per month for serving as directors and received additional fees for attending committee meetings. Mid Valley's Chairman of the Board received an additional $250 per month for serving as the Chairman. Directors, including the chairman of any committee, who attended any committee meetings (other than a committee meeting held concurrently with the board meetings), also received an additional $100 per committee meeting attended. During 2002, the compensation to directors will be the same as the compensation during 2001.

        In March, 1998, each outside director of Mid Valley received a stock option grant under Mid Valley's 1990 stock option plan to acquire 605 shares of Mid Valley common stock at an exercise price of $13.64 per share (adjusted for stock dividends.) The options are for a term of five years expiring in March, 2003. The director options vest at 20% of the total option amount per year, with the first 20% amount having vested in March, 1998.

        In February, 2000, each outside director of Mid Valley received a stock option grant under Mid Valley's 1990 stock option plan to acquire 605 shares of Mid Valley common stock at an exercise price of $11.78 per share (adjusted for stock dividends.) The options are for a term of five years expiring in February, 2005. The director options vest at 20% of the total option amount per year, with the first 20% amount having vested in February, 2000.

        Effective June 1, 2000, Mid Valley entered into director fee continuation agreements with outside directors. The purpose of the director fee continuation agreements is to provide a retirement benefit to the board members as an incentive to continue service with Mid Valley. The agreement provides for fee continuation benefits of up to $10,000 per year for 12 years after retirement. In the event of death, disability or termination for any reason whatsoever prior to the retirement age set forth in the individual agreement, all benefits are forfeited. In addition, in the event of the director's death following retirement but prior to the end of twelve years, all benefits shall cease. The vesting of fee continuation benefits occurs at a rate that provides for a 10% vesting for each completed year of service, for a total vesting of 100% after the completion of ten years of service. However, each director entered into an amendment to the director fee continuation agreement which provides that in the event Mid Valley is acquired by Western, the annual vesting shall cease and the director will remain vested only as to that percentage to which the director was vested as of May 16, 2002. The fee continuation benefits are informally funded by single premium life insurance policies. The directors are the insured parties and Mid Valley is the beneficiary of the policies.

        On June 21, 2000, Mid Valley entered into consulting agreements with its non-employee directors. The consulting agreements provide:

  •
  for the payment of $10,000 per year for a period of 2 years following the directors' retirement;

  •
  that the directors refrain form competing with Mid Valley within the area of 100 miles of Mid Valley's principal location for a period of two years, unless Mid Valley first gives its written consent; and

  •
  that Mid Valley hall not merge or consolidate with another corporation unless the acquiring corporation agrees to assume the obligations under the consulting agreements.

        On May 17, 2002, the consulting agreements were amended so that they will terminate if the merger occurs. Thus, if the merger is completed, Mid Valley directors will not be entitled to the consulting fees.

        Please read the section entitled "INFORMATION REGARDING MID VALLEY for additional information regarding beneficial ownership, executive officers and other information regarding the nominees for director.

Voting; Recommendation of Mid Valley's Board of Directors

        To vote for the election of all the nominees, please indicate "FOR" on the enclosed proxy. If you wish to vote for some, but not all of the nominees named above, you should enter the name(s) of the nominee(s) with respect to whom you do not wish to vote for in the space provided on the enclosed proxy.

        Mid Valley's Board of Directors recommends a vote of "FOR" with respect to the election of the above nominees.

THE MERGER

        This section of the proxy statement-prospectus describes certain aspects of the proposed merger. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire proxy statement-prospectus, including the appendices. A copy of the merger agreement is attached as Appendix A to this proxy statement-prospectus. The following discussion, and the discussion under the subsection entitled "The Merger Agreement," describes important aspects of the merger and the material terms of the merger agreement. These descriptions are qualified by reference to Appendix A.

Background and Reasons for the Merger; Recommendation of the Board of Directors

        Mid Valley has conducted general banking operations to serve individuals and small- to medium-sized businesses since September 2, 1975. In serving individuals and small businesses, Mid Valley historically has focused on a community-based approach to banking.

        In late 2001, as part of its strategic planning retreat, the Board of Directors evaluated the banking marketplace, the economic cycle and the historically high acquisition prices being paid for banks of Mid Valley's size. The Board of Directors was concerned about the rapid changes occurring in the banking industry in California. Tremendous consolidation had taken place, especially from 1996 through 2001. To effectively compete with other, more efficient financial institutions, Mid Valley's Board of Directors and management knew that they had to continue to increase Mid Valley's core deposit base as well as its loan portfolio, or substantially modify their business practices to a less costly process. Although the Board believed that Mid Valley was in a position to do this, the Board agreed to entertain offers for purchasing the bank as well as looking at possible acquisitions. Over the last few years, Mid Valley had meetings and discussions with respect to potential acquisitions and business combinations. One of the institutions with which Mid Valley had discussions was Western.

        In February, 2002, the Board of Directors of Mid Valley determined that Mid Valley should contact several financial institutions concerning their interest in possibly acquiring Mid Valley. The Board of Directors of Mid Valley retained the services of The Findley Group ("Findley") in order to disseminate information out to prospective acquirers of Mid Valley. In March, 2002, four financial institutions were contacted to determine whether they had interest in reviewing a confidential information package concerning Mid Valley. Of the four banking institutions contacted, three institutions executed confidentiality agreements and were forwarded financial and related information concerning Mid Valley. Those institutions that signed confidentiality agreements were given until March 29, 2002 to provide an indication of interest in the acquisition of Mid Valley identifying a proposed price. These banking institutions submitted offers to the Board of Directors of Mid Valley. On April 2, 2002, the Board of Directors reviewed the three offers with Findley and determined that only one institution, Western, should be permitted to complete a due diligence examination of Mid Valley as Western's proposal was clearly superior to the other offers. During April and May, Western conducted due diligence examinations at Mid Valley.

        At the April 3, 2002 meeting of the Mid Valley Board of Directors, the members of the Board of Directors and advisors to Mid Valley discussed in detail the proposed merger terms and plans for Mid Valley's officers and staff following the proposed merger. The Mid Valley Board considered this information and then authorized representatives of Mid Valley to continue negotiating a tentative merger agreement between Mid Valley and Western.

        Negotiations continued between representatives of Mid Valley and Western, and on May 16, 2002, the Mid Valley Board deliberated at length concerning the transaction. The Mid Valley Board reviewed the merger agreement and related documents, its strategic alternatives, the competitive banking environment in California, and the prospects for Mid Valley if it remained independent. At this meeting, Findley discussed with the Mid Valley Board its analysis of the merger and delivered to the Mid Valley Board its opinion that the consideration to be received in the merger was fair to the Mid

Valley shareholders from a financial point of view. Thereafter, the Mid Valley Board unanimously approved, and authorized the execution of the merger agreement.

        The Mid Valley Board believes that the terms of the merger are fair, and are in the best interests of Mid Valley and its shareholders and recommends that the shareholders of Mid Valley vote "FOR" approval of the merger agreement.

        In reaching its conclusion, the Mid Valley Board considered information provided at meetings of its Board of Directors in April and May, 2002, including, among other things:

  •
  information concerning the financial performance and condition, business operations, capital levels, asset quality, loan portfolio breakdown, and prospects of Western;

  •
  the structure of the transaction, including the fact that the Mid Valley shareholders would receive approximately 13.4% of the common stock of Western;

  •
  the terms of the merger agreement and other documents to be executed in connection with the merger, including the premium over book value and the substantial multiple of earnings of Mid Valley;

  •
  the presentation of Findley and the opinion of Findley that the merger is fair to the shareholders of Mid Valley from a financial point of view;

  •
  the prices paid and the terms of other recent comparable combinations of banks and bank holding companies;

  •
  the Mid Valley Board's review with its legal and financial advisors of alternatives to the merger, the range of possible values to Mid Valley shareholders obtainable through implementation of alternatives and the timing and likelihood of the same;

  •
  the current and prospective economic environment and increasing regulatory and competitive burdens and constraints facing community banks;

  •
  the pro forma financial statements of the combined companies and the capitalization of the combined companies;

  •
  the geographic distribution of Western offices vis-a-vis Mid Valley's banking offices and strategic plan;

  •
  the advantages of being part of a larger entity, including the potential for operating efficiencies, the effect of a higher lending limit on Mid Valley's customers and prospective customers, and the generally higher trading multiples of larger financial institutions;

  •
  the business strategies, the strength and depth of management of the combined entity and the extent of their interest in continuing Mid Valley's significant business relationships in Tehama and Shasta counties;

  •
  the ability of a larger institution to compete in the banking environment and to leverage overhead costs;

  •
  the anticipated positive effect of the merger on existing shareholders, employees, officers and customers of Mid Valley;

  •
  information concerning the ability of Mid Valley and Western to achieve operating efficiencies;

  •
  the anticipated impact on the communities served by Mid Valley and Western in the merger, and the increased ability to serve the communities through the larger branch network;

  •
  the unprecedented consolidation currently underway in the banking industry and increased competition from larger independent banks in California;

  •
  the value of the consideration offered by Western compared to the value of the consideration offered in other acquisitions of financial institutions in California in 1999-2001 and the prospects for enhanced value of the combined entity in the future;

  •
  the Western common stock to be issued in the merger to the Mid Valley shareholders will be listed on the Nasdaq National Market and the liquidity of the Western common stock; and

  •
  the prospect for Mid Valley on a stand alone basis and on the basis of alternative stand alone strategies, such as dividends, share repurchases, restructurings and growth through acquisitions.

        In addition to the advantages, discussed in the previous paragraph, of a merger with a larger financial institution, the Board of Directors and management of Mid Valley also discussed the various risks of combining with Western, including:

  •
  the disadvantages of being part of a larger entity, including the potential for decreased customer service; and

  •
  the integration of Mid Valley and Western will divert the combined entities' management from other activities.

        However, after weighing the advantages and disadvantages of a merger with Western, the Mid Valley Board of Directors determined that the advantages clearly outweighed the disadvantages. For example:

  •
  the substantially larger lending limits of the combined entity will better serve customers and prospective customers of Mid Valley;

  •
  the prospects of the combined entity are substantially greater than the prospects of Mid Valley on a stand alone basis;

  •
  the prospects of being part of a multi-bank holding company;

  •
  the liquidity of the Western stock to be received by the Mid Valley shareholders will be substantially greater than the current liquidity of Mid Valley stock; and

  •
  the premium over book and the substantial multiple over earnings being paid by Western in the merger.

        The foregoing discussion of the information and factors considered by the Mid Valley Board of Directors is not intended to be exhaustive, but constitutes the material factors considered by the Mid Valley Board of Directors. In reaching its determination to approve and recommend the principal terms of the merger agreement, the Mid Valley Board of Directors did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

        For reasons set forth above, the Mid Valley Board of Directors has unanimously approved the merger agreement as in the best interest of Mid Valley and its shareholders and unanimously recommends that the Mid Valley shareholders approve the principal terms of the merger agreement.

Structure of the Merger

        The merger agreement provides that Mid Valley will merge with New MVB, Western's wholly-owned subsidiary formed solely for the purpose of facilitating the merger. As a result of the merger, New MVB will be the surviving bank and will operate under the name "Mid Valley Bank." Each share of Mid Valley common stock issued and outstanding (other than shares with respect to which dissenters' rights have been perfected) will be converted into the right to receive shares of Western common stock, cash, or a combination of both, based on a formula exchange ratio. Each share of Western common stock outstanding will remain outstanding after the merger. Please read the sections entitled "THE MERGER—Calculation of Consideration to be Paid to Mid Valley Shareholders" and "—Dissenters' Rights of Mid Valley Shareholders" for additional information.

Calculation of Consideration to be Paid to Mid Valley Shareholders

        Under the terms of the merger agreement, Western shall pay an aggregate of $8,400,000 in cash and 615,000 shares of Western common stock to Mid Valley shareholders, provided that the average price of Western common stock, computed pursuant to the terms of the merger agreement, is between $17.00 per share and $23.41 per share.

        However, if the average price of Western common stock:

  •
  exceeds $23.41 per share, the number of shares of Western common stock issuable in the merger will be adjusted, so that the total value of the Western common stock to be issued equals, as nearly as possible, $14,397,150;

  •
  is less than $17.00 per share but at least $14.00 per share, the number of shares of Western common stock issuable in the merger will be adjusted, so that the total value of the Western common stock to be issued equals, as nearly as possible, $10,455,000; and

  •
  is less than $14.00 per share, the merger agreement will automatically terminate pursuant to its terms.

        Based upon these terms, Mid Valley shareholders will be entitled to receive aggregate merger consideration with a maximum value of $22,797,150 ($8,400,000 in cash and $14,397,150 worth of Western common stock) and a minimum value of $18,855,000 ($8,400,000 in cash and $10,455,000 worth of Western common stock). On a per share basis, each share of Mid Valley common stock will be entitled to receive the aggregate merger consideration, described above, divided by the number of shares of Mid Valley common stock issued and outstanding just before the merger becomes effective. As of May 17, 2002, the day Western and Mid Valley executed the merger agreement, Mid Valley had 1,188,524 shares of its common stock issued and outstanding.

        According to the terms of the merger agreement, Mid Valley shareholders will be entitled to receive the Mid Valley per share merger consideration in the form of:

  •
  newly issued shares of Western common stock based upon an exchange ratio;

  •
  cash; or

  •
  a combination of cash and Western common stock.

        For Mid Valley shareholders who choose Western common stock as part or all of the merger consideration, the exchange ratio will be determined by dividing the Mid Valley per share consideration by the average price of Western common stock as determined according to the terms of the merger agreement. Cash will be paid to Mid Valley shareholders in lieu of any fractional shares of Western common stock they would otherwise be entitled to receive.

        Western has decided to elect to receive all Western common stock in exchange for the 55,            shares of Mid Valley common stock that it currently owns. To the extent Western receives its own shares, those shares will be cancelled and no longer treated as issued and outstanding.

        The following table provides an illustration, at various assumed Western average stock prices, of the number of shares of Western common stock to be issued, the aggregate value of merger consideration to be received by Mid Valley shareholders, the Mid Valley per share consideration and the relevant exchange ratio for each share of Mid Valley common stock. Please note that the following table is only an illustration. It does not reflect the actual average Western per share stock values that will be used in computing the number of shares of Western common stock that will be issued, the Mid Valley per share merger consideration or the exchange ratio. The Mid Valley per share merger consideration was computed based upon 1,188,524 shares of common stock issued and outstanding on May 17, 2002, the day that Western and Mid Valley executed the merger agreement.

Assumed Average Western Stock Prices	Number of Western Shares to be Issued	Aggregate Value of Merger Consideration	Mid Valley per Share Merger Consideration	Exchange Ratio(1)
$14.00	746,785	$18,855,000	$15.864	1.133
$15.00	697,000	$18,855,000	$15.864	1.058
$17.00	615,000	$18,855,000	$15.864	0.933
$20.00	615,000	$20,700,000	$17.417	0.871
$21.00	615,000	$21,315,000	$17.934	0.854
$22.00	615,000	$21,930,000	$18.451	0.839
$23.41	615,000	$22,797,150	$19.181	0.819
$25.00	575,886	$22,797,150	$19.181	0.767
$26.00	553,736	$22,797,150	$19.181	0.738

(1)
Number of shares of Western common stock per share of Mid Valley common stock.

        As the table above illustrates, as long as Western's average per share stock price is between $17.00 per share and $23.41 per share, the Western common stock component of the aggregate merger consideration will remain fixed at 615,000 shares, and the per share value of the merger consideration will vary between $15.864 per share and $19.181 per share. If Western's average per share stock price is less than $17.00 per share but at least $14.00 per share, the Western common stock component of the aggregate merger consideration increases above 615,000 shares in order to maintain the minimum merger consideration of $18,855,000, or $15.864 per share. If Western's average per share stock price is above $23.41, the Western common stock component of the aggregate merger consideration decreases below 615,000 shares in order to maintain the maximum merger consideration of $22,797,150, or $19.181 per share.

  Fractional Shares

        It is very likely that some, if not most, of Mid Valley's shareholders will be entitled to receive a fractional interest of a share of Western common stock in addition to a whole number of shares of Western common stock. The merger agreement provides that, in lieu of receiving a fractional share, Mid Valley's shareholders entitled to a fractional share will receive cash equal to the value of the fractional interest. The value of the fractional interest will be based on Western's per share stock value calculated as previously described.

  Illustration of Exchange

        The per share merger consideration paid to individual Mid Valley shareholders will comprise either all cash, part cash and part Western common stock, or only Western common stock. The following chart illustrates the approximate amounts of cash and shares of Western common stock that a Mid Valley shareholder, owning 100 shares, would receive, assuming varying Western per share stock values and different percentages of cash and Western common stock chosen. The amounts of cash received in each example are adjusted for the amount of cash that would be paid in lieu of issuing fractional shares of Western common stock. Please note that the values of Western common stock used are for illustrative purposes only, and do not indicate what the actual exchange ratio will eventually be at the time of its computation.

Assuming that 100 shares of Mid Valley common stock are exchanged and the average Western per share stock price is:

	$14.00		$20.00		$25.00
The Mid Valley shareholder will receive cash and/or Western common stock:	Cash	Shares of Western	Cash	Shares of Western	Cash	Shares of Western
If 100% cash is elected	$1,586.40	—	$1,741.70	—	$1,918.10	—
If 75% cash and 25% stock is elected	$1,194.40	28	$1,321.70	21	$1,443.10	19
If 50% cash and 50% stock is elected	$802.40	56	$881.70	43	$968.10	38
If 25% cash and 75% stock is elected	$410.40	84	$441.70	65	$493.10	57
If 100% stock is elected	$4.40	113	$1.70	87	$18.10	76

        The limits placed on the amounts of cash paid and shares of Western common stock issued in the merger makes it possible that Mid Valley shareholders, in the aggregate, may elect to receive more cash or Western common stock than allotted. To address this possibility, the merger agreement provides for prorations of the amount of Western common stock and/or cash payable to Mid Valley shareholders. Accordingly, based on the aggregate form of payment chosen by Mid Valley shareholders, an individual Mid Valley shareholder may not receive the exact amount of cash and/or Western common stock that he or she elects. The prorations will occur in two stages based upon the time Mid Valley shareholders surrender their share certificates to Western's exchange agent, as follows:

    Stage 1—Those Mid Valley shareholders who surrender their share certificates within 30 days of the mailing of exchange notices and related instructions and elect, in the aggregate, to receive more shares of Western common stock or more cash than the amounts allotted, will have each of their individual elections adjusted on a pro rata basis. This adjustment will ensure that the aggregate number of shares of Western common stock issued, or the aggregate amount of cash paid, does not exceed the amounts allotted.

    Stage 2—Those Mid Valley shareholders who surrender their share certificates after 30 days from the mailing of exchange notices will not be entitled to elect the form of payment. Instead, those Mid Valley shareholders' elections will be paid Western common stock, cash, or a combination of the two on a pro rata basis out of the remaining pool of cash and/or shares of Western common stock, after Stage 1 is completed.

        Western plans to make an election, within the 30 day period, to receive solely Western common stock in exchange for the 55,      shares of Mid Valley common stock that it currently owns.

Certain Federal Income Tax Consequences

  General

        The following discussion addresses the material federal income tax considerations of the merger that are generally applicable to Mid Valley shareholders. It does not address the tax consequences of the merger under foreign, state, or local tax laws or the tax consequences of transactions completed before or after the merger, such as the exercise of options to purchase Mid Valley common stock in anticipation of the merger. Also, the following discussion does not deal with all federal income tax considerations that may be relevant to certain Mid Valley shareholders in light of their particular circumstances, such as shareholders who:

  •
  are dealers in securities;

  •
  are insurance companies, or tax-exempt organizations;

  •
  are subject to alternative minimum tax;

  •
  hold their shares as part of a hedge, straddle, or other risk reduction transaction;

  •
  are foreign persons;

  •
  dissent from the merger; or

  •
  acquired their Mid Valley common stock through the exercise of stock options or otherwise as compensation.

        You are urged to consult your own tax advisors regarding the tax consequences of the merger to you based on your own circumstances, including the applicable federal, state, local, and foreign tax consequences.

        The following discussion is based on the Internal Revenue Code of 1986, as amended, referred to as the Code, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, as of the date of this proxy statement-prospectus, all of which are subject to change. Any such change could be applied to transactions that were completed before the change, and could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the merger to Western, Mid Valley and Mid Valley shareholders.

  Tax Opinion of Perry-Smith LLP

        Neither Western nor Mid Valley has requested nor will request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the merger. Instead, as a condition to the closing of the merger, Perry- Smith LLP, independent accountants to Western and Mid Valley, will render its opinion to Western and Mid Valley to the effect that:

  •
  the merger constitutes a "reorganization" within the meaning of Code Section 368(a)(1)(A) by reason of the application of Code Section 368(a)(2)(D);

  •
  Western, Mid Valley and New MVB are each a "party" to a reorganization within the meaning of Code Section 368(b);

  •
  neither Western, New MVB nor Mid Valley will recognize federal taxable gain or loss as a result of the merger;

  •
  the federal income tax basis and holding periods of the assets exchanged between the parties to the merger will be the same as the federal income tax basis and holding periods of those assets prior to the merger;

  •
  to the extent that Mid Valley shareholders exchange Mid Valley common stock in the merger solely for Western common stock: (i) no gain or loss will be recognized on the exchange; (ii) the federal income tax basis of the shares of Western common stock received by former holders of Mid Valley common stock will equal the federal income tax basis of such stockholders' shares of Mid Valley Common stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged; and (iii) the holding period for the shares of Western common stock received will include the holding period for the shares of Mid Valley common stock exchanged, provided that the Mid Valley common stock exchanged was held as a "capital asset" as such term is defined in Code Section 1221;

  •
  to the extent that holders of Mid Valley common stock exchange Mid Valley common stock in the merger solely for cash: (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of Mid Valley common stock exchanged; and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of Mid Valley common stock exchanged were held as a capital asset;

  •
  to the extent that holders of Mid Valley common stock receive a combination of cash and Western common stock (other than cash in lieu of fractional shares): (i) loss, if any, will not be recognized; (ii) gain, if any, will be recognized in an amount equal to the lesser of: (1) the difference between the fair market value of all consideration received in the exchange (Western common stock plus cash) and the basis in the Mid Valley common stock surrendered; or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the Western common stock received by holders of Mid Valley common stock in the Merger will be equal to the total federal income tax basis of the Mid Valley common stock exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any; and (iv) the holding period of the Western common stock received in the merger will include the holding period for which holders of Mid Valley common stock held their Mid Valley common stock, provided that such Mid Valley common stock was held as a capital asset; and

  •
  to the extent that cash is received by holders of Mid Valley common stock in lieu of fractional share interests in Western common stock, the cash will be treated as being received by the holders of Mid Valley common stock as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of the Code Section 302.

        Perry-Smith LLP's opinion will be based upon the assumption that the merger will take place in the manner described in the merger agreement and will also assume the truth and accuracy of certain factual representations that have been made by Western and Mid Valley and which are customarily given in transactions of this nature.

  Consequences to Mid Valley Shareholders

        The tax consequences of the merger to you will depend upon the form of merger consideration you receive. Based on the assumption that the merger will constitute a tax-free reorganization, and subject to the limitations and qualifications referred to in this discussion, the following federal income tax consequences will result from the merger. If you exchange your shares of Mid Valley common stock:

  •
  solely for Western common stock (and cash in lieu of a fractional share), you should not recognize any gain or loss, except with respect to the fractional share;

  •
  solely for cash, you will generally recognize gain (and, as is more fully described below, likely will be permitted to recognize loss) equal to the difference between the amount of cash received and your basis in your Mid Valley common stock; or

  •
  for a combination of Western common stock and cash, you will generally recognize gain in an amount equal to the lesser of the amount of cash received in the exchange or of the difference between (1) the fair market value of all Western common stock and cash received in the exchange and (2) your basis in the Mid Valley common stock. Also, you will not be permitted to recognize a loss in the exchange. The total initial tax basis of the Western common stock received by you in the merger will be equal to the total tax basis of the Mid Valley common stock exchanged for the Western common stock, decreased by the amount of cash (other than cash in lieu of a fractional share) received in the exchange (if any), and increased by the amount of gain recognized in the exchange (if any).

        If you receive cash in lieu of a fractional share of Western common stock, you will generally recognize gain or loss in an amount equal to the difference between (1) the amount of cash received in lieu of a fractional share and (2) your basis allocated to the fractional share.

        The holding period of the Western common stock you receive in the merger will include the period for which you held your Mid Valley common stock, provided that you held your Mid Valley common stock as a capital asset at the time of the merger.

  Mid Valley Shareholders Receiving Western Common Stock and Cash—Character of Gain

        The gain recognized by you if you receive a combination of Western common stock and cash in the merger may be characterized as either capital gain or ordinary income, depending upon your particular situation. In determining the character of the gain recognized by you if you receive both Western common stock and cash, the Internal Revenue Service will: (1) treat you as having exchanged your Mid Valley common stock solely for Western common stock; and then (2) treat you as having sold back a portion of that stock to Western in exchange for cash. The exchange of stock for cash in this fashion is known as a "redemption." Gain recognized by you in a redemption will be treated as a capital gain if, after giving effect to the constructive ownership rules of the Code, either:

  •
  your receipt of cash is "substantially disproportionate" to your equity interest in Mid Valley; or

  •
  the redemption is "not essentially equivalent to a dividend."

        Additionally, to receive capital gain treatment, you must have held your Mid Valley common stock as a capital asset immediately before the merger. This capital gain would be treated as long-term capital gain if your holding period for the Mid Valley common stock was more than one year at the effective time of the merger.

        Both of the two alternative tests given above are designed to determine whether a shareholder experiences a significant decrease in corporate voting power as a result of a partial redemption of his or her share holdings. In making this determination, the Code's constructive ownership rules must be taken into account. Under these rules, a former Mid Valley shareholder is treated as owning, in addition to the Western common stock he or she receives, or is treated as having received in the merger, those shares of Western common stock that are held or controlled by certain related individuals or entities. Specifically a shareholder who/which is:

  •
  an individual is treated as owning the shares owned, directly or indirectly, by his or her spouse, children, grandchildren, and parents;

  •
  a partner in a partnership, a shareholder of an S corporation, or a beneficiary of an estate or trust, is treated as owning those shares owned, directly or indirectly, by the relevant entity, in proportion to his or her ownership interest in the relevant entity;

  •
  considered the "owner" of any portion of a so-called "grantor trust" is treated as owning those shares owned, directly or indirectly, by that portion of the trust;

  •
  directly or indirectly, the owner of 50% or more of the value of the stock of a corporation is treated as owning those shares owned, directly or indirectly, by the corporation, in proportion to his or her ownership interest in the corporation;

  •
  a partnership or an S corporation is treated as owning those shares owned, directly or indirectly, by its owners;

  •
  is an estate is treated as owning those shares owned, directly or indirectly, by its beneficiaries;

  •
  a trust is generally treated as owning those shares owned, directly or indirectly, by its beneficiaries, other than any beneficiary whose interest in the trust is contingent and worth no more than 5% of the value of the trust property, computed actuarially;

  •
  a corporation, other than an S corporation, is treated as owning those shares owned, directly or indirectly, by its shareholders who own, directly or indirectly, 50% or more of the value of the stock of the corporation; or

  •
  someone who has an option to acquire Western common stock (or any option to acquire such an option) is treated as owning that stock.

        Once a shareholder computes the total number of shares that he or she is treated as owning, after giving effect to the constructive ownership rules, the shareholder must determine whether the deemed redemption satisfies the requirements of either the "substantially disproportionate" test or the "not essentially equivalent to a dividend" test.

        Substantially Disproportionate Test.    To qualify as "substantially disproportionate" with respect to a particular shareholder, a redemption must meet three requirements, in each case taking into account the constructive ownership rules described above. The three requirements are that, immediately after the redemption:

  •
  the shareholder must own less than 50% of the total voting power of the outstanding Western common stock;

  •
  the shareholder must own less than 80% of the percentage of voting power of the Western common stock he or she owned or was treated as owning before the redemption; and

  •
  the shareholder must own less than 80% of the percentage of Western common stock measured by fair market value he or she owned or was treated as owning before the redemption.

        Not Essentially Equivalent to a Dividend Test.    If a shareholder fails any part of the "substantially disproportionate test," the redemption may still qualify as "not essentially equivalent to a dividend." In order to meet this test, there must be a "meaningful reduction" of the shareholder's proportionate interest in Mid Valley. This is a highly subjective standard. Accordingly, neither Western nor Mid Valley can provide any substantial assurance that a particular redemption will qualify as a meaningful reduction in the Mid Valley shareholder's proportionate interest in Mid Valley. However, based on a published ruling of the Internal Revenue Service, a shareholder with a relatively minimal interest in Mid Valley and no ability to exercise any substantial measure of control over Mid Valley's corporate affairs should be treated as having experienced a meaningful reduction of his or her proportionate interest in Mid Valley as a result of the deemed redemption.

        If the deemed redemption of Western common stock in exchange for cash fails to satisfy either the "substantially disproportionate" test or the "not essentially equivalent to a dividend" test with respect to a particular Mid Valley shareholder, then the gain recognized by that shareholder will be characterized as a dividend distribution with respect to the stock. A dividend distribution payment received by a shareholder is generally treated as ordinary income for federal income tax purposes. A corporate shareholder that receives a dividend may be eligible to claim a dividends-received deduction, and may be subject to the "extraordinary dividend" provisions of the Code.

  Mid Valley Shareholders Receiving Solely Cash—Character of Gain and Recognition of Loss

        The character of income, gain, or loss if any, recognized by you if you receive solely cash in exchange for your Mid Valley common stock is determined under an analysis similar to that described above, except that the Internal Revenue Service may treat your common stock as having been redeemed by Mid Valley immediately before the merger, rather than as having been exchanged for Western common stock and then redeemed by Western immediately after the merger. In either case, if the deemed redemption satisfies either the "substantially disproportionate" test or the "not essentially equivalent to a dividend" test relative to you, or if the deemed redemption results in a complete termination of your interest in the relevant entity, after giving effect to the constructive ownership rules, then any gain recognized by you will be treated as a capital gain (provided that you held your Mid Valley common stock as a capital asset immediately before the merger), and you will be permitted to recognize loss.

        If the deemed redemption fails all three of these tests relative to you, then you would not be permitted to recognize loss, and the full amount of cash received by you could be characterized as a distribution with respect to stock and, thus, be treated as a dividend to the extent of your allocable share of Mid Valley's current and accumulated earnings and profits. Mid Valley shareholders receiving solely cash in the merger are also urged to consult their own tax advisors with regard to their individual tax consequences.

  Withholding

        Payments in respect of Mid Valley common stock or a fractional share of Western common stock may be subject to the information reporting requirements of the Internal Revenue Service and to a 30% backup withholding tax. Backup withholding will not apply to a payment made to you if you complete and sign the substitute Form W-9 that will be included as part of the transmittal letter and notice from Western's exchange agent, or you otherwise prove to Western and its exchange agent that you are exempt from backup withholding.

  Reporting and Record Keeping

        If you exchange shares of Mid Valley common stock in the merger for Western common stock, or for a combination of Western common stock and cash, you are required to retain records of the transaction, and to attach to your federal income tax return for the year of the merger a statement setting forth all relevant facts with respect to the nonrecognition of gain or loss upon the exchange. At a minimum, the statement must include:

  •
  your tax basis in the Mid Valley common stock surrendered; and

  •
  the amount of cash (if any) and the fair market value, as of the effective date of the merger, of the Western common stock received in exchange.

  Federal Income Tax Treatment of Dissenters

        If you effectively dissent from the merger and receive cash for your shares, you will recognize a gain (or loss) for federal income tax purposes equal to the amount by which the cash received for those shares exceeds (or is less than) your federal income tax basis for the shares. The amount of that gain (or loss), if any, will be treated as ordinary income (or loss) or long-term or short-term capital gain (or loss) depending on:

  •
  the length of time you held the shares;

  •
  whether you held the shares as a capital asset; and

  •
  whether you actually own Western common stock or are deemed to own shares of Mid Valley common stock or Western common stock pursuant to the constructive ownership rules previously discussed.

        In certain circumstances, you can be deemed for tax purposes to own shares that are actually owned by a non- dissenter who is related to you, or to own shares of Western common stock, with the possible result that the cash received upon the exercise of your rights could be treated as a dividend received pursuant to a corporate distribution rather than as an amount received pursuant to a sale or exchange of Mid Valley common stock.

  Warning Regarding Federal Income Tax Opinions

        The opinion of Perry-Smith LLP is not binding on the Internal Revenue Service or the courts. If the Internal Revenue Service were to successfully assert that the merger is not a reorganization within the meaning of Section 368(a) of the Code, then you would be required to recognize gain or loss equal to the difference between:

  •
  the fair market of all Western common stock and cash received in the exchange; and

  •
  your federal income tax basis in the Mid Valley common stock surrendered.

        In such an event, your total initial tax basis in the Western common stock received would be equal to its fair market value, and your holding period for the Western common stock would begin the day after the merger. The gain or loss would be a long-term capital gain or loss if your holding period for the Mid Valley common stock was more than one year and the Mid Valley common stock was a capital asset in your hands.

        The preceding discussion does not purport to be a complete analysis of all potential tax consequences of the merger that may be relevant to a particular Mid Valley shareholder. You are urged to consult with your own tax advisor regarding the specific tax consequences to you of the merger, including the applicability and effect of foreign, state, local, and other tax laws.

Regulatory Approvals

  Federal Reserve Board

        Because the merger will result in Western acquiring a new subsidiary, the merger is subject to approval of an application by Western to the FRB. In reviewing the application, the FRB takes into consideration, among other things, competition, the financial and managerial resources and future prospects of the companies, and the convenience and needs of the communities to be served. Federal law prohibits the FRB from approving the merger if the merger would result in undue concentration of resources or decreased or unfair competition, unless the anti-competitive effects of the merger are clearly outweighed by the benefits to the public.

        The FRB has the authority to deny Western's application if the FRB concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the FRB must also evaluate the records of Western Sierra, Lake and Central in meeting the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation. All of the Western's banking subsidiaries have satisfactory Community Reinvestment Act evaluations.

        Western submitted its application for FRB approval of the merger on July    , 2002.

  Federal Deposit Insurance Corporation

        Because the survivor of the merger will be a state-chartered bank and because New MVB must obtain federal deposit insurance to complete its organization, the approval of the FDIC is also required. The FDIC evaluates deposit insurance applications based upon the risk that a new institution poses to the federal deposit insurance fund. In evaluating risk to the federal deposit insurance fund for a new institution, the FDIC takes into consideration, among other things, management, capital adequacy, liquidity, likelihood of success, business plan and adequacy of policies. Since Mid Valley, which already has deposit insurance, will be merged into New MVB while retaining its current management and operating in the same manner as before the merger, it is anticipated that New MVB's application for deposit insurance will be approved. The FDIC must also approve the merger.

        The deposit insurance and merger applications were submitted for FDIC approval on July    , 2002.

  California Department of Financial Institutions

        Because the survivor of the merger will be a California-chartered bank and because New MVB must obtain the DFI's approval for a bank charter, the approval of the DFI is also required. In determining whether to approve the merger, the DFI evaluates the application to determine, among other things, that:

  •
  the merger will not result in a monopoly;

  •
  the merger will not have the effect of substantially lessening competition;

  •
  the shareholders' equity of Western will be adequate and will not jeopardize Mid Valley's financial condition;

  •
  the directors and executive officers of Mid Valley after the merger will be competent;

  •
  the merger will afford a reasonable promise of successful operation and that Mid Valley will be operated in a safe and sound manner, in compliance with all applicable laws; and

  •
  the merger will be fair, just and equitable.

        The applications to organize New MVB and for DFI approval of the merger were submitted on July    , 2002.

  Statutory Waiting Period

        Under federal banking laws, a 30-day waiting period must expire following the FRB's and the FDIC's approvals of the merger. Within that 30-day waiting period the Department of Justice may file objections to the merger under federal antitrust laws. The FRB and FDIC may reduce the waiting period to 15 days with the concurrence of the Department of Justice. The Department of Justice could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser can be made. If the Department of Justice commences an action challenging the merger on antitrust grounds during either the 30-day or 15-day waiting periods, commencement of that action would stay the effectiveness of the regulatory approvals, unless a court of competent jurisdiction specifically orders otherwise.

        The merger cannot proceed in the absence of the regulatory approvals and the expiration of the statutory waiting period. Western and Mid Valley are not aware of any reasons why regulatory approvals will not be received. Western and Mid Valley have agreed to use their reasonable best efforts to obtain all necessary regulatory approvals. However, there can be no assurance that approvals will be obtained, nor can there be assurance as to the date of any approval. There also can be no assurance that any approvals will not contain unacceptable conditions or requirements.

Resale of Western Common Stock

        The shares of Western common stock that you receive as a result of the merger will be registered under the Securities Act of 1933, or the Securities Act. You may freely trade these shares of Western common stock if you are not considered an "affiliate" of Mid Valley, as that term is defined in the federal securities laws. Generally, an "affiliate" of Mid Valley is any person or entity directly or indirectly controlling or who is controlled by Mid Valley. Mid Valley's affiliates generally include directors, certain executive officers and holders of 10% or more of Mid Valley's common stock.

        Mid Valley's affiliates may not sell their shares of Western common stock acquired in the merger, unless those shares are registered pursuant to an effective registration statement under the Securities Act, or by complying with Securities Act Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Western may also place restrictive legends on certificates representing shares of Western common stock issued to all persons considered "affiliates" of Mid Valley.

        Before Western and Mid Valley complete the merger, the merger agreement requires each "affiliate" of Mid Valley to execute and deliver to Western a letter acknowledging that such person or entity will not dispose of any Western common stock in violation of the Securities Act or Securities Act Rule 145.

Certain Effects of the Merger

        The merger agreement requires Mid Valley to merge into New MVB Bank (In Organization), with New MVB as the surviving entity, changing its name to "Mid Valley Bank." After the merger, Mid Valley will be Western's wholly-owned subsidiary, and will continue to have its headquarters at 910 Main Street, Suite F, Red Bluff, California 96080.

        Mid Valley will continue to operate with its present directors and executive officers, except that two of Western's directors, Mr. Charles W. Bacchi, its Chairman of the Board, and Mr. Gary D. Gall, a Director and its President and Chief Executive Officer, will be added to Mid Valley's board. Additionally, Mr. John Dickerson shall be appointed to Western's board.

        After the merger, there will be no more trading in Mid Valley's common stock. Each Mid Valley shareholder will receive instructions from Western's exchange agent regarding exchanging Mid Valley stock certificates and making the election to receive the merger consideration.

Interests of Certain Persons in the Merger

        Mid Valley's directors and executive officers have interests in the merger in addition to their interests as Mid Valley shareholders. Mid Valley's Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement. As of the record date, the directors and executive officers of Mid Valley have 24,563 options to purchase Mid Valley common stock under the Mid Valley Bank 1990 Stock Option Plan, and will receive substitute stock options for Western common stock amounting to approximately 20,134 shares of Western common stock at an average exercise price of $15.21 per share, assuming Western common stock per share value is $23.41. Please read the section entitled "INFORMATION REGARDING Mid Valley—Certain Information Regarding Mid Valley's Management and Principal Shareholders" for additional information regarding options held by Mid Valley's directors and executive officers.

        Under the merger agreement, Western has agreed to appoint Mr. John Dickerson, Mid Valley's President and Chief Executive Officer, to Western's Board of Directors. As a result, Mr. Dickerson will be entitled to receive the directors' fees and benefits which Western provides to its directors. Please refer to the section entitled "INFORMATION REGARDING WESTERN—Certain Information Regarding Western's Management and Principal Shareholders—Director Compensation" for information regarding the fees and benefits to which Mr. Dickerson will be entitled upon appointment to Western's Board of Directors. Additionally, Mid Valley's current directors will continue to serve on Mid Valley's Board of Directors, and will be entitled to receive the directors' fees and benefits which Mid Valley provides to its directors. After the effective time of the merger, Mr. Dickerson will continue to serve as a Director and as President and Chief Executive Officer of Mid Valley and will be entitled to receive the executive compensation and benefits provided for executive officers of Mid Valley.

        On June 1, 2000, Mid Valley entered into fee continuation agreements with its non-employee directors. The fee continuation agreements provide for the payment of $10,000 per year to each non-employee director for a period of 12 years commencing upon retirement at age 68, or upon retirement after age 68 if approved by the Mid Valley Board of Directors. Benefits vest at a rate of 10% per year for each full year of service as a director of Mid Valley. Upon the consummation of the merger, each director's annual vesting shall cease and Mid Valley's directors shall only remain vested to the extent he or she was vested on May 16, 2002. Thus, any Mid Valley directors who were not fully vested on May 16, 2002 will not be able to earn additional vesting under the fee continuation agreements.

        On June 1, 2000, Mid Valley entered into consulting agreements with its non-employee directors. The consulting agreements provide:

  •
  for the payment of $10,000 per year for a period of 2 years following the directors' retirement;

  •
  that the directors refrain from competing with Mid Valley within an area of 100 miles of Mid Valley's principal location for a period of two years, unless Mid Valley first gives its written consent; and

  •
  that Mid Valley shall not merge or consolidate with another corporation unless the acquiring corporation agrees to assume the obligations under the consulting agreements.

        On May 17, 2002, the consulting agreements were amended so that they will terminate if the merger occurs. Thus, if the merger is completed, Mid Valley directors will not be entitled to the consulting fees.

        Mid Valley's bylaws provide Mid Valley's directors and officers with contractual rights to indemnification binding upon a successor. Please read the section entitled "COMPARISON OF SHAREHOLDER RIGHTS—Indemnification of Directors and Officers" for additional information.

Dissenters' Rights of Mid Valley's Shareholders

        Dissenters' rights will be available to the Mid Valley shareholders in accordance with Chapter 13 of the Corporations Code. The required procedure set forth in Chapter 13 of the Corporations Code must be followed exactly or any dissenters' rights may be lost.

        The information set forth below is a general summary of dissenters' rights as they apply to Mid Valley shareholders and is qualified in its entirety by reference to Chapter 13 of the Corporations Code which is attached to this proxy statement-prospectus as Appendix B.

  Fair Market Value of Shares

        If the merger is approved, Mid Valley shareholders who dissent from the merger by complying with the procedures set forth in Chapter 13 of the Corporations Code will be entitled to receive an amount equal to the fair market value of their shares as of May 17, 2002, the last business day before the public announcement of the merger. The bid, ask and closing prices for Mid Valley's common stock as quoted on the OTC Bulletin Board on May 17, 2002 were $15.40, $15.80, and $15.80, respectively. Accordingly, Mid Valley believes that the fair market value for dissenters' rights purposes is $15.80.

  Voting Procedure

        In order to be entitled to exercise dissenters' rights, the shares of Mid Valley common stock which are outstanding and are entitled to be voted at the annual shareholders' meeting must not have been voted "FOR" the merger by the holder of such shares. Thus, any Mid Valley shareholder who wishes to dissent and executes and returns a proxy in the accompanying form or votes at the annual shareholders' meeting must not vote "FOR" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the merger, or votes in person or by proxy at the annual shareholders' meeting "FOR" the merger, his or her shares will be counted as votes in favor of the merger and the shareholder will lose any dissenters' rights.

  Written Demand

        Furthermore, in order to preserve his or her dissenters' rights, a Mid Valley shareholder must make a written demand upon Mid Valley for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of May 17, 2002. The demand must be addressed to Mid Valley Bank, 910 Main Street, Suite F, P.O. Box 580, Red Bluff, California 96080; Attention: Ms. Lynne Moule, Corporate Secretary, and the demand must be received by Mid Valley not later than 30 days after the date on which the written notice of approval, described below, is sent to shareholders who have not voted "FOR" approval of the merger. A vote "AGAINST" the merger does not constitute the written demand.

  Notice of Approval

        If the merger is approved by the Mid Valley shareholders, Mid Valley will have 10 days after the approval to send to those shareholders who have not voted "FOR" approval of the merger a written notice of the approval accompanied by a copy of sections 1300 through 1304 of the Corporations Code, a statement of the price determined by Mid Valley to represent the fair market value of the dissenting shares as of May 17, 2002, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights.

  Surrender of Certificates

        Within 30 days after the date on which the notice of the approval of the merger is mailed, the dissenting shareholder must surrender to Mid Valley, at the office designated in the notice of approval, both the written demand and the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Mid Valley common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

  Agreement on Price and Payment

        If Mid Valley and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement between Mid Valley and the dissenting shareholder. Payment of the fair market value of the dissenting shares will be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

  Disagreement on Price and Court Determination

        If Mid Valley denies that the shares surrendered are dissenting shares, or Mid Valley and the dissenting shareholder fail to agree upon a fair market value of the shares of Mid Valley common stock, then the dissenting shareholder of Mid Valley must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make the determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.

  Withdrawal of Demand

        A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Mid Valley consents to the withdrawal.

Opinion of Financial Advisor

        Mid Valley retained The Findley Group to act as its financial advisor in connection with the merger pursuant to an engagement letter dated February 25, 2002. Findley rendered to the Board of Directors of Mid Valley an oral opinion on April 9, 2002, followed by an additional oral opinion on May 16, 2002. On May 17, 2002 the parties entered into the merger agreement. Findley has issued to the Board of Directors of Mid Valley its written opinion dated May 17, 2002, pursuant to the terms of the merger agreement that, subject to the assumptions and limitations set forth, the Western common stock, cash, or combination of Western common stock and cash to be received is fair, from a financial point of view, to the holders of the shares of Mid Valley common stock. Under the terms of the merger agreement Mid Valley shareholders will be able to elect to receive shares of Western common stock, cash, or a combination of Western common stock and cash. The total consideration to be received by holders of Mid Valley common stock shall be not less than $18,855,000 or greater than $22,797,150. A copy of the opinion dated May 17, 2002 of Findley is attached as Appendix C to this proxy statement-prospectus and should be read in its entirety. The following summary is qualified in its entirety by reference to the full text of the opinion. This opinion is addressed to the Board of Directors of Mid Valley and does not constitute a recommendation to any shareholder of Mid Valley as to how such shareholder should vote at Mid Valley's annual shareholders' meeting.

        In connection with its fairness opinion, Findley, among other things: (a) reviewed certain publicly available financial and other data with respect to Mid Valley and Western, including the consolidated financial statements for recent years, and certain other relevant financial and operating data relating to Mid Valley and Western made available to Findley from published sources and from the internal records of Mid Valley; (b) reviewed the merger agreement; (c) reviewed certain historical market prices and trading volumes of Mid Valley common stock and Western common stock; (d) compared Mid Valley and Western from a financial point of view with certain other banks and bank holding companies that Findley deemed to be relevant; (e) considered the financial terms, to the extent publicly available, of selected recent business combinations of banks and bank holding companies that Findley deemed to be comparable, in whole or in part, to the merger; (f) reviewed and discussed with representatives of the management of Mid Valley certain information of a business and financial nature regarding Mid Valley and Western furnished to Findley by Mid Valley, including financial forecasts and related assumptions of Mid Valley; (g) made inquiries regarding and discussed the merger and the merger agreement and other related matters with Mid Valley's counsel; and (h) performed such other analyses and examinations as Findley deemed appropriate.

        Under the terms of the merger agreement, Western shall pay to shareholders of Mid Valley cash of $8,400,000 and 615,000 shares of Western common stock. Under the terms of the merger agreement, if the Western common stock average price is between $17.00 and $23.41, the number of shares of Western common stock is fixed at 615,000 shares of Western common stock. If the Western common stock average price is below $17.00, the Western common stock to be issued shall be calculated by dividing $10,455,000 by the Western common stock average price subject to the right to terminate, if the Western common stock average price is less than $14.00. If the Western common stock average price is above $23.41, the Western common stock to be issued shall be calculated by dividing $14,397,150 by the Western common stock average price.

        For its evaluation, Findley determined that the minimum total consideration to be paid by Western would be $18,855,000 and the maximum total consideration to be paid by Western would be $22,797,150. Based upon these values, Findley determined that each shareholder of Mid Valley common stock would receive approximately $19.18 per share in value if the maximum total consideration of $22,797,150 was paid by Western ("Maximum Implied Per Share Value") and approximately $15.86 per share in value if the minimum total consideration of $18,855,000 was paid by Western ("Minimum Implied Per Share Value"). On the date of the merger agreement and the date of the opinion the total consideration to be paid by Western was $22,797,150.

Transaction Summary	At Quarter's End March 31, 2002	At Announcement May 17, 2002	As of July , 2002
Mid Valley closing price	$15.25	$15.80	$	.
Western closing price	$21.32	$27.24	$	.
Implied purchase price/share	$18.10	$19.18	$	.
Price/March 31,2002 Mid Valley book value	1.69	1.79		.
Price/2001 Mid Valley earnings(1)	59.15	62.68		.

(1)
Basic earnings

  Contribution Analysis

        Findley analyzed the contribution of each of Mid Valley and Western to, among other things, common equity and net income of the pro forma combined companies for the period ended March 31, 2002. This analysis showed, as follows:

	Mid Valley	Western(1)
Assets	21.73%	78.27%
Total loans	21.08%	78.92%
Deposits	22.38%	77.62%
Equity	21.53%	78.47%
Net interest income	20.63%	79.37%
Non interest income	17.19%	82.81%
Non interest expense	19.29%	80.71%
Earnings(2)	10.67%	89.33%
Pro forma ownership(3) (615,000 shares)	13.41%	86.59%

(1)
Includes Central California Bank which was acquired effective April 1, 2002.

(2)
Excludes Central California Bank which had merger related expenses in the first quarter of 2002.

(3)
Basic shares outstanding.

        Based upon an initial stock component of 615,000 shares of Western common stock, Mid Valley shareholders would own approximately 13.41% of the combined company (after the recent 5% stock dividend on Western common stock) in addition to receiving $8,400,000 in cash. Based upon the receipt of 615,000 shares of Western common stock, Mid Valley shareholders will recognize an accretion in book value and earnings per share.

  Discounted Cash Flow Analysis

        Findley examined the results of a discounted cash flow analysis designed to compare the Maximum Implied Per Share Value and the Minimum Implied Per Share Value with the present value, under certain assumptions, that would be attained if Mid Valley remained independent through 2005, at which time Mid Valley was acquired by a larger financial institution. The cash flows for the combined companies assumed that under the Maximum Implied Per Share Value each shareholder receives $7.07 per share cash and 0.5174 shares of Western common stock valued at $12.11 per share, and under the Minimum Implied Per Share Value each shareholder receives $7.07 per share cash and 0.5174 shares of Western common stock valued at $8.80 per share. The results produced in the analyses did not purport to be indicative of actual values or expected values of Mid Valley or the combined companies at such future date.

        The discount rates used ranged from 10% to 14%. For the Mid Valley stand alone analysis, the terminal price multiples applied to the 2005 estimated earnings per share ranged from 10.0 to 16.0. The lower levels of the price to earnings value multiples range reflected an estimated future trading range of Mid Valley, while the higher levels of the price to earnings value multiples range were more indicative of a future sale of Mid Valley to a larger financial institution.

        For the Mid Valley stand alone analysis, the cash flows included no cash dividends in years 2002 through 2005 plus the terminal value of Mid Valley common stock at the year-end 2005 (calculated by applying each one of the assumed terminal price to earnings value multiples as stated above to the 2005 projected Mid Valley earnings per share). An analysis was done for Western common stock based upon a 15% increase in Western market value per year from 2002 to 2005, assuming a starting price of $23.41 and no cash dividends. The discount rates described above were then applied to these cash flows to obtain the present values per share of Mid Valley common stock.

        Under a most likely scenario, the Findley analysis assumed that projected earnings for Mid Valley would be achieved; no cash dividends; that the market value of Western common stock would increase a minimum of 15% per annum, a present value discount rate of 10% and a terminal price to earnings value multiple of 14.0. Assuming Mid Valley remains independent through 2005 and is then acquired by a larger financial institution, at an earnings value multiple of 14.0, a holder of one share of Mid Valley common stock today would receive cash flows with a present value of $21.57. Assuming the merger is completed and that the combined companies remain independent through 2005 and the market value of a share of Western common stock increases a minimum of 15% per year with a beginning value of $23.41 per share, a holder of one share of Mid Valley common stock today would receive cash flows with a present value of at least $22.15, using a Maximum Implied Per Share Value of $7.07 per share cash and 0.5174 shares of Western common stock. In comparison to these ranges of value, the value for Mid Valley common stock on May 17, 2002, the last trading day before the announcement of the Merger, was its closing price of $15.80 per share. On                        , 2002, the closing price for a share of Western common stock was $            . Based upon this value, the Maximum Implied Per Share Value of $19.18 would apply to Mid Valley. These analyses do not purport to be indicative of actual values or expected values of the shares of Mid Valley common stock. Discounted present value analysis is a widely used valuation methodology which relies on numerous assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis showed that use of a higher (lower) level of projected earnings raised (lowered) the resulting present value for a given level of Mid Valley earnings, on a pro forma combined basis. The analysis also showed that use of a lower (higher) discount rate or a higher (lower) terminal price-to-earnings per share multiple raised (lowered) the calculated present values.

  Analysis of Selected Bank Merger Transactions

        Findley reviewed the consideration paid in recently completed transactions where certain banks and bank holding companies were acquired. Specifically, Findley reviewed 88 transactions involving acquisitions of selected banks in California completed since January 1, 1999 (the "California Acquisitions"). For each bank acquired in such transactions, Findley compiled figures illustrating, among other things, the ratio of the premium (i.e., purchase price in excess of book value) to deposits, purchase price to book value, and purchase price to previous year's earnings.

        The figures for all banks acquired in the California Acquisitions produced: (a) a median percentage of premium to deposits of 7.00%; (b) a median multiple of purchase price to book value of 1.62; and (c) a median multiple of purchase price to previous year's earnings of 11.55.

        Findley analyzed California bank merger and acquisition transactions where the total target asset size was greater than $100 million and less than $300 million for the period June 30, 2000 to March 31, 2002. The transactions analyzed were: San Benito Bank by Pacific Capital Bancorp; First Counties Bank by Westamerica Bancorporation; Valley Merchants Bank by Business Bancorp; Six Rivers National Bank by North Valley Bancorp; Commercial Bank of San Francisco by First Banks America; Millennium Bank by First Banks America; Bank of San Francisco by First Banks America; Prime Bank by East-West Bank; Tehama Bank by Humboldt Bank; Americorp by Mid-State Bancshares; First Charter Bank by First Community Bancorp; BYL Bank Group by First Bank America; South Bay Bank by National Mercantile Bancorp; Pacific Western National Bank by Community Bancorp; and Central California Bank by Western Sierra Bank.

        The figures for these 15 banks acquired in California from June 30, 2000 to March 31, 2002 (the "Select California Acquisitions") produced: (a) a median percentage of premium to deposits of 7.42%; (b) a median multiple of purchase price to book values of 1.81; and (c) a median multiple of purchase price to previous year's earnings of 14.93.

        In comparison, assuming that the Maximum Implied Per Share Value of $19.18, based upon March 31, 2002 information, the total consideration represented a percentage of premium to deposits of 6.49%, a multiple of purchase price to book value of 1.79 and a multiple of purchase price to 2001 basic earnings of 62.80. Assuming the Minimum Implied Per Share Value of $15.86 for each share of Mid Valley common stock, the total consideration represented a percentage of premium to deposits of 3.95%, a multiple of purchase price to book value of 1.64 and a multiple of purchase price to 2001 basic earnings of 51.94.

        A summary of the valuations are as follows:

	California Acquisitions	Select California Acquisitions	$19.18 Value	$15.86 Value
Median price to previous year earnings	11.55	14.93	62.80	51.94
Median price to book value	1.62	1.81	1.79	1.69
Median premium to deposits	7.00%	7.42%	6.49%	3.95%

        Mid Valley's acquisition ratios are above the figures for the California Acquisitions and Select California Acquisitions on the Maximum Implied Per Share Value of $19.18. The valuation of Mid Valley reflects the current industry trend toward a lower multiple of earnings and lower multiple of book value. No other company or transaction used in the above analysis as a comparison is identical to Mid Valley, Western or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Mid Valley, Western and the merger are being compared.

  Comparable Company Analysis

        Using public and other available information, Findley compared certain financial ratios of Mid Valley (including the ratio of net income to average total assets ["return on average assets"], the ratio of net income to beginning total equity ["return on beginning equity"], the ratio of total equity to total assets and certain credit ratios) for the year ended December 31, 2001 to a peer group consisting of 20 selected banks and bank holding companies located in California. Due to significant interest rate changes in 2001, financial performance for 2001 declined substantially from previous years. No company used in the analysis is identical to Mid Valley. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The results of this analysis indicated that Mid Valley performed below peer group level on the basis of profitability in 2001. Mid Valley's return on average assets and return on beginning equity for 2001 were below peer group levels, inclusive of its interest spread factors (interest earned on assets minus interest paid on liabilities). Mid Valley's noninterest expense, inclusive of payroll expense, occupancy expense and other noninterest expenses were consistent with peer group levels. Mid Valley's delinquent loans as a percentage of total loans and loan loss reserves as a percentage of total loans were higher than the peer group's.

		Comparable Company
	Mid Valley's Performance
		Average	Median
Return on average assets	0.22%	1.17%	1.19%
Return on beginning equity	2.96%	14.12%	14.85%
Net interest margin	4.04%	4.70%	4.68%
Noninterest expense to total operating income	60.40%	61.89%	60.35%
Ratio of total equity to total assets	7.19%	8.86%	8.57%
Ratio of delinquent loans to total loans	2.37%	1.30%	0.74%
Ratio of loan loss reserve to total loans	2.66%	1.61%	1.38%

        The foregoing summarizes the material portions of Findley's report, but does not purport to be a complete description of the presentation by Findley to Mid Valley's Board of Directors or of the analyses performed by Findley. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Findley believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and of the factors considered, without considering all analyses and factors would create an incomplete view of the process underlying the analyses set forth in its presentation to the Mid Valley Board of Directors.

        In performing its analyses, Findley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Western or Mid Valley. The analyses performed by Findley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Findley's analysis of the fairness, from a financial standpoint, of the merger to Mid Valley's shareholders and were provided to the Mid Valley Board of Directors in connection with the delivery of Findley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. Findley used in its analyses various projections of future performance prepared by the management of Mid Valley. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in the projections.

        In rendering its fairness opinion, Findley relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information reviewed by Findley for purposes of its opinion. Findley did not make an independent evaluation or appraisal of the assets and liabilities of Western, Mid Valley or any of their respective subsidiaries. Mid Valley did not impose any limitations or restrictions with respect to the scope of Findley's investigation or the procedures or methods it followed, or with regard to any other matters relating to Findley's rendering of the opinion regarding the fairness of the merger. Findley did participate in negotiations regarding the merger agreement.

        Mid Valley's Board of Directors selected Findley as financial advisor and instructed Findley to render an opinion with respect to the fairness of the merger to Mid Valley's shareholders, from a financial point of view, based on its belief that Findley is experienced and qualified in such matters. Findley has extensive experience in the evaluation of banks in connection with mergers and acquisitions, and valuations for corporate and other purposes. In over 40 years of bank consulting, Findley has been involved in the creating, developing, merging and acquisition of hundreds of financial institutions.

        Pursuant to the engagement letter, Mid Valley agreed to pay Findley and Gary Steven Findley & Associates a total consideration of $175,000, 20,000 of which is allocable to the fairness opinion, plus expenses for Findley's services rendered to Mid Valley in connection with the transaction. Mid Valley has agreed to indemnify Findley against certain liabilities and expenses in connection with its services as financial advisor to Mid Valley.

        A principal of The Findley Group owns 10,972 shares of Mid Valley common stock. No principal of The Findley Group owns any shares of Western common stock.

Accounting Treatment

        Western must account for the merger under the purchase method of accounting for financial reporting purposes under accounting principles generally accepted in the United States of America. Under this method, Western's purchase price will be allocated to Mid Valley's assets acquired and liabilities assumed based upon their estimated fair values as of the completion of the merger. Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed will be recorded as goodwill and periodically evaluated for impairment. Western's financial statements issued after completion of the merger will reflect these values, but historical data are not restated retroactively to reflect the combined historical financial position or results of operations of Western and Mid Valley. For additional information, please read the section entitled "INFORMATION REGARDING WESTERN—Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Merger Agreement

  The Merger

        Western and Mid Valley entered into the merger agreement on May 17, 2002. Under the merger agreement's terms, Western formed New MVB to facilitate the merger. New MVB's articles of incorporation and bylaws are substantially identical to Mid Valley's. When the merger closes, Mid Valley will merge with and into the New MVB. The separate corporate existence of Mid Valley will cease, and New MVB will be the survivor. As a result of these transactions, Mid Valley will become a wholly-owned subsidiary of Western. Each share of Mid Valley common stock issued and outstanding (other than shares with respect to which dissenters' rights have been perfected) will be converted into the right to receive:

  •
  Western common stock;

  •
  cash; or

  •
  a combination of both.

        Each share of Western common stock outstanding immediately before the merger closes will remain outstanding after the merger closes. Please read the sections entitled "THE MERGER—

Calculation of Consideration to be Paid to Mid Valley Shareholders" and "—Dissenters' Rights" for additional information.

        Western and Mid Valley have structured the merger to qualify as a tax-free reorganization from their perspectives. However, Mid Valley shareholders will have certain tax effects depending on the type of merger consideration they choose and actually receive. For more information, you are urged to read the section entitled "THE MERGER—Certain Federal Income Tax Consequences" for additional information.

  The Closing

        The merger will be effective at the date and time a short-form merger agreement (substantially in the form attached to the merger agreement as Exhibit "A") is filed with the DFI, after having been filed with the California Secretary of State and previously approved by the DFI. At the closing the parties will exchange various documents, including officers' certificates, as required by the merger agreement. The merger agreement provides that the timing for the closing and the completion of the merger shall be mutually agreed upon by the parties and shall be held within 15 days after the last to occur of:

  •
  all conditions to the completion of the merger being satisfied or waived;

  •
  the receipt of all regulatory approvals; and

  •
  the expiration of all applicable waiting periods in connection with the regulatory approvals.

        Based upon the timing for Mid Valley's annual shareholders' meeting and the present and anticipated timing of the regulatory approvals, it is presently anticipated that the merger will be closed on or about October 1, 2002. Neither Western nor Mid Valley can assure you that the merger will close on that date.

  Election, Exchange and Proration Procedures

        Making the Election.    Western's current transfer agent, Computershare Trust Company, Inc., will be Western's exchange agent to effect the election, allocation and, if necessary, prorations of your elections. An election form will be sent to you shortly after the merger is completed. If you do not exercise dissenters' rights, you must use the election form to make the election to receive Western common stock, cash, or a combination of Western common stock and cash in exchange for your shares of Mid Valley common stock.

        The deadline to make a timely election will be 30 days after the date that election forms and other exchange materials are first mailed by the exchange agent. If you do not make an election or fail to return the election form and other exchange materials to the exchange agent within the time period allotted, you will only be entitled to receive your pro rata portion of whatever is available after those making a timely election have been paid.

        All elections will be required to be made on an election form. To make an effective election with respect to former shares of Mid Valley common stock, you must deliver to the exchange agent prior to the deadline:

  •
  a properly completed letter of election and transmittal form;

  •
  your certificates representing former shares of Mid Valley common stock; and

  •
  any other required documents described in the election form.

        Do not return your certificates representing shares of Mid Valley common stock with the enclosed proxy. The certificates should only be forwarded to the exchange agent with the letter of transmittal and election form.

        If you have a preference as to the form of consideration you wish to receive for your former shares of Mid Valley common stock, you must make a timely election. Former shares for which a timely election is made will be given priority in allocating the merger consideration over elections received after the deadline. Western, Western's Board of Directors, Mid Valley and Mid Valley's Board of Directors do not recommend whether you should elect to receive cash, stock, or a combination of stock and cash. You must make your own decision with respect to that election.

        Following the completion of the merger and upon surrender of all of the certificates representing former shares of Mid Valley common stock registered in your name, or a satisfactory indemnity if any of such certificates are lost, stolen or destroyed, together with a properly completed letter of election and transmittal, the exchange agent will mail to you the cash and/or Western common stock to which you are entitled, less the amount of any required withholding taxes. You will not receive interest on any cash.

        Allocation and Proration Procedures.    The merger agreement requires that the total aggregate equivalent cash value of the consideration to be received by former Mid Valley shareholders must not be less than $18,855,000 or greater than $22,797,150. Under the terms of the merger agreement, Western shall pay cash in the amount of $8,400,000, with the remaining consideration comprised of not more than 615,000 shares of Western common stock, provided that Western's average per share stock price is between $17.00 and $23.41 per share. If Western's average per share stock price falls below $17.00 per share, then the number of shares of Western common stock to be issued will be calculated by dividing $10,455,000 by the Western actual average per share stock price. If Western's average per share stock price rises above $23.41 per share, then the number of shares of Western common stock to be issued will be calculated by dividing $14,397,150 by the Western actual average per share stock price. Due to these terms, you may not receive the exact form of merger consideration you elect to receive.

        If, during the period allotted to make a timely election, former Mid Valley shareholders' elections to receive Western common stock are less than or equal to the number of shares of Western common stock allotted and less than or equal to the aggregate amount of cash available, then:

  •
  former Mid Valley shareholders electing to receive Western common stock will receive an equivalent number of shares of Western common stock; and

  •
  former Mid Valley shareholders electing to receive cash will receive an amount equal to the calculated per share consideration for each share of Mid Valley common stock surrendered.

        If, during the period allotted to make a timely election, former Mid Valley shareholders' elections to receive Western common stock exceed the number of shares of Western common stock allotted, then:

  •
  former Mid Valley shareholders electing to receive cash will receive cash equal to the calculated per share consideration for each share of Mid Valley common stock surrendered;

  •
  the number of shares of Western common stock elected by each former Mid Valley shareholder will be reduced pro rata so that the total number of shares of Western common stock issued equals, as nearly as possible, the number of Western shares allotted; and

  •
  the equivalent number of former Mid Valley shares causing the pro rata reduction for each former Mid Valley shareholder will be converted to cash equal to the calculated per share consideration for each share of Mid Valley common stock surrendered.

        If, during the period allotted to make a timely election, former Mid Valley shareholders' elections to receive cash are greater than the aggregate amount of cash allotted, then:

  •
  former Mid Valley shareholders electing to receive Western common stock will be converted into an equivalent number of shares of Western common stock;

  •
  the amount of cash elected by each former Mid Valley shareholder will be reduced pro rata so that the total amount of cash paid (including cash paid in lieu of fractional shares) equals, as nearly as possible, $8,400,000; and

  •
  the equivalent number of former Mid Valley shares causing the pro rata reduction for each Mid Valley shareholder will be converted to an equivalent number of shares of Western common stock.

        Those former Mid Valley shareholders who do not make a timely election will receive a pro rata portion of the merger consideration remaining after former Mid Valley shareholders making a timely election have been paid.

  Representations and Warranties

        The merger agreement contains various customary representations and warranties that Western and Mid Valley make for each other's benefit. The representations and warranties relate to, among other things:

  •
  corporate organization and similar corporate matters;

  •
  capital structure;

  •
  authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

  •
  conflicts under charter documents, required consents or approvals, and violations of any agreements or law;

  •
  the accuracy of documents filed with the Securities and Exchange Commission and bank regulatory agencies;

  •
  absence of certain material adverse events, changes, effects or undisclosed liabilities;

  •
  retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

  •
  litigation;

  •
  compliance with laws, including environmental laws;

  •
  tax returns and audits;

  •
  ownership of real property;

  •
  absence of regulatory actions; and

  •
  labor matters.

        The foregoing is an outline of the types of representations and warranties made by Western and Mid Valley contained in the merger agreement at Appendix A. You should carefully review the entire merger agreement, and in particular Articles III and IV, containing the detailed representations and warranties of the parties.

  Conduct of Business Before the Merger

        The merger agreement places restrictions on and requires commitments by Western and Mid Valley regarding the conduct of their respective businesses between the date of the merger agreement and the closing. Both Western and Mid Valley have agreed to make their books and records available to each other for ongoing review. Additionally, Mid Valley has agreed to allow a representative from Western to attend the meetings of its Board of Directors and committees. Both Western and Mid Valley have agreed to use their best efforts to prepare and file the necessary regulatory applications and to obtain the approvals from the various regulatory agencies as well as to work together for the purpose of preparing this proxy statement-prospectus. Also, both Western and Mid Valley have agreed to use their best efforts to prevent any material changes to their respective representations and warranties contained in the merger agreement.

        In addition, Mid Valley has agreed that until the closing and subject to certain exceptions, including Western's prior approval, Mid Valley will not, other than in the ordinary and usual course of business:

  •
  make, renew, or extend any loan if the aggregate indebtedness of the borrower exceeds or will exceed $250,000 if unsecured and $500,000 if secured;

  •
  purchase any loan participation interest exceeding $250,000;

  •
  declare or pay any cash, stock, or in-kind dividends upon its common stock;

  •
  amend its Articles of Incorporation or Bylaws;

  •
  grant any salary increase in excess of 5%, or amend any compensation or employee benefit plan where the aggregate cost to Mid Valley is increased;

  •
  institute, settle or agree to settle any lawsuit with a claim in excess of $25,000;

  •
  change any basic policies and practices with respect to liquidity management, cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting, or any other material aspect of its business or operations;

  •
  introduce any material new products, or commence any material new marketing campaign; or

  •
  knowingly default, in any material respect, on any material contract, agreement, or commitment to which it is bound.

        Until the closing, Mid Valley has agreed to use its best efforts to take certain actions and to:

  •
  provide Mid Valley's monthly board reports, monthly new loan reports, past due loan reports, and monthly reports regarding non-accrual and other problem loans to Western;

  •
  provide Western with three days' notice prior to: (i) making any loan where the aggregate outstanding indebtedness of the borrower exceeds $250,000; (ii) purchasing or selling any loan participation interest; or (iii) initiating any foreclosure action on collateral; and

  •
  increase its loan loss reserves to a level deemed adequate, in the mutual opinion of Western and Mid Valley, as of the month end immediately preceding the closing.

        Until the closing, subject to certain exceptions including Mid Valley's prior approval, Western has agreed that it will not, other than in the ordinary and usual course of business:

  •
  declare or pay a stock dividend exceeding 5%;

  •
  repurchase more than 10% of its outstanding shares;

  •
  knowingly default, in any material respect, on any material contract, agreement, or commitment to which it is bound; or

  •
  conduct its business in any manner that would violate its Articles of Incorporation or Bylaws.

        Until the closing, Western has agreed that it will use its best efforts to take certain actions to:

  •
  provide Mid Valley with financial information as reasonably necessary to prepare regulatory applications;

  •
  maintain its insurance coverage as presently in effect; and

  •
  maintain its business organization intact and preserve its relationships with customers and employees.

        The foregoing is a summary of some of the negative and affirmative covenants of the merger agreement. You are encouraged to carefully read the terms of the merger agreement at Appendix A, including the specific covenants contained in Articles V and VI.

  Discussions with Third Parties

        The merger agreement provides that neither Western nor Mid Valley shall solicit or encourage third party proposals which would result in a merger, exchange offer, or other form of combination and requires that if such a proposal is received, notification must be given to the other party. Notwithstanding the prohibition on soliciting or encouraging such proposals, the merger agreement recognizes that an unsolicited third party proposal might be received. Moreover, the merger agreement permits engaging in discussions or negotiations with the third party if the proposal is determined, after consultation with counsel and a financial advisor, to be superior, from the shareholders' perspective, to the merger.

        Notwithstanding the prohibition with respect to discussions with third parties, Western is permitted to engage in discussions with third parties that will not have a material adverse effect upon Western or the merger. Thus, Western would be permitted to enter into third party discussions to acquire another financial institution, so long as that transaction would not materially adversely impact Western or otherwise prevent the completion of the merger with Mid Valley.

        In the event the merger agreement is terminated because either Western or Mid Valley elects to proceed with a third party transaction, the party electing to proceed will be obligated to pay a termination fee to the other party in the amount of $1,750,000.

        The foregoing is a summary of the provisions of the merger agreement regarding discussions with third parties. You are encouraged to read the terms of the merger agreement at Appendix A, including the specific provisions contained in Sections 5.6 and 6.6 of the merger agreement.

  Employee Benefits

        It is anticipated that after completion of the merger, certain of the employee benefits provided to Western's employees will be made available to Mid Valley's employees in lieu of or in addition to benefits presently provided by Mid Valley. For example, it is anticipated that Western's 401(k) and ESOP plans will be made available to Mid Valley's employees. Similarly, after completion of the merger, all future stock option grants to Mid Valley's directors, officers and employees will be made under the terms of Western's stock option plans.

        In addition, all outstanding stock options issued under the Mid Valley 1990 Stock Option Plan will be cancelled and exchanged for an equivalent amount of stock options pursuant to Western's Stock Option Plan. The number of Western stock options issued to Mid Valley option holders will be based upon a predetermined formula as more fully described in Section 1.6 of the merger agreement.

  Conditions to the Parties' Obligations

        The obligations of Western and Mid Valley to complete the merger are subject to certain mutual conditions, including, but not limited to the following:

  •
  approval of the principal terms of the merger by at least a majority of the issued and outstanding shares of Mid Valley common stock entitled to vote;

  •
  receipt of the regulatory approvals (without the imposition of burdensome or undesirable conditions) required in connection with the merger;

  •
  absence of any statute, rule, regulation, order, injunction or decree being in effect and prohibiting completion of the merger;

  •
  the registration statement having become effective regarding the shares of Western common stock to be issued upon completion of the merger;

  •
  the receipt and continued effectiveness of all permits and all other authorizations under state securities laws necessary to consummate the transactions contemplated by the merger agreement and issuance of the shares of Western common stock that are required to be issued in the merger; and

  •
  receipt of the opinion of Perry-Smith LLP stating, among other things, that the merger will qualify as a tax-free reorganization for federal income tax purposes.

        Western's obligation to complete the merger is also subject to the fulfillment or waiver by Western of certain conditions, including but not limited to the following:

  •
  Mid Valley's representations and warranties being and remaining true, accurate and correct in all material respects;

  •
  Mid Valley's performing, in all material respects, all of its required obligations contained in the merger agreement before the closing;

  •
  the continued absence of material: (i) losses; (ii) adverse changes in Mid Valley's business, properties, financial condition, results of operations or prospects; and (iii) adverse litigation;

  •
  delivery of affiliate letters executed by each of Mid Valley's affiliates; and

  •
  delivery of voting agreements executed by each of Mid Valley's directors, as well as other various and customary closing documents.

        In addition, Mid Valley's obligation to complete the merger is also subject to the fulfillment or waiver by Mid Valley of certain conditions, including but not limited to the following:

  •
  Western's representations and warranties being and remaining true, accurate and correct in all material aspects;

  •
  Western performing, in all material respects, all of its required obligations contained in the merger agreement before the closing;

  •
  the continued absence of material: (i) losses; (ii) adverse changes in Western's business, properties, financial condition, results of operations or prospects; and (iii) adverse litigation;

  •
  delivery of various and customary closing documents;

  •
  receipt of a fairness opinion from The Findley Group to the effect that the merger consideration is fair, from a financial point of view, to Mid Valley and its shareholders;

  •
  the fairness opinion shall not have been withdrawn prior to the closing of the merger;

  •
  the appointment of Mr. John Dickerson, Mid Valley's President and Chief Executive Officer, to Western's Board of Directors; and

  •
  the resignations of all New MVB directors, except for Messrs. Bacchi and Gall;

plus the appointment of:

  •
  Mid Valley's directors to New MVB's Board of Directors; and

  •
  all of Mid Valley's officers as the officers of New MVB.

        The foregoing is a summary of the conditions of the merger agreement. You are encouraged to read the terms of the merger agreement at Appendix A, including the specific provisions contained in Articles VIII, IX and X of the merger agreement.

  Termination

        Western and Mid Valley can mutually agree to terminate the merger agreement and abandon the merger at any time.

        Under certain circumstances, either Western or Mid Valley can terminate the merger agreement:

  •
  if the other party materially breaches any representation, warranty, covenant, or agreement contained in the merger agreement that is not cured within 30 days after written notice of such breach is given to the breaching party;

  •
  if the merger has not closed by December 31, 2002 (subject to any statutory waiting periods following receipt of regulatory approvals received before December 31, 2002) unless Western and Mid Valley mutually agree to extend beyond that date; or

  •
  after 30 days from the denial of any required regulatory approval, unless within that period Western and Mid Valley agree to appeal the denial or resubmit the application.

        Mid Valley can terminate the merger agreement:

  •
  immediately after Mid Valley notifies Western or Western otherwise becomes aware that Mid Valley's Board of Directors received another merger or similar proposal from another party and determines, based upon the written opinion of a financial advisor, that the financial terms of the new proposal are superior to the merger from Mid Valley's shareholders' perspective; or

  •
  if Western's per share market value falls below $14.00.

        Western can terminate the merger agreement immediately after Western notifies Mid Valley or Mid Valley otherwise becomes aware that Western's Board of Directors received a merger or similar proposal from another party and determines, based upon the written opinion of a financial advisor, that the terms of the new proposal, which excludes Mid Valley from the transaction, are superior to the merger from Western's shareholders' perspective.

        If the merger agreement is terminated by Western or Mid Valley pursuant to a material breach of any representation, warranty, covenant or agreement by the other that is not cured within 30 days after written notice of the breach, the breaching party will owe the other party liquidated damages of $400,000. A termination fee of $1,750,000 must be paid by the party accepting an alternative merger or similar proposal. Additionally, Western must pay Mid Valley a cancellation fee of $1,000,000 in the event, as a result of Western proceeding with an acquisition of another banking institution without Mid Valley's prior approval, the merger: (i) is not approved by any regulatory authority and Western does not agree to appeal or resubmit an application; or (ii) the closing of the merger is delayed beyond February 28, 2003. The payment of these fees shall be made as reasonable liquidated damages and not as a penalty or forfeiture.

        The foregoing is a summary of the termination provisions of the merger agreement. You are encouraged to read the terms of the merger agreement at Appendix A, including the specific provisions contained in Article XI of the merger agreement.

  Expenses

        The merger agreement provides that Western and Mid Valley shall bear their own costs and expenses incurred in connection with the negotiation, preparation and performance of the merger agreement, including legal and accounting fees, printing costs, filing fees and other necessary expenses regardless of whether the merger is completed. The total estimated cost of the merger is approximately $500,000. Western will bear approximately $375,000 and Mid Valley will bear approximately $125,000. For example, Western shall bear, among others, the expenses of:

  •
  preparation and delivery of the tax opinion from Perry-Smith LLP;

  •
  preparation of the registration statement, including filing fees and fees related to conversion of the registration statement into electronic format for filing with the SEC;

  •
  filing fees and related costs of regulatory applications;

  •
  organization expenses, filing and other fees related to New MVB;

  •
  payment to any Mid Valley dissenters who perfect dissenters' rights; and

  •
  any notifications and press releases to Western shareholders, including printing expenses.

        Mid Valley shall bear, among others, the expenses of:

  •
  preparation and delivery of its proxy materials, including printing and mailing expenses;

  •
  the fairness opinion of The Findley Group; and

  •
  any notifications and press releases to Mid Valley shareholders, including printing expenses.

  Director Voting Agreements

        Western has entered into voting agreements with each of Mid Valley's directors who hold, in the aggregate, shares representing approximately13.2% of Mid Valley common stock entitled to vote. The director's agreements, in the form attached as Exhibit B to the merger agreement, require each of Mid Valley's directors to vote in favor of the merger at Mid Valley's shareholders' meeting.

        Each director's agreement also provides that the directors will not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the director to comply with the terms of the director's agreement. In addition, each director agreed not to sell, assign, transfer or dispose of any of his or her shares of Mid Valley common stock during the term of the director's agreement.

        The director's agreements bind the actions of the directors only in their capacity as Mid Valley shareholders. The directors are not and could not be contractually bound to abrogate their fiduciary duties as directors of Mid Valley. Accordingly, while the directors are contractually bound to vote as a Mid Valley shareholder in favor of the merger, their fiduciary duties as directors nevertheless require them to act in their capacities as directors in the best interests of Mid Valley when they consider the merger. In addition, the directors will continue to be bound by their fiduciary duties as Mid Valley's directors with respect to any further decisions they make in connection with the merger.

        The director's agreements terminate when the merger agreement terminates according to its terms.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements give effect to the merger in a transaction to be accounted for as a purchase. The unaudited pro forma condensed combined balance sheet is based on the individual balance sheets of Western and Mid Valley appearing in this proxy statement-prospectus and has been prepared as if the merger had been effective on March 31, 2002 after giving effect to the purchase accounting and other related adjustments described in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined income statements combine the individual income statements of Western and Mid Valley appearing in this proxy statement-prospectus for the year ended December 31, 2001 and the three months ended March 31, 2002 as if the acquisition had been effective at the beginning of each period presented after giving effect to the purchase accounting and other related adjustments described in the notes to the unaudited pro forma condensed combined financial statements.

        The unaudited pro forma condensed combined financial statements do not include financial data from Western's acquisition of Central. Western consummated its acquisition of Central on April 1, 2001 by issuing 252,181 shares of its common stock and paying cash totaling approximately $4.2 million. The transaction was accounted for under the purchase method of accounting. Central had total assets of approximately $68.2 million and approximately $77.4 million on March 31, 2002 and December 31, 2001, respectively, Central recorded a net loss of approximately $427,000 for the three months ended March 31, 2002 (which included approximately $685,000 in one time pre-tax expenses related to the acquisition). Central recorded net income of approximately $735,000 for the year ended December 31, 2001. In management's opinion, the financial data of Central would not have a significant impact on the pro forma condensed combined financial statements of Western and Mid Valley.

        The unaudited pro forma condensed combined financial data and accompanying notes reflect the application of the purchase method of accounting for the merger. Under this method of accounting, the purchase price will be allocated to the Mid Valley assets acquired and liabilities assumed based on their estimated fair values at the closing. Estimates of the fair values of Mid Valley's assets and liabilities have been combined with recorded values of the assets and liabilities of Western. However, changes to the adjustments included in the unaudited pro forma condensed combined financial statements are expected as evaluations of assets and liabilities are completed and as additional information becomes available. Accordingly, the final pro formacondensed combined amounts will differ from those set forth in the unaudited pro forma condensed combined financial statements.

        The pro forma earnings are not necessarily indicative of the results of future operations. No assurances can be given with respect to the ultimate level of revenues or cost savings. Please read the sections entitled "A WARNING ABOUT FORWARD LOOKING STATEMENTS" and "RISK FACTORS" for additional information.

        Western's and Mid Valley's financial statements are prepared in conformity with generally accepted accounting principles. In the opinions of management of Western and Mid Valley, the unaudited pro forma condensed combined financial statements include all normal recurring adjustments necessary to present fairly, on a pro forma basis, the results of the periods presented.

Pro Forma Balance Sheet

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT MARCH 31, 2002 (unaudited)

	Western (Historical)	Mid Valley (Historical)	Pro Forma Adjustments	Western and Mid Valley Pro Forma
	(Dollars in thousands, except per share data) (unaudited)
Assets:
Cash and due from banks	$20,391	$8,902	$(5,100)	$24,193
Federal funds sold	35,495	0		35,495

Total cash and cash equivalents	55,886	8,902	(5,100)	59,688
Interest bearing deposits	0	100		100
Loans held for sale	4,295	865		5,160
Trading securities	20	0		20
Securities available-for-sale	63,173	29,193	(848)	91,518
Securities held-to-maturity	6,570	8,386		14,956

Total securities	69,763	37,579		106,494
Net loans	386,034	114,217		500,251
Premises and equipment	13,644	2,779		16,423
Goodwill	0	0	6,725	6,725
Core deposit premium	0	0	4,653	4,653
Accrued interest receivable and other assets	12,858	4,788	(1,343)	16,103

Total assets	$542,280	$169,230	$4,087	$715,597

Liabilities and Shareholders' Equity Liabilities:
Non-interest bearing deposits	$117,661	$29,889		$147,550
Interest bearing deposits	357,355	125,222		482,577

Total deposits	475,016	155,111		630,127
Borrowed funds	5,080	627	$3,412	9,039
Accrued interest payable and other liabilities	4,598	762		5,360

Total liabilities	484,614	156,500	3,412	644,526

Mandatorily redeemable cumulative trust preferred securities of subsidiary grantor trusts	16,000	0		16,000
Shareholders' Equity:
Common stock	20,944	7,168	6,323	34,435
Retained earnings	21,416	5,571	(5,571)	21,416
Unearned ESOP shares	(350)	0		(350)
Accumulated other comprehensive income (loss)	(344)	(9)	(77)	(430)

Total shareholders' equity	41,666	12,730	675	55,071

Total liabilities and shareholders' equity	$542,200	$169,230	$4,087	$715,597

Number of common shares outstanding	3,705,176	1,188,524	588,647	4,291,823
Common shareholders' equity per share	$11.25	$10.71		$12.83

Pro Forma Income Statements

PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2002

	Western (Historical)	Mid Valley (Historical)	Pro Forma Adjustments	Western and Mid Valley Pro Forma
	(Dollars in thousands, except per share data) (unaudited)
Interest income	$8,428	$2,606	$(26)	$11,009
Interest expense	2,286	826	55	3,167

Net interest income	6,142	1,780	(81)	7,841
Provision for loan losses	400	294		694

Net interest income after provision for loan losses	5,742	1,486	(81)	7,147
Non-interest income	1,490	340		1,830
Non-interest expense	4,669	1540	116	6,325

Income before income taxes	2,563	286	(197)	2,652
Income taxes	747	69	(59)	757

Net income	$1,816	$217	$(138)	$1,895

Per share information:
Number of shares (weighted average)
Basic	3,704,990	1,188,524		4,291,571
Diluted	3,845,509	1,190,238		4,432,090
Income per share
Basic	$0.49	$0.18		$0.44
Diluted	$0.48	$0.18		$0.43

PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
(unaudited)

	Western (Historical)	Mid Valley (Historical)	Pro Forma Adjustments	Western and Mid Valley Pro Forma
	(Dollars in thousands, except per share data)
Interest income	$35,780	$11,990	$(102)	$47,668
Interest expense	13,752	5,244	222	19,218

Net interest income	22,028	6,746	(324)	28,450
Provisions for loan losses	925	2,659		3,584

Net interest income after provision for loan losses	21,103	4,087	(324)	24,866
Non-interest income	5,447	1,645		7,092
Non-interest expense	17,876	5338	465	23,680

Income before income taxes	8,674	394	(789)	8,279
Income taxes	3,238	31	(237)	3,032

Net income	$5,436	$363	$(552)	$5,246

Per share information:
Number of shares (weighted average)
Basic	3,777,368	1,176,516		4,363,949
Diluted	3,871,160	1,184,854		4,457,741
Income per share
Basic	$1.44	$0.31		$1.20
Diluted	$1.40	$0.31		$1.18

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

  Balance Sheet

        The gross total purchase price of approximately $23.1 million, which includes an estimate of approximately $500,000 in merger expenses directly attributable to the acquisition, is allocated to the assets acquired and the liabilities assumed based on their estimated fair values at March 31, 2002 in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations."

        Assuming an estimated final average Western stock price of $23.00 per share and assuming that 63% of the merger consideration is paid in Western common stock and 37% is paid in cash, the total merger consideration value paid to existing Mid Valley's shareholders would be approximately $22.6 million (or $18.97 per share with total 1,188,524 shares of Mid Valley common stock issued and outstanding), with total cash consideration amounting to approximately $8,900,000 (including $500,000 of merger expenses) and the balance of approximately $14,145,000 composed of Western common stock.

        The number of shares to be tendered will be contingent upon the final computed average Western stock price. Such value will equal the lesser of: (i) the average closing prices of the Western common stock on the Nasdaq-NMS for the 20 trading days immediately preceding the fifth business day prior to the closing date of he merger; or (ii) $23.41; but in any case, the Western average stock price shall not be less than $17.00.

        With respect to approximately 55,000 Mid Valley shares held by Western, Western intends to elect 100% stock consideration in accordance with section 1.5 (b) of the merger agreement. However, the unaudited pro forma condensed combined financial statements assume that Western will receive a pro rata amount of cash and stock of approximately $388,000 and 28,419 shares, respectively, for an expected total consideration of cash and stock of approximately $1.04 million for the approximately 55,000 Mid Valley shares held by Western. The unaudited pro forma condensed combined financial statements also assume the cancellation of the Western shares issued in exchange for shares of Mid Valley held by Western.

        For the purpose of the unaudited pro forma condensed combined financial statements, the stock portion of the total consideration value is comprised of a net issuance of 586,581 shares of Western common stock with an assumed Western average stock price of $23.00.

        The amounts below and the related pro forma condensed combined financial statements reflect a reduction in cash needed to close the transaction, which represents the approximately $388,000 for the cash consideration that Western would be entitled to for the retirement of the Mid Valley shares it holds. The sources of the cash consideration of $8.5 million are expected to be as follows:

Amount
(Dollars in millions)
Cash on hand	$3.1
Loan from Lake Community Bank	2.4
Estimated dividends from bank subsidiaries	2.0
Proceeds from the Pacific Coast Banker's Bank line of credit	1.0

Total	$8.5

        Cash held by Western, on a pro forma basis, is approximately $3.1 million; proceeds from a loan from Lake Community Bank (a subsidiary of Western) are expected to be $2.4 million. This loan will be secured by a first lien on Western's administrative headquarters and is expected to be funded by August 15, 2002. Dividends of excess capital from the subsidiary banks are expected to be $2.0 million. The Pacific Coast Banker's Bank line of credit of $5 million has no current outstanding balance, thus, any deficiency in the other sources of cash may be offset by the amount available under that credit facility. In total, Western expects to add additional debt of approximately $3.4 million in closing this transaction.

        The estimated core deposit premium was based on 3% of Mid Valley's total deposits as of March 31, 2002, or $4,653,000.

        The following table reflects the adjustment of certain assets and liabilities to reflect their estimated fair values and the resulting components of goodwill. Book values of Mid Valley's existing assets and liabilities have been deemed to be reasonable estimates of their respective fair values.

As of March 31, 2002
(Dollars in thousands)
Core deposit intangible	$(4,653)
Mid Valley shares held by Western, net of unrealized gain and related tax	700
Deferred tax liability related to core deposit intangible	1,396
Fair value adjustment to Mid Valley's investment securities	9
Cash paid to Mid Valley's shareholders and merger expenses *	8,512
Issuance of common stock *	13,491
Mid Valley's historical shareholders' equity	(12,730)

Remaining unallocated purchase price (goodwill)	$6,725

*
Net of consideration expected to be received by Western for 55,000 Mid Valley shares held by Western prior to the merger.

  Income Statement

        Interest income decreased and interest expense increased as a result of the estimated $8.5 million cash payment to Mid Valley shareholders and to cover estimated merger expenses.

        The decrease in interest income is a result of a reduction of $5.1 million dollars invested at an overnight rate of 2% prior to the closing date of the merger. This reduced interest income by $102,000 and $26,000 on a pro forma basis for the twelve months ended December 31, 2001 and for the three months ended March 31, 2002, respectively.

        In addition, Western expects to increase borrowed funds by approximately $3.4 million. These borrowings will have a variable interest rate, with an expected annual effective interest rate of 6.5%. This increased pro forma interest expense by approximately $222,000 and $55,000, respectively, for the twelve months ended December 31, 2001 and the three months ended March 31, 2002.

        The core deposit intangible, of approximately $4.6 million on a pro forma basis, is expected to be amortized over ten years resulting in an increase in pro forma noninterest expense of $464,000 for the twelve months ended December 31, 2001 and $116,000 for the three-month ended March 31, 2002.

        Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets," requires that goodwill arising from the merger be subject to annual evaluations for impairment. The pro forma income statements do not reflect any impairment provisions.

        The pro forma income tax benefits arising from the increased operating costs above are computed using a current effective income tax rate of 30%.

INFORMATION REGARDING WESTERN

Business of Western

  General

        Western Sierra Bancorp was incorporated under the laws of the State of California on July 11, 1996 and is a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, also referred to as the BHCA. Western was organized under a plan of reorganization for the purpose of becoming the parent corporation of Western Sierra National Bank. On December 31, 1996, the reorganization was completed and shares of Western common stock were issued to the shareholders of Western Sierra National Bank for the common shares held by Western Sierra National Bank's shareholders. In April 1999, Western acquired Roseville 1st National Bank and Lake Community Bank in a stock-for-stock exchange. In May 2000, Western acquired Sentinel Community Bank in a stock-for-stock exchange. These mergers were accounted for as a pooling of interests and, accordingly, all prior period financial statements have been restated to reflect the combined operations of Western, Roseville 1st National Bank, Lake Community Bank and Sentinel Community Bank. Sentinel Community Bank and Roseville 1st National Bank were subsequently merged into Western Sierra National Bank. In October 2000, Western Sierra National Bank purchased certain assets and assumed the deposits and certain other liabilities of the Columbia branch of Pacific State Bank. On March 1, 2002, Western Sierra formed a non-bank subsidiary, WSNB Investment Trust, a Maryland real estate investment trust. On April 1, 2002, Western acquired Central California Bank in exchange for cash and stock. The acquisition of Central was accounted for as a purchase. Western's headquarters is located at 4080 Plaza Goldorado Circle, Cameron Park, California 95682.

        In 2001, Western formed two wholly-owned Connecticut business trusts for the sole purpose of issuing trust preferred securities and purchasing Western's floating rate junior subordinated debentures. Please read the section entitled "INFORMATION REGARDING WESTERN—Trust Preferred Securities Offerings" for additional information.

        Western Sierra National Bank was organized as a national banking association and began operations on January 4, 1984. Western Sierra is a member of the Federal Reserve System and its deposits are insured by the FDIC up to the maximum amount permitted by law. Western Sierra's main office is located at 4011 Plaza Goldorado Circle, Cameron Park, California 95682 and its branch offices are located at 2661 Sanders Drive, Pollock Pines, California 95726, 3970 J Missouri Flat Road, Placerville, California 95667, 1450 Broadway, Placerville, California 95667, 3880 El Dorado Hills Blvd., El Dorado Hills, California 95762, 571 5th Street, Lincoln, California 95648, 1545 River Park Dr. #101 & #200, Sacramento, California 95815, 229 South Washington Street, Sonora, California 95370, 13753-A Mono Way, Sonora, California 95370, 18711 Tiffeni Drive, Twain Harte, California 95383, 1801 Douglas Blvd., Roseville, California 95661, 6951 Douglas Blvd., Granite Bay 95746, California, and 22712 Main Street, Columbia, California 95310. Western Sierra National Bank does not have any affiliates other than Lake Community Bank, Sentinel Associates, Inc., and Central California Bank.

        Roseville 1st National Bank was founded in 1983 as Countryside Thrift and Loan and operated as an industrial loan company until its conversion to a national bank on July 1, 1992. Roseville 1st National Bank was merged into Western Sierra National Bank in May 2000, and operates under the name "Roseville 1st National Bank—a branch of Western Sierra National Bank."

        Lake Community Bank was incorporated as a California-chartered banking corporation on March 9, 1984 and commenced operations on November 15, 1984. Lake is an insured bank under the Federal Deposit Insurance Act and is not a member of the Federal Reserve System. Lake engages in the general commercial banking business in Lake County in the State of California from its headquarters banking office located at 805 Eleventh Street, Lakeport, California 95483, and its branch located at 4280 Main Street, Kelseyville, California 95451.

        Sentinel Community Bank was incorporated under the laws of the State of California on December 24, 1980, and commenced operations on April 2, 1982. Sentinel was initially formed as a California-chartered savings and loan association. Sentinel converted to a federally-chartered savings and loan association on June 9, 1989. Sentinel Community Bank was merged into Western Sierra National Bank in May 2000, and operates under the name "Sentinel Community Bank—a branch of Western Sierra National Bank."

        Central California Bank is a California-chartered commercial bank, organized on January 13, 1997 and commenced business on August 24, 1998. Central is an insured bank under the Federal Deposit Insurance Act and is not a member of the Federal Reserve System. Central engages in the general commercial banking business and operates three full-service banking offices and serves the communities of Tuolumne, Calaveras and Stanislaus Counties, California.

        Western has an inactive subsidiary (acquired from Sentinel), Sentinel Associates, Inc. Sentinel Associates, Inc. was formed in October 1983, for the purpose of developing single family residential real estate.

  Banking Services

        Western is a bank holding company within the meaning of the BHCA, and its primary service area is in the Northern California communities of Cameron Park, Pollock Pines, Placerville, El Dorado Hills, Lincoln, Sacramento, Roseville, Granite Bay, Sonora, Twain Harte, Columbia, Lakeport, Tuolumne, Calaveras and Stanislaus, Antioch, Rocklin and surrounding communities. Western's primary business is servicing the banking needs of these communities and its marketing strategy stresses its local ownership and commitment to serve the banking needs of individuals living and working in Western's primary service areas and local businesses, including retail, professional and real estate-related activities, in those service areas.

        Western, through its banking subsidiaries, offers a broad range of services to individuals and businesses with an emphasis upon efficiency and personalized attention. Western provides a full line of customer services and also offers specialized services, such as courier services to small businesses, middle market companies and professional firms. Each of Western's subsidiary banks offers personal and business checking and savings accounts (including individual interest-bearing negotiable orders of withdrawal, or NOW accounts), money market accounts, accounts combining checking and savings with automatic transfer, IRA accounts, time certificates of deposit and direct deposit of social security, pension and payroll checks, computer cash management and internet banking, including bill payment. Western's subsidiary banks also make commercial, construction, accounts receivable, inventory, automobile, home improvement, real estate, commercial real estate, single family mortgage, agricultural, SBA, office equipment, leasehold improvement, installment and credit card loans. Other services include overdraft protection lines of credit, standby letters of credit, travelers' checks and ATM services.

        Most of Western's deposits are obtained from commercial businesses, professionals and individuals. There is no concentration of deposits or any customer with 5% or more of any of the subsidiary banks' deposits.

  Competition

        The banking business in California generally, and in the market areas served by Western, through Western Sierra, Lake and Central, is highly competitive with respect to both loans and deposits. Western's banking subsidiaries compete for loans and deposits with other, sometimes larger, commercial banks, savings and loan associations, finance companies, money market funds, credit unions and other financial institutions. There has been increased competition for deposit and loan business over the last several years as a result of deregulation. Additionally, with the enactment of interstate banking legislation in California, bank holding companies headquartered outside of California have entered the California market and provide further competition for Western's banking subsidiaries. Many of the major commercial banks operating in Western's market areas offer certain services, such as trust and international banking services, which Western's banking subsidiaries do not offer directly. Additionally, banks with larger capitalization have larger lending limits and are thereby able to attract and serve larger, and in some instances, more economically resilient customers. Please read the section entitled "SUPERVISION AND REGULATION—Western's Banking Subsidiaries and Mid Valley—Recent Legislation" for additional information regarding the legislative impact on competition within the financial service industry.

  Employees

        At March 31, 2002, Western and its subsidiaries employed 191 persons on a full-time equivalent basis. Western is not a party to any labor or collective bargaining agreements. Western believes its employee relations are excellent.

Properties of Western

        Western owns six depository branches and leases twelve other locations used in the normal course of business located throughout its service areas. There are no contingent rental payments. Western has two sublease arrangements. Total rental expenses under all leases, including premises, totaled $453,000, $381,000 and $361,000, in 2001, 2000 and 1999, respectively, and $117,000 and $108,000 for the three months ended March 31, 2002 and 2001, respectively. The expiration dates of the leases vary, with the first lease expiring during 2002 and the last lease expiring during 2007, unless extended. As a result of the acquisition of Central, Western acquired an additional five leased premises located in Sonora, Turlock and Modesto, California. Western maintains insurance coverage on its premises, leaseholds and equipment, including business interruption and record reconstruction coverage.

Certain Information Regarding Western's Management and Principal Shareholders

  Beneficial Ownership of Stock

        As of July 31, 2002, Western had 3,984,941shares of its no par value common stock issued and outstanding, held by approximately 1,860 record holders. Except as set forth below, Western's management does not know of any person who owns, beneficially or of record, more than 5% of the outstanding shares of Western common stock. The following table sets forth certain information as of July 31, 2002 concerning the beneficial ownership of Western's common stock by each of the directors and "named" executive officers(1) and by all directors and executive officers of Western as a group. Management is not aware of any change in control of Western which has occurred since January 1, 2001, or of any arrangement which may, at a subsequent date, result in a change in control of Western.

(1)
As used throughout this proxy statement-prospectus, the term "executive officer" with reference to Western means the President and Chief Executive Officer, the Executive Vice Presidents and the Senior Vice Presidents of Western. Western's Chairman of the Board and other officers are not deemed to be executive officers of Western. The term "'named' executive officers" with respect to Western includes Western's executive officers whose salaries and bonuses exceeded $100,000 for 2001.

Name and Title	Number of Shares of Common Stock Beneficially Owned(1)		Number of Shares Subject to Vested Stock Options(2)	Percent of Class Beneficially Owned(3)	Pro Forma Percent of Class Beneficially Owned(3)
Charles W. Bacchi, Chairman of the Board	136,487	(4,5)	3,953%			%
Matthew A. Bruno, Director	22,418		0%			%
Barbara L. Cook, Director	11,585		1,522%			%
Lary A. Davis, Director	20,794	(6)	9,502%			%
Kirk N. Dowdell, Executive Vice President and Chief Operating Office; President of Western Sierra	127,968	(5,7)	12,241%			%
William M. Eames, Director	88,058		0%			%
William J. Fisher, Director	6,411	(8)	8,518%			%
Lesa A. Fynes, Senior Vice President, Operating Systems Analyst	978		13,218%			%
Gary D. Gall,(9) President and Chief Executive Officer	144,574	(5)	83,189%			%
Howard A. Jahn, Director	24,120	(10)	420%			%
Alan J. Kleinert, Director	51,834		9,502%			%
Thomas Manz, Director	25,653	(11)	420%			%
Douglas A. Nordell, Director	142,764	(12)	5,249%			%
Harold S. Prescott, Jr., Director	80,287	(13)	420%			%
Osvaldo I. Scariot, Director	119,609	(14)	3,953%			%
Philip S. Wood, Senior Vice President, Chief Administrative Officer and Corporate Secretary	2,847		2,944%			%
All Directors and Executive Officers as a Group (18 in all)			%			%

(1)
Includes shares beneficially owned, directly or indirectly, together with associates, except for shares subject to vested stock options. Also includes shares held as trustee and held by or as a custodian for minor children. Unless otherwise noted, all shares are held as community property under California law, or with sole investment and voting power.

(2)
Shares subject to options held by directors or executive officers that are exercisable within 60 days after July 31, 2002 ("vested") are treated as issued and outstanding for the purposes of computing the percent of class owned by such person, but not for the purpose of computing the percent of class owned by any other person.

(3)
Represents the effect on Western's directors, executive officers and beneficial owners of more than 5% of Western common stock after issuing shares of Western common stock based on an assumed Western per share stock value of $        and a resulting issuance of a total of 615,000 shares of Western common stock.

(4)
Includes 126,604 shares over which this individual shares voting power in his capacity as a trustee of the Western Sierra Bancorp ESOP and the Western Sierra Bancorp 401(k) Plan. These individuals disclaim beneficial ownership as to those shares beneficially owned by them as co-trustees to the extent that pass through voting and investment rights are exercised by plan participants. These shares are included for each of Messrs. Bacchi, Dowdell, Gall and Nordell, the trustees, and are included only once for the category "All Directors and Executive Officers as a Group."

(5)
Mr. Bacchi has shared voting and investment powers as to 9,882 of these shares.

(6)
Mr. Davis has shared voting and investment power as to these shares.

(7)
Mr. Dowdell has shared voting and investment power as to 13,605 of these shares.

(8)
Mr. Fisher has shared voting and investment power as to these shares.

(9)
Mr. Gall's address is c/o Western Sierra Bancorp, 4080 Plaza Goldorado Circle, Cameron Park, California 95682.

(10)
Mr. Jahn has shared voting and investment powers as to 20,414 of these shares.

(11)
Mr. Manz has shared voting and investment power as to 14,167 of these shares.

(12)
Mr. Nordell has shared investment power as to 5,458 of these shares.

(13)
Mr. Prescott has shared voting and investment power as to these shares.

(14)
Mr. Scariot has shared voting and investment powers as to these shares.

        Western's bylaws provides for a range of eight to fifteen directors and permit the exact number to be fixed by board and shareholder approval. Western's Board of Directors has been fixed at thirteen.

        The persons named below, all of whom are currently members of Western's Board of Directors, were elected at Western's 2002 Annual Meeting of Shareholders to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and have qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of Western acting within their capacities as such. There are no family relationships between any of the directors and executive officers, except for Mr. Gall and Ms. Fynes, who are married. No director or executive officer of Western serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

        The following table sets forth the names and certain information as of July 31, 2002, concerning Western's directors:

Name and Title Other Than Director	Age	Business Experience During the Past Five Years	Year First Elected or Appointed Director of Western
Charles W. Bacchi, Chairman of the Board	58	Partner in Bacchi Ranch (cattle ranch); General Manager and Partner, E. Bar, LLC (cattle ranch).	1996
Matthew A. Bruno	58	Owner of Turlock Dairy and Refrigeration (equipment supply and dairy design); Director, Central California Bank.	2002
Barbara L. Cook	70	Broker Associate with Coldwell Banker (1998-) (realtors); former Co-owner, Coker & Cook Real Estate (realtors).	1996
Lary A. Davis	48	President, Sonora Community Hospital (health care).	2000
William M. Eames	66	Director, Lafayette Community Foundation, California Symphony, The John Muir Foundation and Central California Bank.
William J. Fisher	54	Attorney; President, Pacific States Development Corporation (real estate development and marketing).	1996
Gary D. Gall, President and Chief Executive Officer	50	Banker; President and Chief Executive Officer, Western Sierra Bancorp; former President and Chief Executive Officer, Western Sierra National Bank.	1996
Howard A. Jahn	56	Retired (19 -); Partner, Jackson Jahn Development (real estate development) (1998-); Former Senior Vice President CB Commercial (commercial realtors).	1999
Alan J. Kleinert	56	Investor, Kleinert & von Savoye Corporation (investments); Owner, Cutler Segerstrom Insurance Agency (insurance); former Chairman of the Board, Sentinel Community Bank.	2000
Thomas Manz	52	Managing Member, KMS, LLC (real estate development); Director, Pacific Coast Bankers' Bank and Pacific Coast Bankers' Bancshares; former Chairman of the Board, Roseville 1st National Bank.	1999
Douglas A. Nordell	53	Director, President & Chief Executive Officer, Lake Community Bank (1998-); Executive Vice President & Chief Operating Officer, Roseville 1st National Bank (1994-1998).	2001
Harold S. Prescott, Jr.	70	Civil Engineer; Owner, Prescott Engineering (land surveying and civil engineers).	1996
Osvaldo I. Scariot	75	Retired (1998-); former Owner and Operator, El Dorado Disposal Service and Western El Dorado Recovery System.	1996

  Executive Officers

        The following table sets forth certain information as of July 31, 2002, concerning Western's executive officers, except Messrs. Gall and Nordell, who are directors of Western, and are included in the previous table:

Name and Title	Age	Business Experience During the Past Five Years
Kirk N. Dowdell, Executive Vice President and Chief Operating Officer; President and Chief Executive Officer, Western Sierra	39	President & Chief Executive Officer, Western Sierra, (2002-); Executive Vice President & Chief Operating Officer, Western (2001-); Executive Vice President & Chief Credit Officer, Western (1999-2001); Executive Vice President & Chief Credit Officer, Western Sierra (1997-2002); former Executive Officer, Commerce Security Bank.
Anthony J. Gould, Executive Vice President and Chief Financial Officer		Executive Vice President and Chief Financial Officers of Western since , 2002;
Thomas C. Warren, Senior Vice President, Human Resources	64	Senior Vice President, Human Resources (1999-); Senior Vice President & Chief Financial Officer (May 1999-August 1999); Senior Vice President, Chief Financial Officer, Roseville 1st National Bank (1996-1999)
Philip S. Wood, Senior Vice President, Chief Administrative Officer and Corporate Secretary	58	Senior Vice President, Chief Administrative Officer & Corporate Secretary, Western (2000-); Executive Vice President, Chief Operating Officer, Sentinel Community Bank (1997-2000); Vice President, Area Manager, ValliWide Bank (1996-1997); Vice President, Branch Administrator, El Capitan National Bank (1992-1996).

  Summary Compensation

        The following table sets forth a summary of annual and long-term compensation for services in all capacities to Western or its subsidiaries for Western's "named" executive officers. Compensation was paid by Western and/or one or more of Western's banking subsidiaries.

		Annual Compensation						Long-Term Compensation Awards
Name and Position	Year	Salary		Bonus		Other Annual Compensation(1)		Securities Underlying Options(2)	All Other Compensation(3)
Kirk N. Dowdell, President & Chief Executive Officer, Western Sierra	2001 2000 1999	$ $ $	117,500 117,172 100,980	$ $ $	45,576 37,852 23,424	$ $ $	10,064 9,564 9,570	6,405 1,736 1,822	$ $ $	3,528 8,945 7,460
Lesa A. Fynes, Senior Vice President/ Operating Systems Analyst	2001 2000	$ $	91,010 76,476	$ $	39,095 25,229	$ $	0 180	3,255 1,736	$ $	2,579 2,034
Gary D. Gall, President & Chief Executive Officer	2001 2000 1999	$ $ $	215,500 170,986 155,219	$ $ $	145,844 106,542 87,972	$ $ $	15,182 9,361 11,147	27,563 11,576 26,740	$ $ $	6,601 12,053 11,419
Douglas A. Nordell, President & Chief Executive Officer, Lake Community Bank	2001 2000	$ $	105,000 100,500	$ $	32,216 27,253	$ $	480 4,800	4,804 1,736	$ $	3,163 5,081
Philip S. Wood, Senior Vice President, Chief Administrative Officer and Corporate Secretary	2001 2000	$ $	73,609 67,632	$ $	39,095 25,229	$ $	1,200 0	3,203 3,472	$ $	2,034 452

(1)
These amounts represent prequisites consisting of automobile allowance, country club fees and family health insurance premiums, as applicable to the executive officer.

(2)
All share amounts have been adjusted to reflect stock dividends paid, including Western's 5% stock dividend paid on June 14, 2002 to shareholders of record on June 3, 2002.

(3)
These amounts represent premiums for life insurance contributions to Western's 401(k) and ESOP Plans.

  Option Grants

        The following table provides information regarding stock option grants to Western's named executive officers during 2001, Western's latest completed fiscal year:

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percentage of Total Options Granted to Employees During 2001
	Number of Options Granted in 2001(1)
Name			Exercise Price(1)	Expiration Date
					5%	10%
Kirk N. Dowdell	6,405	7.4%	$12.02-$15.14	4/2011-12/2011	$56,665	$143,519
Lesa A. Fynes	3,255	3.8%	$12.02-$15.14	4/2011-12/2011	$26,666	$42,595
Gary D. Gall	27,562	32.0%	$12.02	4/2011	$208,337	$527,967
Douglas A. Nordell	4,803	5.6%	$12.02-$15.14	4/2011-12/2011	$42,498	$107,640
Philip S. Wood	3,202	3.7%	$12.02-$15.14	4/2011-12/2011	$28,332	$71,760

  Option Exercises and Option Values

        During 2001, none of Western's named executive officers exercised any of their stock options. The following table provides information regarding stock options held by Western's named executive officers at December 31, 2001:

	Number of Unexercised Options at December 31, 2001(1)		Value(2) of Unexercised in the Money Options at December 31, 2001
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Kirk N. Dowdell	11,089	6,894	$59,213	$17,296
Lesa A Fynes	12,116	4,374	$83,610	$16,456
Gary D. Gall	75,361	39,692	$482,791	$172,506
Douglas A. Nordell	3,842	6,343	$16,544	$19,126
Philip S. Wood	2,030	4,645	$9,502	$16,505

(1)
All share amounts and exercise prices have been adjusted to reflect stock dividends paid, including Western's 5% stock dividend paid on June 14, 2002 to shareholders of record on June 3, 2002.

(2)
Based upon a market value of $15.48 per share on December 31, 2001, adjusted to reflect Western's 5% stock dividend paid on June 14, 2002 to shareholders of record on June 3, 2002.

  Employment Contracts and Other Compensation Arrangements with Executive Officers

        On December 4, 1997, Western Sierra entered into an agreement with Mr. Gall to provide him with severance benefits of two times his regular compensation at the time of severance of employment in the event of: (i) any merger or consolidation where Western Sierra is (A) not the surviving or resulting corporation or (B) the surviving corporation and the shareholders of Western at the time immediately prior to such merger will own less than 50% of the voting equity interests of the surviving corporation after such merger; (ii) a transfer of all or substantially all of the assets of Western Sierra; or (iii) a sale of the equity securities of Western representing more than 50% of the aggregate voting power of all outstanding equity securities of Western to any person or entity, or any group of persons or entities acting in concert. Any of these events are referred to as an acquisition. The severance agreement is for a term of 5 years, and in the event of an acquisition, if Mr. Gall is not given a new employment agreement that is satisfactory to him in his sole discretion within 15 days prior to the date of completion of the acquisition, then Western Sierra shall pay him the severance payment in a lump sum.

        Mr. Gall also has a salary continuation agreement which provides that Western Sierra will pay him a maximum benefit of $165,000 per year for 15 years following his retirement from Western Sierra at age 65 or later. In the event of disability while Mr. Gall is actively employed prior to his retirement, he will receive a benefit amount that is a percentage of the $165,000 per year for 15 years based upon a predetermined vesting schedule, beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits provided by Western Sierra. In the event Mr. Gall dies while actively employed by Western Sierra prior to his retirement, his beneficiary will receive from Western Sierra a lump sum death benefit. In the event of termination with or without cause or voluntary termination, Mr. Gall, or his designated beneficiary in the event of death, shall receive a benefit equal to his vested percentage of his maximum annual benefit for 15 years beginning with the month following the month in which Mr. Gall attains age 65 or beginning with the month following his death, if earlier. Mr. Gall may also elect to receive his vested portion of his maximum annual benefit upon early retirement for 15 years upon completion of at least 15 years of service beginning January 9, 1995. Mr. Gall's benefits vest at a rate of 5% per year of service for the first seventeen years beginning January 9, 1995, and 3% per year of service for the next five years. Payment of salary continuation benefits to Mr. Gall is subject to his not working as an employee, independent contractor, or consultant of or for a branch of a financial institution located within a 15 mile radius of any branch of Western Sierra. The benefit payments to Mr. Gall upon a change in control would be reduced so that the payments would not result in an excess parachute payment as defined under Section 280G of the Code.

        On December 4, 1997, Western Sierra entered into an agreement with Mr. Dowdell to provide him with severance benefits of up to two times his regular compensation at the time of severance of employment in the event of an acquisition. The amount of the severance payment will be calculated as stated in the severance agreement and is determined by the total assets of Western Sierra at the time of the acquisition. The severance agreement is for a term of 5 years, and in the event of an acquisition, if Mr. Dowdell is not retained by the resulting corporation for at least one to two years in a position comparable to that of the highest level senior vice president of the resulting corporation or a position accepted by Mr. Dowdell, or the resulting corporation reduces his base salary from his base salary at the time of the acquisition during the next one to two years following the acquisition, then the resulting corporation shall pay him the severance payment in a lump sum.

        Mr. Dowdell also has a salary continuation agreement which provides that Western Sierra will pay him $50,000 per year for 15 years following his retirement from Western Sierra at age 65 or later. In the event of disability while Mr. Dowdell is actively employed prior to his retirement, he will receive an annual benefit amount that is a percentage of the $50,000 per year for 15 years based upon a predetermined vesting schedule, beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits provided by Western Sierra. In the event Mr. Dowdell dies while actively employed by Western Sierra prior to his retirement, his beneficiary will receive from Western Sierra a lump sum death benefit amount. In the event of termination with or without cause or voluntary termination, Mr. Dowdell, or his designated beneficiary, shall receive a benefit equal to his vested percentage of his maximum annual benefit for 15 years beginning with the month following the month in which Mr. Dowdell attains age 65 or beginning with the month following his death, if earlier. Mr. Dowdell's benefits vest at a rate of 4% per year of service beginning January 1, 2000. In the event of any: (i) merger, consolidation or reorganization of Western in which (A) Western does not survive or (B) Western survives with a resulting change in beneficial ownership of Western of more than 50% of the voting shares; (ii) sale of more than 50% of the beneficial ownership of the voting shares of Western to any person or group of persons acting in concert; or (iii) transfer or sale of more than 50% of the total market value of the assets of Western, Mr. Dowdell shall receive a lump sum at the time of the completion of such transaction equal to the present value of the aggregate amount of the $50,000 per year being paid for a period of 15 years in 180 monthly installments beginning on the first day of the month following the completion of such transaction discounted using the long term monthly applicable federal rate at the time of the completion of such transaction. The lump sum payment is reduced if such payment when aggregated with all other payments considered for purposes of calculating a parachute payment results in an excess parachute payment as defined under Section 280G of the Code. Payment of salary continuation benefits to Mr. Dowdell is subject to his not working as an employee, independent contractor, or consultant of or for a financial institution located within a 35 mile radius of the head office of Western Sierra within a period of three years from the date of termination of employment.

        In the event Mr. Dowdell dies while employed by Western Sierra or dies after retirement, then pursuant to a split dollar life insurance agreement between Mr. Dowdell and Western Sierra, his properly designated beneficiaries would be entitled to 75% of the difference between the death proceeds of certain life insurance policies on Mr. Dowdell's life and the cash value of such policies. However, in the event of Mr. Dowdell dying after retirement, the aggregate amount paid under Mr. Dowdell's salary continuation agreement and split dollar life insurance agreement shall be limited to no more than the total of the 180 monthly payments that would have been paid to Mr. Dowdell under his salary continuation agreement as if Mr. Dowdell retired and died after receiving all 180 monthly payments. Western Sierra would be entitled upon the death of Mr. Dowdell to the remaining difference. As of December 31, 2002, 75% of the difference between the death proceeds of those certain life insurance policies and the cash value of such policies was $408,487. Mr. Dowdell would be considered as being employed for purposes of the split dollar life insurance agreement in the event Mr. Dowdell has at least 12 years of service with Western Sierra and is disabled for the entire period between the time of his disability and death or is on a Western Sierra board-approved leave of absence.

        Mr. Nordell is party to a severance agreement with Lake expiring on April 30, 2004. Mr. Nordell's severance agreement provides him with up to two years of his base salary if there is a change in control of Lake and: (i) he is not retained by the resulting corporation for a period of two years in a position acceptable to him or in a position comparable to that of the highest level vice president of the resulting entity; or (ii) his base salary is reduced at any time during the two years following a change in control. For purposes of Mr. Nordell's severance agreement, a change in control is any: (i) merger or consolidation involving Lake Community Bank in which (A) Lake Community Bank does not survive or (B) the shareholders of Western at the time immediately prior to such merger will own less than 50% of the voting equity interests of the surviving entity after such merger; (ii) the transfer of all or substantially all of the assets of Lake Community Bank; (iii) a sale of the stock of Lake Community Bank representing more than 50% of the aggregate voting power of all outstanding stock of Lake to any person or entity, or group of persons acting in concert.

        Mr. Nordell also has a salary continuation agreement which provides that Lake will pay him $50,000 per year for 15 years following his retirement at a normal retirement age of 65 or later. In the event Mr. Nordell terminates employment due to disability prior to his normal retirement age, he will receive an annual benefit for 15 years based upon his years of service. The annual benefit increases yearly beginning with benefits of $1,645 per year after a partial year of service to $50,000 per year after 15 years of service. In the event Mr. Nordell dies after benefit payments have begun, his beneficiaries would be entitled to his remaining salary continuation benefits. In the event, Mr. Nordell is actively employed by Lake and died prior to retirement, his beneficiaries would be entitled to benefits of $50,000 per year for 15 years. In the event of early termination of employment with Lake, Mr. Nordell would receive salary continuation benefits based on his years of service up to a maximum benefit of $48,355 per year for 15 years, with benefit payments commencing at age 65. In the event Mr. Nordell dies after salary continuation benefits for early termination or normal retirement have begun, his beneficiaries would be entitled to the remainder of such benefits. Mr. Nordell is not entitled to the benefits under his salary continuation agreement if he is terminated for cause. In the event of any change of control of Lake, Mr. Nordell shall receive benefits of $50,000 per year paid for a period of 15 years in 180 monthly installments beginning on the first day of the month following his termination of employment. The benefit payments to Mr. Nordell upon a change of control would be reduced so that the payments to not result in an excess parachute payment as defined under Section 280G of the Code.

        On June 8, 2000, Western Sierra National Bank entered into an agreement with Ms. Fynes to provide her with severance benefits of up to two years' worth of her regular compensation at the time of severance of employment in the event of an acquisition. The amount of the severance payment will be equal to Ms. Fynes' monthly base salary at the time of severance times twenty-four. The severance agreement is for a term expiring on April 30, 2002. In the event of an acquisition, if Ms. Fynes is not retained by the resulting corporation for at least two years in a position comparable to that of the highest level senior vice president of the resulting corporation, or the resulting entity reduces her base salary from her base salary at the time of the acquisition during the two years following the acquisition, the resulting entity shall pay her the severance payment in a lump sum.

        Ms. Fynes has a salary continuation agreement which provides that Western Sierra will pay her $50,000 per year for 15 years following her retirement at age 65 or later. In the event of disability while Ms. Fynes is actively employed prior to retirement, she will receive a benefit amount that is a percentage of the annual $50,000 benefit for 15 years based on the vesting schedule below beginning at the earlier of reaching the age of 65 or the date on which she is no longer entitled to disability benefits provided by Western Sierra. In the event Ms. Fynes dies after being disabled, her beneficiaries would be entitled to such salary continuation benefits. In the event of termination with or without cause or voluntary termination, Ms. Fynes shall receive an annual benefit, based upon the vesting schedule below, for 15 years beginning with the month following the month in which Ms. Fynes attains age 65. The vesting schedule is 5% per year of service for the first four years beginning January 1, 2000 and then 4% per year for the next 20 years. In the event Western should be acquired, Ms. Fynes shall receive a lump sum at the time of the completion of such transaction equal to the present value of the aggregate amount of annual benefits, beginning on the first day of the month following the completion of such transaction. The lump sum payment is reduced if such payment when aggregated with all other payments considered for purposes of calculating a parachute payment results in an excess parachute payment as defined under Section 280G of the Code. Payment of salary continuation benefits to Ms. Fynes is subject to her not working as an employee, independent contractor, or consultant of or for a financial institution located within a 35 mile radius of the head office of Western Sierra for a period of three years from the date of termination.

        Pursuant to a split dollar life insurance agreement, should Ms. Fynes die while employed by Western Sierra or after retirement, her designated beneficiaries would be entitled to 75% of the difference between the death proceeds of certain life insurance policies on Ms. Fynes' life and the cash value of such policies. However, in the event Ms. Fynes dies after retirement, the aggregate amount paid under Ms. Fynes' salary continuation agreement and split dollar agreement shall be limited no more than the total of the 180 monthly payments that would have been paid to Ms. Fynes under her salary continuation agreement. Western Sierra would be entitled, upon the death of Ms. Fynes, to the remaining difference. As of December 31, 2002, 75% of the difference between the death proceeds of those life insurance policies and the cash value of such policies was $573,979. Ms. Fynes would be considered as being employed for purposes of the split dollar life insurance agreement in the event Mr. Fynes has at least 12 years of service with Western Sierra, and is disabled for the entire period between the time of her disability and death, or is on a Western Sierra board-approved leave of absence.

  Director Compensation

        Non-employee directors receive $300 per month from Western as directors' fees, except Mr. Bacchi who receives $1,000 per month in his capacity as Chairman of the Board. Directors of each of the subsidiary banks receive $300 per month from the subsidiary banks on which they serve as directors, except Mr. Bacchi, who receives $500 per month as Co-Chairman of the Board of each subsidiary bank.

        Each of Western's directors that served for the entire year of 2001, other than Messrs. Gall and Nordell, received a stock option grant on January 1, 2002 covering 420 shares of Western common stock at an exercise price of $15.48 per share.

  Certain Relationships and Related Transactions

        Some of Western's directors and their immediate families as well as the companies with which they are associated are customers of, or have had banking transactions with Western's subsidiary banks in the ordinary course of business, and Western's subsidiary banks expect to have banking transactions with these persons in the future. In management's opinion, all loans and commitments to lend included in these transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in management's opinion, did not involve more than a normal risk of collectibility or present other unfavorable features.

        On January 31, 2000, Western entered into an agreement with a trust of which Director Osvaldo Scariot is a trustee. The agreement established an unsecured revolving line of credit allowing Western to borrow up to $500,000 at an annual interest rate of 8% and a maturity date of February 1, 2001. Advances of $500,000 were made under the agreement and were repaid on the scheduled maturity date.

        On February 27, 2001, Western entered into a new agreement with the Scariot trust. The agreement established an unsecured revolving line of credit allowing Western to borrow up to $750,000 at an annual interest rate of 8% and a maturity date of March 1, 2002. Advances made under this line of credit amounted to $                        . Currently, advances amounting to $                        are outstanding.

        On March 23, 1999, Western's Employee Stock Ownership Plan entered into an agreement with the Scariot trust. The agreement established a $300,000 revolving line of credit, guaranteed by Western, with a fixed interest rate of 8.5% and a maturity date of March 23, 2001. At December 31, 2000, advances of $300,000 were made under the agreement. On March 23, 2001, the line of credit was renewed to March 23, 2002 at a fixed interest rate of 8.5%. Currently, advances of $300,000 are outstanding under the agreement.

        On April 19, 2000, Western's Employee Stock Ownership Plan entered into an agreement with the Scariot trust. The agreement established a $200,000 revolving line of credit, guaranteed by Western, with a fixed interest rate of 8.5% and a maturity date of April 19, 2003. Advances of $200,000 were made under the agreement and $100,000 has been repaid, leaving $100,000 outstanding.

Litigation

        From time to time, Western and/or its subsidiary banks are a party to claims and legal proceedings arising in the ordinary course of business. Western's management is not aware of any material pending litigation proceedings to which either it or any of its subsidiary banks is a party or has recently been a party, which will have a material adverse effect on the financial condition or results of operations of Western taken as a whole.

Trust Preferred Securities Offerings

        Trust preferred securities are a hybrid form of security which is considered debt, with the interest paid deductible for federal income tax purposes, but a portion of which is considered capital for regulatory purposes. Trust preferred securities are not convertible into common stock. Therefore, their issuance is not dilutive to the voting interests of Western shareholders. However, the dividends on the trust preferred securities, which cumulate, must be paid ahead of dividends to other preferred shareholders and holders of Western common stock.

        In July 2001, and December 2001, respectively, Western formed wholly-owned Connecticut statutory business trusts, Western Sierra Statutory Trust I, or Western Trust I, and Western Sierra Statutory Trust II, or Western Trust II. Western Trust I and Western Trust II, as wholly-owned business trust subsidiaries of Western, are consolidated in Western's financial statements. Western issued to Western Trust I and Western Trust II junior subordinated deferrable interest debentures, due July 2031, and December 2031, respectively, in the aggregate principal amount of $16,000,000. In exchange for these debentures Western Trust I paid $6,000,000 to Western and Western Trust II paid $10,000,000 to Western. Both Western Trust I and Western Trust II funded their purchases of the debentures by issuing an aggregate of $16,000,000 in floating rate capital securities, or trust preferred securities, which were then pooled and sold. Western Trust I and Western Trust II secured the capital securities with the debentures issued by Western. A portion of these capital securities qualify as Tier 1 capital under the FRB's guidelines. The debentures are the only assets of Western Trust I and Western Trust II. FRB guidelines for calculation of Tier 1 capital to risk-weighted assets limits the amount of the capital securities which can be included in Tier 1 capital to 25% of total Tier 1 capital. The interest rates on each set of capital securities and debentures are the same and are computed on a 360-day basis. For the $6,000,000 in debentures and capital securities issued in July 2001, the rate is the three-month London Interbank Offered Rate, or LIBOR, plus 3.58%, with a maximum rate of 12.5% annually, adjustable quarterly. For the $10,000,000 in debentures and capital securities issued in December 2001, the rate is LIBOR plus 3.60%, also with a maximum annual rate of 12.5% annually, adjustable quarterly. The proceeds from the issuance of the debentures were used to retire short term debt and the related accrued interest, repurchase Western common stock, establish a reserve to fund the acquisition of Central, fund construction of Western's new headquarters and for other general corporate purposes.

        The debentures and capital securities accrue and pay distributions quarterly. Western has entered into contractual agreements which, when taken collectively, fully and unconditionally guarantee payment of: (1) accrued and unpaid distributions required to be paid on the capital securities; (2) the redemption price with respect to any capital securities called for redemption by Western Trust I or Western Trust II; and (3) payments due upon voluntary or involuntary dissolution, winding up, or liquidation of Western Trust I or Western Trust II.

        The capital securities are mandatorily redeemable upon maturity of the debentures in July 2031, and December 2031, or upon earlier redemption as provided in the indentures.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following discussion is designed to provide a better understanding of significant trends related to Western's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with Western's unaudited consolidated financial statements for the three months ended March 31, 2002 and 2001 and audited consolidated financial statements for the years ended December 31, 2001, 2000 and 1999 and notes thereto, as well as other financial information appearing in this proxy statement-prospectus.

        The following discussion pertains to Western's financial condition, changes in financial condition and results of operations, as of March 31, 2002 and December 31, 2001 and for the three months ended March 31, 2002 and 2001, and as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001. The consolidated financial statements of Western have been restated to include the results of operations of Roseville 1st Community Bancorp, Lake Community Bank and the financial position and results of operations of Sentinel Community Bank as a result of applying the pooling-of-interests method of accounting. Western operates through its banking subsidiaries, Western Sierra and Lake, and as of April 1, 2002, through Central.

  Financial Condition

        March 31, 2002 and December 31, 2001.    Western has grown from $510.6 million at December 31, 2001 to $542.3 million at March 31, 2002, an increase of $31.7 million. Since the first of the year, total gross loans and leases have increased by $2.9 million, cash and due from banks have increased by $3.1 million and federal funds sold have increased by $29.7 million. This growth was funded by a decrease in investments of $4.9 million and an increase in deposits of $26.4 million.

        December 31, 2001 and December 31, 2000.    Western experienced another year of growth and expansion in 2001. Total assets at December 31, 2001 were $510.6 million, an increase of $36.0 million, or 7.6%, over total assets of $474.6 million at December 31, 2000. Loans were $388.4 million, an increase of $59.2 million, or 18.0%, over total loans of $329.3 million at December 31, 2000. Loan growth was the result of continued marketing efforts, strong demand in Western's market areas (in contrast to the relative weak market in the nation as a whole) and the increased lending opportunities and additional market areas resulting from the mergers of Roseville 1st National Bank, Lake Community Bank and Sentinel Community Bank. In addition, Western Sierra occasionally purchased pools of loans in order to further diversify the portfolio and maximize profitability.

        Total deposits at December 31, 2001 were $448.6 million, an increase of $14.8 million, or 3.4%, over total deposits of $433.8 million at December 31, 2000. Most of the deposit growth occurred in noninterest-bearing deposits, an increase of 23.0% to $100.0 million at December 31, 2001. NOW accounts increased 10.2% to $58.2 million at December 31, 2001 and time deposits decreased 10.3% to $202.8 million at December 31, 2001. It is management's opinion that the relatively low current market interest rates have discouraged investment in time deposits. The majority of Western's deposits remain local core deposits. Lake Community Bank did occasionally fund its loan growth with non-local certificates of deposit.

        Total shareholders' equity at December 31, 2001 was $39.9 million, an increase of $3.8 million over total shareholders' equity of $36.1 million at December 31, 2000. The increase in shareholders' equity is due to an increase in retained earnings of $3.2 million for the twelve months ended December 31, 2001 and the exercise of stock options by employees and directors, which was partially offset by the repurchase of 163,000 shares of Western's common stock during 2001. Please see the Consolidated Statement of Changes in Shareholders' Equity in Western's audited consolidated financial statements for a detailed analysis of these changes.

        December 31, 2000 and December 31, 1999.    Western's total assets at December 31, 2000 were $474.6 million, an increase of $82.7 million, or 21.1%, over total assets of $391.9 million at December 31, 1999. Loans were $329.3 million, an increase of $54.9 million. or 20.0%, over total loans of $274.4 million at December 31, 1999.

        Total deposits at December 31, 2000 were $433.8 million over total deposits of $343.2 million at December 31, 1999, an increase of 26.4%, or $90.6 million. Most of the deposit growth occurred in time deposits of $100,000 or more, an increase of 59.0% to $86.4 million at December 31, 2000. NOW accounts increased 26% to $52.8 million at December 31, 2000 and other time deposits increased 28.0% to $139.8 million at December 31, 2000. The majority of Western's deposits remain local core deposits. Lake Community Bank did occasionally fund its loan growth with non-local certificates of deposit.

        Total shareholders' equity at December 31, 2000 was $36.1 million, an increase of $5.2 million over total shareholders' equity of $30.9 million at December 31, 1999. The increase in equity was due to an increase in retained earnings of $2.0 million for the twelve months ended December 31, 2000 and the exercise of stock options by employees and directors, which was partially offset by the repurchase of 30,623 shares of Western's common stock, and a change in the unrealized loss on available-for-sale securities in 2000.

  Results of Operations

        Three Months Ended March 31, 2002 and March 31, 2001.    Western reported net income of $1.8 million for the three months ended March 31, 2002 (or $0.48 per share, diluted) compared to $1.1 million (or $0.30 per share, diluted) for the same period in 2001. The quarterly earnings represent a $682,000, or 60.1%, increase over the same period in 2001.

        Factors contributing to the increase in operating results during the first quarter of 2002 as compared to the first quarter of 2001 include the following:

  •
  an increase in net interest income of $1.0 million over the same quarter in the previous year. The net increase is due to an overall increase in average earning assets and a shift to higher yielding assets (primarily loans) from lower yielding assets (primarily investments). Additionally, there was a transition from higher interest-bearing liabilities (primarily certificates of deposit) to lower interest-bearing liabilities (primarily savings deposits) and noninterest-bearing liabilities such as demand deposit accounts; and

  •
  an increase in the gain on sale and packaging of residential mortgage loans of $264,000 over the first quarter in the previous year. This increase is primarily due to the decreasing interest rate environment causing individuals to seek refinancing opportunities in addition to Western's aggressive marketing of mortgage loans.

        These increases in income were offset by an increase in salaries and benefits of $216,000 and data processing expenses of $141,000 for the first quarter of 2002. These increases are attributable to internal growth. Offsetting these increases was a decline in occupancy and equipment expense of $94,000.

        Years Ended December 31, 2001, 2000 and 1999.    Western recorded net income of $5.4 million, or $1.40 diluted earnings per share, for the year ended December 31, 2001, compared to net income of $3.9 million, or $1.01 diluted earnings per share, in 2000, and net income of $3.3 million, or $0.86 diluted earnings per share, in 1999.

        The increase in net income for each year above is generally attributed to increases in net interest income resulting from increases in earning assets, partially offset by an increase in provisions for loan losses and operating expenses.

  Net interest Income and Net Interest Margin

        Net interest income is the primary source of income for Western and represents the excess of interest and fees earned on interest-earning assets (loans, investments and federal funds sold) over the interest paid on deposits and borrowed funds. Net interest margin is net interest income expressed as a percentage of average earning assets.

        Three Months Ended March 31, 2002 and March 31, 2001.    For the three months ended March 31, 2002, interest income decreased by $901,000, or 9.6%, over the same period in 2001. However, interest expense on deposit accounts and borrowings decreased $1.9 million, or 45.5%, over the same three-month period in 2001. Average earning assets yielded 7.12% versus 8.43% a year ago, offset by a decrease in the average cost of funds to 2.46% from 4.66% a year ago. The net interest margin increased 55 basis points to 5.19% from 4.64% for the same period a year ago. The increase in net interest margin is attributed to Western's ability to reprice deposits to reflect the decreasing interest rate environment during 2001 and the fact that a significant portion of maturing time deposits were reinvested in lower cost interest bearing, demand or savings deposits.

        The following table presents for the periods indicated the distribution of Western's consolidated average assets, liabilities and shareholders' equity, as well as the total dollar amounts of interest income from and yields earned on average interest-earning assets and the dollar amounts of interest expense and rates paid on average interest-bearing liabilities. Nonaccrual loans, which are not considered material, are included in the calculation of the average balances of loans. Savings deposits include

NOW and money market accounts. The yields on investment securities are not computed on a tax equivalent basis. All yields and rates have been annualized.

	For the Three Months Ended March 31,
	2002			2001
	Average Balance	Interest Earned or Paid	Average Yield or Rate	Average Balance	Interest Earned or Paid	Average Yield or Rate Paid
	(Dollars in thousands)
Interest-earning assets:
Portfolio loans(1)	$387,590	$7,444	7.68%	$334,796	$7,706	9.21%
Investment securities	70,557	902	5.11%	69,183	1,080	6.24%
Federal funds sold	12,797	53	1.67%	37,128	519	5.59%
Interest-bearing deposits	253	6	9.82%	675	10	5.93%
Other securities	1,994	23	4.50%	933	14	6.00%

Average interest-earning assets	473,191	8,428	7.12%	442,715	9,329	8.43%

Average noninterest-earning assets	44,093			44,007
Allowance for loan losses	(5,230)			(4,468)

Total average assets	$512,054			$482,254

Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$149,171	377	1.01%	$126,695	700	2.21%
Time deposits	201,787	1,662	3.29%	231,639	3,473	6.00%
Other borrowings	20,779	247	4.76%	1,656	21	5.07%

Average interest-bearing liabilities	371,737	2,286	2.46%	359,990	4,194	4.66%

Noninterest-bearing deposits

Other liabilities

Shareholders' equity	42,408			36,606

Total average liabilities and shareholders' equity	$512,054			$482,254

Net interest income and net interest margin		$6,142	5.19%		$5,135	4.64%

(1)
Yields and amounts earned on loans include fees of approximately $            and $            for the three months ended March 31, 2002 and 2001, respectively.

        Years Ended December 31, 2001, 2000 and 1999.    Total interest income increased from $28.5 million in 1999 to $34.0 million in 2000, and to $35.8 million in 2001, representing a 19.4% increase in 2000 over 1999 and a 5.0% increase in 2001 over 2000. The total interest income increases in the periods discussed were primarily the result of growth in Western's established market areas.

        Total interest expense increased from $10.9 million in 1999 to $14.6 million in 2000, and decreased to $13.8 million in 2001, representing a 34.4% increase in 2000 from 1999, and a 5.8% decrease in 2001 from 2000. The decrease in interest expense from 2000 to 2001 was due to lower interest rates across all deposit types, partially offset by a larger deposit base and, more importantly, a change in the deposit mix from higher to lower cost deposits. The increase in interest expense in 2000 from 1999 was due to both increased deposits and an increasing interest rate environment.

        Western's net interest margin was 5.10% in 1999, 4.98% in 2000 and 4.87% in 2001. The change over these periods was a result of competition keeping earning asset yields from changing at the same pace as rates paid on deposits during the same period.

        The following table presents for the periods indicated the distribution of Western's consolidated average assets, liabilities and shareholders' equity, as well as the total dollar amounts of interest income from and yields earned on average interest-earning assets and the dollar amounts of interest expense and rates paid on average interest-bearing liabilities. Nonaccrual loans, which are not considered material, are included in the calculation of the average balances of loans. Savings deposits include NOW and money market accounts. The yields on investment securities are not computed on a tax equivalent basis.

	For the Years Ended December 31,
	2001			2000			1999
	Average Balance	Interest Earned or Paid	Average Yield or Rate	Average Balance	Interest Earned or Paid	Average Yield or Rate	Average Balance	Interest Earned or Paid	Average Yield or Rate
	(Dollars in thousands)
Interest-earning assets:
Portfolio loans(1)	$357,081	$30,758	8.61%	$295,654	$27,941	9.45%	$247,975	$22,847	9.21%
Investment securities	66,060	3,825	5.79%	71,145	4,416	6.21%	77,489	4,505	5.82%
Federal funds sold	28,133	1,155	4.10%	21,796	1,591	7.30%	16,868	944	5.59%
Interest-bearing deposits	641	42	6.55%	1,857	100	5.39%	3,468	212	6.11%

Average interest-earning assets	451,915	35,780	7.92%	390,452	34,048	8.72%	345,800	28,508	8.24%

Average noninterest-earning assets	45,546			41,608			37,582
Allowance for loan losses	(4,701)			(3,991)			(3,335)

Total average assets	$492,760			$428,069			$380,047

Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$138,644	2,311	1.67%	$120,199	2,653	2.21%	$106,551	2,484	2.33%
Time deposits	217,687	11,162	5.13%	193,550	11,565	5.98%	161,796	7,907	4.89%
Other borrowings	4,933	279	5.66%	6,264	377	6.02%	9,443	467	4.96%

Average interest-bearing liabilities	361,264	13,752	3.82%	320,013	14,595	4.56%	$277,790	10,858	3.91%

Noninterest bearing deposits	90,063			75,559			71,207
Other liabilities	3,865			333			2,789
Shareholders' equity	37,568			32,164			28,261

Total average liabilities and shareholders' equity	$492,760			$428,069			$380,047

Net interest income and net interest margin		$22,028	4.87%		$19,453	4.98%		$17,650	5.10%

(1)
Yields and amounts earned on loans include fees of approximately $            , $289,000 and $385,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

  Analysis of Changes in Net Interest Income

        The following tables set forth an analysis of changes in interest income and interest expense for each major category of interest-earning assets and interest-bearing liabilities attributable to volume and rate changes for the periods indicated. Changes not attributable solely to rate and volume are allocated to volume. For purposes of this analysis, the changes in investment securities are not computed on a tax equivalent basis.

	For the Three Months Ended March 31, 2002 Over 2001
	Change in Net Interest Income Due To:
	Volume	Rate	Total
	(Dollars in thousands)
Increase (decrease):
Portfolio loans	$1,014	$(1,276)	$(262)
Investment securities	4	(182)	(178)
Federal funds sold	(101)	(365)	(466)
Interest-bearing deposits	(10)	6	(4)
Equity investments	12	(3)	9

Total interest income	919	(1,820)	(901)

Interest-bearing demand and savings deposits	57	(380)	(323)
Time deposits	(246)	(1,565)	(1,811)
Other borrowings	227	(1)	226

Total interest expense	38	(1,946)	(1,908)

Change in net interest income	$881	$126	$1,007

	For the Years Ended December 31,
	2001 Over 2000			2000 Over 1999
	Change in Net Interest Income Due to:			Change in Net Interest Income Due to:
	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in thousands)
Increase (decrease):
Portfolio loans	$5,805	$(2,988)	$2,817	$4,393	$701	$5,094
Investment securities	(316)	(275)	(591)	(369)	280	(89)
Federal funds sold	463	(899)	(436)	275	372	647
Interest-bearing deposits	(65)	7	(58)	(98)	(14)	(112)

Total interest income	5,887	(4,155)	1,732	4,201	1,339	5,540

Interest-bearing demand and saving deposits	407	(749)	(342)	318	(149)	169
Time deposits	1,442	(1,845)	(403)	1,552	2,106	3,658
Other borrowings	(80)	(18)	(98)	(158)	68	(90)

Total interest expense	1,769	(2,612)	(843)	1,712	2,025	3,737

Change in net interest income	$4,118	$(1,543)	$(2,575)	$2,489	$(686)	$1,803

  Noninterest Income

        Western's noninterest income consists primarily of service charges on deposit accounts, other service fees mortgage loan origination and processing fees, and gains on sales of investment securities.

        Three Months Ended March 31, 2002 and 2001.    For the three months ended March 31, 2002, noninterest income increased $402,000, or 36.9%, over the same period in 2001. Income from service charges and fees increased $124,000, or 23.6%, due to increases in fees charged and an increase in volume. In addition, income from mortgage loan origination and packaging fees increased $264,000, or 53.3%, over the same period in the prior year. The reasons for the increases are:

  •
  higher refinancing activity due to a decrease in mortgage interest rates;

  •
  an increase in Western's market share due to expansion of loan staff and increased marketing effort; and

  •
  an expansion of Western's line of mortgage products.

        Years Ended December 31, 2001, 2000 and 1999.    Noninterest income increased 45.4%, or $1.7 million, to $5.4 million for 2001 from $3.7 million for 2000. Noninterest income for 2000 increased by $165,000, or 4.6%, from $3.6 million earned in 1999. Increases in each year were driven by a favorable mortgage loan market due to decreasing mortgage interest rates.

        The following table sets forth the components of Western's noninterest income for the periods indicated:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2002	2001	2001	2000	1999
	(Dollars in thousands)
Service charges and fees	$650	$526	$2,076	$1,626	$1,623
Gain(loss) on sale of investment securities	6	1	120	40	(24)
Gain on sale of loans	759	495	2,584	1,239	1,214
Other	75	66	667	840	767

Total	$1,490	$1,088	$5,447	$3,745	$3,580

  Noninterest Expense

        Noninterest expenses consist of salaries and related employee benefits, occupancy and equipment expenses, data processing fees, professional fees and other operating expenses.

        Three Months Ended March 31, 2002 and March 31, 2001.    For the three months ended March 31, 2002, noninterest expense increased $356,000, or 8.3%, over the same period in 2001.

        Salaries and benefits increased $216,000, or 9.3%, in 2002 over the same three-month period in 2001. This increase was due primarily to the increase in commissions related to the increased income on mortgage loan origination and packaging fees and the implementation of new company-wide incentive programs.

        Years Ended December 31, 2001, 2000 and 1999.    Non-interest expense amounted to $17.9 million in 2001, $16.6 million in 2000 and $15.4 million in 1999. This represents an increase of $1.3 million, or 7.7%, in 2001 and an increase of $1.2 million, or 7.8%, in 2000. Western continues to believe that to be able to compete in the current environment of decreasing interest margins and increased competition, the controlling of operating expenses is essential. The consolidation of many operational functions in addition to other areas such as supplies, forms, advertising and marketing was completed in 1999. This had a positive impact on Western's overhead and efficiency ratios. During 2000 and 2001 additional accounting and data processing responsibilities were combined to further enhance the operating efficiencies of the organization. Management continues to closely monitor this area. Salaries and benefits have continued to increase due primarily to commissions and incentives paid. Management believes that the increase in the volume of business more then compensates for this increase in commissions and incentives. Merger expense in 2000 related to the acquisition of Sentinel accounted for as a pooling of interests. Professional fees increased 91.7%, or $733 thousand, in 2001 over 2000 primarily due to a major study of the entire organization and all of its profit centers. It is the opinion of management that this expenditure will result in a much more efficient organization and a greater return to the shareholders; however, management does not guarantee that these efficiencies will be achieved.

        The following table describes the components of other non-interest expense for the periods indicated:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2002	2001	2001	2000	1999
	(Dollars in thousands)
Salaries and benefits	$2,540	$2,324	$9,503	$8,561	$7,790
Occupancy and equipment	565	659	2,804	2,301	2,401
Merger expenses			—	1,143	353
Professional fees			1,532	799	810
Data processing	309	168	496	621	585
Stationary and supplies			432	410	255
Other real estate			—	—	102
Advertising and promotion			218	245	166
Other operating expense	1,255	1,162	2,891	2,522	2,939

Total	$4,669	$4,313	$17,876	$16,602	$15,401

  Provision for Loan and Lease Losses

        The provision for loan and lease losses corresponds directly to the level of the allowance deemed by management of Western and its banking subsidiaries sufficient to offset potential losses. The balance in the allowance reflects the amount which, in their judgement, is adequate to provide for these potential losses after weighing the mix of the loan portfolio, current economic conditions, past loan experience and such other factors as deserve recognition in estimating loan and lease losses.

        Three Months Ended March 31, 2002 and March 31, 2001.    For the three months ended March 31, 2002, Western provided $400,000 for possible loan losses compared to $90,000 for the same period in 2001. Loan charge-offs, net of recoveries, for the three months ended March 31, 2002 were $268,000 compared to $223,000 for the same period in 2001. The ratio of the allowance for loan and lease losses to total loans was 1.32% and 1.31% at March 31, 2002 and 2001, respectively.

        Years Ended December 31, 2000, 1999 and 1998.    Western provided $925,000 for loan and lease losses in 2001, $380,000 in 2000 and $920,000 in 1999. Loan recoveries, net of charge-offs, in 2000 were $221,000. In 2001, loan charge-offs, net of recoveries, were $223,000, and in 1999 were $114,000. The ratio of the allowance for loan and lease losses to total gross loans was 1.31 in 2001, 1.33% in 2000, and 1.38%.

        For the three months ended March 31, 2002 and 2001 and the years ended December 31, 2001, 2000 and 1999 Western believes that the amounts provided for loan and lease losses were sufficient to maintain an adequate allowance for loan and lease losses. However, no assurances can be given that future provisions for loan and lease losses will not be higher.

  Income Taxes

        The following table reflects Western's income tax provisions and related effective income tax rates for the periods indicated:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2002	2001	2001	2000	1999
	(Dollars in thousands)
Income tax provision	$747	$686	$3,238	$2,332	$1,601

Effective income tax rate	29.2%	37.7%	37.3%	37.5%	32.6%

        The changes in Western's income tax provisions and effective tax rates for the periods presented are attributed to changes in the relative amounts of tax-exempt income and non-deductible expenses. Additionally, during the first quarter of 2002, Western implemented certain tax strategies designed to reduce its state income tax liability. Due to these strategies, Western's effective income tax rate declined 80 basis points to 29.2%.

  Liquidity

        Western is a legal entity, separate and distinct from its subsidiaries. Although there exists the ability to raise capital on its own behalf (such as the placement of trust preferred securities) or borrow from external sources, Western primarily obtains additional funds through dividends paid by, and fees for services provided to, its subsidiaries. Regulations limit the amount of dividends as well as service fees paid by Western's subsidiaries. These fees and dividends have been adequate for Western to meet its obligations, and it is anticipated that Western will be able to continue to rely on this income to fund its separate obligations. Western, however, may not always be able to rely solely on its current or future subsidiaries to meet its liquidity needs. To mitigate this possibility, Western has established an unsecured line of credit with Pacific Coast Bankers' Bank in the amount of $5 million. In addition, Western's subsidiary banks have $12 million in unsecured borrowing arrangements with three correspondent banks. Western is currently in the process of obtaining a $2.4 million loan from its wholly-owned subsidiary, Lake Community Bank, secured by a first lien on Western's headquarters. As of March 31, 2001, there were no amounts outstanding under these credit facilities.

        Western does not engage in hedging activities or purchase high-risk derivative investments. Furthermore, Western and its subsidiaries are not subject to foreign currency exchange rate risk or commodity price risk.

        At March 31, 2002 Western had adequate liquidity to meet its anticipated obligations.

        Western and its banking subsidiaries have developed a funds management policy which has been approved by Western's and the banking subsidiaries' Boards of Directors. The funds management policy establishes guidelines for investment practices and liquidity management. The goals of the funds management policy are to:

  •
  provide liquid funds to meet the cash demands of deposit customers;

  •
  provide adequate funds to meet the demands of loan customers;

  •
  maintain adequate reserves required by regulatory agencies; and

  •
  maximize earnings within the limits of safe and sound banking practices.

        The banking subsidiaries measure their liquidity based on a ratio of liquid assets (cash and due from banks, unpledged investment securities, federal funds sold and loans available for sale) divided by total liabilities. Based on this measure, Western's management believes that the liquidity at Western's banking subsidiaries is adequate.

        At March 31, 2002 Western's consolidated liquidity ratio was 26.9%. Western's consolidated liquidity ratios at December 31, 2001, December 31, 2000 and December 31, 1999 were 29.7%, 19.8% and 15.5%, respectively.

  Investment Portfolio

        Western classifies its investment securities as trading, held-to-maturity or available-for-sale. Western intends to hold all securities classified as held-to-maturity until their scheduled maturities, and management believes that it has the ability to do so. Securities classified as available-for-sale may be sold to implement Western's, Western Sierra's, Lake's and Central's funds management strategies and in response to changes in interest rates, prepayment Western rates and similar factors.

        Trading Securities.    The estimated market value of trading securities at March 31, 2002, December 31, 2001 and December 31, 2000 totaled $20,000, $16,000 and $15,000, respectively. Net unrealized appreciation of trading securities of $            and $                        was included in noninterest income for the three months ended March 31, 2001 and 2000, respectively. Net unrealized appreciation of trading securities of $1,000, $21,000 and $42,000 was included in non-interest income for the years ended December 31, 2001, 2000 and 1999, respectively. Proceeds and gross realized for the three months ended March, 31, 2002 were $                         and $            respectively. Proceeds and gross realized gains from the sale of trading securities for the year ended December 31, 2000 totaled $242,000 and $9,000, respectively. There were no sales of trading securities for the years ended December 31, 2001 and 1999. There were no transfers of trading securities for the quarter ended March 31, 2002 and years ended December 31, 2001, 2000 and 1999.

        Investment Securities.    The following table summarizes the maturities of Western's available-for-sale and held-to-maturity investment securities, their recorded values and their weighted average yields as of the dates presented. Yields on tax-exempt securities have not been computed on a tax-equivalent basis.

Securities Available-for-Sale at March 31, 2002
	Within One Year			One to Five Years			Five to Ten Years			Over Ten Years			Total
	Amount	Yield		Amount	Yield		Amount	Yield		Amount	Yield		Amount	Yield
(Dollars in Thousands)
U.S. Govt. and agencies	$		%	$		%	$		%	$		%	$		%
Municipal obligations			%			%			%			%			%
Corporate and other			%			%			%			%			%
Stock and other

Total	$		%	$		%	$		%	$		%	$		%

Securities Held-to-Maturity at March 31, 2002
	Within One Year			One to Five Years			Five to Ten Years			Over Ten Years			Total
	Amount	Yield		Amount	Yield		Amount	Yield		Amount	Yield		Amount	Yield
(Dollars in Thousands)
U.S. Govt. and agencies	$		%	$		%	$		%	$		%	$		%
Municipal obligations			%			%			%			%			%

Total	$		%	$		%	$		%	$		%	$		%

	Securities Available-for-Sale at December 31, 2001
	Within One Year		One to Five Years		Five to Ten Years		Over Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in Thousands)
U.S. Govt. and agencies	$—	—%	$48	6.38%	$1,050	4.53%	$31,620	6.44%	$32,718	6.38%
Municipal obligations	297	4.36%	1,574	4.96%	1,421	5.73%	23,920	5.18%	27,212	5.19%
Corporate and other	1,783	6.51%	2,366	6.86%	—	—%	970	9.66%	5,119	7.23%
Stock and other	—	—%	—	—%		—%	2,409	—%	2,409	—%

Total	$2,080	6,21%	$3,988	6.19%	$2,471	5.22%	$58,919	5.80%	$67,458	5.74%

	Securities Held-to-Maturity at December 31, 2001
	Within One Year		One to Five Years		Five to Ten Years		Over Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in Thousands)
U.S. Govt. and agencies	$0	—%	$526	6.55%	$47	7.93%	$3,197	5.99%	$3,770	6.09%
Municipal obligations	30	5.31%	1,357	5.64%	2,027	4.87%	0	—%	3,414	5.18%

Total	$30	5.31%	$1,883	5.89%	$2,074	4.94%	$3,197	5.99%	$7,184	5.66%

        The following tables summarize the recorded values of Western's investment securities as of the dates indicated:

	Securities Available-for-Sale
			December, 31
	March 31, 2002
			2001	2000	1999
	(Dollars in Thousands)
U.S. Government and agencies	$		$32,718	$35,670	$31,582
Municipal obligations			27,212	14,984	14,318
Corporate and other			7,528	8,512	10,214

Total		$63,173	$67,458	$59,166	$56,114

	Securities Held-to-Maturity
			December 31,
	March 31, 2002
			2001	2000	1999
	(Dollars in Thousands)
U.S. Government and agencies	$		$3,770	$8,160	$10,518
Municipal obligations			3,414	3,444	3,517

Total		$6,570	$7,184	$11 604	$14,035

  Loan Portfolio

        Western manages its credit risk through diversification of its loan portfolio and the application of underwriting policies and procedures and credit monitoring practices. Although Western has a diversified loan portfolio, a significant portion of its borrowers' ability to repay their loans depends upon the professional services and real estate development industries. Generally, the loans are secured by real estate or other assets and are expected to be repaid from the cash flows of the borrower or proceeds from the sale of the collateral. Loans are carried at face amount, less payments collected and the allowance for possible loan losses. Interest on all loans is accrued monthly on a simple interest basis.

        The following table sets forth the amounts of loans outstanding by category as of the dates indicated:

		December 31,
	March 31, 2002
		2001	2000	1999	1998	1997
	(Dollars in thousands)
Real estate mortgage	$244,264	$235,981	$217,095	$157,368	$120,339	$111,354
Real estate construction	68,943	72,051	59,106	41,758	23,559	25,687
Commercial	63,184	64,931	38,854	51,205	47,806	40,664
Lease financing	3,068	3,496	3,982	1,763	1,383	698
Installment	4,087	4,461	6,051	7,680	6,716	6,878
Agriculture	8,835	8,574	5,025	15,370	16,268	13,942
Less deferred fees	(1,118)	(1,060)	(862)	(788)	(661)	(913)

Total loans	391,263	388,434	$329,251	$274,356	$215,410	$198,310
Less allowance for loan and lease losses	(5,229)	(5,097)	(4,395)	(3,794)	(2,988)	(3,014)

Net loans	$386,034	$383,337	$324,856	$270,562	$212,422	$195,296

        Western's largest loan concentrations are real estate mortgage and construction loans and commercial loans and leases. These concentrations accounted for approximately 80.1% and 16.9%, respectively, of Western's total loan portfolio at March 31, 2002. As of December 31, 2001, real estate mortgage and construction loans and commercial loans and leases accounted for approximately 79.3% and 17.6%, respectively, and approximately 83.9% and 13.0%, respectively, at December 31, 2000.

        Real Estate Loans.    Real estate loans are primarily made for the purpose of purchasing, refinancing, improving or constructing single family residences as well as commercial and industrial properties. The risks associated with speculative construction lending includes the borrower's inability to complete and sell the project, the borrower's incorrect estimate of necessary construction funds and/or time for completion and economic changes, including depressed real estate values and increased interest rates. Management of the banking subsidiaries have established underwriting criteria to minimize losses on speculative construction loans by lending only to experienced developers and contractors with proven track records. Real estate construction loans are generally written with terms of six to twelve months and usually do not exceed a loan to appraised value ratio of 75% to 80%. Management of the banking subsidiaries have established underwriting criteria to minimize losses on speculative construction loans by lending only to experienced developers and contractors with proven records of success.

        At March 31, 2002 and December 31, 2001, approximately      % and      %, respectively, of Western's single family real estate construction loans consisted of loans secured by first trust deeds on the construction of owner-occupied single family dwellings. The remaining            % and            %, respectively, consisted of loans secured by first trust deeds on speculative single family dwellings.

        Commercial loans and Lease Financing    Western's banking subsidiaries provide commercial loans and lease financing for the purpose of providing working capital, financing the purchase of equipment or inventory and for other business purposes. Such loans include loans with maturities ranging from 30 to 360 days and term loans, which are loans with maturities normally ranging from one to five years. Short-term business loans are generally used to finance current transactions and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for monthly payments of both principal and interest.

        Western's banking subsidiaries extend lines of credit to business customers. On business credit lines, Western's banking subsidiaries specify a maximum amount which it stands ready to lend to the customer during a specified period in return for which the customer agrees to maintain its primary banking relationship with the banking subsidiary. The purpose for which such loans will be used and the security pledged, if any, are determined before the banking subsidiary commits to extend credit. Normally, the banking subsidiary does not make credit line commitments in material amounts for periods in excess of one year.

        Loan Commitments.    In the normal course of business, there are various commitments outstanding to extend credit that are not reflected in the financial statements. Annual review of commercial credit lines and ongoing monitoring of outstanding balances reduces the risk of loss associated with these commitments. As of March 31, 2002 Western had $       million in unfunded commercial real estate loan commitments which are secured by real estate, and $       million in unfunded unsecured commercial loan commitments. In addition, Western had $       million in other unused commitments. Western's undisbursed commercial loan commitments represent primarily business lines of credit. The undisbursed construction commitments represented undisbursed funding on construction projects in process. The mortgage loan commitments represented approved but unfunded mortgage loans.

        Based upon experience and prevailing economic conditions, Western anticipates that approximately    % of the unfunded loan commitments at March 31, 2002 will be disbursed within the next twelve months..

        Maturities and Sensitivities of Loans to Changes in Interest Rates.    Western's banking subsidiaries make both fixed and variable rate loans. The following table sets forth the amounts of loans outstanding at December 31, 2001, which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years. In addition, the table shows the distribution of such loans with fixed interest rates and those with variable interest rates. The rates of interest charged on variable rate loans are set at specific increments in relation to Western Sierra's, Lake's and, as of April 1, 2002, Central's published lending rates and vary as their lending rates vary. At December 31, 2001, approximately      % of the loan portfolio was compromised of variable rate loans. Nonperforming loans are included in this schedule based on their scheduled maturities, even though the banking subsidiaries may be unable to collect such loans at their maturity dates.

	One Year or Less	Over One Year But Less Than Five Years	Over Five Years	Total
	(Dollars in thousands)
Real estate—mortgage	$	$	$		$235,981
Real estate—construction					72,051
Commercial					64,931
Agriculture					8,574
All other loans					7,957

Total gross loans	$	$	$		$389,494

Deferred loan fees					(1,060)
Total loans					$388,434

Loans with fixed interest rates	$	$	$	$

Loans with variable interest rates
Total gross loans	$	$	$		$389,494

Deferred loan fees					(1,060)
Total loans					$388,434

        Nonperforming Assets.    Western's banking subsidiaries attempt to minimize credit risk through their underwriting and credit review policies. Western's banking subsidiaries conduct their own internal credit review. Their loan committees and the loan committee of Western's Board of Directors review the asset quality of new and problem loans on a monthly basis and report the findings to the full board. In management's opinion, this loan review system facilitates the early identification of potential problem loans. It is Western's policy to place loans on nonaccrual status when principal or interest on a loan is past due 90 days or more, unless the loan is both well-secured and in the process of collection. A loan is considered to be in the process of collection if, based on a probable specific event, it is expected that the loan will be repaid or brought current. Generally, this collection period would not exceed 90 days. When a loan is placed on nonaccrual status, Western's general policy is to reverse and charge against current income previously accrued but unpaid interest. Interest income on such loans is subsequently recognized only to the extent that cash is received and future collection of principal is deemed by management to be probable. Where the collectibility of the principal of or interest on a loan is considered to be doubtful by management, it is placed on nonaccrual status prior to becoming 90 days delinquent. Problem loans are maintained on accrual status only when Western's and its banking subsidiaries' management are confident of full repayment within a reasonable period of time.

        The following table sets forth the amount of Western's nonperforming assets and certain ratios as of the dates indicated:

		December 31,
	March 31, 2002
		2001	2000	1999	1998	1997
	(Dollars in thousands)
Nonaccrual loans	$1,532	$2,656	$1,121	$543	$1,406	$3,398
Restructured loans in compliance with modified terms	—	—	—	—	277	—

Total nonperforming loans	1,532	2,656	1,121	543	1,683	3,398
Other real estate owned	614	—	—	715	2,241	2,240

Total nonperforming assets	$2,146	$2,656	$1,121	$1,258	$3,924	$5,638

Nonperforming loans to total loans	0.39%	0.68%	0.34%	0.20%	0.78%	1.72%
Nonperforming assets to total assets	0.40%	0.52%	0.24%	0.32%	1.03%	1.75%
Allowance for loan losses to nonperforming assets	243.66%	191.91%	392.06%	301.59%	76.12%	53.46%
Allowance for loan losses to nonperforming loans	341.32%	191.91%	392.06%	698.71%	177.48%	88.70%

        For the three months ended March 31, 2002, approximately $            in interest income would have been recorded had all nonaccrual loans been current in accordance with their original terms. There was no interest income included in net income for nonaccrual loans for the three months ended March 31, 2002.

  Allowance for Loan And Lease Losses

        The allowance for loan and lease losses is established through charges to earnings in the form of the provision for loan and lease losses. When a loan or lease is deemed uncollectible, it is charged against the allowance. Any recoveries previously charged-off are credited back to the allowance. The adequacy of the allowance for loan and lease losses and of the related provision for possible loan and lease losses required is determined based upon management's judgment, taking into consideration such factors as:

  •
  economic conditions;

  •
  borrowers' financial conditions;

  •
  loan impairment;

  •
  evaluation of industry trends;

  •
  industry and other concentrations;

  •
  loans which are contractually current as to payment terms, but demonstrate a higher than normal degree of risk as identified by management;

  •
  continuing evaluation of the performing loan portfolio;

  •
  monthly review and evaluation of problem loans having loss potential;

  •
  off-balance sheet risks;

  •
  assessments by regulators and third parties;

  •
  knowledge of the borrowers' businesses and credit histories; and

  •
  the value of collateral, if any, securing the loan.

        The adequacy of Western's allowance for loan and lease losses is based on three components. First is the dollar weighted risk rating of the loan portfolio, including outstanding leases. Every extension of credit is assigned a risk rating based upon a comprehensive definition intended to measure inherent lending risks. Each rating has an assigned risk factor expressed as a reserve percentage. Second, specific reserves are assigned to individual loans identified as potential problem loans. These are estimated potential losses associated with specific borrowers based upon collateral value and other events causing an increased risk rating. Third, Western's banking subsidiaries maintain an unallocated reserve comprised of allocations for qualitative factors, such as those described above and imprecisions in the model, that may affect individual components of the portfolio.

        The allowance for loan and lease losses is a general reserve available against the total loan and lease portfolio and off balance sheet credit exposure. It is maintained without any interallocation to the categories of the loan portfolio, and the entire allowance is available to cover loan and lease losses. While management uses available information to recognize losses on loans and leases, future additions to the allowance may be necessary based on changes in economic and other conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Western's allowance for loan and lease losses. These agencies may require Western to provide additions to the allowance based on their judgment of the information available to them at the time of their examination. There is also uncertainty concerning future economic trends. Accordingly, it is not possible to predict the effect of future economic trends on the level of the provision for loan and lease losses in future periods.

        The following table provides certain information for the periods indicated with respect to Western's allowance for loan and lease losses. The data presented in the following table should not be interpreted as an indication that charge-off and recovery activity in future periods will occur in the amounts stated or in the same proportions.

		As of December 31,
	March 31, 2002
		2001	2000	1999	1998	1997
	(Dollars in thousands)
Balance at beginning of period	$5,097	$4,395	$3,794	$2,988	$3,014	$2,169
Charge-offs:
Commercial loans	14	—	116	231	868	110
Real estate mortgage loans	—	151	171	28	133	125
Real estate construction loans	—	—	—	—	—	40
Agriculture loans	256	137
Installment loans	6	27	62	25	112	173

Total charge-offs	276	315	349	284	1,113	448

Recoveries:
Commercial loans	5	36	169	139	40	9
Real estate mortgage loans	—	37	382	—	—	4
Installment loans	3	19	19	31	36	37

Total recoveries	8	92	570	170	76	50

Net charge-offs (recoveries)	268	223	(221)	114	1,037	398
Provision for loan and lease losses	400	925	380	920	1,011	1,243

Balance at end of period	$5,229	$5,097	$4,395	$3,794	$2,988	$3,014

Net charge-offs during the period to average loans (annualized)	0.28%	0.06%	(0.07%)	0.05%	0.50%	0.21%
Allowance for loan and lease losses to total loans	1.32%	1.31%	1.33%	1.38%	1.39%	1.53%
Allowance for loan and lease losses to nonperforming loans	341.32%	191.91%	392.06%	698.71%	177.54%	88.70%

        The table below sets forth the allocation of the allowance for loan and lease losses by loan type as of the dates specified. The allocation of individual categories of loans includes amounts applicable to specifically identified as well as unidentified losses inherent in that segment of the loan portfolio and will necessarily change whenever management determines that the risk characteristics of the loan portfolio have changed. Management believes that any breakdown or allocation of the allowance for loan and lease losses into loan categories lends an appearance of exactness which does not exist, in that the allowance is utilized as a single unallocated allowance available for all loans and undisbursed commitments. The allocation below should not be interpreted as an indication of the specific amounts of or loan categories in which future charge-offs may occur.

	March 31, 2002
	Allowance Amount	Percent of Loans in Each Category to Total Loans(1)
	(Dollars in thousands)
Real estate mortgage	$	$62.3%
Real estate construction		17.6%
Commercial		16.1%
Lease financing		0.8%
Installment		1.0%
Agriculture		2.2%
Unallocated		—

Total	$	$100.0%

(1)
Percentages are based on total loans before deferred loan fees.

	December 31,
	2001		2000		1999		1998		1997
	Allowance Amount	Percentage of Loans in Each Category to Total Loans(1)	Allowance Amount	Percentage of Loans in Each Category to Total Loans(1)	Allowance Amount	Percentage of Loans in Each Category to Total Loans(1)	Allowance Amount	Percentage of Loans in Each Category to Total Loans(1)	Allowance Amount	Percentage of Loans in Each Category to Total Loans(1)
	(Dollars in thousands)
Real estate mortgage	$2,118	60.6%	$1,442	65.8%	$1,171	57.2%	$809	55.7%	$930	55.9%
Real estate construction	739	18.5%	392	17.9%	320	15.2%	140	10.9%	185	12.9%
Commercial	850	16.7%	732	11.8%	367	18.6%	493	22.1%	456	20.4%
Lease financing	35	0.9%	40	1.2%	18	0.6%	14	0.6%	7	0.4%
Installment	81	1.1%	90	1.8%	96	2.8%	100	3.1%	7	3.4%
Agriculture	267	2.2%	50	1.5%	154	5.6%	162	7.6%	129	7.0%
Unallocated	1,007	—	1,649	—	1,668	—	1,270	—	1,300	—

Total	$5,097	100.0%	$4,395	100.0%	$3,794	100.0%	$2,988	100.0%	$3,014	100.0%

  Deposits

        Deposits represent Western's banking subsidiaries' primary source of funds. Western's banking subsidiaries' deposits are primarily core deposits in that they are demand, savings and time deposits generated from local businesses and individuals. Except as discussed below, these deposit sources are considered to be relatively stable, long-term relationships, thereby enhancing steady growth of the deposit base without major fluctuations in overall deposit balances. Western's banking subsidiaries experience some seasonality with a slower growth period from November through April, and a higher growth period from May through October. Also, there are two title insurance companies whose deposits can fluctuate as much as $10.0 million per day. In order to assist in meeting any funding demands, Western's banking subsidiaries maintain unsecured borrowing arrangements with several correspondent banks in addition to a secured borrowing arrangement with the Federal Home Loan Bank for longer, more permanent funding needs.

        The following table sets forth the distribution of Western's average daily deposits for the periods indicated:

					December 31,
	March 31, 2002				2001		2000		1999
	Average Balance		Average Rate		Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
	(Dollars in thousands)
Transaction accounts:
Savings	$			%	$30,028	1.49%	$28,777	2.41%	$28,715	2.25%
Money market and NOW				%	108,616	1.72%	91,422	2.50%	77,836	2.36%
Noninterest-bearing			—		90,063	—	75,559	—	71,207	—
Time deposits		201,787	3.29%		217,687	5.13%	193,550	5.98%	161,796	4.89%

Total average deposits	$				$446,394	3.02%	$389,308	3.74%	$339,554	3.06%

        Western's time deposits of $100,000 or more had the following schedule of maturities at March 31, 2002:

Amount
(Dollars in thousands)
Remaining Maturity:
Three months or less	$
Over three months through six months
Over six months through twelve months
Over twelve months

Total	$

  Other Borrowings

        The following table summarizes the balances outstanding at the end of the periods indicated, the highest amount of borrowings outstanding at any month-end during each period, indicating the relevant month end, the three month average balance of borrowings and the weighted average rate paid for each period indicated:

				December 31,
	March 31, 2002
				2001	2000	1999
	(Dollars in Thousands)
Average short-term borrowings	$			$117	$6,264	$9,443
Balance at period end		$5,000		$2,400	$1,150	$15,300
Interest rate at period end			%	1.50%	9.41%	6.59%
Maximum amount at any month end	$			$2,400	$13,817	$15,300
Month end				December	January	December
Weighted average interest rate				5.66%	6.02%	4.95%

        The terms of Western's short-term borrowings during the above periods varied, based upon the source of the borrowed funds as follows:

  •
  overnight federal funds purchased at prevailing overnight rates;

  •
  three and six month term borrowings under a blanket lien agreement with the Federal Home Loan Bank, secured by mortgage loans at prevailing rates charged by the Federal Home Loan Bank; and

  •
  advances from the Federal Home Loan Bank at prevailing rates charged for such advances, with securities pledged as collateral.

        The majority of the borrowings were on behalf of Sentinel Community Bank prior to the merger which, as a savings institution, depended more heavily on these sources of funds. This trend is expected to decline substantially in the future.

  Quantitative and Qualitative Disclosure About Market Risk

        As financial institutions, Western's banking subsidiaries' primary component of market risk is interest rate volatility. Fluctuation in interest rates will ultimately impact both the level of income and expense recorded on a large portion of their assets and liabilities, and the market value of all interest-earning assets and interest-bearing liabilities, other than those which possess a short-term to maturity. Virtually all of Western's interest-earning assets and interest-bearing liabilities are located at the banking subsidiary level. Thus, virtually all of Western's interest rate risk exposure lies at the banking subsidiary level. As a result, all significant interest rate risk management procedures are performed at the banking subsidiary level. Based upon the nature of their operations, the banking subsidiaries are not subject to foreign currency exchange or commodity price risks. Western's real estate loan portfolios, concentrated primarily within Northern California, are subject to risks associated with the local economies.

        The fundamental objective of Western's management of its assets and liabilities is to maximize Western's economic value while maintaining adequate liquidity and an exposure to interest rate risk deemed by management to be acceptable. Management believes an acceptable degree of exposure to interest rate risk results from the management of assets and liabilities through maturities, pricing and mix to attempt to neutralize the potential impact of changes in market interest rates. Western's profitability is dependent, to a large extent, upon its net interest income which is the difference between its interest income earned on interest-earning assets, such as loans and investment securities, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. Western, like other financial institutions, is subject to interest rate risk to the degree that its interest-earning assets reprice at different times than its interest-bearing liabilities. Western manages its mix of assets and liabilities with the goals of limiting its exposure to interest rate risk, ensuring adequate liquidity, and coordinating its sources and uses of funds.

        Western seeks to control its interest rate risk exposure in a manner that will allow for adequate levels of earnings and capital over a range of possible interest rate environments. Western's banking subsidiaries have adopted formal policies and practices to monitor and manage interest rate risk exposure. As part of this effort, they measure interest rate risk utilizing third party reports and analyses that are based on the Call Reports of the individual subsidiary banks' data, plus management's assumptions. This analysis determines the effect that 100 basis point and 200 basis point changes in the prime rate (either up or down) have on net interest income over a projected twelve month period, enabling management to make any adjustments as necessary.

        The following table sets forth as of March 31, 2002, the distribution of repricing opportunities for Western's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap, the cumulative interest rate sensitivity gap, the interest rate sensitivity gap ratio (i.e. interest-earning assets divided by interest-bearing liabilities) and the cumulative interest rate sensitivity gap ratio:

	Within Three Months	After Three Months But Within One Year	After One Year But Within Five Years	After Five Years	Total
	(Dollars in thousands)
Interest-earning assets:
Federal funds sold	$35,495				$35,495
Investment securities and other	6,351	$8,895	$14,260	$40,777	70,283
Loans	137,498	55,401	100,136	102,523	395,558

Total earning assets	179,344	64,296	114,396	143,300	501,336
Other assets					40,944

Total assets					$542,280
Interest-bearing liabilities:
Savings	22,503	11,251			$33,754
Interest-bearing transaction accounts	91,053	24,903			115,956
Time deposits	98,954	93,016	15,545	101	207,616
Other borrowings	21,000	350		21,350

Total interest-bearing liabilities	233,510	129,170	15,895	101	378,676
Other liabilities					105,938

Total liabilities					$484,614
Interest rate sensitivity gap	$(54,166)	$(64,874)	$98,501	$143,199	$122,660
Cumulative interest rate sensitivity gap	$(54,166)	$(119,040)	$(20,539)	$122,660	$122,660
Interest rate sensitivity gap to total assets	(10.00)%	(11.98)%	18.19%	26.44%	22.65%
Cumulative interest rate sensitivity gap to total assets	(10.00)%	(21.98)%	(3.79)%	22.65%	22.65%
Ratio of rate sensitive assets to rate sensitive liabilities	0.77	0.50	7.20	N/A	1.32
Cumulative ratio	0.77	0.67	0.95	1.32	1.32

        The opportunity to reprice assets in the same dollar amounts and at the same time as liabilities would minimize interest rate risk in any interest rate environment. The difference between the amounts of assets and liabilities repricing at the same time, or "gap," represents the risk, or opportunity, in repricing. In general, if more interest-earning assets than interest-bearing liabilities are repriced at a given time in a rising interest rate environment, net interest income would increase, while in a declining interest rate environment net interest income would decrease. If more interest-bearing liabilities than interest-earning assets were repriced under the same conditions, the opposite would result. Western is liability sensitive in the immediate to six month term, and turns asset sensitive in the longer term. This can be and is influenced by the fact that interest-bearing transaction accounts which consist of money market, NOW and savings deposit accounts are classified as repricing within three months when in fact these deposits may be immediately repriced at management's option, thus assisting in the further management of interest rate risk. Western lists these deposits as it has because this is the actual historical trend that Western has experienced.

  Capital Resources

        As of March 31, 2002 and December 31, 2001, Western's, Western Sierra's and Lake's capital ratios exceed applicable regulatory minimums. The following tables present the capital ratios of

Western compared to regulatory minimums and, for Western Sierra and Lake, compared to regulatory minimums and the ratio to be considered "well" capitalized.

	Western Sierra Bancorp
	Actual Capital Ratios
	March 31, 2002	December 31, 2001	Minimum Capital Requirement
Total capital to risk-weighted assets	14.4%	14.2%	8.00%
Tier 1 capital to risk-weighted assets	12.8%	12.4%	4.00%
Tier 1 capital to average assets	10.4%	10.4%	4.00%

	Western Sierra National Bank		Lake Community Bank
	Actual Capital Ratios
	March 31, 2002	December 31, 2001	March 31, 2002	December 31, 2001	Minimum Capital Requirement	"Well" Capitalized Requirement
Total capital to risk-weighted assets	11.3%	10.9%	10.7%	10.5%	8.00%	10.00%
Tier 1 capital to risk-weighted assets	10.1%	9.8%	9.5%	9.2%	4.00%	6.00%
Tier 1 capital to average assets	7.9%	7.8%	8.8%	8.4%	4.00%	5.00%

        At March 31, 2002 and December 31, 2001 Western and its banking subsidiaries exceeded regulatory capital minimums. The current and projected capital positions of Western and its banking subsidiaries are reviewed regularly by management. It is Western's intention to maintain capital ratios at or above the ratios required to be considered "well" capitalized.

  Accounting Matters

        In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 133, Accounting for Derivative Instruments and Hedging Activity, which was subsequently amended in June 1999 by SFAS No. 137 and in June 2000 by SFAS No. 138. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 137 deferred the required adoption date to fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 138 addressed certain issues causing difficulties in implementing SFAS No. 133. Western adopted these statements on January 1, 2001 and, in management's opinion, the implementation of these pronouncements is not expected to have a material effect on the future consolidated financial statements.

        In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to replace SFAS No. 125 which was issued in June 1996. The original statement addressed issues related to transfers of financial assets in which the transferor has some continuing involvement with the transferred assets or with the transferee. SFAS No. 140 resolves implementation issues which arose as a result of SFAS No. 125, but carries forward most of the provisions of the original statement. SFAS 140 was effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Management does not believe the adoption of this statement will have or has had a significant impact on Western's financial statements.

        In June 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 addresses the financial accounting and reporting for business combinations and requires the use of a single method to account for business combinations, the purchase method of accounting. In addition, SFAS No. 141 requires that intangible assets be recognized as assets apart from goodwill if they meet one of two criteria, the contractual-legal criterion or the separability criterion. SFAS No. 141 applies to all business combinations initiated after June 30, 2001. The provisions of SFAS No. 141 also applies to all business combinations for which the date of acquisition is July 1, 2001 or later. Since Western and Mid Valley entered into the merger agreement on May 17, 2002, that merger must be accounted for under the purchase method of accounting. In addition, the merger with Central was accounted for under the purchase method of accounting.

        In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Pursuant to SFAS No. 142, goodwill and other intangible assets that have indefinite useful lives will not be amortized, but rather the value will be tested annually for impairment, with any decline in value charged to expense. Intangible assets that have finite useful lives continue to be amortized over their useful lives, but without the constraint of an arbitrary ceiling. Because goodwill will no longer be amortized, the reported amounts of goodwill will not decrease at the same time and in the same manner as under previous standards. The provisions of SFAS No. 142 are required to be applied starting with the years beginning after December 15, 2001. However, goodwill and intangible assets acquired after June 30, 2001, will be immediately subject to the provisions of this statement. The goodwill arising from the merger with Central and any goodwill arising from the merger with Mid Valley will be accounted for in a manner consistent with the provisions of SFAS No. 142.

        In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of Accounting Principles Board Opinion No. 30, Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, for the disposal of segments of a business. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred.

        SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the on going operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. In management's opinion, the adoption of this statement will not have a material impact on Western's current financial position or results of operations.

  Inflation

        The impact of inflation on a financial institution can differ significantly from that exerted on other companies. Bank holding companies and their banking subsidiaries, as financial intermediaries, have many assets and liabilities which may move in concert with inflation both as to interest rates and value. This is especially true for companies, such as Western, with a high percentage of interest rate sensitive assets and liabilities. It is Western's policy to have the majority of its loan portfolio be variable interest rate loans. Bank holding companies and their subsidiary banks can further reduce the impact of inflation if they can manage their interest rate sensitivity gap. Western attempts to structure its mix of financial instruments and manage its interest rate sensitivity gap in order to minimize the potential adverse effects of inflation or other market forces on its net interest income and therefore its earnings and capital.

        However, financial institutions are also affected by inflation's impact on noninterest expenses, such as salaries and occupancy expenses. Through March 31, 2002 and during 2001, and 2000, the problems of inflation remained relatively stable, due primarily to continuous management of the money supplied by the FRB. Also, the changes in interest rates may have a corresponding impact on the ability of borrowers to repay loans with Western's subsidiaries.

Description of Capital Stock

        The authorized capital stock of Western consists of 10,000,000 shares of preferred stock and 10,000,000 shares of common stock, no par value, of which 3,984,941 shares were outstanding as of July 31, 2002. In addition, 362,999 shares of Western's common stock were reserved for issuance pursuant to Western's stock option plans.

        Each share of Western's common stock has the same rights, privileges and preferences as every other share and would share equally in Western's net assets upon liquidation or dissolution. The shares of the common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. Each share is entitled to one vote. In connection with the election of directors, shares may not be voted cumulatively. All of the outstanding shares of Western's common stock are fully paid and nonassessable and each participates equally in dividends, which are payable when and as declared by Western's Board of Directors out of funds legally available therefor.

Available Information

        Western is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. In accordance with the Exchange Act, Western files reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may inspect these reports, proxy statements and other information Western has filed with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may also retrieve these material at the SEC's Internet website at http://www.sec.gov.

        Western has filed a registration statement on Form S-4, including exhibits, with the SEC pursuant to the Securities Act of 1933, as amended, referred to as the Securities Act, covering the shares of Western common stock issuable in the merger. This proxy statement-prospectus does not contain all the information contained in the registration statement. Any additional information may be obtained from the SEC's principal office in Washington, D.C. or through the SEC's Internet website. Statements contained in this proxy statement-prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INFORMATION REGARDING MID VALLEY

Business of Mid Valley

  General

        Mid Valley was incorporated as a banking corporation under the laws of the State of California on October 24, 1974. Mid Valley commenced operations as a California state-chartered bank on September 2, 1975. Mid Valley engages in the general commercial banking business in Tehama, Shasta and Butte Counties in the State of California from its headquarters banking office located at 950 Main Street, Red Bluff, California, and its branches located at 2920 Bechelli Lane, Redding, California, 1201 Solano Street, Corning, California, 1255 East Street, Suite 101, Redding, California, and 1834 Mangrove Avenue, Suite 1, Chico, California.

        Mid Valley is an insured bank under the Federal Deposit Insurance Act and is a member of the Federal Reserve System. During 2000, Mid Valley incorporated Valley Financial Services as a wholly-owned subsidiary of Mid Valley to invest in Community Bankers Insurance Agency, LLC and to provide insurance and other products which are not insured by the FDIC.

  Banking Services

        Mid Valley conducts a commercial banking business which includes accepting demand, savings and time deposits and making real estate, commercial, agricultural and installment loans. It also issues cashier's checks, sells traveler's checks and provides safe deposit boxes and other customary banking services. Mid Valley does not offer trust services or international banking services and does not plan to do so in the near future. There have been no significant changes in the kinds of services rendered, the principal markets for or the methods of distribution of such services during the last three fiscal years.

        Mid Valley's operating policy since its inception has emphasized serving the banking needs of individuals and the business and professional communities in Red Bluff, Redding, Corning, and Chico, California and its surrounding areas. At March 31, 2002 the total of Mid Valley's real estate construction loans was $32,332,000, the total of real estate commercial loans was $31,839,000, the total of commercial loans was $19,329,000, the total of agricultural loans was $15,925,000, the total of real estate mortgage loans was $10,701 000, and the total of installment and credit card loans outstanding was $7,765,000 representing 27%, 27%, 16%, 14%, 19%, and 7%, respectively, of Mid Valley's loan portfolio. Mid Valley accepts real estate, listed and unlisted securities, savings and time deposits, automobiles, machinery and equipment as collateral for loans.

        The majority of Mid Valley's real estate lending activities are limited to Tehama, Shasta and Butte Counties commercial and residential properties. Real estate secured loans are generally written at variable rates of interest and have maturities ranging from one to seven years. Mid Valley, from time to time, makes interim construction loans to well established contractors and/or developers who have take-out financing. Mid Valley also offers permanent real estate financing. In addition, permanent financing may be extended on income property with sufficient cash flow to support debt payments. Real estate loans are usually extended on properties at 70-80% of appraised value of the property. At March 31, 2002, Mid Valley's real estate loan portfolio consisted of approximately 58% residential properties and 42% commercial properties.

        Real estate values remained relatively stable during the first three months of 2002 with a slight upturn in market values for residential properties. Commercial property values also remained stable. Additionally, as of March 31, 2002, Mid Valley held one (1) property as other real estate owned ("OREO").

        Mid Valley's deposits are attracted from individual and commercial customers. A material portion of Mid Valley's deposits has not been obtained from a single person or a few persons, the loss of any one or more of which would have a material adverse effect on the business of Mid Valley. A material portion of Mid Valley's loans are concentrated in single family residential construction and development. These loans are diversified by market area and price range to reduce the risk of loss to Mid Valley.

        In order to attract loan and deposit business from individuals and small businesses, Mid Valley maintains lobby hours from 9:00 a.m. to 4:00 p.m., Monday through Thursday and from 9:00 a.m. to 6:00 p.m. on Friday in its Red Bluff and Corning offices. Mid Valley maintains lobby hours from 9:00 a.m. to 5:00 p.m., Monday through Friday in its Redding and Chico offices. Mid Valley also maintains drive-up window hours at it Redding office from 9:00 a.m. to 5:00 p.m., Monday through Friday. Four automated teller machines (three walk-up and one drive-up) operate 24 hours per day, seven days per week, at Mid Valley's banking offices located in Red Bluff, Redding and Corning.

        Mid Valley relies substantially on local promotional activity, personal contacts by its officers, directors and employees, referrals by its shareholders, personalized service and its reputation in the communities it serves to compete effectively.

  Competition

        The banking business in California generally, and in the market areas served by Mid Valley specifically, is highly competitive with respect to both loans and deposits. Mid Valley competes for loans and deposits with other commercial banks, savings and loan associations, finance companies, money market funds, credit unions and other financial institutions, including a number that are much larger than Mid Valley. As of June 30, 2001 there were 55 banking offices, including 22 offices of three major chain banks, operating within Mid Valley's primary market areas in Tehama, Shasta and Butte Counties. There has been increased competition for deposit and loan business over the last several years as a result of deregulation. Additionally, with the recent enactment of interstate banking legislation in California, bank holding companies headquartered outside of California may enter the California market and provide further competition for Mid Valley. Many of the major commercial banks operating in Mid Valley's market areas offer certain services, such as trust and international banking services, which Mid Valley does not offer directly. Additionally, banks with larger capitalization have larger lending limits and are thereby able to serve larger customers.

  Employees of Mid Valley

        At March 31, 2002, Mid Valley employed 73 persons on a full-time basis. Mid Valley believes its employee relations are excellent.

Properties of Mid Valley

        Mid Valley owns three commercial properties in Red Bluff. One building, which serves as Mid Valley's headquarters office, is located at 950 Main Street, Red Bluff, California and is approximately 4,200 square feet. The second building, located at 910 Main Street, Red Bluff, California serves as Mid Valley's administrative offices as well as some leased retail space. This building consists of four suites totaling approximately 6,000 square feet. Mid Valley leases the two first floor suites to two unaffiliated parties. One lease, amended December 18, 1998, is for 1,656 square feet at a current monthly rental rate of $1,348.71 with yearly adjustments of 1.75%. The other lease, extended in December of 2001, is for 1,033 square feet at a current monthly rental rate of $1,050. The third building, located at 905 Rio Street, Red Bluff, California serves as Mid Valley's central operations and loan services center. This building is approximately 4,600 square feet.

        Mid Valley owns its Redding business banking center located at 2920 Bechelli Lane, Redding, California. The Redding business banking center is built on approximately 30,000 square feet of land, with a building consisting of approximately 4,000 square feet. Mid Valley also owns property and a building located at 2793 Bechelli Lane, Redding, California. Mid Valley rents this building, consisting of approximately 1,000 square feet, to an unaffiliated third party on a month-to-month basis at a monthly rent of $650.

        Mid Valley owns its Corning branch office located at 1201 Solano Street, Corning, California, as well as the buildings located at 1205, 1207 and 1209 Solano Street. The Corning branch office consists of approximately 10,000 square feet. Mid Valley leases tower space at 1201 Solano Street to AT&T Broadband at a monthly rent of $300. This lease expires January 31, 2007, and has one five year option to extend.

        Mid Valley's Redding branch office is located at 1255 East Street, Suite 101, Redding, California and opened for business on October 1, 1998. Mid Valley leases the premises, which consists of approximately 2,000 square feet, pursuant to a lease dated May 29, 1998 between Mid Valley as tenant and Gary & Patsy Knighten 1995 Trust as landlord, and is for a term of five (5) years, five and one-half (5 1/2) months. Rent is $4,900 per month, with adjustments of two percent (2%) per year beginning January 1, 2000 for two years and adjustments based on the Consumer Price Index for the remaining term. At the end of the initial term, Mid Valley has two options to renew for five (5) year periods, with adjustments based on the Consumer Price Index.

        Mid Valley's Chico branch office is located at 1834 Mangrove Avenue, Chico, California and opened for business on October 1, 2001. Mid Valley leases these premises, which consist of approximately 3,300 square feet, pursuant to a lease dated August 20, 2001 between Mid Valley as tenant and Morcom Inc. as landlord, and is for a term expiring August 31, 2003. Rent is $2,500 per month, and Mid Valley has three options to renew for a one year period each with adjustment in rent based on Consumer Price Index, not to exceed 3%.

Litigation

        In the normal course of business, Mid Valley is occasionally made a party to actions seeking to recover damages from Mid Valley. In the opinion of Mid Valley's management, the ultimate disposition of these matters will not have a material adverse effect on Mid Valley's financial condition.

Supervision and Regulation

        As a California state-licensed bank, Mid Valley is subject to regulation, supervision and periodic examination by the DFI and the FRB. Mid Valley's deposits are insured by the FDIC to the maximum amount permitted by law, which is currently $100,000 per depositor in most cases.

        The regulations of these state and federal bank regulatory agencies govern most aspects of Mid Valley's business and operations, including but not limited to, the scope of its business, its investments, its reserves against deposits, the nature and amount of any collateral for loans, the timing of availability of deposited funds, the issuance of securities, the payment of dividends, bank expansion and bank activities, including real estate development and insurance activities, and the maximum rates of interest allowed on certain deposits. Mid Valley is also subject to the requirements and restrictions of various consumer laws and regulations. Please read the section entitled "SUPERVISION AND REGULATION" for additional information about Mid Valley's regulatory environment.

Certain Information Regarding Mid Valley's Management and Principal Shareholders

  Beneficial Ownership of Stock

        Management of Mid Valley knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent (5%) or more of the outstanding shares of Mid Valley common stock, except as set forth in the table below. The following table sets forth, as of May 17, 2002, the number and percentage of shares of Mid Valley common stock beneficially owned, directly or indirectly, by each of Mid Valley's directors, named executive officers and principal shareholders and by the directors and executive officers of Mid Valley as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, principal shareholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of May 17, 2002. Each person in the table, except as noted has sole voting and investment powers over the shares beneficially owned.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Executive Officers:
Joan M. Blocker	34,118	(1)	2.8%
Kevin L. Brunnemer	14,775	(2)	1.2%
John B. Dickerson	82,864	(3)	7.0%
Robert C. Jones	6,255	(4)	*
Robert J. Kerstiens	18,236	(5)	1.5%
Dan F. McFall	10,002	(6)	*
Lynne T. Moule	5,081	(7)	*
Wayne H. Shaffer	—		—
James D. Tate, M.D.	3,979	(8)	*
All Directors and Executive Officers as a Group (9 in all)	175,310	(9)	14.5%
Principal Shareholders:
Crane Mills, Inc.	117,206	(10)	9.9%
David C. and Susan Mann	69,902	(11)	5.9%

(1)
Ms. Blocker has shared voting and investment powers as to 3,579 of these shares. The amount includes 9,680 shares acquirable by exercise of stock options.

(2)
Mr. Brunnemer has shared voting and investment powers as to 13,565 of these shares. The amount includes 1,210 shares acquirable by exercise of stock options.

(3)
Mr. Dickerson has shared voting and investment powers as to 74,870 of these shares. The amount includes 3,630 shares acquirable by exercise of stock options. Mr. Dickerson's address is c/o Mid Valley Bank, P.O. Box 580, Red Bluff, California 96080-0580.

(4)
Mr. Jones has shared voting and investment powers as to 5,287 of these shares. The amount includes 968 shares acquirable by exercise of stock options.

(5)
Mr. Kerstiens has shared voting and investment powers as to 17,268 of these shares. The amount includes 968 shares acquirable by exercise of stock options.

(6)
Mr. McFall has shared voting and investment powers as to 5,521 of these shares. The amount includes 968 shares acquirable by exercise of stock options.

(7)
Ms. Moule has shared voting and investment powers as to 939 of these shares. The amount includes 968 shares acquirable by exercise of stock options.

(8)
Dr. Tate has shared voting and investment powers as 3,520 of these shares. The amount includes 217 shares acquirable by exercise of stock options.

(9)
The amount includes 18,609 shares acquirable by exercise of stock options.

(10)
Crane Mills' address is P.O. Box 318, Corning, California 96021.

(11)
Mr. and Mrs. Mann's address is 1980 Indian Trail, Lake Oswego, Oregon.

*
Less than 1%.

  Executive Officer

        The following table sets forth certain information, as of July 31, 2002, with respect to the remaining executive officer of Mid Valley other than Ms. Blocker and Mr. Dickerson:

Name	Age	Year First Appointed to Office	Title
Wayne H. Shaffer	58	2002	Senior Vice President and Chief Credit Officer

        Prior to being employed by Mid Valley, Mr. Shaffer was the Chief Credit Officer for Tehama Bank.

  Summary Compensation

        The following table sets forth a summary of the compensation paid during each of Mid Valley's last three completed fiscal years for services rendered in all capacities to John Dickerson, the President and Chief Executive Officer of Mid Valley and to Joan Blocker, the Executive Vice President and Chief Operating Officer during the last three fiscal years.

		Annual Compensation						Long-Term Compensation Awards
Name and Position	Year	Salary		Bonus		Other Annual Compensation(1)		Securities Underlying Options	All Other Compensation(2)
John B. Dickerson, President, CEO and Director of Mid Valley	2001 2000 1999	$ $ $	142,610 140,450 127,210	$ $ $	0 60,000 44,200	$ $ $	3,442 4,307 3,304	0 5,500 0	$ $ $	2,250 0 1,875
Joan M. Blocker, Executive Vice President, COO and Director of Mid Valley	2001 2000 1999	$ $ $	106,670 96,330 106,080	$ $ $	0 30,000 22,100	$ $ $	3,410 8,700 8,700	0 5,500 0	$ $ $	2,187 2,103 1,944

(1)
Consists of an annual automobile allowance and country club dues.

(2)
Consists of contributions made by Mid Valley under Mid Valley's 401(k) Profit Sharing Plan.

Option/SAR Exercises and Year End Value Table
Aggregated Option/SAR Exercises in Last Fiscal Year and Year End Option/SAR Value

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Year End ($) Exercisable/Unexercisable
John B. Dickerson	7,260	$27,900	2,200/3,300	$6,700/$10,050
Joan M. Blocker	0	N/A	6,600/4,400	$11,100/$11,150

        On November 17, 1994, Mid Valley entered into an employment and stock option agreement with John Dickerson. The agreement is for a term of ten years. As of November 17, 2001, Mr. Dickerson's current annual salary under the agreement is $142,560, subject to annual increases within the sole discretion of Mid Valley's Board of Directors. Mid Valley also may pay an annual discretionary bonus to Mr. Dickerson based upon the performance of Mid Valley. Mr. Dickerson also receives the use of a Mid Valley owned automobile and is provided with a family membership at the Wilcox Golf Club. Further, Mr. Dickerson has health and disability insurance and a term life insurance policy in the amount of $200,000. If Mr. Dickerson is terminated without cause during the term of the agreement, he will be entitled to receive severance pay in an amount equal to eighteen (18) months' salary at his then prevailing rate. In the event Mr. Dickerson becomes disabled, he will be entitled to receive his salary for six (6) months, provided however, such payment will be offset by any payments he receives as a result of a disability insurance policy purchased for him by Mid Valley.

        Mr. Dickerson also has a salary continuation agreement which provides that Mid Valley will pay him $50,000 per year for 15 years following his retirement from Mid Valley at age 64 or later ("Retirement Age"). Mr. Dickerson also has the right to elect to retire earlier, provided that he has been employed by Mid Valley for at least ten years, and has been employed for at least six years since inception of the salary continuation agreement. In the event of early retirement, Mr. Dickerson will receive a benefit amount determined by the years which have elapsed since inception of the salary continuation agreement for 15 years beginning with the month following the month in which he retires; provided, however, if he elect to retire early, but does not elect to receive payments until attaining age 64, he shall be vested 60% in the $50,000 amount. In the event of death while Mr. Dickerson is actively employed, Mr. Dickerson's designated beneficiary shall receive a benefit amount that is a percentage of the $50,000 per year based on the vesting schedule of 50% at the end of year one, with yearly increases of 10% following year one determined by the applicable years of service at the time of death. Payments shall be made for 15 years beginning with the month following his death. In the event of disability while Mr. Dickerson is actively employed prior to Retirement Age, he will receive a benefit amount that is a percentage of the $50,000 per year for 15 years based on the vesting schedule of ten percent per year beginning at the earlier of the time when he reaches age 64 or the date on which he is no longer entitled to disability benefits provided by Mid Valley. In the event of termination without cause, Mr. Dickerson shall receive a benefit amount that is a percentage of $50,000 per year based on the vesting schedule of ten percent per year beginning with the month following the month in which Mr. Dickerson is terminated or upon such later date as may be mutually agreed upon by Mr. Dickerson and Mid Valley in advance of the effective date of his termination. In the event of termination for cause or voluntary termination, Mr. Dickerson shall forfeit any and all rights and benefits he may have under the salary continuation agreement. In the event there is a change of control of Mid Valley, Mr. Dickerson shall be entitled to receive $50,000 per year for 15 years beginning with the month following the month in which he is terminated or the change in control occurs, whichever is earlier. In the event Mr. Dickerson is entitled to salary continuation benefits and dies prior to receiving all 180 monthly payments, then Mid Valley will make the remaining monthly payments to his designated beneficiary.

        Ms. Blocker also has a salary continuation agreement which provides that Mid Valley will pay her $40,000 per year for 15 years following her retirement from Mid Valley at age 60 or later ("Retirement Age"). In the event of death while Ms. Blocker is actively employed, Ms. Blocker's designated beneficiary shall receive $40,000 per year for 15 years beginning with the month following her death. In the event of disability while Ms. Blocker is actively employed prior to Retirement Age, she will receive a benefit amount that is a percentage of $40,000 per year for 15 years based on the vesting schedule starting at 2.8% for the first year and increasing each subsequent year until year 17 at which time she will be 100% vested. Payments will begin with the month following the month in which Ms. Blocker's employment terminates. In the event of termination without cause, Ms. Blocker shall receive a benefit amount that is a percentage of $40,000 per year for 15 years based on the vesting schedule of 10 percent per year. Payments will begin at the time Ms. Blocker attains age 60. In the event of termination for cause, Ms. Blocker shall forfeit any and all rights and benefits she may have under the salary continuation agreement. In the event there is a change of control of Mid Valley, Ms. Blocker shall be entitled to receive $40,000 per year for 15 years beginning with the month following the month in which she is terminated. In the event Ms. Blocker is entitled to salary continuation benefits and dies prior to receiving all 180 monthly payments, then Mid Valley will make the remaining monthly payments to her designated beneficiary.

        Wayne Shaffer has an employment letter with Mid Valley dated February 12, 2002, which provides him with severance benefits in the event Mid Valley is merged with another financial institution prior to February 12, 2006. In the event Mr. Shaffer is not offered a comparable position with the successor institution following the merger, Mid Valley has agreed to pay him his annual base salary of $96,000 per year through February 12, 2006.

  Certain Relationships and Related Transactions

        Since January 1, 2001, the largest aggregate amounts of any extensions of credit to directors, principal officers, principal shareholders and their respective associates as a group was $2,079,745, which represented approximately 16.6% of the total equity capital accounts of Mid Valley as of March 31, 2002. Mid Valley has had and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features.

        Robert C. Jones, a director and nominee, is the sole proprietor of Robert C. Jones Insurance Agency, Inc. Mid Valley has contracted with Robert C. Jones Insurance Agency, Inc. to provide insurance services to Mid Valley in connection with all of its insurance needs. Services of Robert C. Jones Insurance Agency, Inc. are expected to continue in 2002. The total amount of fees paid to Robert C. Insurance Agency, Inc. in 2001 was $66,624.

        At no time since January 1, 2001 has Mid Valley had outstanding aggregate extensions of credit to any of its directors, officers, principal security holders or their respective associates in excess of 10% of the equity accounts of Mid Valley.

        There have been no transactions since January 1, 2001, nor are there any presently proposed transactions, to which Mid Valley was or is to be a party in which any of Mid Valley's officers and directors had or have a direct or indirect material interest other than the proposed merger.

Summary of Earnings

        The following summary of earnings of Mid Valley for the three years ended December 31, 2001 has been derived from financial statements audited by Perry-Smith LLP, independent certified public accountants, as described in their report included elsewhere in this proxy statement-prospectus. The amounts shown for the three months ended March 31, 2002 and 2001 are unaudited. The March 31, 2002 and 2001 amounts reflect, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods. These statements should be read in conjunction with the financial statements and the notes relating thereto which appear elsewhere herein.

	Three Months Ended March 31,		Year Ended December 31,(1)
	2002	2001	2001	2000	1999
	(unaudited)
	(Dollars in thousands, except per share data)
Interest income	$2,606	$3,237	$11,990	$12,605	$10,250
Interest expense	826	1,472	5,244	5,387	3,848

Net interest income	1,780	1,765	6,746	7,218	6,402
Provision for loan losses	294	125	2,659	310	330

Net interest income after provision for loans losses	1,486	1,640	4,087	6,908	6,072
Other noninterest income	340	406	1,645	1,288	900
Noninterest expense	1,540	1,437	5,338	5,447	4,895

Earnings before income taxes	286	609	394	2,749	2,077
Provision for income taxes(2)	69	206	31	944	700

Net income	$217	$403	$363	$1,805	$1,377

Basic earnings per share	$0.18	$0.34	$0.31	$1.49	$1.07

Number of shares used in basic earnings per share calculation(3)	1,188,524	1,174,758	1,176,516	1,214,506	1,285,360
Diluted earnings per share	$0.18	$0.34	$0.31	$1.48	$1.06

Number of shares used in diluted earnings per share calculation(4)	1,193,470	1,176,479	1,184,854	1,217,214	1,294,918

(1)
See Notes to Financial Statements for a summary of significant accounting policies and other related data.

(2)
See Notes to Financial Statements for an explanation of income taxes.

(3)
Basic earnings per share information is based on the weighted average number of shares of common stock outstanding during each period.

(4)
Diluted earnings per share information is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period.

        The following table sets forth selected ratios for the periods indicated:

	Three Months Ended March 31,
			Year Ended December 31,
(Unaudited)
	2002	2001	2001	2000	1999
Net earnings to average shareholders' equity(1)	6.79%	12.77%	2.81%	15.91%	12.23%
Net earnings to average total assets(1)	0.51%	1.01%	0.22%	1.21%	1.05%
Total interest expense to total interest income	31.70%	45.47%	43.74%	42.74%	37.54%
Other operating income to other operating expense	22.08%	28.25%	30.82%	23.65%	18.39%

(1)
Ratios have been annualized for the three months ended March 31, 2002 and 2001.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        Certain matters discussed or incorporated by reference in this proxy statement-prospectus are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, those described in this "Mid Valley's Management's Discussion and Analysis of Financial Condition and Results of Operations." Therefore, the information set forth herein should be carefully considered when evaluating the business prospects of Mid Valley.

        The following is Mid Valley's management's discussion and analysis of the significant changes in income and expense accounts presented in the Summary of Earnings for the years ended December 31, 2001, 2000 and 1999 and the three months ended March 31, 2002 and 2001. The results of operations for the three months ended March 31, 2002 may not necessarily be indicative of the operating results of the full year.

  Introduction

        This discussion is designed to provide a better understanding of significant trends related to Mid Valley's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with Mid Valley's audited financial statements and unaudited interim financial statements and notes thereto and the other financial information appearing at the end of this proxy statement-prospectus.

  Net Interest Income and Net Interest Margin

        Total interest income increased from $10.3 million in 1999 to $12.6 million in 2000, and decreased to $12.0 million in 2001, representing a 22.3% increase in 2000 over 1999 and a 4.8% decrease in 2001 from 2000. Total interest income decreased from $3.2 million for the three months ended March 31, 2001, to $2.6 million for the three months ended March 31, 2002, representing a 18.8% decrease. The increase in interest income from 1999 to 2000 is attributable to increases in both rate and volume. The rate increase can be primarily attributed to rate increases implemented by Mid Valley during the year in response to the Federal Reserve Board's (the "FRB") increases in federal funds and discount rates. The volume increase was the result of a 15.8% increase in average earning assets concentrated in commercial and agricultural loan growth as well as in investment securities. The decrease from 2000 to 2001 is primarily attributable to a decrease in rates. The rate decrease can be attributed to decreases implemented by Mid Valley during the year in response to the FRB's decreases in federal funds and discount rates. During the year there were eleven such rate decreases by the FRB resulting in a 475 basis point drop in the prime rate. The effect of these significant rate reductions was partially mitigated by a 12.8% increase in average earning assets. This volume increase included higher yielding construction and commercial real estate loans as well as an increase in investment securities, including a shift to higher yielding mutual funds. Average interest-earning assets increased at March 31, 2002 to

$158.0 million from $147.8 million at March 31, 2001; however, the rate decreases during 2001 resulted in the overall decrease in interest income for the three months of operations. Total interest expense increased from $3.8 million in 1999 to $5.4 million in 2000 and decreased to $5.2 million in 2001, representing a 42.1% increase in 2000 over 1999 and a 3.7% decrease in 2001 from 2000. Total interest expense decreased from $1.5 million for the three months ended March 31, 2001, to $826,000 for the three months ended March 31, 2002, representing a 45.5% decrease.

        Mid Valley's net interest margin (net interest income divided by average earning assets) was 5.37% in 1999, 5.23% in 2000, and 4.33% in 2001. The net interest margin for the three months ended March 31, 2001 was 4.78% and for the three months ended March 31, 2002 was 4.51%. The primary reason for the decrease in the net interest margin for the three months ended March 31, 2002 over the three months ended March 31, 2001 was the effect of the eight FRB rate decreases for the period beginning on April 1, 2001 and ending on December 31, 2001 resulting in a 325 basis point drop in the prime rate. Average earning assets actually increased slightly (6.9%); however, these funds were being invested in lower priced loans and/or lower earning investments. Total interest expense decreased from 2000 to 2001 due primarily to a $2.1 million decrease in other borrowings. Mid Valley's net interest income increased from $6.4 million in 1999 to $7.2 million in 2000 and decreased to $6.7 million in 2001, representing a 12.5% increase in 2000 from 1999 and a 6.9% decrease in 2001 from 2000. Net interest income remained steady at $1.8 million for the three months ended March 31, 2001 and March 31, 2002.

        The following tables present for the periods indicated the distribution of Mid Valley's consolidated average assets, liabilities and shareholders' equity, as well as the total dollar amounts of interest income from and yields earned on average interest-earning assets and the dollar amounts of interest expense and rates paid on average interest-bearing liabilities. Nonaccrual loans are included in the calculation of the average balances of loans. Savings deposits include NOW and money market accounts. The yields on investment securities are not computed on a tax equivalent basis. All yields and rates have been annualized.

	For the Three Months Ended March 31,
	2002			2001
	Average Balance	Interest Earned or Paid	Average Yield or Rate	Average Balance	Interest Earned or Paid	Average Yield or Rate Paid
	(Dollars in thousands) (unaudited)
Interest-earning assets:
Portfolio loans(1)	$118,217	$2,141	7.24%	$109,645	$2,693	9.82%
Tax-exempt investment securities	10,466	122	4.66%	9,576	185	7.73%
Taxable investment securities	28,197	335	4.75%	20,461	248	4.85%
Federal funds sold	82		0.00%	8,069	111	5.50%
Interest-bearing deposits	1,007	8	3.18%			0.00%

Average interest-earning assets	157,969	2,606	6.60%	147,751	3,237	8.76%

Average noninterest-earning assets	15,058			13,514
Allowance for loan losses	(3,199)			(1,733)

Total average assets	$169,828			$159,532

Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$39,140	99	1.01%	$33,852	200	2.36%
Time deposits	85,824	719	3.35%	85,443	1,272	5.95%
Other borrowings	1,783	8	1.79%			0.00%

Average interest-bearing liabilities	126,747	826	2.61%	119,295	1,472	4.94%

Noninterest-bearing deposits	29,546			26,247
Other liabilities	751			1,365
Shareholders' equity	12,784			12,625

Total average liabilities and shareholders' equity	$169,828			$159,532

Net interest income and net interest margin		$1,780	4.51%		$1,765	4.78%

(1)
Yields and amounts earned on loans include fees of approximately $170,000 and $71,000 for the three months ended March 31, 2002 and 2001, respectively.

	For the Years Ended December 31,
	2001			2000			1999
	Average Balance	Interest Earned or Paid	Average Yield or Rate	Average Balance	Interest Earned or Paid	Average Yield or Rate	Average Balance	Interest Earned or Paid	Average Yield or Rate
	(Dollars in thousands)
Interest-earning assets:
Portfolio loans(1)	$114,069	$9,928	8.70%	$106,336	$10,663	10.03%	$94,670	$8,904	9.41%
Tax-exempt investment securities	6,399	313	4.89%	10,791	559	5.18%	10,780	558	5.18%
Taxable investment securities	25,356	1,348	5.32%	16,329	1,096	6.71%	11,023	662	6.01%
Federal funds sold	8,573	322	3.76%	4,394	287	6.53%	2,583	127	4.92%
Interest-bearing deposits	1,024	43	4.20%			0.00%			0.00%

Average interest-bearing assets	155,421	11,990	7.71%	137,850	12,605	9.14%	119,056	10,251	8.61%

Average noninterest-earning assets	14,334			13,166			13,025
Allowance for loan losses	(1,826)			(1,561)			(1,323)

Total average assets	$167,929			$149,455			$130,758

Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$35,582	603	1.69%	$32,929	1,054	3.20%	$31,476	868	2.76%
Time deposits	88,871	4,641	5.22%	74,805	4,201	5.62%	60,956	2,949	4.84%
Other borrowings	14		0.00%	2,131	133	6.24%	570	31	5.44%

Average interest-bearing liabilities	124,467	5,244	4.21%	109,865	5,388	4.90%	93,002	3,848	4.14%

Noninterest-bearing deposits	29,305			27,427			25,642
Other liabilities	1,237			821			853
Shareholders' equity	12,920			11,342			11,261

Total average liabilities and shareholders' equity	$167,929			$149,455			$130,758

Net interest income and net interest margin		$6,746	4.34%		$7,217	5.24%		$6,403	5.38%

(1)
Yields and amounts earned on loans include fees of approximately $477,000, $291,000 and $481,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

        The following table sets forth the changes in interest income and expense attributable to changes in rates and volumes:

(Dollars in thousands)	For the Three Months Ended March 31, 2002 Versus 2001
	Change Due to Rate	Change Due to Volume	Total Change
	(Dollars in thousands) (unaudited)
CDs in other institutions	$8		$8
Federal funds sold	(56)	$(55)	(111)
Investment securities	(87)	111	24
Loans, gross	(786)	234	(552)

Total interest-earning assets	(921)	290	(631)

NOW, MMDA and savings	(139)	38	(101)
Certificates of deposit	(559)	6	(553)
Other borrowings	8		8

Total interest-bearing liabilities	(690)	44	(646)

Net interest income	$(231)	$246	$15

(Dollars in thousands)	For the Year Ended December 31,
	2001 Versus 2000			2000 Versus 1999
	Change Due to Rate	Change Due to Volume	Total Change	Change Due to Rate	Change Due to Volume	Total Change
	(Dollars in thousands) (unaudited)
CDs in other institutions	$43		$43
Federal funds sold	(28)	$63	35	$51	$110	$161
Investment securities	(176)	218	42	85	351	436
Loans, gross	(1,635)	900	(735)	615	1,143	1,758

Total interest-earning assets	(1,796)	1,181	(615)	751	1,604	2,355

NOW, MMDA and savings	(544)	92	(452)	146	41	187
Certificates of deposit	(262)	704	442	519	732	1,251
Other borrowings	(67)	(66)	(133)	6	96	102

Total interest-bearing liabilities	(873)	730	(143)	671	869	1,540

Net interest income	$(923)	$451	$(472)	$80	$735	$815

  Noninterest Income

        Noninterest income increased from $900,000 in 1999 to $1.3 million in 2000 and to $1.6 million in 2001, representing a 44.4% increase in 2000 over 1999 and a 23.1% increase in 2001 over 2000. The increase from 1999 to 2000 was spread fairly evenly among the various components of noninterest income to include increases in service charges, loan packaging and selling fees and gains recognized from the sale of investment securities. The increase from 2000 to 2001 was primarily attributable to an increase in the gain recognized from the sale of investment securities. For the year ended December 31, 2000, Mid Valley recognized $32,000 in gains from the sale of investment securities while for the year ended December 31, 2001, Mid Valley recognized $664,000 in gains from the sale of investment securities. The impact of this increase was lessened however by reductions in income generated from service charges and loan sales. Noninterest income decreased from $406,000 for the three months ended March 31, 2001 to $340,000 for the three months ended March 31, 2002, representing a 16.3% decrease. The decrease for the first three months of 2002 from the same period in 2001 was primarily the result of a reduction in the gain recognized from the sale of investment securities. For the three months ended March 31, 2001, Mid Valley recognized $109,000 in gains from the sale of investment securities while for the three months ended March 31, 2002, Mid Valley recognized only $5,000 in gains from the sale of investment securities. Increased income from packaging and selling loans for the first quarter of 2002 over the first quarter of 2001 partially offset the change in investment gains.

  Other Expenses

        Other expenses are comprised of salaries and related benefits, occupancy, equipment and other expenses. Other expenses increased from $4.9 million in 1999 to $5.4 million in 2000, and decreased to $5.3 million in 2001, representing a 10.2% increase in 2000 over 1999 and a 1.9% decrease in 2001 from 2000. The single largest component of other expenses is salary and employee benefits expense, which was $3.0 million, $3.1 million and $2.7 million in 2001, 2000 and 1999, respectively. The number of full-time equivalent employees was 75, 74 and 74 at December 31, 2001, 2000 and 1999, respectively. The 4.2% decrease in salary and employee benefits expense during 2001 was due primarily to management's decision to forgo bonuses for the 2001 year. The13.8% increase in salary and employee benefits expense during 2000 is due primarily to normal cost of living raises and higher health related insurance premiums. Salary and employee benefit expense for the three month periods ended March 31, 2002 and 2001 totaled $882,000 and $846,000, respectively. The 4.3% increase in the first three months of 2002 from the same period in 2001 was due primarily to normal cost of living raises.

  Provision for Loan Losses

        The provision for loan losses corresponds directly to the level of the allowance that management deems sufficient to offset potential loan losses. The balance in the loan loss allowance reflects the amount which, in management's judgement, is adequate to provide for these potential loan losses after weighing the mix of the loan portfolio, current economic conditions, past loan experience and such other factors as deserve recognition in estimating loan losses.

        Management allocated $2.7 million as a provision for loan losses in 2001, $310,000 in 2000 and $330,000 in 1999. Loans charged off, net of recoveries in 2001 were $1.2 million, $51,000 in 2000 and $67,000 in 1999. For the three months ended March 31, 2002 and 2001, $294,000 and $125,000 were allocated as a provision for loan losses during each period, respectively. Loans charged off net of recoveries for the three months ended March 31, 2002 were $191,000 and for the three months ended March 31, 2001 were $15,000. The ratio of the allowance for loan losses to total gross loans was 2.66% in 2001, 1.57% in 2000, and 1.39% in 1999, and for the interim periods was 2.75% at March 31, 2002 and 1.63% at March 31, 2001.

        In management's opinion, the balance of the allowance for loan losses at March 31, 2002 was sufficient to sustain any foreseeable losses in the loan portfolio at that time.

  Income Taxes

        Income taxes were $31,000 in 2001, $944,000 in 2000 and $700,000 in 1999. The effective tax rate on income was 7.9%, 34.3% and 33.7% in 2001, 2000 and 1999, respectively. The slight increase from 1999 to 2000 in the effective tax rate was the result of an increase in taxable income greater than the benefits of investments made in tax-qualified municipal bonds. The decrease from 2000 to 2001 in the effective tax rate was attributable to the decrease in taxable income. The income tax provision for the three months ended March 31, 2002 and 2001 was $69,000 and $206,000, respectively. Again, the decrease in income taxes for the three months ended March 31, 2002 from the three months ended March 31, 2001 was primarily attributable to a decrease in income resulting from an increase in the provision for loan losses.

  Net Income

        The net income and basic earnings per share of Mid Valley were $363,000 and $0.31 per share in 2001, $1.8 million and $1.49 per share in 2000, and $1.4 million and $1.07 per share in 1999. The net income for 1999 and 2000 was primarily due to net interest income and increased service charges and loan fees. The decrease in income from 2000 to 2001 was primarily due to the impacts of an increase in the provision for loan losses and offset by the related decrease in taxes. Net income and basic earnings per share for the three months ended March 31, 2002 were $217,000 and $.18 per share as compared to a net income of $403,000 and $0.34 per share for the three months ended March 31, 2001. The decrease in net income for the three months was primarily related to $169,000 of additional provision for loan loss, and a $100,000 increase in non-interest expense offset by a decrease in the related tax provision.

  Liquidity

        Mid Valley has an asset and liability management program allowing Mid Valley to maintain its interest margins during times of both rising and falling interest rates and to maintain sufficient liquidity. Liquidity of Mid Valley at December 31, 2001 was 17.4%, at December 31, 2000 was 20.7%, and at December 31, 1999 was 17.1% based on liquid assets (consisting of cash and due from banks, deposits in other financial institutions, investments not pledged, federal funds sold and loans available-for-sale) divided by total liabilities. Mid Valley's management believes it maintains adequate liquidity levels.

  Capital Resources

        The shareholders' equity accounts of Mid Valley increased from $11.6 million at December 31, 1999, to $12.3 million at December 31, 2000 and to $12.5 million at December 31, 2001. These increases are primarily attributable to net income, comprehensive income and the exercise of stock options. Changes are also due to the repurchase of stock in 2000, and cash dividends in 1999 and 2000. Mid Valley is subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Mid Valley must meet specific capital guidelines that involve quantitative measures of Mid Valley's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Mid Valley's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require Mid Valley to maintain minimum amounts and ratios of total and Tier 1 capital (primarily common stock and retained earnings less goodwill) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of March 31, 2002, that Mid Valley exceeds all capital adequacy requirements to which it is subject.

        As of March 31, 2002, the most recent notification from the FDIC categorized Mid Valley as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Mid Valley must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification which management believes have changed Mid Valley's category.

        Mid Valley's actual capital ratios are presented below.

	Minimum Capital Requirement	Minimum Well Capitalized Requirement	Actual March 31, 2002	Actual December 31, 2001
Capital ratios:
Tier 1 risk-based to risk-weighted assets	4.0%	6.0%	9.3%	8.8%
Total risk-based to risk-weighted assets	8.0%	10.0%	10.5%	10.0%
Leverage to total average assets	4.5%	5.0%	7.5%	7.2%

  Investment Portfolio

        The following table summarizes the amounts, terms, distributions and yields of Mid Valley's investment securities at fair value as of March 31, 2002, December 31, 2001 and December 31, 2000.

	Securities Available-for-Sale at March 31, 2002
	Within One Year		After One Year Through Five Years		After Five Years Through Ten Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in thousands) (unaudited)
U.S. government and agencies		0.00%	$350	2.98%	$3,596	4.17%	$13,752	4.62%	$17,698	4.50%
Municipal obligations		0.00%	700	5.47%	1,704	4.80%	1,261	4.55%	3,665	4.84%
Corporate and other		0.00%	1,141	5.81%	75	5.75%	6,614	6.03%	7,830	6.00%

Total	$—		$2,191		$5,375		$21,627		$29,193

	Securities Held-to-Maturity at March 31, 2002
	Within One Year		After One Year Through Five Years		After Five Years Through Ten Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. government and agencies		0.00%		0.00%		0.00%	$1,538	4.52%	$1,538	4.52%
Municipal obligations		0.00%		0.00%	$302	4.27%	6,546	4.59%	6,848	4.58%

Total	$—		$—		$302		$8,084		$8,386

	Securities Available-For-Sale at December 31, 2001
	Within One Year		After One Year Through Five Years		After Five Years Through Ten Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. government and agencies		0.00%	$259	5.11%	$4,102	3.81%	$15,211	4.82%	$19,572	4.61%
Municipal obligations		0.00%	704	5.47%	1,701	4.80%	1,253	4.55%	3,658	4.84%
Corporate and other	$9	9.58%	1,278	5.88%	82	5.54%	8,522	7.53%	9,882	7.30%

Total	$9		$2,241		$5,885		$24,986		$33,112

	Securities Held-to-Maturity at December 31, 2001
	Within One Year		After One Year Through Five Years		After Five Years Through Ten Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Municipal obligations		0.00%		0.00%		0.00%	$6,849	4.59%	$6,849	4.59%

Total	$—		$—		$—		$6,849		$6,849

	Securities Available-For-Sale at December 31, 2000
	Within One Year		After One Year Through Five Years		After Five Years Through Ten Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. government and agencies	$998	5.93%	$5,830	6.18%	$4,422	6.82%	$1,485	7.07%	$12,735	6.49%
Municipal obligations		0.00%	698	5.47%	3,824	5.14%	5,687	5.53%	10,209	5.38%
Corporate and other		0.00%	3,689	7.53%	1,556	6.28%	3,567	6.73%	8,812	6.98%

Total	$998		$10,217		$9,802		$10,739		$31,756

	Securities Held-to-Maturity at December 31, 2000
	Within One Year		After One Year Through Five Years		After Five Years Through Ten Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in thousands) (unaudited)
U.S. government and agencies		0.00%	$500	7.00%	$490	9.21%		0.00%	$990	8.09%

Total	$—		$500		$490		$—		$990

        Year-End Balance.    The following table summarizes the recorded values and distributions of Mid Valley's investment securities on the dates indicated:

	Securities Available-for-Sale
		December 31,
	March 31, 2002
		2001	2000	1999
	(Dollars in thousands) (unaudited)
U.S. treasury & government agencies	$17,698	$16,032	$12,735	$9,677
Municipals obligations	3,665	3,658	10,209	11,756
Corporate and other	7,830	13,422	8,812	4,948

Total	$29,193	$33,112	$31,756	$26,381

	Securities Held-to-Maturity
		December 31,
	March 31, 2002
		2001	2000	1999
	(Dollars in thousands) (unaudited)
U.S. treasury & government agencies	$1,538		$990
Municipals obligations	6,848	$6,849

Total	$8,386	$6,849	$990	$—

  Loan Portfolio

        Mid Valley's largest historical lending categories are real estate loans, commercial loans, consumer loans and agricultural loans. These categories accounted for approximately 47%, 21%, 16% and 16%, respectively, of Mid Valley's total loan portfolio at December 31, 2000, approximately 56%, 18%, 11% and 15%, respectively, of Mid Valley's total loan portfolio at December 31, 2001 and approximately 64%, 16%, 7% and 13%, respectively, at March 31, 2002. Loans are carried at face amount, less payments collected and the allowance for loan losses. Interest on all loans is accrued daily on a simple interest basis. Typically, once a loan is placed on nonaccrual status, Mid Valley reverses interest accrued through the date of transfer. Loans are placed on a nonaccrual basis when principal or interest on a loan is past due 90 days or more, unless the loan is both well-secured and in the process of collection. Payments actually received for loans on nonaccrual status are recognized as deductions in principal the time of receipt. Once loans are returned to accrued status, payments are applied to both principal and accrued interest. Problem loans are maintained on accrual status only when management of Mid Valley is confident of full repayment within a reasonable period of time.

        The rates of interest charged on variable rate loans are set at specified increments in relation to Mid Valley's published lending rate and vary as Mid Valley's lending rate varies. At December 31, 2000 and 2001, approximately 73% of Mid Valley's loan portfolio was comprised of variable interest rate loans and at March 31, 2002, variable rate loans comprised approximately 70% of Mid Valley's loan portfolio.

        Distribution of Loans.    The distribution of Mid Valley's total loans by type of loan as of the dates indicated is shown in the following table:

		December 31,
Type of Loan	March 31, 2002
		2001	2000
	(Dollars in thousands) (unaudited)
Real estate	$74,872	$65,804	$50,527
Commercial	19,329	21,177	22,663
Consumer	7,765	13,060	16,550
Agricultural	15,925	18,153	17,468

Total	117,891	118,194	107,208
Less:
Deferred loans fees	(441)	(460)	(197)
Allowance for loan losses	(3,233)	(3,130)	(1,685)

Total net loans	$114,217	$114,604	$105,326

        Commercial Loans.    Commercial loans are made for the purpose of providing working funds, financing the purchase of equipment or inventory and for other business purposes. Such loans include loans with maturities ranging from 30 to 360 days, and "term loans", which are loans with maturities normally ranging from one to five years. Short term business loans are generally used to finance current transactions and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for monthly payments of both principal and interest.

        Mid Valley also extends lines of credit to business customers. On business credit lines, Mid Valley specifies a maximum amount which it stands ready to lend to the customer during a specified period in return for which the customer agrees to maintain its primary banking relationship with Mid Valley. The purpose for which such loans will be used and the security therefor, if any, are generally determined before Mid Valley's commitment is extended. Normally, Mid Valley does not make loan commitments in material amounts for periods in excess of one year.

        Real Estate Loans.    Real estate loans are primarily made for the purpose of purchasing, improving or constructing single family residences, and commercial and industrial properties.

        All of Mid Valley's real estate construction loans consist of loans secured by first trust deeds on the construction of owner-occupied single family dwellings and commercial property. Construction loans are generally written with terms of six to twelve months and usually do not exceed a loan to appraised value ratio of 85%.

        Consumer Loans.    Most consumer loans are short-term loans, made for a period of up to five years. Automobile loans are normally made with up to a five-year amortization period.

        Agricultural Loans.    Agricultural loans are made for the purpose of providing production loans and for financing the purchase of agricultural equipment and agricultural real estate. Such loans are provided to well established agricultural borrowers. Such loans include loans with maturities ranging from 30 to 360 days, and "term" loans, which are loans with maturities normally ranging from one to twenty years. Production loans are used to finance current year crop expenses and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for payments of both principal and interest. Repayment may be monthly, quarterly, semi-annually or annually.

        The outstanding balance of agricultural loans at March 31, 2002 decreased 11% from the balance at March 31, 2001. Over the same period, the outstanding balance of total loans increased 6.8%. This trend has existed over the three-year period presented and represents a strategic decision by Mid Valley's management to decrease the mix of agricultural loans in the portfolio. Mid Valley's management anticipates that this trend will continue into the future.

        Maturity of Loans and Sensitivity of Loans to Changes in Interest Rates.    The following table sets forth the amounts of commercial, agricultural, real estate and consumer loans outstanding as of March 31, 2002 and December 31, 2001 which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due within one year, after one year through five years, or in more than five years.

	One Year or Less	Over One Year But Less Than Five Years	Over Five Years	Total
	(Dollars in thousands) (unaudited)
March 31, 2002
Real Estate	$30,115	$18,667	$26,090	$74,872
Commercial	$7,989	$9,419	$1,921	$19,329
Consumer	$913	$5,890	$962	$7,765
Agricultural	$13,081	$2,844	$—	$15,925

Total gross loans	$52,098	$36,820	$28,973	$117,891

Fixed rate	$16,688	$12,782	$5,572	$35,042
Variable rate	35,410	24,038	23,401	82,849

Total	$52,098	$36,820	$28,973	$117,891

December 31, 2001
Real Estate	$24,131	$18,233	$23,440	$65,804
Commercial	$8,426	$10,372	$2,379	$21,177
Consumer	$2,941	$7,686	$2,433	$13,060
Agricultural	$14,206	$3,947	$—	$18,153

Total gross loans	$49,704	$40,238	$28,252	$118,194

Fixed rate	$14,689	$11,829	$5,468	$31,986
Variable rate	35,015	28,409	22,784	86,208

Total	$49,704	$40,238	$28,252	$118,194

        Loan Commitments.    The following table shows Mid Valley's loan commitments at the dates indicated:

		December 31,
	March 31, 2002
		2001	2000
	(Dollars in thousands) (unaudited)
Loan commitments	$50,946	$53,482	$38,425
Stand by letters of credit	$675	$1,609	$216

        In the normal course of business, Mid Valley maintains outstanding commitments to extend credit. The same credit policies are used in making commitments as used in extending loans to customers. Mid Valley evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary is based on management's credit evaluation of the customer. The types of collateral held vary, but may include accounts receivable, inventory, property, equipment, crops and residential and income producing commercial properties.

        Summary of Loan Loss Experience.    As a natural corollary to Mid Valley's lending activities, some loan losses are experienced. The risk of loss varies with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To some extent, the degree of perceived risk is taken into account in establishing the structure of, and interest rates and security for, specific loans and for various types of loans. Mid Valley attempts to minimize its credit risk exposure by use of thorough loan application and approval procedures.

        Mid Valley maintains a program of systematic review of its existing loans. Loans are graded for their overall quality. Those loans, which Mid Valley's management determines require further monitoring and supervision, are segregated and reviewed on a periodic basis. Significant problem loans are reviewed on a monthly basis by Mid Valley's Special Assets Committee. Loans for which it is probable that Mid Valley will be unable to collect all amounts due (including principal and interest) are considered to be impaired. The recorded investment in impaired loans totaled $1.9 million and $2.5 million at March 31, 2002 and December 31, 2001. In addition, when principal or interest on a loan is past due 90 days or more, such loan is placed on nonaccrual status unless it is both well-secured and in the process of collection. Loans totaling approximately $4.0 million and $2.6 million were on nonaccrual status as of March 31, 2002 and December 31, 2001, respectively. Mid Valley also classifies certain loans on nonaccrual status as impaired. Accordingly, certain loans on nonaccrual status at March 31, 2002 and December 31, 2001 are included with the impaired loans disclosed above.

        Financial difficulties encountered by certain borrowers may cause Mid Valley to restructure the terms of their loans to facilitate loan payments. Interest foregone on nonaccrual loans outstanding during the three months ended March 31, 2002 and the years ended December 31, 2001 and 2000 amounted to approximately $75,000, $124,000 and $38,000, respectively.

        Mid Valley charges off that portion of any loan which management or bank examiners consider to represent a loss. A loan is generally considered by management to represent a loss in whole or in part when an exposure beyond any collateral value is apparent, servicing of the unsecured portion has been discontinued or collection is not anticipated based on the borrower's financial condition and general economic conditions in the borrower's industry. The principal amount of any loan which is declared a loss is charged against Mid Valley's allowance for loan losses.

        The following table sets forth the amount of loans on Mid Valley's books considered nonperforming assets at the dates indicated:

	March 31, 2002	December 31, 2001	December 31, 2000
	(Dollars in thousands) (unaudited)
Nonaccrual loans	$2,842	$2,551	$668
Accruing loans past due 90 days or more	13	23	0
Restructured loans in compliance with modified terms	952	—	—

Total nonperforming loans	3,807	2,574	668
Other real estate owned	167	0	83

Total nonperforming assets	$3,974	$2,574	$751

Nonperforming loans to total loans	3.24%	2.19%	0.62%
Nonperforming assets to total assets	2.35%	1.49%	0.47%

        The following table summarizes Mid Valley's loan loss experience for the periods indicated:

	Three Months Ended March 31,		Year Ended December 31,
	2001	2001	2001	2000	1999
	(Dollars in thousands) (unaudited)
BALANCES
Loans:
Average loans	$118,217	$109,645	$114,394	$106,503	$94,882

Loans at end of period	$117,450	$109,993	$117,734	$107,011	$102,252

Allowance, beginning of period	$3,130	$1,685	$1,685	$1,426	$1,163
Loans charged off	(194)	(16)	(1,241)	(92)	(75)
Recoveries of loans previously charged off	3	1	27	41	8

Net loans charged off	(191)	(15)	(1,214)	(51)	(67)
Provision for loan losses	294	125	2,659	310	330

Allowance, end of period	$3,233	$1,795	$3,130	$1,685	$1,426

Ratios(1):
Net loan charge-offs to average loans	0.65%	0.05%	1.06%	0.05%	0.07%
Net loan charge-offs to loans at end of period	0.66%	0.05%	1.03%	0.05%	0.07%
Allowance for loan losses to average loans	2.73%	1.64%	2.74%	1.58%	1.50%
Allowance for loan losses to loans at end of period	2.75%	1.63%	2.66%	1.57%	1.39%
Net loan charge-offs to allowance for loan losses	23.88%	3.34%	38.79%	3.03%	4.70%
Net loan charge-offs to provision for loan losses	65.65%	12.00%	45.66%	16.45%	20.30%

(1)
Annualized for the three months ended March 31, 2002 and 2001.

        Mid Valley's allowance for loan losses is to provide for loan losses which can be reasonably anticipated. The allowance for loan losses is established through charges to operating expenses in the form of provisions for loan losses. Provisions for possible loan losses amounted to $2.7 million in 2001, $310,000 in 2000 and $294,000 thousand for the first three months of 2002. The provision increased in 2001 in response to specific reserves on selected loans and loan growth, decreased in 2000 and is in a trend to decrease in 2002. Actual loan losses or recoveries are charged or credited, respectively, directly to the allowance for loan losses. The amount of the allowance is determined by the management of Mid Valley. Among the factors considered in determining the allowance for loan losses are the current financial condition of Mid Valley's borrowers and the value of the security, if any, for their loans. Estimates of future economic conditions and their impact on various industries and individual borrowers are also taken into consideration, as are Mid Valley's historical loan loss experience and reports of banking regulatory authorities. Because these estimates and evaluations are primarily judgmental factors, no assurance can be given that Mid Valley may not sustain loan losses substantially higher in relation to the size of the allowance for loan losses or that subsequent evaluation of the loan portfolio may not require substantial changes in such allowance.

        At December 31, 2001, 2000 and 1999, the allowance was 2.66%, 1.57%, and 1.39% of the loans then outstanding, respectively. At March 31, 2002, the allowance was 2.75% of the loans then outstanding. Although the current level of the allowance is deemed adequate by management, future provisions will be subject to continuing reevaluation of risks in the loan portfolio.

        Management of Mid Valley reviews with the Board of Directors the adequacy of the allowance for loan losses on a monthly basis and adjusts the loan loss provision upward where specific items reflect a need for such an adjustment. Management of Mid Valley charged off approximately $1.2 million in

2001, $92,000 in 2000 and approximately $194,000 in the first three months of 2002. Recoveries of loans previously charged off were $27,000 in 2001, $41,000 in 2000 and $3,000 during the first three months of 2002. Charge-offs increased in the three months ended March 31, 2002 compared to the three months ended March 31, 2001. Management also believes that Mid Valley has adequately reserved for all individual items in its portfolio which may result in a loss material to Mid Valley.

        The table below sets forth the allocation of the allowance for loan losses by type as of the dates specified. The allocation of individual categories of loans includes amounts applicable to specifically identified as well as unidentified losses inherent in that segment of the loan portfolio and will necessarily change whenever management determines that the risk characteristics of the loan portfolio have changed. Management believes that any breakdown or allocation of the allowance for loan losses into loan categories lends an appearance of exactness which does not exist, in that the allowance is utilized as a single unallocated allowance available for all loans and undisbursed commitments. The allocation below should not be interpreted as an indication of the specific amounts of or loan categories in which future charge-offs may occur.

	March 31,		December 31,
	2002		2001		2000		1999
	Allowance	Percentage of Loans in Each Category to Total Loans	Allowance	Percentage of Loans in Each Category to Total Loans	Allowance	Percentage of Loans in Each Category to Total Loans	Allowance	Percentage of Loans in Each Category to Total Loans
Real estate mortgage	$17,062	2.9%	$18,074	3.1%	$25,913	4.8%	$22,372	4.5%
Real estate construction	469,114	28.2%	293,702	24.8%	136,053	20.5%	312,994	18.5%
Real estate commercial	358,312	28.8%	359,211	27.8%	240,659	21.9%	254,276	25.5%
Commercial	387,990	16.3%	448,193	17.9%	487,609	21.1%	395,155	18.8%
Agriculture	1,879,518	13.5%	1,868,946	15.4%	579,205	16.3%	245,013	14.5%
Installment	121,309	10.3%	129,130	11.0%	198,833	15.4%	196,618	18.2%
Unallocated	0	—	13,185	—	16,587	—	0	—
Total	3,233,305	100.0%	3,130,441	100.0%	1,684,859	100.0%	1,426,428	100.0%

        Investment Securities.    Mid Valley has invested, on average $39.8 million in federal instruments, securities issued by states and political subdivisions, other debt securities and bank certificates of deposit, which yielded approximately 4.2% per annum during the first three months of 2002. Mid Valley's present investment policy is to invest excess funds in federal funds, certificates of deposits in financial institutions, U.S. treasuries, securities issued by the U.S. government and securities issued by states and political subdivisions.

        Liquidity Management.    Mid Valley has a federal funds line of credit with its correspondent banks, Pacific Coast Bankers' Bank and Union Bank of California, of $2.0 million and $5.0 million, respectively, as well as the ability to borrow $20.8 million from the Federal Home Loan Bank of San Francisco.. When Mid Valley has excess funds over its reserve requirements or short-term liquidity needs, Mid Valley increases/or decreases its securities investments and/or sells federal funds.

        Policies have been developed by Mid Valley's management and approved by the Board of Directors which establish guidelines for the investments and liquidity of Mid Valley. These policies include an Investment Policy and an Asset/Liability Policy. The goals of these policies are to provide liquidity to meet the financial requirements of Mid Valley's customers, maintain adequate reserves as required by regulatory agencies and maximize earnings of Mid Valley.

        Liability Management.    The maturities of time certificates of deposit ("TCD's" over $100,000), as well as other time deposits, were as follows:

	March 31, 2002		December 31, 2001
	TCD's Over $100,000	Other Time Deposits	TCD's Over $100,000	Other Time Deposits
	(Dollars in thousands) (unaudited)
Less than three months	$13,450	$22,029	$14,186	$23,912
Over three months through twelve months	11,033	31,412	10,370	32,939
Over twelve months through five years	1,761	4,030	2,414	4,386

Total	$26,244	$57,471	$26,970	$61,237

        While the deposits of Mid Valley may fluctuate up and down somewhat with local and national economic conditions, management of Mid Valley does not believe that such deposits, or the business of Mid Valley in general, are seasonal in nature. Liability management is monitored by Mid Valley's Board of Directors which meets monthly.

  Regulatory Matters.

        Capital Adequacy.    Mid Valley is subject to the FRB's regulations governing capital adequacy for member banks. Additional capital requirements may be imposed on banks based on market risk.

        The FRB has established capital adequacy regulations for member banks, which set total capital requirements and define capital in terms of "core capital elements," or Tier 1 capital and "supplemental capital elements," or Tier 2 capital. At least fifty percent (50%) of the qualifying total capital base must consist of Tier 1 capital. The maximum amount of Tier 2 capital that may be recognized for risk-based capital purposes is limited to one-hundred percent (100%) of Tier 1 capital, net of goodwill.

        Member banks are required to maintain a minimum ratio of qualifying total capital to risk-weighted assets of eight percent (8%), at least one-half of which must be in the form of Tier 1 capital. Risk-based capital ratios are calculated with reference to risk-weighted assets, including both on and off-balance sheet exposures, which are multiplied by certain risk weights assigned by the FRB to those assets.

        The FRB has established a minimum leverage ratio of three percent (3%) Tier 1 capital to total assets for member banks that have received the highest composite regulatory rating and are not anticipating or experiencing any significant growth. All other institutions are required to maintain a leverage ratio of at least 100 to 200 basis points above the 3% minimum for a minimum of four percent (4%) or five percent (5%).

        The risk-based capital ratios focus principally on broad categories of credit risk, and may not take into account many other factors that can affect a bank's financial condition. These factors include overall interest rate risk exposure; liquidity, funding and market risks; the quality and level of earnings; concentrations of credit risk; certain risks arising from nontraditional activities; the quality of loans and investments; the effectiveness of loan and investment policies; and management's overall ability to monitor and control financial and operating risks, including the risk presented by concentrations of credit and nontraditional activities. The FRB has addressed many of these areas in related rule-making proposals and under FDICIA (as defined below), some of which are discussed herein. In addition to evaluating capital ratios, an overall assessment of capital adequacy must take account of each of these other factors including, in particular, the level and severity of problem and adversely classified assets. For this reason, the final supervisory judgment on a bank's capital adequacy may differ significantly from the conclusions that might be drawn solely from the absolute level of the bank's risk-based capital ratio. In light of the foregoing, the FRB has stated that banks generally are expected to operate above the minimum risk-based capital ratio. Banks contemplating significant expansion plans, as well as those institutions with high or inordinate levels of risk, should hold capital commensurate with the level and nature of the risks to which they are exposed.

        Recently adopted regulations by the federal banking agencies have revised the risk-based capital standards to take adequate account of concentrations of credit and the risks of nontraditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving one borrower, industry, location, collateral or loan type. Nontraditional activities are considered those that have not customarily been part of the banking business but that start to be conducted as a result of developments in, for example, technology or financial markets. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas. In addition, the agencies have promulgated guidelines for institutions to develop and implement programs for interest rate risk management, monitoring and oversight.

        Further, the banking agencies have adopted modifications to the risk-based capital regulations to include standards for interest rate risk exposures. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from movements in interest rates. While interest rate risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of the bank. The banking agencies have addressed this problem by implementing changes to the capital standards to include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating an institution's capital adequacy. Bank examiners will consider a bank's historical financial performance and its earnings exposure to interest rate movements as well as qualitative factors such as the adequacy of a bank's internal interest rate risk management.

        Finally, institutions with significant trading activities must measure and hold capital for exposure to general market risk arising from fluctuations in interest rates, equity prices, foreign exchange rates and commodity prices and exposure to specific risk associated with debt and equity positions in the trading portfolio. General market risk refers to changes in the market value of on-balance-sheet assets and off-balance-sheet items resulting from broad market movements. Specific market risk refers to changes in the market value of individual positions due to factors other than broad market movements and includes such risks as the credit risk of an instrument's issuer. The additional capital requirements apply effective January 1, 2002 to institutions with trading assets and liabilities equal to 10% or more of total assets or trading activity of $1 billion or more. The federal banking agencies may apply the market risk regulations on a case by case basis to institutions not meeting the eligibility criteria if necessary for safety and soundness reasons.

        In connection with the recent regulatory attention to market risk and interest rate risk, the federal banking agencies will evaluate an institution in its periodic examination on the degree to which changes in interest rates, foreign exchange rates, commodity prices or equity prices can affect a financial institution's earnings or capital. In addition, the agencies will focus in the examination on an institution's ability to monitor and manage its market risk, and will provide management with a clearer and more focused indication of supervisory concerns in this area.

        In certain circumstances, the FRB may determine that the capital ratios for an FDIC-insured bank must be maintained at levels which are higher than the minimum levels required by the guidelines or the regulations. A bank which does not achieve and maintain the required capital levels may be issued a capital directive by the FRB to ensure the maintenance of required capital levels.

        Dividends.    Dividends payable by Mid Valley are restricted under California law to the lesser of Mid Valley's retained earnings, or Mid Valley's net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the DFI, to the greater of the retained earnings of Mid Valley, the net income of Mid Valley for its last fiscal year or the net income of Mid Valley for its current fiscal year.

        The FRB has broad authority to prohibit a bank from engaging in banking practices which it considers to be unsafe or unsound. It is possible, depending upon the financial condition of the bank in question and other factors, that the FRB may assert that the payment of dividends or other payments by the bank is considered an unsafe or unsound banking practice and therefore, implement corrective action to address such a practice.

        In addition to the regulations concerning minimum uniform capital adequacy requirements discussed above, the FRB has established guidelines regarding the maintenance of an adequate allowance for loan losses. Therefore, the future payment of cash dividends by Mid Valley will generally depend, in addition to regulatory constraints, upon Mid Valley's earnings during any fiscal period, the assessment of Mid Valley's Board of Directors of the capital requirements of the institution and other factors, including the maintenance of an adequate allowance for loan losses.

        Reserve Balances.    Mid Valley maintains average reserve balances with the Federal Reserve Bank of San Francisco. At March 31, 2002 and December 31, 2001, Mid Valley's qualifying balances were approximately $1.4 million and $1.5 million, respectively.

        Quantitative and Qualitative Disclosures About Market Risk.    Market risk is the risk of loss from adverse changes in market prices and rates. Mid Valley's market risk arises primarily from interest rate risk inherent in its loan and deposit functions and management actively monitors and manages this interest rate risk exposure. Mid Valley does not have any market risk sensitive instruments entered into for trading purposes. Management uses several different tools to monitor its interest rate risk. One measure of exposure to interest rate risk is gap analysis. A positive gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within such period is greater than the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Mid Valley has a positive gap. In addition, Mid Valley uses interest rate shock simulations to estimate the effect of certain hypothetical rate changes. Based upon Mid Valley's shock simulations, net interest income is expected to rise with increasing rates and fall with declining rates.

        Mid Valley's positive gap is the result of a significant portion of Mid Valley's loans having terms greater than five years on the asset side. On the liability side, the majority of the Mid Valley's time deposits have average terms of approximately six months while savings accounts and other interest-bearing transaction accounts are recorded for gap analysis in the next day to three month category because they do not have a contractual maturity date.

        Taking into consideration that savings accounts and other interest-bearing transaction accounts typically do not react immediately to changes in interest rates, management has taken the following steps to manage its positive gap position. Mid Valley has reduced interest rates on time deposits and focused on increasing noninterest-bearing deposits and floating rate loans. In addition, Mid Valley holds over 80% of its investments in the available-for-sale category in order to maintain flexibility in matching its investments with repricing changes which occur in its liabilities.

        The following table sets forth the distribution of repricing opportunities of Mid Valley's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e. interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of December 31, 2001. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of Mid Valley.

	Within Three Months	After Three Months But Within Six Months	After Six Months But Within One Year	One to Five Years	Over Five Years	Total
	(Dollars in thousands) (unaudited)
Assets:
Interest-bearing deposits	$1,397	$100				$1.497
Investment securities	3,540			$704	$35,717	39,961
Loans	83,542	4,442	$1,989	19,847	4,784	114,604

Total interest-earning assets	88,479	4,542	1,989	20,551	40,501	156,062
Liabilities:
Savings deposits(1)	38,279	38,279
Time deposits	38,098	18,188	25,120	6,800		88,206

Total interest-bearing liabilities	76,377	18,188	25,120	6,800		126,485

Interest rate sensitivity gap	12,102	(13,646)	(23,131)	13,751	40,501	29,577

Interest rate sensitivity gap ratio	1.16	0.25	0.08	3.02	0	1.23
Cumulative interest rate sensitivity gap	12,102	(1,544)	(24,675)	(10,924)	29,577

Cumulative interest rate sensitivity gap ratio	1.16	0.98	0.79	0.91	1.23	1.23

(1)
Savings deposits include interest-bearing transaction accounts.

Description of Capital Stock

        The authorized capital stock of Mid Valley consists of 2,000,000 shares of common stock, no par value per share, of which 1,188,524 shares were issued and outstanding as of July 31, 2002. In addition, 36,784 shares of the common stock were reserved for issuance pursuant to outstanding stock options under the Mid Valley Bank 1990 Stock Option Plan. Holders of shares of the common stock are entitled to cast one vote for each share held of record on all matters to be voted on, except that holders are entitled to cumulate their votes in the election of directors upon compliance with certain conditions. The holders of the common stock are entitled to receive dividends, if any, as may be declared from time to time by Mid Valley's Board of Directors in its discretion from funds legally available. Upon liquidation or dissolution of Mid Valley, the holders of the common stock are entitled to receive pro rata all assets remaining available for distribution to shareholders. Mid Valley's common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All the outstanding shares of Mid Valley's common stock are fully paid and nonassessable.

COMPARISON OF SHAREHOLDER RIGHTS

        The following discusses some of the similarities and some of the differences in the rights of shareholders of Mid Valley and Western. This discussion is applicable to those shareholders of Mid Valley who will receive Western common stock in the merger and become shareholders of Western.

Comparison of Corporate Structure

        Mid Valley and Western have authorized 2,000,000 shares and 10,000,000 shares, respectively, of common stock, no par value. The shares of common stock of both Mid Valley and Western are fully paid and nonassessable. There are no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions.

        Western also has 10,000,000 authorized shares of preferred stock. If issued, the preferred stock would have liquidation and possibly dividend preference rights over the common stock.

        After completion of the merger, Mid Valley will be a wholly-owned subsidiary of Western. Thus, after completion of the merger, matters requiring the approval of Mid Valley's shareholders, such as amendments to Mid Valley's articles of incorporation or approval of a merger with another corporation, will be subject to the approval of Western as Mid Valley's sole shareholder. Mid Valley's present shareholders who become shareholders of Western will be entitled to vote on similar matters pertaining to Western but will not be entitled to vote on matters affecting Mid Valley or Western's other subsidiaries.

        With respect to their charter documents, under California law amendments to Mid Valley's articles of incorporation require the approval of the DFI, in addition to any shareholder approvals which may be required. Amendments to Western's articles of incorporation only require the approval of Western's shareholders. Currently, neither Western nor Mid Valley has any anti-takeover provisions in its articles of incorporation or bylaws.

Voting Rights

        Mid Valley and Western have different voting rights. Although as a general rule shareholders of Mid Valley and Western are entitled to one vote for each share of common stock held, Mid Valley has cumulative voting in the election of directors and Western has eliminated cumulative voting.

Dividends

        One of the most important differences between Mid Valley and Western involves dividends. Under California law, funds available for cash dividend payments by a bank are restricted to the lesser of: (1) retained earnings; or (2) the bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). Cash dividends may also be paid out of net income for a bank's last preceding fiscal year upon the prior approval of the DFI, without regard to retained earnings or net income for its last three fiscal years. If the DFI finds that the stockholders' equity of a bank is not adequate or that the payment of a dividend would be unsafe or unsound for the bank, the DFI may order the bank not to pay any dividend to the bank's shareholders.

        Under California law, Western would be prohibited from paying dividends unless: (1) its retained earnings immediately prior to the dividend payment equals or exceeds the amount of the dividend; or (2) immediately after giving effect to the dividend (i) the sum of Western's assets would be at least equal to 125% of its liabilities, or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, the current assets of Western would be at least equal to 125% of its current liabilities.

Number of Directors

        Mid Valley's bylaws provide for a range of seven to twelve directors, with the exact number fixed by amendment to the bylaws or by resolution adopted by Mid Valley's Board of directors or shareholders. Mid Valley has currently fixed the number of its directors at eight. Western's bylaws provide for a range of eight to fifteen directors, with the exact number fixed by amendment to the bylaws or by resolution adopted by Western's Board of Directors or shareholders. Western has currently fixed the number of its directors at thirteen.

Indemnification of Directors and Officers

        The articles of incorporation of both Mid Valley and Western authorize indemnification of directors, officers and agents to the fullest extent permissible under California law, eliminate directors' liability for monetary damages to the fullest extent permissible under California law, and authorize the purchase of liability insurance. Both Mid Valley and Western have directors' and officers' liability insurance, and Western has also entered into indemnification agreements with its directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Western pursuant to the foregoing provisions, Western has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SUPERVISION AND REGULATION

Introduction

        Banking is a complex, highly regulated industry. The primary goals of the regulatory scheme are to maintain a safe and sound banking system, protect depositors and the FDIC's insurance fund, and facilitate the conduct of sound monetary policy. In furtherance of these goals, Congress and the states have created several largely autonomous regulatory agencies and enacted numerous laws that govern banks, bank holding companies and the financial services industry. Consequently, the growth and earnings performance of Western, Western's banking subsidiaries, Western Sierra, Lake and Central, and Mid Valley can be affected not only by management decisions and general economic conditions, but also by the requirements of applicable state and federal statutes, regulations and the policies of various governmental regulatory authorities, including:

  •
  the FRB;

  •
  the FDIC;

  •
  the Office of the Comptroller of the Currency, or OCC; and

  •
  the DFI.

        The system of supervision and regulation applicable to Western, its banking subsidiaries, and Mid Valley governs most aspects of their business, including:

  •
  the scope of permissible business;

  •
  investments;

  •
  reserves that must be maintained against deposits;

  •
  capital levels that must be maintained;

  •
  the nature and amount of collateral that may be taken to secure loans;

  •
  the establishment of new branches;

  •
  mergers and consolidations with other financial institutions; and

  •
  the payment of dividends.

        The following summarizes the material elements of the regulatory framework that applies to Western, its banking subsidiaries, and Mid Valley. It does not describe all of the statutes, regulations and regulatory policies that are applicable. Also, it does not restate all of the requirements of the statutes, regulations and regulatory policies that are described. Consequently, the following summary is qualified in its entirety by reference to the applicable statutes, regulations and regulatory policies discussed in this proxy statement-prospectus. Any change in these applicable laws, regulations or regulatory policies may have a material effect on the business of Western, its banking subsidiaries, and Mid Valley.

Western

  General

        Western, as a bank holding company registered under the BHCA, is subject to regulation by the FRB. According to FRB policy, Western is expected to act as a source of financial strength for its banking subsidiaries, including Mid Valley upon approval of the merger, to commit resources to support them in circumstances where Western might not otherwise do so. Under the BHCA, Western, its banking subsidiaries and, upon approval of the merger, Mid Valley, are subject to periodic examination by the FRB. Western is also required to file periodic reports of its operations and any additional information regarding its activities and those of its banking subsidiaries with the FRB, as may be required.

        Western is also a bank holding company within the meaning of Section 3700 of the California Financial Code. Consequently, Western and its banking subsidiaries, including Mid Valley, if the merger is approved, are subject to examination by, and may be required to file reports with, the DFI. Regulations have not yet been proposed or adopted or steps otherwise taken to implement the DFI's powers under this statute.

  Bank Holding Company Liquidity

        Western is a legal entity, separate and distinct from its subsidiaries. Western has the ability to raise capital on its own behalf or borrow from external sources. Western may also obtain additional funds from dividends paid by, and fees charged for services provided to, its subsidiaries, including Mid Valley if the merger is approved. however, regulatory constraints may restrict or totally preclude Western from receiving those dividends.

        Regarding Western Sierra, Western is entitled to receive dividends when and as declared by Western Sierra's Board of Directors, out of funds legally available for dividends, as specified and limited by the OCC's regulations. Pursuant to the OCC's regulations, funds available for a national bank's dividends are restricted to the lesser of the bank's: (i) retained earnings; or (ii) net income for the current and past two fiscal years (less any dividends paid during that period), unless approved by the OCC. Furthermore, if the OCC determines that a dividend would cause a bank's capital to be impaired or that payment would cause it to be undercapitalized, the OCC can prohibit payment of a dividend notwithstanding that funds are legally available.

        Regarding Lake and Central, and Mid Valley if the merger is approved, Western is entitled to receive dividends, when and as declared by Lake's and Central's respective Boards of Directors. Those dividends may come from funds legally available for those dividends, as specified and limited by the California Financial Code. Under the California Financial Code, funds available for cash dividends by a California-chartered bank are restricted to the lesser of:(i) the bank's retained earnings; or (ii) the bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). With the prior approval of the DFI, cash dividends may also be paid out of the greater of: (i) the bank's retained earnings; (ii) net income for the bank's last preceding fiscal year; or (iii) net income for the bank's current fiscal year. If the DFI determines that the shareholders' equity of the bank paying the dividend is not adequate or that the payment of the dividend would be unsafe or unsound for the bank, the DFI may order the bank not to pay the dividend.

        Since Western's banking subsidiaries (and Mid Valley) are FDIC insured institutions, it is also possible, depending upon their financial condition and other factors, that the FDIC could assert that the payment of dividends or other payments might, under some circumstances, constitute an unsafe or unsound practice and thereby prohibit such payments.

  Transactions With Affiliates

        Western and any subsidiaries it may purchase or organize are deemed to be affiliates of Western's banking subsidiaries and, if the merger is approved, Mid Valley within the meaning of Sections 23A and 23B of the Federal Reserve Act. Under those terms, loans by Western's banking subsidiaries to affiliates, investments by them in affiliates' stock, and taking affiliates' stock as collateral for loans to any borrower is limited to 10% of the particular banking subsidiary's capital, in the case of any one affiliate, and is limited to 20% of the banking subsidiary's capital, in the case of all affiliates. In addition, such transactions must be on terms and conditions that are consistent with safe and sound banking practices; in particular, a bank and its subsidiaries generally may not purchase from an affiliate a low-quality asset, as defined in the Federal Reserve Act. These restrictions also prevent a bank holding company and its other affiliates from borrowing from a banking subsidiary of the bank holding company unless the loans are secured by marketable collateral of designated amounts. Western and its banking subsidiaries are also subject to certain restrictions with respect to engaging in the underwriting, public sale and distribution of securities. Please read the section entitled "SUPERVISION AND REGULATION—Western's Banking Subsidiaries and Mid Valley—Recent Legislation" for additional information.

  Limitations on Business and Investment Activities

        Under the BHCA, a bank holding company must obtain the FRB's approval before:

  •
  directly or indirectly acquiring more than 5% ownership or control of any voting shares of another bank or bank holding company;

  •
  acquiring all or substantially all of the assets of another bank; or

  •
  merging or consolidating with another bank holding company.

        The FRB may allow a bank holding company to acquire banks located in any state of the United States without regard to whether the acquisition is prohibited by the law of the state in which the target bank is located. In approving interstate acquisitions, however, the FRB must give effect to applicable state laws limiting the aggregate amount of deposits that may be held by the acquiring bank holding company and its insured depository institutions in the state in which the target bank is located, provided that those limits do not discriminate against out-of-state depository institutions or their holding companies, and state laws which require that the target bank have been in existence for a minimum period of time, not to exceed five years, before being acquired by an out-of-state bank holding company.

        In addition to owning or managing banks, bank holding companies may own subsidiaries engaged in certain businesses that the FRB has determined to be "so closely related to banking as to be a proper incident thereto." Western, therefore, is permitted to engage in a variety of banking-related businesses. Some of the activities that the FRB has determined, pursuant to its Regulation Y, to be related to banking are:

  •
  making or acquiring loans or other extensions of credit for its own account or for the account of others;

  •
  servicing loans and other extensions of credit;

  •
  operating a trust company in the manner authorized by federal or state law under certain circumstances;

  •
  leasing personal and real property or acting as agent, broker, or adviser in leasing such property in accordance with various restrictions imposed by FRB regulations;

  •
  providing financial, banking, or economic data processing and data transmission services;

  •
  owning, controlling, or operating a savings association under certain circumstances;

  •
  selling money orders, travelers' checks and U.S. Savings Bonds;

  •
  providing securities brokerage services, related securities credit activities pursuant to Regulation T, and other incidental activities; and

  •
  underwriting and dealing in obligations of the U.S., general obligations of states and their political subdivisions, and other obligations authorized for state member banks under federal law.

        Under the recently enacted Gramm-Leach-Bliley Act (discussed below in the section entitled "SUPERVISION AND REGULATION—Western's Banking Subsidiaries and Mid Valley—Recent Legislation") qualifying bank holding companies making an appropriate election to the FRB may engage in a full range of financial activities, including insurance, securities and merchant banking. Western has not elected to qualify for these financial services.

        Generally, the BHCA does not place territorial restrictions on the domestic activities of non-bank subsidiaries of bank holding companies.

        Federal law prohibits a bank holding company and any subsidiary banks from engaging in certain tie-in arrangements in connection with the extension of credit. Thus, for example, Western's banking subsidiaries may not extend credit, lease or sell property, or furnish any services, or fix or vary the consideration for any of the foregoing on the condition that:

  •
  the customer must obtain or provide some additional credit, property or services from or to Western's banking subsidiaries other than a loan, discount, deposit or trust service;

  •
  the customer must obtain or provide some additional credit, property or service from or to Western or any of the banking subsidiaries; or

  •
  the customer may not obtain some other credit, property or services from competitors, except reasonable requirements to assure soundness of credit extended.

  Capital Adequacy

        Bank holding companies must maintain minimum levels of capital under the FRB's risk-based capital adequacy guidelines. If capital falls below minimum guideline levels, a bank holding company, among other things, may be denied approval to acquire or establish additional banks or non-bank businesses.

        The FRB's risk-based capital adequacy guidelines for bank holding companies and state member banks, discussed in more detail below in the section entitled "SUPERVISION AND REGULATION—Western's Banking Subsidiaries and Mid Valley—Risk-Based Capital Guidelines," assign various risk percentages to different categories of assets, and capital is measured as a percentage of risk assets. Under the terms of the guidelines, bank holding companies are expected to meet capital adequacy guidelines based both on total risk assets and on total assets, without regard to risk weights.

        The risk-based guidelines are minimum requirements. Higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual organizations. For example, the FRB's capital guidelines contemplate that additional capital may be required to take adequate account of, among other things, interest rate risk, or the risks posed by concentrations of credit, nontraditional activities or securities trading activities. Moreover, any banking organization experiencing or anticipating significant growth or expansion into new activities, particularly under the expanded powers under the Gramm-Leach-Bliley Act, would be expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

  Limitations on Dividend Payments

        California Corporations Code Section 500 allows Western to pay a dividend to its shareholders only to the extent that Western has retained earnings and, after the dividend, Western's:

  •
  assets (exclusive of goodwill and other intangible assets) would be 1.25 times its liabilities (exclusive of deferred taxes, deferred income and other deferred credits); and

  •
  current assets would be at least equal to current liabilities.

        Additionally, the FRB's policy regarding dividends provides that a bank holding company should not pay cash dividends exceeding its net income or which can only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. The FRB also possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations.

Western's Banking Subsidiaries and Mid Valley

  General

        Central and Lake, as California-chartered banks which are not members of the Federal Reserve System, are subject to regulation, supervision, and regular examination by the DFI and the FDIC. Mid Valley, as a member of the Federal Reserve System is subject to regulation, supervision and regular examination by the DFI and the FRB. Western Sierra, as a nationally chartered banking association, is also a member of the Federal Reserve System and is subject to regulation, supervision and regular examination by the OCC and the FDIC. Western Sierra's, Lake's, Central's and Mid Valley's deposits are insured by the FDIC up to the maximum extent provided by law. The regulations of these agencies govern most aspects of Western Sierra's, Lake's, Central's and Mid Valley's business and establish a comprehensive framework governing their operations. California law exempts all banks from usury limitations on interest rates.

        Western Sierra, Lake and Mid Valley are members of the Federal Home Loan Bank System. Among other benefits, each Federal Home Loan Bank serves as a reserve or center bank for its members within its assigned region. Each Federal Home Loan Bank makes available to its members loans (i.e., advances) in accordance with the policies and procedures established by the Board of Directors of the individual Federal Home Loan Bank.

        From time to time legislation is enacted which has the effect of increasing the cost of doing business and changing the competitive balance between banks and other financial and non-financial institutions. Various federal laws enacted over the past several years have provided, among other things, for:

  •
  the maintenance of mandatory reserves with the Federal Reserve Bank on deposits by depository institutions;

  •
  the phasing-out of the restrictions on the amount of interest which financial institutions may pay on certain types of accounts; and

  •
  the authorization of various types of new deposit accounts, such as "NOW" accounts, "Money Market Deposit" accounts and "Super NOW" accounts, designed to be competitive with money market mutual funds and other types of accounts and services offered by various financial and non-financial institutions.

        The lending authority and permissible activities of certain non-bank financial institutions such as savings and loan associations and credit unions have been expanded, and federal regulators have been given increased enforcement authority. These laws have generally had the effect of altering competitive relationships existing among financial institutions, reducing the historical distinctions between the services offered by banks, savings and loan associations and other financial institutions, and increasing the cost of funds to banks and other depository institutions.

  Recent Legislation

        USA Patriots Act.    On October 26, 2001, the President signed into law comprehensive anti-terrorism legislation known as the USA Patriot Act. Title III of the USA Patriot Act requires financial institutions to prevent, detect and prosecute international money laundering and the financing of terrorism. Western's banking subsidiaries and Mid Valley have augmented their systems and procedures to accomplish these goals. The Secretary of the Treasury has proposed regulations to implement Title III. Although Western and Mid Valley cannot predict when and in what form these regulations will be adopted, they believe that the cost of compliance with Title III of the USA Patriot Act will not likely be material.

        Gramm-Leach-Bliley Act.    In November 1999, the Gramm-Leach-Bliley Act, or the GLB Act, became law, significantly changing the regulatory structure and oversight of the financial services industry. Effective March 11, 2000, the GLB Act repealed the provisions of the Glass-Steagall Act that restricted banks and securities firms from affiliating. It also revised the Bank Holding Company Act to permit a "qualifying" bank holding company, called a financial holding company, to engage in a full range of financial activities, including banking, insurance, securities, and merchant banking activities. It also permits qualifying bank holding companies to acquire many types of financial firms without the FRB's prior approval.

        The GLB Act thus provides expanded financial affiliation opportunities for existing bank holding companies and permits other financial services providers to acquire banks and become bank holding companies without ceasing any existing financial activities. Previously, a bank holding company could only engage in activities that were "closely related to banking." This limitation no longer applies to bank holding companies that qualify to be treated as financial holding companies. To qualify as a financial holding company, a bank holding company's subsidiary depository institutions must be well-capitalized, well-managed and have at least a "satisfactory" Community Reinvestment Act examination rating. "Nonqualifying" bank holding companies are limited to activities that were permissible under the Bank Holding Company Act as of November 11, 1999.

        Also effective on March 11, 2000, the GLB Act changed the powers of national banks and their subsidiaries, and made similar changes in the powers of state banks and their subsidiaries. National banks may now underwrite, deal in and purchase state and local revenue bonds. A subsidiary of a national bank may now engage in financial activities that the bank cannot itself engage in, except for general insurance underwriting and real estate development and investment. In order for a subsidiary of a national bank to engage in these new financial activities, the national bank and its depository institution affiliates must be "well capitalized," have at least "satisfactory" general, managerial and Community Reinvestment Act examination ratings, and meet other qualification requirements relating to total assets, subordinated debt, capital, risk management, and affiliate transactions. Subsidiaries of state banks can exercise the same powers as national bank subsidiaries if they satisfy the same qualifying rules that apply to national banks, except that state-chartered banks do not have to satisfy the statutory managerial and debt rating-requirements of national banks.

        The GLB Act also reformed the overall regulatory framework of the financial services industry. In order to implement its underlying purposes, the GLB Act preempted state laws that would restrict the types of financial affiliations that are authorized or permitted under the GLB Act, subject to specified exceptions for state insurance laws and regulations. With regard to securities laws, effective May 12, 2001, the GLB Act removed the blanket exemption for banks from being considered brokers or dealers under the Securities Exchange Act of 1934 and replaced it with a number of more limited exemptions. Thus, previously exempted banks may become subject to the broker-dealer registration and supervision requirements of the Securities Exchange Act of 1934. The exemption that prevented bank holding companies and banks that advise mutual funds from being considered investment advisers under the Investment Advisers Act of 1940 was also eliminated.

        Separately, the GLB Act imposes customer privacy requirements on any company engaged in financial activities. Under these requirements, a financial company is required to protect the security and confidentiality of customer nonpublic personal information. Also, for customers that obtain a financial product such as a loan for personal, family or household purposes, a financial company is required to disclose its privacy policy to the customer at the time the relationship is established and annually thereafter, including its policies concerning the sharing of the customer's nonpublic personal information with affiliates and third parties. If an exemption is not available, a financial company must provide consumers with a notice of its information sharing practices that allows the consumer to reject the disclosure of its nonpublic personal information to third parties. Third parties that receive such information are subject to the same restrictions as the financial company on the reuse of the information. Finally, a financial company is prohibited from disclosing an account number or similar item to a third party for use in telemarketing, direct mail marketing or other marketing through electronic mail.

  Risk-Based Capital Guidelines

        General.    The federal banking agencies have established minimum capital standards known as risk-based capital guidelines. These guidelines are intended to provide a measure of capital that reflects the degree of risk associated with a bank's operations. The risk-based capital guidelines include both a new definition of capital and a framework for calculating the amount of capital that must be maintained against a bank's assets and off-balance sheet items. The amount of capital required to be maintained is based upon the credit risks associated with the various types of a bank's assets and off-balance sheet items. A bank's assets and off-balance sheet items are classified under several risk categories, with each category assigned a particular risk weighting from 0% to 100%. A bank's risk-based capital ratio is calculated by dividing its qualifying capital, which is the numerator of the ratio, by the combined risk weights of its assets and off-balance sheet items, which is the denominator of the ratio.

        Qualifying Capital.    A bank's total qualifying capital consists of two types of capital components: "core capital elements," known as Tier 1 capital, and "supplementary capital elements," known as Tier 2 capital. The Tier 1 component of a bank's qualifying capital must represent at least 50% of total qualifying capital and may consist of the following items that are defined as core capital elements:

  •
  common stockholders' equity;

  •
  qualifying noncumulative perpetual preferred stock (including related surplus); and

  •
  minority interests in the equity accounts of consolidated subsidiaries.

        The Tier 2 component of a bank's total qualifying capital may consist of the following items:

  •
  a portion of the allowance for loan and lease losses;

  •
  certain types of perpetual preferred stock and related surplus;

  •
  certain types of hybrid capital instruments and mandatory convertible debt securities; and

  •
  a portion of term subordinated debt and intermediate-term preferred stock, including related surplus.

        Risk Weighted Assets and Off-Balance Sheet Items.    Assets and credit equivalent amounts of off-balance sheet items are assigned to one of several broad risk classifications, according to the obligor or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar value of the amount in each risk classification is then multiplied by the risk weight associated with that classification. The resulting weighted values from each of the risk classifications are added together. This total is the bank's total risk weighted assets.

        Risk weights for off-balance sheet items, such as unfunded loan commitments, letters of credit and recourse arrangements, are determined by a two-step process. First, the "credit equivalent amount" of the off-balance sheet items is determined, in most cases by multiplying the off-balance sheet item by a credit conversion factor. Second, the credit equivalent amount is treated like any balance sheet asset and is assigned to the appropriate risk category according to the obligor or, if relevant, the guarantor or the nature of the collateral. This result is added to the bank's risk weighted assets and comprises the denominator of the risk-based capital ratio.

        Minimum Capital Standards.    The supervisory standards set forth below specify minimum capital ratios based primarily on broad risk considerations. The risk-based ratios do not take explicit account of the quality of individual asset portfolios or the range of other types of risks to which banks may be exposed, such as interest rate, liquidity, market or operational risks. For this reason, banks are generally expected to operate with capital positions above the minimum ratios.

        All banks are required to meet a minimum ratio of qualifying total capital to risk weighted assets of 8%. At least 4% must be in the form of Tier 1 capital, net of goodwill. The maximum amount of supplementary capital elements that qualifies as Tier 2 capital is limited to 100% of Tier 1 capital, net of goodwill. In addition, the combined maximum amount of subordinated debt and intermediate-term preferred stock that qualifies as Tier 2 capital is limited to 50% of Tier 1 capital. The maximum amount of the allowance for loan and lease losses that qualifies as Tier 2 capital is limited to 1.25% of gross risk weighted assets. The allowance for loan and lease losses in excess of this limit may, of course, be maintained, but would not be included in a bank's risk-based capital calculation.

        The federal banking agencies also require all banks to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a bank rated in the highest of the five categories used by regulators to rate banks, the minimum leverage ratio of Tier 1 capital to total assets is 3%. For all banks not rated in the highest category, the minimum leverage ratio must be at least 4% to 5%. These uniform risk-based capital guidelines and leverage ratios apply across the industry. Regulators, however, have the discretion to set minimum capital requirements for individual institutions which may be significantly above the minimum guidelines and ratios.

  Other Factors Affecting Minimum Capital Standards

        The federal banking agencies have established certain benchmark ratios of loan loss reserves to be held against classified assets. The benchmark by federal banking agencies is the sum of:

  •
  100% of assets classified loss;

  •
  50% of assets classified doubtful;

  •
  15% of assets classified substandard; and

  •
  estimated credit losses on other assets over the upcoming twelve months.

        The federal banking agencies have recently revised their risk-based capital rules to take account of concentrations of credit and the risks of engaging in non-traditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving a single borrower, industry, geographic location, collateral or loan type. Non-traditional activities are considered those that have not customarily been part of the banking business, but are conducted by a bank as a result of developments in, for example, technology, financial markets or other additional activities permitted by law or regulation. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas.

        The federal banking agencies also limit the amount of deferred tax assets that are allowable in computing a bank's regulatory capital. Deferred tax assets that can be realized for taxes paid in prior carryback years and from future reversals of existing taxable temporary differences are generally not limited. However, deferred tax assets that can only be realized through future taxable earnings are limited for regulatory capital purposes to the lesser of:

  •
  the amount that can be realized within one year of the quarter-end report date; or

  •
  10% of Tier 1 capital.

        The amount of any deferred tax in excess of this limit would be excluded from Tier 1 capital, total assets and regulatory capital calculations.

        The federal banking agencies have also adopted a joint agency policy statement which provides that the adequacy and effectiveness of a bank's interest rate risk management process and the level of its interest rate exposures are critical factors in the evaluation of the bank's capital adequacy. A bank with material weaknesses in its interest rate risk management process or high levels of interest rate exposure relative to its capital will be directed by the federal banking agencies to take corrective actions. Financial institutions which have significant amounts of their assets concentrated in high risk loans or nontraditional banking activities, and who fail to adequately manage these risks, may be required to set aside capital in excess of the regulatory minimums.

  Prompt Corrective Action

        The federal banking agencies possess broad powers to take prompt corrective action to resolve the problems of insured banks. Each federal banking agency has issued regulations defining five capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Under the regulations, a bank shall be deemed to be:

  •
  "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a leverage capital ratio of 5.0% or more, and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure;

  •
  "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more, and a leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized";

  •
  "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0%, or a leverage capital ratio that is less than 4.0% (3.0% under certain circumstances);

  •
  "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a leverage capital ratio that is less than 3.0%; and

  •
  "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

        Banks are prohibited from paying dividends or management fees to controlling persons or entities if, after making the payment the bank would be "undercapitalized," that is, the bank fails to meet the required minimum level for any relevant capital measure. Asset growth and branching restrictions apply to "undercapitalized" banks. Banks classified as "undercapitalized" are required to submit acceptable capital plans guaranteed by its holding company, if any. Broad regulatory authority was granted with respect to "significantly undercapitalized" banks, including forced mergers, growth restrictions, ordering new elections for directors, forcing divestiture by its holding company, if any, requiring management changes, and prohibiting the payment of bonuses to senior management. Even more severe restrictions are applicable to "critically undercapitalized" banks, those with capital at or less than 2%. Restrictions for these banks include the appointment of a receiver or conservator after 90 days, even if the bank is still solvent. All of the federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action.

        A bank, based upon its capital levels, that is classified as "well capitalized," "adequately capitalized" or "undercapitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for a hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. At each successive lower capital category, an insured bank is subject to more restrictions. The federal banking agencies, however, may not treat an institution as "critically undercapitalized" unless its capital ratios actually warrant such treatment.

  Deposit Insurance Assessments

        The FDIC has implemented a risk-based assessment system in which the deposit insurance premium relates to the probability that the deposit insurance fund will incur a loss. The FDIC sets semi-annual assessments in an amount necessary to maintain or increase the reserve ratio of the insurance fund to at least 1.25% of insured deposits or a higher percentage as determined to be justified by the FDIC.

        Under the risk-based assessment system adopted by the FDIC, banks are categorized into one of three capital categories ("well capitalized," "adequately capitalized," and "undercapitalized"). Assignment of a bank into a particular capital category is based on supervisory evaluations by its primary federal regulator. After being assigned to a particular capital category, a bank is classified into one of three supervisory categories. The three supervisory categories are:

  •
  Group A—financially sound with only a few minor weaknesses;

  •
  Group B—demonstrates weaknesses that could result in significant deterioration; and

  •
  Group C—poses a substantial probability of loss.

The capital ratios used by the FDIC to define "well-capitalized," "adequately capitalized" and "undercapitalized" are the same as in the prompt corrective action regulations.

        The assessment rates are summarized below, expressed in terms of cents per $100 in insured deposits:

	Assessment Rates
	Supervisory Group
Capital Group	Group A	Group B	Group C
Well Capitalized	0	3	17
Adequately Capitalized	3	10	24
Undercapitalized	10	24	27

  Interstate Banking and Branching

        Bank holding companies from any state may generally acquire banks and bank holding companies located in any other state, subject in some cases to nationwide and state-imposed deposit concentration limits and limits on the acquisition of recently established banks. Banks also have the ability, subject to specific restrictions, to acquire by acquisition or merger branches located outside their home state. The establishment of new interstate branches is also possible in those states with laws that expressly permit it. Interstate branches are subject to many of the laws of the states in which they are located.

        California law authorizes out-of-state banks to enter California by the acquisition of or merger with a California bank that has been in existence for at least five years, unless the California bank is in danger of failing or in certain other emergency situations, but limits interstate branching into California to branching by acquisition of an existing bank.

  Enforcement Powers

        In addition to measures taken under the prompt corrective action provisions, insured banks may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses, or for violation of any law, rule, regulation, condition imposed in writing by the regulatory agency, or term of a written agreement with the regulatory agency. Enforcement actions may include:

  •
  the appointment of a conservator or receiver for the bank;

  •
  the issuance of a cease and desist order that can be judicially enforced;

  •
  the termination of the bank's deposit insurance;

  •
  the imposition of civil monetary penalties;

  •
  the issuance of directives to increase capital;

  •
  the issuance of formal and informal agreements;

  •
  the issuance of removal and prohibition orders against officers, directors and other institution-affiliated parties; and

  •
  the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the deposit insurance fund or the bank would be harmed if such equitable relief was not granted.

  FDIC Receiverships

        The FDIC may be appointed conservator or receiver of any insured bank or savings association. In addition, the FDIC may appoint itself as sole conservator or receiver of any insured state bank or savings association for any, among others, of the following reasons:

  •
  insolvency;

  •
  substantial dissipation of assets or earnings due to any violation of law or regulation or any unsafe or unsound practice;

  •
  an unsafe or unsound condition to transact business, including substantially insufficient capital or otherwise;

  •
  any willful violation of a cease and desist order which has become final;

  •
  any concealment of books, papers, records or assets of the institution;

  •
  the likelihood that the institution will not be able to meet the demands of its depositors or pay its obligations in the normal course of business;

  •
  the incurrence or likely incurrence of losses by the institution that will deplete all or substantially all of its capital with no reasonable prospect for the replenishment of the capital without federal assistance; or

  •
  any violation of any law or regulation, or an unsafe or unsound practice or condition which is likely to cause insolvency or substantial dissipation of assets or earnings, or is likely to weaken the condition of the institution or otherwise seriously prejudice the interests of its depositors.

        As a receiver of any insured depository institution, the FDIC may liquidate such institution in an orderly manner and dispose of any matter concerning such institution as the FDIC determines is in the best interests of such institution, its depositors and the FDIC. Further, the FDIC shall, as the conservator or receiver, by operation of law, succeed to all rights, titles, powers and privileges of the insured institution, and of any shareholder, member, account holder, depositor, officer or director of such institution with respect to the institution and the assets of the institution; may take over the assets of and operate such institution with all the powers of the members or shareholders, directors and the officers of the institution and conduct all business of the institution; collect all obligations and money due to the institution and preserve and conserve the assets and property of the institution.

  Safety and Soundness Guidelines

        The federal banking agencies have adopted guidelines to assist in identifying and addressing potential safety and soundness concerns before capital becomes impaired. These guidelines establish operational and managerial standards relating to:

  •
  internal controls, information systems and internal audit systems;

  •
  loan documentation;

  •
  credit underwriting;

  •
  asset growth; and

  •
  compensation, fees and benefits.

Additionally, the federal banking agencies have adopted safety and soundness guidelines for asset quality and for evaluating and monitoring earnings to ensure that earnings are sufficient for the maintenance of adequate capital and reserves. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

        The federal banking agencies have issued regulations prescribing uniform guidelines for real estate lending. The regulations require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

  Consumer Protection Laws and Regulations

        The bank regulatory agencies are focusing greater attention on compliance with consumer protection laws and implementing regulations. Examination and enforcement have become more intense in nature, and insured institutions have been advised to carefully monitor compliance with various consumer protection laws and implementing regulations. Banks are subject to many federal consumer protection laws and regulations, including:

  •
  the Community Reinvestment Act, or the CRA;

  •
  the Truth in Lending Act, or the TILA;

  •
  the Fair Housing Act, or the FH Act;

  •
  the Equal Credit Opportunity Act, or the ECOA;

  •
  the Home Mortgage Disclosure Act, or the HMDA; and

  •
  the Real Estate Settlement Procedures Act, or the RESPA.

        The CRA is intended to encourage insured depository institutions, while operating safely and soundly, to help meet the credit needs of their communities. The CRA specifically directs the federal bank regulatory agencies, in examining insured depository institutions, to assess their record of helping to meet the credit needs of their entire community, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices. The CRA further requires the agencies to take a financial institution's record of meeting its community credit needs into account when evaluating applications for, among other things, domestic branches, completing mergers or acquisitions, or holding company formations.

        The federal banking agencies have adopted regulations which measure a bank's compliance with its CRA obligations on a performance-based evaluation system. This system bases CRA ratings on an institution's actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. The ratings range from "outstanding" to a low of "substantial noncompliance."

        The ECOA prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act. In March, 1994, the Federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination:

  •
  overt evidence of discrimination;

  •
  evidence of disparate treatment; and

  •
  evidence of disparate impact.

This means that if a creditor's actions have had the effect of discriminating, the creditor may be held liable—even when there is no intent to discriminate.

        The FH Act regulates many practices, including making it unlawful for any lender to discriminate against any person in its housing-related lending activities because of race, color, religion, national origin, sex, handicap, or familial status. The FH Act is broadly written and has been broadly interpreted by the courts. A number of lending practices have been found to be, or may be considered, illegal under the FH Act, including some that are not specifically mentioned in the FH Act itself. Among those practices that have been found to be, or may be considered, illegal under the FH Act are:

  •
  declining a loan for the purposes of racial discrimination;

  •
  making excessively low appraisals of property based on racial considerations;

  •
  pressuring, discouraging, or denying applications for credit on a prohibited basis;

  •
  using excessively burdensome qualifications standards for the purpose or with the effect of denying housing to minority applicants;

  •
  imposing on minority loan applicants more onerous interest rates or other terms, conditions or requirements; and

  •
  racial steering, or deliberately guiding potential purchasers to or away from certain areas because of race.

        The TILA is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms more readily and knowledgeably. As a result of the TILA, all creditors must use the same credit terminology and expressions of rates, the annual percentage rate, the finance charge, the amount financed, the total payments and the payment schedule.

        HMDA grew out of public concern over credit shortages in certain urban neighborhoods. One purpose of HMDA is to provide public information that will help show whether financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. HMDA also includes a "fair lending" aspect that requires the collection and disclosure of data about applicant and borrower characteristics as a way of identifying possible discriminatory lending patterns and enforcing anti-discrimination statutes. HMDA requires institutions to report data regarding applications for one-to-four family real estate loans, home improvement loans, and multifamily loans, as well as information concerning originations and purchases of those types of loans. Federal bank regulators rely, in part, upon data provided under HMDA to determine whether depository institutions engage in discriminatory lending practices.

        RESPA requires lenders to provide borrowers with disclosures regarding the nature and costs of real estate settlements. Also, RESPA prohibits certain abusive practices, such as kickbacks, and places limitations on the amount of escrow accounts.

        Violations of these various consumer protection laws and regulations can result in civil liability to the aggrieved party, regulatory enforcement including civil money penalties, and even punitive damages.

  Other Aspects of Banking Law

        Western's banking subsidiaries and Mid Valley will also be subject to federal and state statutory and regulatory provisions covering, among other things, security procedures, currency and foreign transactions reporting, insider and affiliated party transactions, management interlocks, electronic funds transfers, funds availability, and truth-in-savings. There are also a variety of federal statutes which regulate acquisitions of control and the formation of bank holding companies.

  Impact of Monetary Policies

        Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by a bank on its deposits and its other borrowings and the interest rate earned by a bank on its loans, securities and other interest-earning assets comprises the major source of the bank's earnings. These rates are highly sensitive to many factors which are beyond the bank's control and, accordingly, the earnings and growth of the bank are subject to the influence of economic conditions generally, both domestic and foreign, including inflation, recession, and unemployment; and also to the influence of monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve Board implements national monetary policy, such as seeking to curb inflation and combat recession, by:

  •
  its open-market dealings in United States government securities;

  •
  adjusting the required level of reserves for financial institutions subject to reserve requirements;

  •
  placing limitations upon savings and time deposit interest rates; and

  •
  adjustments to the discount rate applicable to borrowings by banks which are members of the Federal Reserve System.

        The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments, and deposits and also affect interest rates. The nature and timing of any future changes in such policies and their impact on us cannot be predicted; however, depending on the degree to which our interest-earning assets and interest-bearing liabilities are rate sensitive, increases in rates would have a temporary effect of increasing our net interest margin, while decreases in interest rates would have the opposite effect. In addition, adverse economic conditions, including a downturn in the local or regional economy and rising energy prices, could make a higher provision for loan losses a prudent course and could cause higher loan charge-offs, thus adversely affecting our net income or other operating costs.

VALIDITY OF WESTERN'S COMMON STOCK

        The validity of the shares of Western common stock to be issued in the merger has been reviewed by the firm of Horgan, Rosen, Beckham & Coren, L.L.P., 23975 Park Sorrento, Suite 200, Calabasas, California 91302. Such review should not be construed as constituting an opinion as to the merits of the offering made hereby, the accuracy or adequacy of the disclosures contained herein, or the suitability of Western common stock for any of Mid Valley's shareholders.

EXPERTS

        The audited consolidated financial statements of Western and Mid Valley as of December 31, 2001 and 2000, and for each of the years in the thee-year period ended December 31, 2001, have been included in this proxy statement-prospectus in reliance on the reports of Perry-Smith LLP, independent certified public accountant, included herein, and upon the authority of said firm as experts in accounting and auditing. Perry-Smith LLP did not audit the consolidated statements of income, changes in shareholders' equity and cash flows of Sentinel Community Bank and Subsidiary ("Sentinel") for the year ended December 31, 1999. Sentinel was acquired by Western in 2000 and the accounts of Sentinel are included under the pooling-of-interests method of accounting in the consolidated statements of Western and not included separately herein.

        The audited consolidated statements of income, changes in shareholders' equity and cash flows of Sentinel for the year ended December 31, 1999, have been included in this proxy statement-prospectus in reliance on the report of Moss Adams LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT AUDITOR'S REPORT

The Board of Directors
    and Shareholders
Western Sierra Bancorp
    and Subsidiaries

        We have audited the accompanying consolidated balance sheet of Western Sierra Bancorp and subsidiaries (the "Company") as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated statements of income, changes in shareholders' equity and cash flows of Sentinel Community Bank and subsidiary for the year ended December 31, 1999, which statements reflect net earnings of $503,000. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Sentinel Community Bank and subsidiary for 1999, is based solely upon the report of the other auditors.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, based upon our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Western Sierra Bancorp and subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ Perry-Smith LLP

Sacramento, California
February 1, 2002, except for Notes 11 and 15
    as to which the date is May 23, 2002.

[OPINION OF MOSS ADAMS LLP]

TO BE FILED BY AMENDMENT

WESTERN SIERRA BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2001 and 2000
(Dollars in thousands)

	2001	2000
ASSETS
Cash and due from banks	$17,273	$24,382
Federal funds sold	5,765	27,570
Interest-bearing deposits in banks	396	495
Loans held for sale	5,128	3,349
Trading securities (Note 3)	16	15
Available-for-sale investment securities (Notes 3 and 8)	67,458	59,166
Held-to-maturity investment securities (market value of $7,284 in 2001 and $11,600 in 2000) (Notes 3 and 8)	7,184	11,604
Loans and leases, less allowance for loan and lease losses of $5,097 in 2001 and $4,395 in 2000 (Notes 4, 8, 9 and 14)	383,337	324,856
Premises and equipment, net (Note 5)	12,516	11,678
Accrued interest receivable and other assets (Notes 2, 6, 13 and 15)	11,549	11,488

	$510,622	$474,603

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits (Note 14):
Non-interest bearing (Note 12)	$99,962	$81,281
Interest bearing (Note 7)	348,669	352,490

Total deposits	448,631	433,771
Short-term borrowings (Notes 8 and 14)	2,300	950
Long-term debt (Notes 8 and 14)	100	200
Accrued interest payable and other liabilities	3,680	3,545

Total liabilities	454,711	438,466

Mandatorily redeemable cumulative trust preferred securities of subsidiary grantor trusts (Note 10)	16,000
Commitments and contingencies (Note 9)
Shareholders' equity (Note 11):
Preferred stock—no par value; 10,000,000 shares authorized; none issued	—	—
Common stock—no par value; 10,000,000 shares authorized; issued—3,703,335 shares in 2001 and 3,448,782 shares in 2000	20,926	20,553
Retained earnings	19,600	16,415
Unearned ESOP shares (34,106 shares in 2001 and 37,126 shares in 2000, at cost) (Note 15)	(400)	(500)
Accumulated other comprehensive loss (Notes 3 and 16)	(215)	(331)

Total shareholders' equity	39,911	36,137

	$510,622	$474,603

The accompanying notes are an integral part of these consolidated financial statements.

WESTERN SIERRA BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

For the Years Ended December 31, 2001, 2000 and 1999
(Dollars in thousands, except per share data)

	2001	2000	1999
Interest income:
Interest and fees on loans and leases	$30,758	$27,941	$22,847
Interest on Federal funds sold	1,155	1,591	944
Interest on investment securities:
Taxable	2,757	3,606	3,742
Exempt from Federal income taxes	1,068	810	763
Interest on deposits in banks	42	100	212

Total interest income	35,780	34,048	28,508

Interest expense:
Interest on deposits (Note 7)	13,474	14,218	10,391
Interest on borrowings (Note 8)	86	377	467
Interest on mandatorily redeemable trust preferred securities (Note 10)	192

Total interest expense	13,752	14,595	10,858

Net interest income	22,028	19,453	17,650
Provision for loan and lease losses (Note 4)	925	380	920

Net interest income after provision for loan and lease losses	21,103	19,073	16,730

Non-interest income:
Service charges and fees	2,076	1,626	1,623
Gain on sale and packaging of residential mortgage and government-guaranteed commercial loans	2,584	1,239	1,214
Gain (loss) on sale and call of investment securities, net (Note 3)	120	10	(66)
Trading securities income (Note 3)	1	30	42
Other income	666	840	767

Total non-interest income	5,447	3,745	3,580

Other expenses:
Salaries and employee benefits (Notes 4 and 15)	9,503	8,561	7,790
Occupancy (Notes 5 and 9)	1,155	1,097	1,163
Equipment (Note 5)	1,649	1,204	1,238
Merger and acquisition expenses (Note 2)		1,143	353
Other expenses (Note 12)	5,569	4,597	4,857

Total other expenses	17,876	16,602	15,401

Income before income taxes	8,674	6,216	4,909
Income taxes (Note 13)	3,238	2,332	1,601

Net income	$5,436	$3,884	$3,308

Basic earnings per share (Note 11)	$1.44	$1.03	$.89

Diluted earnings per share (Note 11)	$1.40	$1.01	$.86

The accompanying notes are an integral part of these financial consolidated statements.

WESTERN SIERRA BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2001, 2000 and 1999
(Dollars in thousands)

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Unearned ESOP Shares	Retained Earnings		Shareholders' Equity	Comprehensive Income
	Shares	Amount
Balance, January 1, 1999	3,046,333	$16,326		$12,838	$143	$29,307
Comprehensive income:
Net income				3,308		3,308	$3,308
Other comprehensive loss, net of tax:
Unrealized losses on available-for-sale investment securities (Note 16)					(2,081)	(2,081)	(2,081)

Total comprehensive income							$1,227

Stock options exercised and related tax benefit	93,253	905				905
5% stock dividend	120,508	1,634		(1,634)
Repurchase and retirement of common stock (Note 11)	(4,199)	(53)				(53)
Cash dividend				(150)		(150)
Fractional shares (Notes 2 and 11)				(21)		(21)
Unearned ESOP shares (Note 15)			$(300)			(300)

Balance, December 31, 1999	3,255,895	18,812	(300)	14,341	(1,938)	30,915
Comprehensive income:
Net income				3,884		3,884	$3,884
Other comprehensive income, net of tax:
Unrealized gains on available-for-sale investment securities (Note 16)					1,607	1,607	1,607

Total comprehensive income							$5,491

Stock options exercised and related tax benefit	58,645	507				507
5% stock dividend—2001	163,407	1,634		(1,634)
Repurchase and retirement of common stock (Note 11)	(29,165)	(400)				(400)
Cash dividend				(164)		(164)
Fractional shares (Notes 2 and 11)				(12)		(12)
Unearned ESOP shares (Note 15)			(200)			(200)

Balance, December 31, 2000	3,448,782	20,553	(500)	16,415	(331)	36,137
Comprehensive income:
Net income				5,436		5,436	$5,436
Other comprehensive income, net of tax:
Unrealized gains on available-for-sale investment securities (Notes 3 and 16)					116	116	116

Total comprehensive income							$5,552

Stock options exercised and related tax benefit	74,254	549				549
5% stock dividend—2001	166,950	2,242		(2,242)
Repurchase and retirement of common stock (Note 11)	(163,000)	(2,418)				(2,418)
Fractional shares (Note 11)				(9)		(9)
Earned ESOP shares (Note 15)			100			100
5% stock dividend—2002 (Note 11)	176,349

Balance, December 31, 2001	3,703,335	$20,926	$(400)	$19,600	$(215)	$39,911

	2001	2000	1999
Disclosure of reclassification amount, net of taxes (Note 16):
Unrealized holding gains (losses) arising during the year	$191	$1,613	$(2,120)
Less: reclassification adjustment for gains (losses) included in net income	75	6	(39)

Net unrealized holding gains (losses) on available-for-sale investment securities	$116	$1,607	$(2,081)

The accompanying notes are an integral part of these consolidated financial statements.

WESTERN SIERRA BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2001, 2000 and 1999
(Dollars in thousands)

	2001	2000	1999
Cash flows from operating activities:
Net income	$5,436	$3,884	$3,308
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan and lease losses	925	380	920
Depreciation and amortization	1,375	1,182	1,098
Deferred loan and lease origination fees, net	198	74	110
Amortization of investment security premiums, net of accretion	212	8	234
(Gain) loss on sale of available-for-sale investment securities	(120)	(10)	66
Provision for losses on other real estate		51	49
Gain on sale of premises and equipment	(7)	(13)	(8)
(Gain) loss on sale of other real estate		(50)	113
(Increase) decrease in trading securities	(1)	160	(170)
Increase in cash surrender value of life insurance policies	(36)	(66)	(193)
Compensation cost associated with the Bank's ESOP	100
(Increase) decrease in loans held for sale	(1,779)	(2,385)	3,517
Decrease (increase) in accrued interest receivable and other assets	616	(876)	32
Increase (decrease) in accrued interest payable and other liabilities	135	1,024	(1,120)
Deferred taxes	(761)	251	(476)

Net cash provided by operating activities	6,293	3,614	7,480

Cash flows from investing activities:
Cash acquired in the purchase of selected assets and liabilities of another bank		4,015
Proceeds from called available-for-sale investment securities	22,370	3,240	6,454
Proceeds from called held-to-maturity investment securities	1,360
Proceeds from the sale of available-for-sale investment securities	2,091	999	6,191
Proceeds from matured available-for-sale investment securities	1,910	2,666	4,858
Proceeds from matured held-to-maturity investment securities	188	50	50
Purchases of available-for-sale investment securities	(38,413)	(9,943)	(7,546)
Purchases of held-to-maturity investment securities			(9,815)
Principal repayments received from available-for-sale SBA pools and mortgage-backed securities	3,942	2,398	3,233
Principal repayments received from held-to-maturity mortgage-backed securities	2,808	2,440	7,134
Net decrease in interest-bearing deposits in banks	99	396	5,148
Net increase in loans and leases	(59,604)	(54,089)	(58,501)
Proceeds from the sale of premises and equipment	35	276	47
Purchases of premises and equipment	(2,184)	(3,084)	(1,467)
Proceeds from the sale of other real estate		55	695
Purchase of life insurance policies		(160)	(295)

Net cash used in investing activities	(65,398)	(50,741)	(43,814)

(Continued)

Cash flows from financing activities:
Net increase in demand, interest-bearing and savings deposits	$38,213	$26,229	$3,301
Net (decrease) increase in time deposits	(23,353)	60,251	(3,559)
Net increase (decrease) in short-term borrowings	1,350	(14,350)	8,850
Payments for fractional shares	(9)	(12)	(21)
Repurchase of common stock	(2,418)	(400)	(53)
Repayment of ESOP borrowings	(100)
Proceeds from ESOP borrowings		200	300
Purchase of unearned ESOP shares		(200)	(300)
Proceeds from the exercise of stock options	508	450	631
Proceeds from issuance of mandatorily redeemable cumulative trust preferred securities of subsidiary grantor trusts	16,000
Cash dividends paid		(164)	(150)

Net cash provided by financing activities	30,191	72,004	8,999

(Decrease) increase in cash and cash equivalents	(28,914)	24,877	(27,335)
Cash and cash equivalents at beginning of year	51,952	27,075	54,410

Cash and cash equivalents at end of year	$23,038	$51,952	$27,075

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest expense	$14,243	$13,806	$10,982
Income taxes	$3,237	$2,827	$1,636
Non-cash investing activities:
Real estate acquired through foreclosure		$241	$273
Net change in unrealized loss on available-for-sale investment securities	$220	$2,469	$(3,240)
Supplemental schedule related to acquisition:
On October 13, 2000, the Company acquired certain assets and liabilities of the Columbia branch of Pacific State Bank (Note 2):
Deposits assumed		$4,107
Fair value of assets and liabilities acquired, net		(50)
Premium paid for deposits		(42)

Cash acquired		$4,015

The accompanying notes are an integral part of these consolidated financial statements.

WESTERN SIERRA BANCORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

        Western Sierra Bancorp (the "Company") was incorporated on July 11, 1996, and subsequently obtained approval from the Board of Governors of the Federal Reserve System to be a bank holding company. On December 31, 1996, Western Sierra National Bank (WSNB) consummated a merger with Western Sierra Bancorp. On April 30, 1999, the Company consummated mergers with Roseville 1st Community Bancorp (R1CB) and Lake Community Bank (LCB). On May 5, 2000, Roseville 1st National Bank (R1NB) merged into WSNB and ceased to exist as a separate entity. On May 31, 2000, the Company completed its acquisition of Sentinel Community Bank (SCB) through the merger of SCB with and into WSNB. The mergers qualified as tax-free exchanges and were accounted for under the pooling-of-interests method of accounting. Information concerning common stock, stock option plans and per share data has been restated on an equivalent share basis. WSNB and LCB (the "subsidiaries") engage in consumer, commercial and agricultural banking, offering a wide range of products and services to individuals and businesses in El Dorado, Placer, Sacramento, Lake, Tuolumne and Sonora counties.

        On July 31, 2001 and December 18, 2001, the Company formed two wholly-owned subsidiaries, Western Sierra Statutory Trust I and Western Sierra Statutory Trust II, both Connecticut statutory business trusts, for the purpose of issuing and selling trust preferred securities (see Note 10).

        The accounting and reporting policies of the Company and its subsidiaries conform with generally accepted accounting principles and prevailing practices within the financial services industry.

Reclassifications

        Certain reclassifications have been made to prior years' balances to conform to classifications used in 2001.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and accounts have been eliminated in consolidation.

Investment Securities

        Investments are classified into the following categories:

  •
  Trading securities, reported at fair value, with unrealized gains and losses included in earnings.

  •
  Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

  •
  Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

        Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

        Gains or losses on the sale of investment securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

Loan Sales and Servicing

        Originated mortgage loans are either held in the loan portfolio or sold in the secondary market. Loans held for sale are carried at the lower of cost or market value. Market value is determined by the specific identification method as of the balance sheet date or the date which investors have committed to purchase the loans. At the time the loans are sold, the related right to service the loans are either retained, earning future servicing income, or released in exchange for a one-time servicing-released premium. Mortgage loans subsequently transferred to the loan portfolio are transferred at the lower of cost or market value at the date of transfer. Any difference between the carrying amount of the loan and its outstanding principal balance is recognized as an adjustment to yield by the interest method. Mortgage loans serviced for others totaled $20,962,000 as of December 31, 2000.

        On December 21, 2000, the Company sold its rights to service the above-mentioned loans to another financial institution and recognized a pre-tax gain of $76,000. Cash proceeds of $58,000 were received upon the close of escrow and a receivable of $134,000 was recorded. Under the terms of the sales agreement, the Company continued to service those loans until March 2001.

        The guaranteed portion of certain Small Business Administration (SBA) loans are sold to third parties with the unguaranteed portion retained. A premium in excess of the adjusted carrying value of the loan is generally recognized at the time of sale. A portion of this premium may be required to be refunded if the borrower defaults or the loan prepays within ninety days of the settlement date. However, there were no sales of loans subject to these recourse provisions at December 31, 2001, 2000 or 1999. SBA loans with unpaid balances of $6,924,000 and $6,116,000 were being serviced for others at December 31, 2001 and 2000, respectively.

        Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Servicing rights were not considered material for disclosure purposes.

        In addition, participations in commercial loans totaling $24,261,000 and $18,258,000 were serviced for others as of December 31, 2001 and 2000, respectively. These loans were sold without recourse and, therefore, their balances are not included in the balance sheet.

Loans and Leases

        Loans and leases are stated at principal balances outstanding, except for loans transferred from loans held for sale which are carried at the lower of principal balance or market value at the date of transfer, adjusted for accretion of discounts. Interest is accrued daily based upon outstanding loan and lease balances. However, when, in the opinion of management, loans and leases are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans and leases are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans and leases, or payments received on nonaccrual loans and leases for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

        An impaired loan or lease is measured based on the present value of expected future cash flows discounted at the instrument's effective interest rate or, as a practical matter, at the instrument's observable market price or the fair value of collateral if the loan or lease is collateral dependent. A loan or lease is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan or lease agreement.

        Loan and lease origination fees, commitment fees, direct loan and lease origination costs and purchase premiums and discounts on loans and leases are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan or lease. The unamortized balance of deferred fees and costs is reported as a component of net loans and leases.

Allowance for Loan and Lease Losses

        The allowance for loan and lease losses is maintained to provide for probable losses related to impaired loans and leases and other losses on loans and leases identified by management as doubtful, substandard and special mention, as well as losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan and lease portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Company's service area.

        Loans and leases determined to be impaired or classified are individually evaluated by management for specific risk of loss. In addition, reserve factors are assigned to currently performing loans and leases based on management's assessment of the following for each identified loan and lease type: (1) inherent credit risk, (2) historical losses and, (3) where the Company has not experienced losses, the loss experience of peer banks. Management also computes specific and expected loss reserves for loan and lease commitments. These estimates are particularly susceptible to changes in the economic environment and market conditions.

        The Company's Loan Committee reviews the adequacy of the allowance for loan and lease losses at least quarterly, to include consideration of the relative risks in the portfolio and current economic conditions. The allowance for loan and lease losses is adjusted based on that review if, in the judgment of the Loan Committee and management, changes are warranted.

        The allowance is established through a provision for loan and lease losses which is charged to expense. Additions to the allowance for loan and lease losses are expected to maintain the adequacy of the total allowance for loan and lease losses after credit losses and loan and lease growth. The allowance for loan and lease losses at December 31, 2001 and 2000, respectively, reflects management's estimate of possible losses in the portfolio.

Other Real Estate

        Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property, net of estimated selling costs, is charged against the allowance for loan and lease losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expense as incurred. There was no other real estate held by the Company at December 31, 2001 and 2000.

Premises and Equipment

        Premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of premises are estimated to be thirty to forty years. The useful lives of furniture, fixtures and equipment are estimated to be one to fifteen years. Leasehold improvements are amortized over the life of the asset or the term of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

Income Taxes

        The Company files its income taxes on a consolidated basis with its subsidiaries. The allocation of income tax expense (benefit) represents each entity's proportionate share of the consolidated provision for income taxes.

        Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. On the consolidated balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

Cash Equivalents

        For the purpose of the consolidated statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one-day periods.

Earnings Per Share

        Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS. Earnings per share is retroactively adjusted for stock dividends for all periods presented. In addition, EPS has been restated on an equivalent share basis for all periods presented in connection with the mergers previously noted.

Stock-Based Compensation

        Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is material to the financial statements, pro forma net income and earnings per share are disclosed as if the fair value method had been applied.

Use of Estimates

        The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Impact of New Financial Accounting Standards

        In September 2000, the Financial Accounting Standards Board (FASB) issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to replace SFAS No. 125 which was issued in June 1996. The original statement addressed issues related to transfers of financial assets in which the transferor has some continuing involvement with the transferred assets or with the transferee. SFAS No. 140 resolves implementation issues which arose as a result of SFAS No. 125, but carries forward most of the provisions of the original statement. SFAS 140 was effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Management does not believe the adoption of this statement has had a significant impact on the Company's financial statements.

        In June 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 addresses the financial accounting and reporting for business combinations and requires the use of a single method to account for business combinations, the purchase method of accounting. In addition, SFAS No. 141 requires that intangible assets be recognized as assets apart from goodwill if they meet one of two criteria, the contractual-legal criterion or the separability criterion. SFAS No. 141 applies to all business combinations for which the date of acquisition is July 1, 2001 or later.

        In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. Pursuant to SFAS No. 142, goodwill and other intangible assets that have indefinite useful lives will be evaluated periodically for impairment rather than amortized. The provisions of this statement apply to financial statements for fiscal years beginning after December 15, 2001, except for goodwill or other intangible assets acquired after June 30, 2001 for which SFAS No. 142 is immediately effective. The Company will account for goodwill recognized in its acquisition of Central California Bank discussed in Note 2 under the guidance of SFAS 142.

        In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provision of Accounting Principles Board Opinion No. 30, Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, for the disposal of segments of a business. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less costs to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. Management does not believe the adoption of this statement will have a significant impact on the Company's financial position or results of operations.

2. MERGERS AND ACQUISITIONS

        On November 15, 2001, the Board of Directors entered into a proposed merger agreement with Central California Bank (CCB). Under the agreement, CCB would become a wholly-owned subsidiary of the Company, subject to shareholder and regulatory approvals. The merger will be accounted for under the purchase method of accounting, at an agreed upon price of $14.10 per share of CCB stock owned at January 30, 2002, or approximately $8,640,000. If approved, each CCB shareholder will receive a fixed value of $14.10 in cash, the Company's stock or a combination of cash and stock. The Company anticipates the transaction will close on April 1, 2002.

        On May 31, 2000, the Company completed its acquisition of Sentinel Community Bank (SCB) through the merger of SCB with and into the Company's wholly owned subsidiary, Western Sierra National Bank. The Company exchanged 721,132 shares of its common stock (after adjustment for fractional shares) for all of the common stock of SCB. Each share of SCB was exchanged for 1.491 shares of the Company. In addition, SCB stock options were converted at the same exchange ratio into options to purchase 110,934 shares of the Company's common stock. The merger was accounted for as a pooling of interests.

        On May 5, 2000, R1NB, previously reported as a wholly-owned subsidiary of the Company, merged into Western Sierra National Bank (WSNB). All assets and liabilities of R1NB were transferred to WSNB and R1NB ceased to exist as a separate entity. Merger related costs of $39,000 were charged to operations during the year ended December 31, 2000.

        The Company acquired certain assets and liabilities, principally deposits totaling $4,107,000, of the Columbia branch of Pacific State Bank on October 13, 2000. The deposit premium from the Columbia branch acquisition and deposit premiums related to branch acquisitions that occurred in prior years are included on the consolidated balance sheet in accrued interest receivable and other assets and are being amortized using the straight-line method over ten years. Amortization expense totaled $57,000, $55,000 and $54,000 for the years ended December 31, 2001, 2000 and 1999, respectively. Acquisition related expenses of $47,000 were charged to operations during the year ended December 31, 2000.

        On April 30, 1999, the Company completed mergers with Lake Community Bank (LCB) and Roseville 1st Community Bancorp (R1CB) by exchanging 856,597 and 387,486 shares, respectively, of its common stock (after adjustment for fractional shares) for all the common stock of the two entities. Each share of LCB and R1CB were exchanged for .6905 shares and 1.211 shares, respectively, of the Company. In addition, outstanding LCB and R1CB stock options were converted at the same exchange ratios into options to purchase 67,391 and 66,643 shares, respectively, of the Company's common stock. The mergers have been accounted for as poolings of interests.

3. TRADING AND INVESTMENT SECURITIES

Trading Securities

        The estimated market value of trading securities at December 31, 2001 and 2000 totaled $16,000 and $15,000, respectively. Net unrealized appreciation of trading securities of $1,000, $21,000 and $42,000 was included in non-interest income for the years ended December 31, 2001, 2000 and 1999, respectively. Proceeds and gross realized gains from the sale of trading securities for the year ended December 31, 2000 totaled $242,000 and $9,000, respectively. There were no sales of trading securities for the years ended December 31, 2001 and 1999. There were no transfers of trading securities for the years ended December 31, 2001, 2000 and 1999.

Investment Securities

        The amortized cost and estimated market value of investment securities at December 31, 2001 and 2000 consisted of the following:

        Available-for Sale:

	2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(dollars in thousands)
U.S. Government agencies	$5,340	$9	$(116)	$5,233
Obligations of states and political subdivisions	27,474	196	(458)	27,212
Government guaranteed mortgage-backed securities	27,629	125	(269)	27,485
Corporate debt securities	5,032	125	(38)	5,119
Federal Reserve Bank stock	302			302
Federal Home Loan Bank stock	961			961
Pacific Coast Bankers' Bank stock	325			325
Other	721	100		821

	$67,784	$555	$(881)	$67,458

        Net unrealized losses on available-for-sale investment securities totaling $326,000 were recorded, net of $111,000 in tax benefits, as accumulated other comprehensive loss within shareholders' equity at December 31, 2001. Proceeds and gross realized gains from the sale and call of available-for-sale investment securities for the year ended December 31, 2001 totaled $24,461,000 and $120,000, respectively. There were no transfers of available-for-sale investment securities during the year ended December 31, 2001.

	2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(dollars in thousands)
U.S. Government agencies	$26,992	$105	$(380)	$26,717
Obligations of states and political subdivisions	15,207	149	(372)	14,984
Government guaranteed mortgage-backed securities	8,955	49	(51)	8,953
Corporate debt securities	7,625	34	(80)	7,579
Federal Reserve Bank stock	302			302
Federal Home Loan Bank stock	385			385
Pacific Coast Bankers' Bank stock	225			225
Other	21			21

	$59,712	$337	$(883)	$59,166

        Net unrealized losses on available-for-sale investment securities totaling $546,000 were recorded, net of $215,000 in tax benefits, as accumulated other comprehensive loss within shareholders' equity at December 31, 2000. Proceeds and gross realized gains from the sale of available-for-sale investment securities for the year ended December 31, 2000 totaled $999,000 and $10,000, respectively. Proceeds from the redemption of Federal Home Loan Bank stock, at cost, totaled $1,655,000 for the year ended December 31, 2000. Proceeds and gross realized gains and losses from the sale of available-for-sale investment securities for the year ended December 31, 1999 totaled $6,191,000, $1,000 and $67,000, respectively. There were no transfers of available-for-sale investment securities during the years ended December 31, 2000 and 1999.

        Held-to-Maturity:

	2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(dollars in thousands)
Obligations of states and political subdivisions	$3,414	$82	$(1)	$3,495
Government guaranteed mortgage-backed securities	3,770	43	(24)	3,789

	$7,184	$125	$(25)	$7,284

	2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(dollars in thousands)
U.S. Government agencies	$1,000		$(3)	$997
Obligations of states and political subdivisions	3,444	$63	(24)	3,483
Government guaranteed mortgage-backed securities	7,160	24	(64)	7,120

	$11,604	$87	$(91)	$11,600

        There were no sales or transfers of held-to-maturity investment securities for the years ended December 31, 2001, 2000 and 1999.

        The amortized cost and estimated market value of investment securities at December 31, 2001 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value
	(dollars in thousands)
Within one year	$2,052	$2,080	$30	$30
After one year through five years	4,015	4,200
After five years through ten years	703	730	90	90
After ten years	27,458	27,152	3,294	3,375

	34,228	34,162	3,414	3,495
Investment securities not due at a single maturity date:
Government guaranteed mortgage-backed securities	27,629	27,485	3,770	3,789
SBA loan pools	4,339	4,223
Federal Reserve Bank stock	302	302
Federal Home Loan Bank stock	961	961
Pacific Coast Bankers' Bank stock	325	325

	$67,784	$67,458	$7,184	$7,284

        Investment securities with amortized costs totaling $22,938,000 and $40,060,000 and market values totaling $22,978,000 and $39,592,000 were pledged to secure treasury tax and loan accounts, public deposits and short-term borrowing arrangements at December 31, 2001 and 2000, respectively.

4. LOANS AND LEASES

        Outstanding loans and leases are summarized as follows (dollars in thousands):

	December 31,
	2001	2000
Commercial	$64,931	$38,854
Real estate—mortgage	235,981	217,095
Real estate—construction	72,051	59,106
Agricultural	8,574	5,025
Lease financing	3,496	3,982
Installment	4,461	6,051

	389,494	330,113
Deferred loan and lease origination fees, net	(1,060)	(862)
Allowance for loan and lease losses	(5,097)	(4,395)

	$383,337	$324,856

        Certain loans have been pledged to secure borrowing arrangements (see Note 8).

        Changes in the allowance for loan and lease losses were as follows (dollars in thousands):

	Year Ended December 31,
	2001	2000	1999
Balance, beginning of year	$4,395	$3,794	$2,988
Provision charged to operations	925	380	920
Losses charged to allowance	(315)	(349)	(284)
Recoveries	92	570	170

Balance, end of year	$5,097	$4,395	$3,794

        The recorded investment in loans and leases that were considered to be impaired totaled $2,576,000 and $803,000 at December 31, 2001 and 2000, respectively. The related allowance for loan and lease losses for these loans and leases at December 31, 2001 and 2000 was $244,000 and $35,000, respectively. The average recorded investment in impaired loans and leases for the years ended December 31, 2001, 2000 and 1999 was $2,486,000, $693,000 and $952,000, respectively. The Company recognized $27,000, $26,000 and $3,000 in interest income on a cash basis on impaired loans and leases during these same periods.

        At December 31, 2001 and 2000, nonaccrual loans and leases totaled $2,656,000 and $1,121,000, respectively. Interest foregone on nonaccrual loans and leases totaled $237,000, $81,000 and $27,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

        Salaries and employee benefits totaling $1,266,000, $1,425,000 and $1,055,000 have been deferred as loan and lease origination costs during 2001, 2000 and 1999, respectively.

5. PREMISES AND EQUIPMENT

        Premises and equipment consisted of the following (dollars in thousands):

	December 31,
	2001	2000
Land	$2,672	$2,708
Buildings and improvements	7,159	7,090
Furniture, fixtures and equipment	8,663	7,958
Leasehold improvements	552	529
Construction in progress	1,501	151

	20,547	18,436
Less accumulated depreciation and amortization	(8,031)	(6,758)

	$12,516	$11,678

        Depreciation and amortization included in occupancy and equipment expense totaled $1,318,000, $1,127,000 and $1,044,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

6. ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS

        Accrued interest receivable and other assets consisted of the following (dollars in thousands):

	December 31,
	2001	2000
Accrued interest receivable	$2,949	$3,360
Deferred tax assets, net (Note 13)	2,965	2,308
Cash surrender value of officer life insurance policies (Note 15)	2,875	2,839
Core deposit intangibles, net (Note 2)	316	373
Prepaid expenses	1,205	1,040
Other	1,239	1,568

	$11,549	$11,488

7. INTEREST-BEARING DEPOSITS

        Interest-bearing deposits consisted of the following (dollars in thousands):

	December 31,
	2001	2000
Savings	$31,770	$28,869
NOW accounts	58,232	52,841
Money market	55,865	44,625
Time, $100,000 or more	87,169	86,363
Other time	115,633	139,792

	$348,669	$352,490

        Aggregate annual maturities of time deposits are as follows (dollars in thousands):

Year Ending December 31,
2002	$190,686
2003	9,438
2004	1,977
2005	633
2006	51
Thereafter	17

$202,802

        Interest expense recognized on interest-bearing deposits consisted of the following (dollars in thousands):

	Year Ended December 31,
	2001	2000	1999
Savings	$446	$693	$647
NOW accounts	487	690	613
Money market	1,378	1,598	1,221
Time, $100,000 or more	4,238	3,715	2,256
Other time	6,925	7,522	5,654

	$13,474	$14,218	$10,391

8. BORROWING ARRANGEMENTS

Short-Term

        The Company has $12,000,000 in unsecured borrowing arrangements with three of its correspondent banks. At December 31, 2001, there was $2,000,000 in short-term borrowings bearing an interest rate of 1.5% under these arrangements. An advance totaling $150,000 was outstanding from Pacific Coast Bankers' Bank at December 31, 2000 bearing an interest rate of 10.5%.

        At December 31, 2001, the Company could also borrow up to $35,661,000 from the Federal Home Loan Bank on either a short-term or long-term basis, secured by investment securities with amortized costs totaling $7,127,000 and estimated market values totaling $7,202,000 and mortgage loans with carrying values totaling approximately $49,280,000. There were no borrowings outstanding under this arrangement at December 31, 2001 and 2000, respectively.

        During 2001, the Company entered into an agreement with Pacific Coast Bankers' Bank to establish a $5,000,000 revolving line of credit with a variable interest rate of prime plus .75% and maturity date of March 22, 2002, secured by 592,070 shares of Western Sierra National Bank stock and 51 shares of Lake Community Bank stock. There were no advances on the line of credit at December 31, 2001.

        On January 31, 2000, the Company entered into an agreement with a director to establish an unsecured revolving line of credit allowing the Company to borrow up to $750,000 with a fixed interest rate of 8% and maturity date of March 1, 2002. There were no advances on the line of credit at December 31, 2001. Advances on the line of credit totaled $500,000 at December 31, 2000.

        On March 23, 1999, the Company's Employee Stock Ownership Plan entered into an agreement with a director to establish a $300,000 revolving line of credit with a fixed interest rate of 8.5% and maturity date of March 23, 2002. The loan is guaranteed by Western Sierra Bancorp. Advances on the line of credit totaled $300,000 at December 31, 2001 and 2000, respectively.

Long-Term

        On April 19, 2000, the Company's Employee Stock Ownership Plan entered into an agreement with a director to establish a $200,000 revolving line of credit with a fixed interest rate of 8.5% and maturity date of April 19, 2003. The loan is guaranteed by Western Sierra Bancorp. Advances on the line of credit totaled $100,000 and $200,000 at December 31, 2001 and 2000, respectively.

9. COMMITMENTS AND CONTINGENCIES

Leases

        The Company leases its administrative office and certain of its branch offices under noncancelable operating leases. These leases expire on various dates through 2007 and have various renewal options ranging from five to ten years. Rental payments include minimum rentals, plus adjustments for changing price indexes. Future minimum lease payments and sublease rental income are as follows (dollars in thousands):

Year Ending December 31,	Minimum Lease Payments	Minimum Sublease Rental Income
2002	$492	$68
2003	452	51
2004	417	7
2005	355	7
2006	295	7
Thereafter	202	6

	$2,213	$146

        Rental expense included in occupancy expense totaled $453,000, $381,000 and $361,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Financial Instruments With Off-Balance-Sheet Risk

        The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

        The Company's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and letters of credit as they do for loans and leases included on the consolidated balance sheet.

        The following financial instruments represent off-balance-sheet credit risk (dollars in thousands):

	December 31,
	2001	2000
Commitments to extend credit:
Revolving lines of credit secured by 1-4 family residences	$6,537	$4,853
Commercial real estate, construction and land development commitments:
Secured by real estate	72,527	59,171
Not secured by real estate	746	876
Other commercial commitments not secured by real estate	31,686	25,576
Agricultural commitments	5,042	4,191
Other commitments	4,154	3,912

	$120,692	$98,579

Letters of credit	$978	$2,574

        Real estate commitments are generally secured by property with loan-to-value ratios not to exceed 80%. In addition, the majority of the Company's commitments have variable interest rates.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include deposits, accounts receivable, inventory, equipment, income-producing commercial properties and residential real estate.

        Letters of credit are conditional commitments to guarantee the performance or financial obligation of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Significant Concentrations of Credit Risk

        The Company grants real estate mortgage, real estate construction, commercial, agricultural and consumer loans and leases to customers throughout El Dorado, Placer, Sacramento, Lake, Tuolumne and Sonora counties.

        In management's judgment, a concentration exists in real estate-related loans which represented approximately 79% and 84% of the Company's loan portfolio at December 31, 2001 and 2000,

respectively. Although management believes such concentrations to have no more than the normal risk of collectibility, a substantial decline in the economy in general, or a decline in real estate values in the Company's primary market areas in particular, could have an adverse impact on collectibility of these loans. Personal and business income represent the primary source of repayment for a majority of these loans and leases.

        In addition, a substantial portion of the loans and leases in the Lake County area are dependent upon the agribusiness and resort and recreational economic sectors.

Contingencies

        The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Company.

Federal Reserve Requirement

        Banks are required to maintain reserves with the Federal Reserve Bank equal to a percentage of their reservable deposits. The reserve balances held by the Company's banking subsidiaries with the Federal Reserve Bank totaled $25,000 and $1,631,000 at December 31, 2001 and 2000, respectively.

Correspondent Banking Agreements

        The Company maintains funds on deposit with other federally insured institutions under correspondent banking agreements. Uninsured deposits totaled $2,356,000 at December 31, 2001.

10. MANDATORILY REDEEMABLE CUMULATIVE TRUST PREFERRED SECURITIES OF SUBSIDIARY GRANTOR TRUSTS

Guaranteed Preferred Beneficial Interest Securities of Western Sierra Statutory Trusts

        Western Sierra Statutory Trust I (Trust I) and Western Sierra Statutory Trust II (Trust II) are Connecticut statutory business trusts formed by the Company for the sole purpose of issuing trust preferred securities fully and unconditionally guaranteed by the Company.

        In July and December 2001, the Company issued to Trust I and Trust II subordinated deferrable interest debentures due July 31, 2031 and December 18, 2031, respectively. Simultaneously, Trust I and Trust II issued 6,000 and 10,000 floating rate capital securities, with liquidation values of $1,000 per security, for gross proceeds of $16,000,000. The subordinated debentures represent the sole assets of the Trusts. The subordinated debentures are redeemable by the Company, subject to the receipt by the Company of prior approval from the Federal Reserve Bank (FRB), if then required under applicable capital guidelines or policies of the FRB. The Company may redeem Trust I on any July 31st on or after July 31, 2006. The Company may redeem Trust II on any December 18 on or after December 18, 2006. The redemption price shall be par plus accrued and unpaid interest, except in the case of redemption under a special event which is defined in the debenture. The floating rate capital securities are subject to mandatory redemption to the extent of any early redemption of the subordinated debentures and upon maturity of the subordinated debentures on July 31, 2031 and December 18, 2031.

        Holders of the securities are entitled to cumulative cash distributions on the liquidation amount of $1,000 per security. Interest rates on each set of capital securities and debentures are the same and are computed on a 360-day basis. For the $6,000,000 in debentures and capital securities issued in July 2001, the rate is the three-month London Interbank Offered Rate (LIBOR) plus 3.58%, with a maximum rate of 12.5% annually, adjustable quarterly. For the $10,000,000 in debentures and capital securities issued in December 2001, the rate is LIBOR plus 3.60%, with a maximum rate of 12.5% annually, adjustable quarterly.

11. SHAREHOLDERS' EQUITY

Dividends

        On May 23, 2002, the Board of Directors declared a 5% stock dividend payable June 14, 2002 to shareholders of record on June 3, 2002. The dividend resulted in a charge to retained earnings in the amount of $4,861,000, which was based on the estimated fair value of the Company's common stock. In connection with the 5% stock dividend, the Company increased the number of stock options under its stock option plans by 5% and reduced the exercise prices accordingly. All references to weighted average shares outstanding, per share amounts, ESOP shares, option shares and the related exercise prices included in the accompanying consolidated financial statements and notes reflect the 5% stock dividend and its retroactive effect.

        Upon declaration by the Board of Directors of the Company, all shareholders of record will be entitled to receive dividends. Under applicable Federal laws, the Comptroller of the Currency restricts the total dividend payment of any national banking association in any calendar year to the net income of the year, as defined, combined with the net income for the two preceding years, less distributions made to shareholders during the same three-year period. In addition, the California Financial Code restricts the total dividend payment of any State banking association in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. At December 31, 2001, the subsidiaries had $11,842,000 in retained earnings available for dividend payments to the Company.

Earnings Per Share

        A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows (dollars in thousands, except per share data):

For the Year Ended	Net Income	Weighted Average Number of Shares Outstanding	Per Share Amount
December 31, 2001
Basic earnings per share	$5,436	3,777,368	$1.44

Effect of dilutive stock options		93,792

Diluted earnings per share	$5,436	3,871,160	$1.40

December 31, 2000
Basic earnings per share	$3,884	3,770,988	$1.03

Effect of dilutive stock options		62,036

Diluted earnings per share	$3,884	3,833,024	$1.01

December 31, 1999
Basic earnings per share	$3,308	3,728,633	$.89

Effect of dilutive stock options		120,115

Diluted earnings per share	$3,308	3,848,748	$.86

        Shares of common stock issuable under stock options for which the exercise prices were greater than the average market prices were not included in the computation of diluted earnings per share due to their antidilutive effect. Stock option grants for the issuance of 3,675 shares were not included in the computation of diluted earnings per share during the third quarter of the year ended December 31, 2001. Stock options not included in the computation of diluted earnings per share ranged from 19,175 during the first quarter to 83,769 for the remainder of the year ended December 31, 2000. There were no stock options excluded from the calculation of diluted earnings per share in 1999.

Stock Options

        In 1999, 1997, 1990 and 1989, the Board of Directors adopted stock option plans for which 384,250 shares of common stock remain reserved for issuance to employees and Directors under incentive and nonstatutory agreements. The plans require that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid in full at the time the option is exercised. The options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. The vesting period is determined by the Board of Directors and is generally over five years. Outstanding options under the 1997 and 1989 plans are exercisable until their expiration; however, no new options will be granted under these plans.

        The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation expense has been recognized for options granted under its stock option plans. Had compensation cost for the plans been determined based on the fair value at grant date for awards in 2001, 2000, 1999 and 1997 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below. Compensation expense is recognized in the years in which the options become vested.

	Year Ended December 31,
	2001	2000	1999
	(dollars in thousands, except per share data)
Net earnings—as reported	$5,436	$3,884		$3,308
Net earnings—pro forma	$5,259	$3,748		$3,106
Basic earnings per share—as reported	$1.44	$1.03	$	..89
Basic earnings per share—pro forma	$1.39	$.99		$.83
Diluted earnings per share—as reported	$1.40	$1.01	$	..86
Diluted earnings per share—pro forma	$1.36	$.98		$.81

        The fair value of each option is estimated on the date of grant using an option-pricing model with the following assumptions:

	December 31, 2001	December 31, 2000	December 31, 1999
Dividend yield (not applicable)
Expected volatility	79.36%	85.68%	78.10%
Risk-free interest rate	5.23% - 5.68%	5.85% - 6.50%	5.48% - 5.58%
Expected option life	10 years	10 years	10 years

        A summary of the combined activity within the plans follows:

	2001		2000		1999
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding beginning of year	320,263	$8.35	362,921	$8.02	400,736	$6.51
Options granted	98,552	$13.28	45,453	$9.34	105,879	$10.09
Options exercised	(81,456)	$6.25	(67,761)	$6.70	(113,288)	$5.56
Options canceled	(25,785)	$11.23	(20,350)	$10.19	(30,406)	$7.77

Options outstanding, end of year	311,574	$10.22	320,263	$8.35	362,921	$8.02

Options exercisable, end of year	207,715	$9.18	245,289	$7.92	267,186	$7.52

Weighted average fair value of options granted during the year		$6.93		$5.39		$6.10

        A summary of options outstanding at December 31, 2001 follows:

Range of Exercise Prices	Number of Options Outstanding December 31, 2001	Weighted Average Remaining Contractual Life	Number of Options Exercisable December 31, 2001
$ 3.80 - $ 7.06	62,819	4.3 years	62,819
$ 9.50 - $10.43	100,080	6.8 years	80,983
$10.49 - $15.14	148,675	8.4 years	63,913

	311,574		207,715

Common Stock Repurchase Program

        During 2001 and 1999, the Board of Directors authorized the repurchase of up to 329,000 and 30,000 shares, respectively, of the Company's common stock. Repurchases were generally made in the open market at market prices. At December 31, 2001, approximately 166,000 shares authorized under the 2001 plan remain available for repurchase. The repurchase is in contemplation of reissuing such shares as part of the Company's recurring declaration of annual stock dividends.

Regulatory Capital

        The Company and its banking subsidiaries are subject to certain regulatory capital requirements administered by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency (OCC) and the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the banking subsidiaries must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and its banking subsidiaries' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Company and its banking subsidiaries to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets as set forth on the following page. Each of these components is defined in the regulations. Management believes that the Company and its banking subsidiaries meet all their capital adequacy requirements as of December 31, 2001 and 2000.

        In addition, the most recent notifications from the OCC and FDIC categorized each of the banking subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the banking subsidiaries must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the categories.

	2001		2000
	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
Leverage Ratio
Western Sierra Bancorp and Subsidiaries	$53,000	10.2%	$36,034	7.9%
Minimum regulatory requirement	$20,752	4.0%	$18,230	4.0%
Western Sierra National Bank	$31,912	7.8%	$24,841	6.9%
Minimum requirement for "Well-Capitalized" institution under prompt corrective action	$20,444	5.0%	$17,978	5.0%
Minimum regulatory requirement	$16,355	4.0%	$14,382	4.0%
Lake Community Bank	$8,621	8.4%	$9,039	9.7%
Minimum requirement for "Well-Capitalized" institution under prompt corrective action	$5,135	5.0%	$4,673	5.0%
Minimum regulatory requirement	$4,108	4.0%	$3,738	4.0%
Tier 1 Risk-Based Capital Ratio
Western Sierra Bancorp and Subsidiaries	$53,000	12.4%	$36,034	9.8%
Minimum regulatory requirement	$17,106	4.0%	$14,662	4.0%
Western Sierra National Bank	$31,912	9.8%	$24,841	9.2%
Minimum requirement for "Well-Capitalized" institution under prompt corrective action	$19,608	6.0%	$16,215	6.0%
Minimum regulatory requirement	$13,072	4.0%	$10,810	4.0%
Lake Community Bank	$8,621	9.2%	$9,039	9.7%
Minimum requirement for "Well-Capitalized" institution under prompt corrective action	$5,619	6.0%	$5,595	6.0%
Minimum regulatory requirement	$3,746	4.0%	$3,730	4.0%
Total Risk-Based Capital Ratio
Western Sierra Bancorp and Subsidiaries	$60,847	14.2%	$40,429	11.0%
Minimum regulatory requirement	$34,213	8.0%	$29,324	8.0%
Western Sierra National Bank	$35,688	10.9%	$27,961	10.3%
Minimum requirement for "Well-Capitalized" institution under prompt corrective action	$32,681	10.0%	$27,024	10.0%
Minimum regulatory requirement	$26,145	8.0%	$21,619	8.0%
Lake Community Bank	$9,792	10.5%	$10,206	10.9%
Minimum requirement for "Well-Capitalized" institution under prompt corrective action	$9,365	10.0%	$9,324	10.0%
Minimum regulatory requirement	$7,492	8.0%	$7,459	8.0%

12. OTHER EXPENSES

        Other expenses consisted of the following (dollars in thousands):

	Year Ended December 31,
	2001	2000	1999
Professional fees	$1,532	$799	$810
Data processing	496	621	585
Stationery and supplies	432	410	255
Advertising and promotion	218	245	166
Other real estate			102
Other operating expenses	2,891	2,522	2,939

	$5,569	$4,597	$4,857

        Professional fees include amounts paid to outside vendors to perform accounting, data processing, courier and other deposit related services for companies maintaining large non-interest bearing deposits with the Company. Total costs incurred are dependent upon the volume of deposits and totaled $369,000, $376,000 and $300,000 for the years ended December 31, 2001, 2000 and 1999, respectively. During the same periods the companies maintained average available balances of $17,259,000, $14,376,000 and $12,718,000, respectively. The companies' non-interest bearing deposits at December 31, 2001 and 2000 totaled $20,577,000 and $14,666,000, respectively.

13. INCOME TAXES

        The provision for income taxes for the years ended December 31, 2001, 2000 and 1999 consisted of the following (dollars in thousands):

	Federal	State	Total
2001
Current	$3,006	$993	$3,999
Deferred	(610)	(151)	(761)

Income tax expense	$2,396	$842	$3,238

2000
Current	$1,469	$612	$2,081
Deferred	186	65	251

Income tax expense	$1,655	$677	$2,332

1999
Current	$1,482	$595	$2,077
Deferred	(358)	(118)	(476)

Income tax expense	$1,124	$477	$1,601

        Deferred tax assets (liabilities) are comprised of the following at December 31, 2001 and 2000 (dollars in thousands):

	December 31,
	2001	2000
Deferred tax assets:
Allowance for loan and lease losses	$1,882	$1,501
Deferred compensation	591	366
Net operating loss carryforward	40	60
Future benefit of State tax deduction	364	219
Loans held for sale		16
Organization costs	336	339
Deposit purchase premium	39	30
Unrealized loss on available-for-sale investment securities	111	215
Other	19	22

Total deferred tax assets	3,382	2,768

Deferred tax liabilities:
Future liability of State deferred tax assets	(209)	(158)
Adjustment for change in tax accounting method	(29)	(72)
Federal Home Loan Bank stock dividends	(139)	(170)
Premises and equipment		(20)
Other	(40)	(40)

Total deferred tax liabilities	(417)	(460)

Net deferred tax assets	$2,965	$2,308

        As of December 31, 2001, the Company has Federal net operating loss carryforwards totaling $117,000 which were acquired as a result of the merger with R1CB. The loss carryforwards are limited to approximately $59,000 per year and expire in 2004.

        The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rate to operating income before income taxes. The items comprising these differences consisted of the following (dollars in thousands):

	Year Ended December 31,
	2001		2000		1999
	Amount	Rate %	Amount	Rate %	Amount	Rate %
Federal income tax expense, at statutory rate	$2,949	34.0	$2,113	34.0	$1,669	34.0
State franchise tax, net of Federal tax effect	622	7.1	471	7.6	341	6.9
Benefit of tax-exempt income	(383)	(4.4)	(256)	(4.1)	(343)	(7.0)
Tax-exempt income from life insurance policies	(16)	(.2)	(22)	(.3)	(61)	(1.3)
Other	66.8		26.3		(5)

Total income tax expense	$3,238	37.3	$2,332	37.5	$1,601	32.6

14. RELATED PARTY TRANSACTIONS

        During the normal course of business, the Company enters into transactions with related parties, including directors. These transactions are on substantially the same terms and conditions as those prevailing for comparable transactions with unrelated parties.

        The following is a summary of the aggregate activity involving related parties during 2001 (dollars in thousands):

Borrowings
Balance, January 1, 2001	$12,030
Disbursements	1,423
Amounts repaid	(5,454)

Balance, December 31, 2001	$7,999

Undisbursed commitments to related parties, December 31, 2001	$2,230

Deposits
Average outstanding deposits from related parties for the year ended December 31, 2001	$4,150

Loans to the Company

        The Company's Employee Stock Ownership Plan established revolving lines of credit in the amount of $200,000 and $300,000 with a director during 2000 and 1999, respectively (see Notes 8 and 15).

        The Company entered into an agreement with a director to establish an unsecured revolving line of credit in the amount of $750,000 during 2000 (see Note 8).

15. BENEFIT PLANS

Profit Sharing Plan

        The Western Sierra Bancorp and Subsidiaries 401KSOP is available to employees meeting certain service requirements. Under the plan, employees may defer a selected percentage of their annual compensation. The contribution to the plan is discretionary and is allocated as follows:

  •
  A matching contribution to be determined by the Board of Directors each plan year under which a percentage of each participant's contribution is matched.

  •
  Additional employer contributions to the plan may be made at the discretion of the Board of Directors and shall be allocated in the same ratio as each participant's contribution bears to total compensation.

        Employer contributions totaled $90,000, $56,000 and $80,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Employee Stock Ownership Plan

        The Employee Stock Ownership Plan (ESOP) is designed to invest primarily in securities of the Company purchased on the open market. The purchase of shares is funded through contributions to the ESOP by the Company and loans from certain members of the Board of Directors (see Note 8). Contributions to the plan are at the sole discretion of the Board of Directors and are limited on a participant-by-participant basis to the lesser of $30,000 or 25% of the participant's compensation for the plan year. Compensation is defined as all compensation paid during the plan year which is considered to be W-2 income, to include amounts deferred under the Company's 401KSOP. Employer contributions vest at a rate of 20% per year after two years of employment. Employee contributions are not permitted. Benefits may be distributed in the form of qualifying Company securities or cash. However, participants have the right to demand that their benefits be distributed in the form of qualifying Company securities.

        During 1999, the ESOP purchased 21,517 shares of the Company's common stock with the proceeds of a $300,000 loan to the ESOP by a member of the Board of Directors. During 2000, the ESOP purchased 18,294 shares of the Company's common stock with the proceeds of a $200,000 loan to the ESOP by a member of the Board of Directors. Interest expense related to these loans totaled $37,000, $40,000 and $17,000 during the years ended December 31, 2001, 2000 and 1999, respectively.

        The debt of the ESOP is recorded as debt of the Company and the shares purchased with the proceeds are reported as unearned ESOP shares in shareholders' equity. As the debt is repaid, shares are committed to be released and the Company reports compensation expense equal to the current market price of the shares. Committed to be released shares are subsequently allocated to active employees and are recognized as outstanding for earnings per share and capital ratio computations. Cash dividends on allocated ESOP shares are recorded as a reduction of retained earnings and are allocated to the participants; cash dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest.

        Compensation expense of $201,000, $152,000 and $179,000 was recognized for the years ended December 31, 2001, 2000 and 1999, respectively.

        Allocated, committed-to-be-released and unallocated ESOP shares as of December 31, 2001, 2000 and 1999, adjusted for stock dividends, were as follows (dollars in thousands):

	2001	2000	1999
Allocated	46,627	30,415	26,542
Committed-to-be released	15,018	21,015	3,873
Unallocated	34,106	37,126	21,517

Total ESOP shares	95,751	88,556	51,932

Fair value of unallocated shares	$528	$362	$265

Salary Continuation Plan

        Under the salary continuation plan, the Company is obligated to provide seven key executives, or their designated beneficiaries, with annual benefits for fifteen years after retirement or death. These benefits are substantially equivalent to those available under insurance policies purchased by the Company on the lives of the executives. The estimated present value of these future benefits are accrued over the period from the effective date of the plan until the executives' expected retirement dates. The expense recognized under this plan totaled $132,000, $186,000 and $206,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

        Under this plan, the Company invested in single premium life insurance policies with cash surrender values totaling $2,875,000 and $2,839,000 at December 31, 2001 and 2000, respectively. On the consolidated balance sheet, the cash surrender value of life insurance polices is included in accrued interest receivable and other assets. Income on these policies, net of expense, totaled $47,000, $66,000 and $193,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Director Retirement Plan

        During 2001, the Board of Directors approved a retirement plan for certain directors electing early retirement from the Company. The plan provides for annual payments of $7,200 for ten years and became effective with their retirement on June 30, 2001. The estimated present value of these future payments, totaling $266,000, is included in other expense in the consolidated statement of income.

16. COMPREHENSIVE INCOME

        Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Company's available-for-sale investment securities are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the consolidated statement of changes in shareholders' equity.

        At December 31, 2001, 2000 and 1999, the Company held securities classified as available-for-sale which had unrealized gains (losses) as follows (dollars in thousands):

	Before Tax	Tax (Expense) Benefit	After Tax
For the Year Ended December 31, 2001
Other comprehensive income:
Unrealized holding gains	$340	$(149)	$191
Less: reclassification adjustment for gains included in net income	120	(45)	75

Net unrealized holding gains	$220	$(104)	$116

For the Year Ended December 31, 2000
Other comprehensive income:
Unrealized holding gains	$2,479	$(866)	$1,613
Less: reclassification adjustment for gains included in net income	10	(4)	6

Net unrealized holding gains	$2,469	$(862)	$1,607

For the Year Ended December 31, 1999
Other comprehensive loss:
Unrealized holding losses	$(3,306)	$1,186	$(2,120)
Less: reclassification adjustment for losses included in net income	(66)	27	(39)

Net unrealized holding losses	$(3,240)	$1,159	$(2,081)

17. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

        Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Company's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

        Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

        The following methods and assumptions were used by the Company to estimate the fair value of its financial instruments at December 31, 2001 and 2000:

        Cash, cash equivalents and short-term borrowings:    For cash, cash equivalents and short-term borrowings, the carrying amount is estimated to be fair value.

        Interest-bearing deposits in banks:    The fair values of interest-bearing deposits in banks are estimated by discounting their future cash flow using rates at each reporting date for instruments with similar remaining maturities offered by comparable financial institutions.

        Trading and investment securities:    For trading and investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

        Loans and leases:    For variable-rate loans and leases that reprice frequently with no significant change in credit risk, fair values are based on carrying values. Fair values of loans held for sale are estimated using quoted market prices for similar loans. The fair values for other loans and leases are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans and leases with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

        Cash surrender value of life insurance policies:    The fair value of life insurance policies are based on cash surrender values at each reporting date as provided by the insurers.

        Deposits:    The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow analysis using interest rates offered by the Company at each reporting date for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

        Long-term debt:    The fair value of long-term debt is estimated using a discounted cash flow analysis using interest rates currently available for similar debt instruments.

        Mandatorily redeemable cumulative trust preferred securities of subsidiary grantor trusts:    The fair value of mandatorily redeemable cumulative trust preferred securities of subsidiary grantor trusts was determined based on the current market value for like kind instruments of a similar maturity and structure.

        Commitments to extend credit:    Commitments to extend credit are primarily for variable rate loans and letters of credit. For these commitments, there is no difference between the commitment amounts and their fair values. Commitments to fund fixed rate loans are at rates which approximate fair value at each reporting date.

        The estimated fair value of the Company's financial instruments are as follows (dollars in thousands):

	December 31, 2001		December 31, 2000
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks	$17,273	$17,273	$24,382	$24,382
Federal funds sold	5,765	5,765	27,570	27,570
Interest-bearing deposits in banks	396	396	495	495
Loans held for sale	5,128	5,144	3,349	3,385
Trading and investment securities	74,658	74,758	70,785	70,781
Loans and leases	383,337	403,064	324,856	332,483
Accrued interest receivable	2,949	2,949	3,360	3,360
Cash surrender value of life insurance policies	2,875	2,875	2,839	2,839
Financial liabilities:
Deposits	$448,631	$450,657	$433,771	$434,200
Short-term borrowings	2,300	2,300	950	950
Long-term debt	100	100	200	200
Manditorily redeemable cumulative trust preferred securities	16,000	16,000
Accrued interest payable	1,005	1,005	1,496	1,496
Off-balance-sheet financial instruments:
Commitments to extend credit	$120,692	$120,692	$98,579	$98,579
Letters of credit	978	978	2,574	2,574

18. PARENT ONLY CONDENSED FINANCIAL STATEMENTS

BALANCE SHEET

December 31, 2001 and 2000
(Dollars in thousands)

	2001	2000
ASSETS
Cash and de from banks	$10,344	170
Investment in subsidiaries	41,205	33,982
Trading securities	16	15
Available-for-sale investment securities	821	21
Premises and equipment	3,132	1,919
Other assets	2,011	1,599

Total assets	$57,529	$37,706

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Short-term borrowings	$300	$950
Long-term debt	100	200
Accrued expenses and other liabilities	722	419

Total liabilities	1,122	1,569

Subordinated debentures due to non-bank subsidiaries	16,496
Shareholders' equity:
Common stock	20,926	20,553
Retained earnings	19,600	16,415
Unearned ESOP shares	(400)	(500)
Accumulated other comprehensive loss	(215)	(331)

Total shareholders' equity	39,911	36,137

Total liabilities and shareholders' equity	$57,529	$37,706

STATEMENT OF INCOME

For the Years Ended December 31, 2001, 2000 and 1999
(Dollars in thousands)

	2001	2000	1999
Income:
Dividends declared by subsidiaries—eliminated in consolidation	$2,000	$1,000	$1,850
Management and service fees from subsidiaries	2,876	2,729	1,079
Interest income	1	1
Trading securities income	1	30	42

Total income	4,878	3,760	2,971

Expenses:
Salaries and benefits	2,526	2,884	1,521
Occupancy and equipment	739	357	69
Data processing fees	367	427	364
Postage expense	132	124	3
Interest expense	274	69	12
Professional fees	966	89	138
Director fees and retirement expense	316	64	55
Merger costs		498	194
Other expenses	330	403	119

Total expenses	5,650	4,915	2,475

(Loss) income before equity in undistributed income of subsidiaries	(772)	(1,155)	496
Equity in undistributed income of subsidiaries	5,173	4,271	2,262

Income before income tax benefit	4,401	3,116	2,758
Income tax benefit	1,035	768	550

Net income	$5,436	$3,884	$3,308

STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2001, 2000 and 1999
(Dollars in thousands)

	2001	2000	1999
Cash flows from operating activities:
Net income	$5,436	$3,884	$3,308
Adjustments to reconcile net income to net cash provided by operating activities:
Undistributed earnings of subsidiaries	(5,173)	(4,271)	(2,262)
(Increase) decrease in trading securities	(1)	160	(170)
Compensation costs associated with the ESOP	100
Depreciation	451	296	12
Increase in other assets	(409)	(8)	(731)
Increase in other liabilities	303	16	232

Net cash provided by operating activities	707	77	389

Cash flows from investing activities:
Purchase of available-for-sale investment securities	(700)		(172)
Proceeds from the sale of available-for-sale investment securities		149
Proceeds from called available-for-sale investment securities			2
Increase in construction in progress	(1,353)	(142)	(6)
Purchases of premises and equipment	(311)	(1,422)	(54)
Investment in subsidiaries	(1,996)	(120)

Net cash used in investing activities	(4,360)	(1,535)	(230)

Cash flows from financing activities:
Proceeds from (repayment of) short-term borrowings	(650)	650	(150)
Repurchase of common stock	(2,418)	(400)	(26)
Repayment of ESOP borrowings	(100)	200	300
Purchase of unearned ESOP shares		(200)	(300)
Payments for fractional shares	(9)	(12)	(21)
Proceeds from exercise of stock options	508	450	515
Proceeds from issuance of subordinated debentures to non-bank subsidiaries	16,496

Net cash provided by financing activities	13,827	688	318

Net increase (decrease) in cash and cash equivalents	10,174	(770)	477
Cash and cash equivalents at beginning of year	170	940	463

Cash and cash equivalents at end of year	$10,344	$170	$940

Supplemental disclosures of cash flow information:
Cash paid during the year for interest expense	$198	$32	$12
Non-cash investing activities:
Net change in unrealized gain on available-for-sale investment securities	$220	$2,469	$(3,240)
Proceeds and tax benefit from stock issuance from Lake Community Bank prior to merger			$159
Repurchase of common stock from Lake Community Bank prior to merger			$(27)
Payment of cash dividend by Sentinel Community Bank prior to merger		$164

Western Sierra Bancorp and Subsidiaries

Consolidated Balance Sheet

(Unaudited)

	March 31, 2002	December 31, 2001
	(Dollars in Thousands)
Assets:
Cash and due from banks	$20,391	$17,273
Federal funds sold	35,495	5,765

Cash and cash equivalents	55,886	23,038
Interest-bearing deposits in banks		396
Loans held for sale	4,295	5,128
Investment securities:
Trading	20	16
Available-for-sale (amortized cost $63,693 in 2002 and $67,784 in 2001)	63,173	67,458
Held-to-maturity (market value of $6,656 in 2002 and $7,284 in 2001)	6,570	7,184

Total investment securities	69,763	74,658

Portfolio loans and leases:
Real estate—mortgage	244,264	235,981
Real estate—construction	68,943	72,051
Commercial	63,184	64,931
Agricultural	8,835	8,574
Installment	4,087	4,461
Lease financing	3,068	3,496

Total loans and leases	392,381	389,494
Deferred loan and lease fees, net	(1,118)	(1,060)
Allowance for loan and lease losses	(5,229)	(5,097)

Net loans and leases	386,034	383,337

Premises and equipment	13,644	12,516
Other real estate	614
Other assets	12,044	11,549

Total assets	$542,280	$510,622

Liabilities:
Non-interest bearing	$117,661	$99,962
Interest bearing:
NOW, money market and savings	149,739	145,867
Time, $100 thousand or more	94,396	87,169
Other time	113,220	115,633

Total deposits	475,016	448,631
Borrowed funds	5,000	2,400
Other liabilities	4,598	3,680

Total liabilities	484,614	454,711
Mandatorily redeemable cumulative trust preferred securities of subsidiary grantor trusts	16,000	16,000
Shareholders' equity:
Preferred stock—no par value; 10,000,000 shares authorized; none issued	—	—
Common stock—no par value; 10,000,000 shares authorized; issued 3,705,176 shares in 2002 and 3,703,335 in 2001	20,944	20,926
Retained earnings	21,416	19,600
Unearned ESOP shares	(350)	(400)
Accumulated other comprehensive loss	(344)	(215)
Total shareholders' equity	41,666	39,911

Total liabilities and shareholders' equity	$542,280	$510,622

See notes to unaudited consolidated financial statements.

Western Sierra Bancorp and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
	March 31, 2002	March 31, 2001
	(Dollars in thousands, except for per share data)
Interest Income:
Interest and fees on loans	$7,444	$7,706
Interest on investment securities:
Taxable	569	876
Exempt from federal taxes	362	228
Interest on Federal funds sold	53	519

Total interest income	8,428	9,329

Interest expense:
Interest on deposits	2039	4,173
Interest on borrowed funds	247	21

Total interest expense	2,286	4,194

Net interest income	6,142	5,135
Provision for loan and lease losses	400	90

Net interest income after provision for loan and lease losses	5,742	5,045
Non-interest income:
Service charges and fees	650	526
Gain on sale and packaging of residential mortgage and government-guaranteed commercial loans	759	495
Gain on sale of investment securities	6	1
Other income	75	66

Total non-interest income	1,490	1,088

Other expenses:
Salaries and benefits	2,540	2,324
Occupancy and equipment	565	659
Other expenses	1,564	1,330

Total other expenses	4,669	4,313

Income before income taxes	2,563	1,820
Income taxes	747	686

Net income	$1,816	$1,134

Basic earnings per share	$.49	$.30

Diluted earnings per share	$.48	$.30

See notes to unaudited consolidated financial statements.

Western Sierra Bancorp and Subsidiaries

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended
	March 31, 2002	March 31, 2001
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$1,816	$1,134
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan and lease losses	400	90
Depreciation and amortization	347	319
Net increase in trading securities	(4)
Amortization (accretion) of investment security premiums	93	(285)
Gain on sale of securities	(6)	(1)
Loss on disposition of equipment	49
Increase in cash surrender value of life insurance policies	(20)
Compensation costs associated with the Company's ESOP	50
Decrease in loans held for sale	833	281
Deferred loan and lease origination fees, net	58	(13)
Decrease in other assets	514	1,895
Increase (decrease) in other liabilities	867	(1,176)

Net cash provided by operating activities	4,997	2,244

Cash flows from investing activities:
Decrease in interest-bearing deposits in banks	396	99
Proceeds from the sale and call of available-for-sale investment securities	1,000	6,275
Proceeds from the maturity of available-for-sale investment securities	500	500
Proceeds from the call of held-to-maturity investment securities		1,000
Proceeds from the principal payments on available-for-sale mortgage-backed and SBA securities	2,521	466
Proceeds from principal payments on held-to-maturity mortgage-backed securities	596	537
Purchase of available-for-sale investment securities		(9,528)
Net increase in loans and leases	(3,770)	(5,824)
Purchases of premises and equipment	(1,558)	(332)
Proceeds from sale of equipment	48

Net cash used in investing activities	(267)	(6,807)

Cash flows from financing activities:
Net increase in demand, interest-bearing and savings deposits	28,632	10,440
Net (decrease) in time deposits	(2,247)	(5,520)
Net increase in short-term borrowings	2,700	875
Repayment of ESOP borrowing	(50)
Purchase of life insurance policies at cash value	(935)
Proceeds from exercised stock options	18

Net cash provided by financing activities	28,118	5,795

Net increase in cash and cash equivalents	32,848	1,232
Cash and cash equivalents at beginning of year	23,038	51,952

Cash and cash equivalents at end of period	$55,886	$53,184

Supplemental disclosures:
Cash paid during period for:
Income taxes	$922	$0
Other rear estate acquired through foreclosure	$614	$0
Interest	$2,425	$4,324

See notes to unaudited consolidated financial statements

WESTERN SIERRA BANCORP

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

        The accompanying unaudited consolidated financial statements of Western Sierra Bancorp and subsidiaries (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments (which consist solely of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods presented have been included. These interim consolidated financial statements should be read in conjunction with the financial statements and related notes contained in the Company's 2001 Annual Report to Shareholders.

        The consolidated financial statements include the accounts of the Company its wholly owned bank subsidiaries, Western Sierra National Bank (WSNB) and Lake Community Bank (LCB) and its two wholly owned nonblank subsidiaries, Western Sierra Trust I and Western Sierra Trust II. During the first quarter of 2002, the Company formed and funded WSNB Investment Trust. WSNB Investment Trust was created as an operating subsidiary of WSNB for the purpose of investing in, holding, and managing certain participation interests in real estate secured and non-real estate secured loans. The Company created this subsidiary to enable WSNB to segregate certain assets for management purposes, to provide WSNB with the flexibility to raise regulatory capital in the future through the sale of preferred stock and other capital-enhancing securities in WSNB Investment Trust, and to confer certain state tax benefits. WSNB contributed loans with a book value of $168.1 million in exchange for 100% of the common stock and the Company and WSNB contributed $250,000 on cash for 100% of the preferred stock of WSNB Investment Trust. All significant inter-company balances and transactions have been eliminated in consolidation. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

2. Earnings per Share

        Basic earnings per share (EPS), which excludes dilution, is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock that shares in the earnings of the Company.

        On May 23, 2002, the Board of Directors declared a 5% stock dividend payable June 14, 2002 to shareholders of record on June 3, 2002. The dividend resulted in a charge to retained earnings of $4,861,000, which was based on the estimated fair value of the Company's common stock. The weighted average number of shares outstanding, the dilutive effect of stock options and earnings per share have been retroactively adjusted for stock dividends for all periods presented.

        A reconciliation of the numerators and denominators of the basic and diluted EPS computations is as follows (dollars in thousands), except for per share date).

	Three Months Ended
	March 31, 2002	March 31, 2002
Basic EPS Computation:
Numerator—net income	$1,816	$1,134
Denominator—weighted average number of shares outstanding	3,704,990	3,802,282
Basic earnings per share	$.49	$.30
Diluted EPS Computation:
Numerator—net income	$1,816	$1,134
Denominator—
Weighted average number of shares outstanding	3,704,990	3,802,282
Effect of dilutive stock options	140,519	92,824
	3,845,509	3,895,106
Diluted earnings per share	$.48	$.30

3. Stock Repurchase Plans

        On June 21, 2001, the Company announced that its Board of Directors approved a plan to repurchase up to 5% (or 160,000 shares) of the Company's common stock. During the year 2001, the Company completed its repurchase at an average price of $14.84 per share. The repurchase was in contemplation of reissuing such shares as part of the Company's recurring declaration of a 5% annual stock dividends.

        On October 23, 2001, the Company announced that its Board of Directors approved a second repurchase plan to repurchase up to 165,000 shares of the Company's common stock for the same reason. No shares have been repurchased to date. This plan will expire on May 31, 2002.

4. Recent Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, Business Combinations. This Statement addresses financial accounting and reporting for business combinations which are to be accounted for using a single method—the purchase method. In addition, this Statement requires that intangible assets be recognized as assets apart from goodwill if they meet one of two criteria—the contractual-legal criterion or the separability criterion. The provisions of this Statement apply to all business combinations initiated after June 30, 2001. This Statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later.

        In June 2001, the FASB issued SFAS 142, Goodwill and Other Intangible Assets. This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be tested annually for impairment. Intangible assets that have finite useful lives continue to be amortized over their useful lives, but without the constraint of an arbitrary ceiling. Because goodwill and other intangible assets will no longer be amortized, the reported amounts of goodwill and intangible assets will not decrease at the same time and in the same manner as under previous standards. The provisions of this Statement are required to be applied starting with the years beginning after December 15, 2001. However, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the provisions of this Statement.

        Western Sierra accounted for the acquisitions of Roseville First National Bank, Lake Community Bank and Sentinel Community as pooling of interests. The proposed acquisition of Central California Bank will be treated in accordance with the abovementioned SFAS 141 and 142.

5. Acquisition of Central California Bank

        On April 1, 2002 the Company consummated its acquisition of Central California Bank. The acquisition will be accounted for as a purchase and the acquired assets and liabilities assumed will be recorded at estimated fair value. The Company is in the process of identifying intangibles that meet the separability criteria of SFAS No.. 124. The purchase price of $8.6 million was paid in cash and common stock.

6. Comprehensive Income

        The Company's total comprehensive income was as follows:

	Three Months Ended
	March 31, 2002	March 31, 2001
Net income as reported	$1,816	$1,134
Other comprehensive income (net of tax):
Change in unrealized holding gain on available for sale securities	(129)	425

Total comprehensive income	$1,687	$1,559

INDEPENDENT AUDITOR'S REPORT

The Shareholders and
    Board of Directors
Mid Valley Bank and Subsidiary

        We have audited the accompanying consolidated balance sheet of Mid Valley Bank and subsidiary as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mid Valley Bank and subsidiary as of December 31, 2001 and 2000 and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ Perry-Smith LLP

February 14, 2002

MID VALLEY BANK AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2001 and 2000

	2001	2000
ASSETS
Cash and due from banks	$8,540,441	$7,459,579
Federal funds sold		8,035,000
Interest-bearing deposits in banks	1,496,800
Loans held for sale	811,000	209,000
Investment securities (market value of $39,916,750 in 2001 and $32,746,000 in 2000) (Notes 2 and 9)	39,960,621	32,746,143
Loans, less allowance for loan losses of $3,130,441 in 2001 and $1,684,859 in 2000 (Notes 3, 8, 9 and 11)	114,603,714	105,325,647
Bank premises and equipment, net (Note 4)	2,855,396	2,976,680
Accrued interest receivable and other assets (Notes 5, 7 and 14)	4,607,040	4,370,567

	$172,875,012	$161,122,616

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits (Note 11):
Non-interest bearing	$33,092,020	$29,709,730
Interest bearing (Note 6)	126,485,484	117,830,234

Total deposits	159,577,504	147,539,964
Accrued interest payable and other liabilities	756,159	1,313,730

Total liabilities	160,333,663	148,853,694

Commitments and contingencies (Note 8)
Shareholders' equity (Note 10):
Common stock—no par value; authorized 2,000,000 shares, issued and outstanding—1,188,524 shares in 2001 and 1,067,962 shares in 2000	5,594,387	5,445,963
Retained earnings	6,930,072	6,569,069
Accumulated other comprehensive income (Notes 2 and 13)	16,890	253,890

Total shareholders' equity	12,541,349	12,268,922

	$172,875,012	$161,122,616

The accompanying notes are an integral part of these consolidated financial statements.

MID VALLEY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

For the Years Ended December 31, 2001, 2000 and 1999

	2001	2000	1999
Interest income:
Interest and fees on loans	$9,927,677	$10,662,672	$8,904,423
Interest on investment securities:
Taxable	1,383,947	1,096,401	661,779
Exempt from Federal income taxes	313,323	559,176	557,927
Interest on Federal funds sold	322,287	287,153	126,455
Interest on deposits in banks	42,849

Total interest income	11,990,083	12,605,402	10,250,584

Interest expense:
Interest expense on deposits (Note 6)	5,244,161	5,254,503	3,817,254
Interest expense on short-term borrowings(Note 9)		133,185	30,929
Total interest expense	5,244,161	5,387,688	3,848,183

Net interest income	6,745,922	7,217,714	6,402,401
Provision for loan losses (Note 3)	2,658,705	310,000	330,000

Net interest income after provision for loan losses	4,087,217	6,907,714	6,072,401

Non-interest income:
Service charges and fees	593,438	637,262	462,547
Loan packaging fees	71,030	143,363	90,643
Gain (loss) on sales and calls of investment securities (Note 2)	664,191	32,041	(3,751)
Other income	316,257	474,922	351,006

Total non-interest income	1,644,916	1,287,588	900,445

Non-interest expenses:
Salaries and employee benefits (Notes 3 and 14)	2,959,237	3,088,220	2,712,631
Occupancy and equipment (Note 8)	346,711	327,690	290,604
Depreciation	406,639	387,208	375,276
Other (Note 12)	1,625,706	1,643,451	1,517,209

Total non-interest expenses	5,338,293	5,446,569	4,895,720

Income before income taxes	393,840	2,748,733	2,077,126
Income taxes (Note 7)	31,000	944,000	700,000

Net income	$362,840	$1,804,733	$1,377,126

Basic earnings per share (Note 10)	$.31	$1.49	$1.07

Diluted earnings per share (Note 10)	$.31	$1.48	$1.06

The accompanying notes are an integral part of these consolidated financial statements.

MID VALLEY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2001, 2000 and 1999

	Common Stock			Accumulated Other Comprehensive Income (Loss)
			Retained Earnings		Shareholders' Equity
	Shares	Amount
Balance, January 1, 1999	1,061,375	$5,285,510	$5,718,364	$229,990	$11,233,864
Net income			1,377,126		1,377,126
Unrealized losses on available-for-sale investment securities, net of reclassification adjustment				(626,000)	(626,000)
Cash dividend—$.40 per share			(424,550)		(424,550)
Stock options exercised and related tax benefit	1,613	15,922			15,922

Balance, December 31, 1999	1,062,988	5,301,432	6,670,940	(396,010)	11,576,362
Net income			1,804,733		1,804,733
Unrealized gains on available-for-sale investment securities, net of reclassification adjustment				649,900	649,900
Retirement of common stock (Note 10)	(100,000)	(1,400,000)			(1,400,000)
Cash dividend—$.40 per share			(427,690)		(427,690)
Stock options exercised and related tax benefit	7,996	65,617			65,617
10% stock dividend	96,978	1,478,914	(1,478,914)

Balance, December 31, 2000	1,067,962	5,445,963	6,569,069	253,890	12,268,922
Net income			362,840		362,840
Unrealized losses on available-for-sale investment securities, net of reclassification adjustment				(237,000)	(237,000)
Stock options exercised and related tax benefit	12,684	148,424			148,424
Payment of fractional shares			(1,837)		(1,837)
10% stock dividend (Note 16)	107,878

Balance, December 31, 2001	1,188,524	$5,594,387	$6,930,072	$16,890	$12,541,349

			2001	2000	1999
Comprehensive income (Note 13):
Net income			$362,840	$1,804,733	$1,377,126
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on available-for-sale investment securities			(237,000)	649,900	(626,000)

Total comprehensive income			$125,840	$2,454,633	$751,126

Disclosure of reclassification amount, net of taxes:
Unrealized holding gains (losses) arising during the year			$154,873	$668,804	$(628,213)
Less: reclassification adjustment for net gains (losses) included in net income			391,873	18,904	(2,213)

Net unrealized holding (losses) gains on available-for-sale nvestment securities			$(237,000)	$649,900	$(626,000)

The accompanying notes are an integral part of these consolidated financial statements.

MID VALLEY BANK AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2001, 2000 and 1999

	2001	2000	1999
Cash flows from operating activities:
Net income	$362,840	$1,804,733	$1,377,126
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	2,658,705	310,000	330,000
Increase (decrease) in deferred loan origination fees, net	262,543	55,041	(122,910)
Depreciation	406,639	387,208	375,276
Net (gain) loss on sales and calls of available-for-sale investment securities	(664,191)	(32,041)	3,751
Amortization of investment security premiums	189,186	31,945	53,747
Accretion of investment security discounts	(13,699)	(21,814)	(7,238)
Net (increase) decrease in loans held for sale	(602,000)	(209,000)	343,014
Loss (gain) on sale of premises and equipment	3,744	(7,506)
Loss (gain) on sale of other real estate	11,986		(944)
Provision for losses on other real estate			14,000
Increase in cash surrender value of life insurance policies	(109,960)	(80,286)	(55,084)
Decrease (increase) in accrued interest receivable and other assets	473,618	(214,756)	(279,318)
(Decrease) increase in accrued interest payable and other liabilities	(552,310)	359,951	382,153
Increase in deferred taxes	(516,000)	(165,000)	(113,000)

Net cash provided by operating activities	1,911,101	2,218,475	2,300,573

Cash flows from investing activities:
Purchase of held-to-maturity investment securities	$(7,370,016)	$(990,143)
Proceeds from matured held-to-maturity investment securities	1,511,288
Proceeds from matured available-for-sale investment securities	1,000,000	199,179	$517,000
Proceeds from principal paydowns from available-for-sale investment securities	6,532,557	430,371	1,790,057
Proceeds from the sale of available-for-sale investment securities	38,689,078	5,974,668	1,257,713
Proceeds from the call of available-for-sale investment securities	2,135,576	11,278	2,490,273
Purchases of available-for-sale investment securities	(49,628,808)	(10,865,646)	(12,912,977)
Net increase in loans	(12,199,315)	(4,865,129)	(22,098,546)
Proceeds from sale of other real estate	71,434		261,599
Purchase of premises and equipment	(289,099)	(237,344)	(135,647)
Proceeds from the sale of premises and equipment		15,250
Net increase in interest-bearing deposits in banks	(1,496,800)
Purchase of life insurance policies		(930,000)

Net cash used in investing activities	(21,044,105)	(11,257,516)	(28,830,528)

Cash flows from financing activities:
Net increase in demand, interest bearing and savings deposits	5,957,138	3,876,620	2,662,727
Net increase in time deposits	6,080,402	11,941,589	19,371,932
Payment of fractional shares	(1,837)
Repurchase of common stock		(1,400,000)
Proceeds from exercise of stock options	143,163	63,096	9,997
Payment of cash dividends		(427,690)	(424,550)

Net cash provided by financing activities	12,178,866	14,053,615	21,620,106

(Decrease) increase in cash and cash equivalents	(6,954,138)	5,014,574	(4,909,849)
Cash and cash equivalents at beginning of year	15,494,579	10,480,005	15,389,854

Cash and cash equivalents at end of year	$8,540,441	$15,494,579	$10,480,005

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest expense	$5,426,341	$5,228,314	$3,659,003
Income taxes	$724,000	$1,072,000	$687,300
Net change in unrealized (losses) gains on available-for-sale investment securities	$(404,551)	$1,102,940	$(1,063,674)

The accompanying notes are an integral part of these consolidated financial statements.

MID VALLEY BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

        On October 23, 2000, Mid Valley Bank (the "Bank") became a state member bank of the Federal Reserve System. The Bank is a California state chartered bank which operates five branches in California, including two branches in Redding and branches in Red Bluff, Chico and Corning. The Bank's primary source of revenue is generated from providing loans to customers who are predominately small and middle-market businesses and individuals residing in the surrounding areas. The accounting and reporting policies of the Bank conform with generally accepted accounting principles and prevailing practices within the banking industry.

        During 2000, Valley Financial Services was incorporated as a wholly-owned subsidiary of the Bank to invest in Community Bankers Insurance Agency, LLC and provide insurance and other products which are not insured by the Federal Deposit Insurance Corporation.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary, Valley Financial Services. All material intercompany transactions and accounts have been eliminated in consolidation.

Reclassifications

        Certain reclassifications have been made to prior years' balances to conform to classifications used in 2001.

Investment Securities

        Investments are classified into one of the following categories:

  •
  Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

  •
  Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

        Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

        Gains or losses on the sale of securities are computed using the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

Loan Sales and Servicing

  Servicing Rights

        Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Fair values are estimated using discounted cash flows based on current market interest rates. For purposes of measuring impairment, servicing assets are stratified based on note rate and term. The amount of impairment recognized is the amount by which the servicing assets for a stratum exceed their fair value. Servicing rights acquired during the years ended December 31, 2001 and 2000 were not considered material for disclosure purposes.

  Mortgage Loans

        The Bank originates mortgage loans that are either held in the Bank's loan portfolio or sold in the secondary market. Loans held for sale are carried at the lower of cost or market value. Market value is determined by the specific identification method as of the balance sheet date or the date which the purchasers have committed to purchase the loans. At the time the loan is sold, the related right to service the loan is either retained, with the Bank earning future servicing income, or released in exchange for a one-time servicing-released premium. Mortgage loans subsequently transferred to the loan portfolio are transferred at the lower of cost or market value at the date of transfer. Any difference between the carrying amount of the loan and its outstanding principal balance at the time of transfer is recognized as an adjustment to yield by the interest method.

        In April 2000, the Bank sold its rights to service loans to another financial institution for $166,000, which is included in other income.

  Participation Loans

        The Bank also serviced commercial loans, which it has participated out to other financial institutions, totaling $9,593,000 and $7,831,000 as of December 31, 2001 and 2000, respectively. These loans were sold without recourse and, therefore, their balances are not included on the balance sheet.

Loans

        Loans are stated at principal balances outstanding, except for loans transferred from loans held for sale which are carried at the lower of principal balance or market value at the date of transfer, adjusted for accretion of discounts. Interest is accrued daily based upon outstanding loan balances. However, when, in the opinion of management, loans are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

        An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement.

        Loan origination fees, commitment fees, direct loan origination costs and purchased premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan. The unamortized balance of deferred fees and costs is reported as a component of net loans.

Allowance for Loan Losses

        The allowance for loan losses is maintained to provide for losses related to impaired loans and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area.

        Loans determined to be impaired or classified are individually evaluated by management for specific risk of loss. In addition, reserve factors are assigned to currently performing loans based on inherent credit risk and historical losses for each identified loan type. Management also computes specific and expected loss reserves for loan commitments. These estimates are particularly susceptible to changes in the economic environment and market conditions.

        The Bank's Loan Committee reviews the adequacy of the allowance for loan losses at least quarterly, to include consideration of the relative risks in the portfolio and current economic conditions. The allowance is adjusted based on that review if, in the judgment of the Loan Committee and management, changes are warranted.

        The allowance is established through a provision for loan losses which is charged to expense. Additions to the allowance are expected to maintain the adequacy of the total allowance after credit losses and loan growth. The allowance for loan losses at December 31, 2001 and 2000, respectively, reflects management's estimate of possible losses in the portfolio.

Bank Premises and Equipment

        Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of Bank premises are estimated to be ten to forty years. The useful lives of furniture, fixtures and equipment are estimated to be three to fifteen years. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

Other Real Estate

        Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the Bank's recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property is charged against the allowance for loan losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expenses as incurred. On the balance sheet, other real estate is included in accrued interest receivable and other assets.

Income Taxes

        Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings Per Share

        Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS.

Cash Equivalents

        For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Stock-Based Compensation

        Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is material to the financial statements, pro forma net income and earnings per share are disclosed as if the fair value method had been applied.

Impact of New Financial Accounting Standards

        In September 2000, the Financial Accounting Standards Board (FASB) issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to replace SFAS No. 125 which was issued in June 1996. The original statement addressed issues related to transfers of financial assets in which the transferor has some continuing involvement with the transferred assets or with the transferee. SFAS No. 140 resolves implementation issues which arose as a result of SFAS No. 125, but carries forward most of the provisions of the original statement. SFAS 140 was effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Management does not believe the adoption of this statement has had a significant impact on the Bank's financial statements.

        In June 2001, the FASB issued SFAS No. 141, Business Combinations. SFAS No. 141 addresses the financial accounting and reporting for business combinations and requires the use of a single method to account for business combinations, the purchase method of accounting. In addition, SFAS No. 141 requires that intangible assets be recognized as assets apart from goodwill if they meet one of two criteria, the contractual-legal criterion or the separability criterion. SFAS No. 141 applies to all business combinations for which the date of acquisition is July 1, 2001 or later.

        In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. Pursuant to SFAS No. 142, goodwill and other intangible assets that have indefinite useful lives will be evaluated periodically for impairment rather than amortized. The provisions of this statement apply to financial statements for fiscal years beginning after December 15, 2001, except for goodwill or other intangible assets acquired after June 30, 2001 for which SFAS No. 142 is immediately effective. Management does not believe the adoption of SFAS No. 141 and SFAS No. 142 will have a significant impact on the Bank's financial position or results of operations.

        In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provision of Accounting Principles Board Opinion No. 30, Reporting Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, for the disposal of segments of a business. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less costs to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. Management does not believe the adoption of this statement will have a significant impact on the Bank's financial position or results of operations.

2. INVESTMENT SECURITIES

        The amortized cost and estimated market value of investment securities at December 31, 2001 and 2000 consisted of the following:

Available-for-Sale:

	2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
U.S. Government agencies	$16,023,691	$51,065	$(42,756)	$16,032,000
Obligations of states and political sub-divisions	3,618,093	66,142	(26,235)	3,658,000
Asset-backed and other securities	3,752,935	521	(21,456)	3,732,000
Collateralized mortgage obligations	821,910	6,322	(8,232)	820,000
Corporate debt securities	500,000			500,000
Pacific Coast Bankers' Bank stock	123,000			123,000
Federal Home Loan Bank stock	127,700			127,700
Federal Reserve Bank stock	119,050			119,050
Mutual funds	8,000,000			8,000,000

	$33,086,379	$124,050	$(98,679)	$33,111,750

	2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
U.S. Government agencies	$12,740,127	$71,595	$(76,722)	$12,735,000
Obligations of states and political sub-divisions	9,839,405	387,644	(19,049)	10,208,000
Asset-backed and other securities	301,611		(3,611)	298,000
Collateralized mortgage obligations	3,573,284	46,624	(35,908)	3,584,000
Corporate debt securities	4,268,651	62,379	(3,030)	4,328,000
Pacific Coast Bankers' Bank stock	123,000			123,000
Federal Home Loan Bank stock	137,100			137,100
Federal Reserve Bank stock	342,900			342,900

	$31,326,078	$568,242	$(138,320)	$31,756,000

        Net unrealized gains on available-for-sale investment securities totaling $25,371 and $429,922 were recorded net of $8,481 and $176,032 in tax liabilities as a separate component of shareholders' equity at December 31, 2001 and 2000, respectively. Proceeds, gross realized gains and (losses) on sales and calls of available-for-sale investment securities for the year ended December 31, 2001 totaled $40,824,654, $723,467 and $(59,276), respectively Proceeds, gross realized gains and (losses) on sales and calls of available-for-sale investment securities for the year ended December 31, 2000 totaled $5,985,946, $43,590 and $(11,549), respectively. Proceeds, gross realized gains and (losses) on sales and calls of available-for-sale investment securities for the year ended December 31, 1999 totaled $3,747,986, $522 and $(4,273), respectively.

Held-to-Maturity:

	2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
U.S. Government agencies	$6,848,871	$764	$(44,635)	$6,805,000

	2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
U.S. Government agencies	$990,143	$—	$(143)	$990,000

        There were no sales or transfers of held-to-maturity investment securities for the years ended December 31, 2001, 2000 and 1999.

        Investment securities with amortized costs totaling $22,981,725 and $17,508,209 and estimated market values totaling $22,980,000 and $17,686,000 were pledged to secure public deposits and short-term borrowing arrangements at December 31, 2001 and 2000, respectively (see Note 9).

        The amortized cost and estimated market value of investment securities at December 31, 2001 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value
After one year through five years	$679,048	$704,000
After five years through ten years	5,776,356	5,803,000
After ten years	13,686,380	13,683,000	$6,848,871	$6,805,000

	20,141,784	20,190,000	6,848,871	6,805,000
Investment securities not due at a single maturity date:
Asset-backed and other securities	3,752,935	3,732,000
Collateralized mortgage obligations	821,910	820,000
Pacific Coast Bankers' Bank stock	123,000	123,000
Federal Home Loan Bank stock	127,700	127,700
Federal Reserve Bank stock	119,050	119,050
Mutual funds	8,000,000	8,000,000

	$33,086,379	$33,111,750	$6,848,871	$6,805,000

3. LOANS

        Outstanding loans are summarized below:

	December 31,
	2001	2000
Commercial	$21,176,483	$22,662,913
Agricultural	18,153,353	17,468,507
Real estate—mortgage	3,615,391	4,973,695
Real estate—construction	29,292,817	21,976,930
Real estate—commercial	32,896,353	23,575,921
Installment	13,059,677	16,549,916

	118,194,074	107,207,882
Deferred loan fees, net	(459,919)	(197,376)
Allowance for loan losses	(3,130,441)	(1,684,859)

	$114,603,714	$105,325,647

        Changes in the allowance for loan losses were as follows:

	Year Ended December 31,
	2001	2000	1999
Balance, beginning of year	$1,684,859	$1,426,428	$1,163,497
Provision charged to operations	2,658,705	310,000	330,000
Losses charged to allowance	(1,240,741)	(92,185)	(74,831)
Recoveries	27,618	40,616	7,762

Balance, end of year	$3,130,441	$1,684,859	$1,426,428

        The recorded investment in loans that were considered to be impaired totaled $2,540,000 at December 31, 2001. The related allowance for loan losses on these impaired loans at December 31, 2001 was $1,029,409. The average recorded investment in impaired loans during 2001 was $757,000. No interest income on impaired loans was recognized for the year ended December 31, 2001. The Bank had no material loans that were considered to be impaired during the years ended December 31, 2000 and 1999.

        At December 31, 2001 and 2000, nonaccrual loans totaled $2,550,634 and $668,170, respectively. Interest foregone on nonaccrual loans totaled $123,529, $38,464 and $3,098 for the years ended December 31, 2001, 2000, and 1999, respectively.

        Salaries and employee benefits totaling $442,086, $413,253 and $468,483 have been deferred as loan origination costs for the years ended December 31, 2001, 2000 and 1999, respectively.

        Certain loans have been pledged to secure short-term borrowing arrangements (see Note 9).

4. BANK PREMISES AND EQUIPMENT

        Bank premises and equipment consisted of the following:

	December 31,
	2001	2000
Land	$538,033	$538,033
Buildings	2,418,302	2,384,693
Furniture, fixtures and equipment	2,453,302	2,260,883
Construction in progress	23,575	32,554

	5,433,212	5,216,163
Less accumulated depreciation	(2,577,816)	(2,239,483)

	$2,855,396	$2,976,680

5. ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS

        Accrued interest receivable and other assets consisted of the following:

	December 31,
	2001	2000
Accrued interest receivable	$841,446	$1,291,874
Prepaid expenses	132,422	150,436
Deferred tax assets, net (Note 7)	1,261,000	577,000
Cash surrender value of life insurance policies (Note 14)	2,309,805	2,199,845
Other real estate		83,420
Other	62,367	67,992

	$4,607,040	$4,370,567

6. INTEREST-BEARING DEPOSITS

        Interest-bearing deposits consisted of the following:

	December 31,
	2001	2000
Savings	$20,011,653	$17,330,618
Money market	9,159,932	11,287,303
NOW accounts	9,107,463	7,086,279
Time, $100,000 or more	26,969,501	18,181,020
Other time	61,236,935	63,945,014

	$126,485,484	$117,830,234

        Aggregate annual maturities of time deposits are as follows:

Year Ending December 31,
2002	$81,406,600
2003	6,260,538
2004	504,298
2005	35,000

$88,206,436

        Interest expense recognized on interest-bearing deposits consisted of the following:

	Year Ended December 31,
	2001	2000	1999
Savings	$328,425	$537,499	$472,487
Money market	177,185	383,372	288,923
NOW accounts	96,882	133,707	106,310
Time, $100,000 or more	1,197,229	895,471	543,176
Other time	3,444,440	3,304,454	2,406,358

	$5,244,161	$5,254,503	$3,817,254

7. INCOME TAXES

        The provision for income taxes for the years ended December 31, 2001, 2000 and 1999 consisted of the following:

	Federal	State	Total
2001
Current	$374,000	$173,000	$547,000
Deferred	(377,000)	(139,000)	(516,000)

Income tax (benefit) expense	$(3,000)	$34,000	$31,000

2000
Current	$781,000	$328,000	$1,109,000
Deferred	(130,000)	(35,000)	(165,000)

Income tax expense	$651,000	$293,000	$944,000

1999
Current	$555,000	$258,000	$813,000
Deferred	(85,000)	(28,000)	(113,000)

Income tax expense	$470,000	$230,000	$700,000

        Deferred tax assets (liabilities) were comprised of the following:

	December 31,
	2001	2000
Deferred tax assets:
Allowance for loan losses	$1,240,000	$700,000
Future benefit of state tax deduction	58,000	113,000
Deferred compensation	181,000	127,000
Other real estate		13,000
Other		1,000

Total deferred tax assets	1,479,000	954,000

Deferred tax liabilities:
Bank premises and equipment	(83,000)	(126,000)
Future liability of state deferred tax asset	(109,000)	(62,000)
Federal Home Loan Bank stock dividends	(18,000)	(13,000)
Unrealized gain on available-for-sale investment securities	(8,000)	(176,000)

Total deferred tax liabilities	(218,000)	(377,000)

Net deferred tax assets	$1,261,000	$577,000

        The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rate to operating income before income taxes. The items comprising these differences consisted of the following:

	Year Ended December 31,
	2001		2000		1999
	Amount	Rate %	Amount	Rate %	Amount	Rate %
Federal income tax expense, at statutory rate	$133,906	34.0	$934,569	34.0	$706,223	34.0
State franchise tax, net of Federal tax effect	21,322	5.4	193,263	7.0	144,856	7.0
Interest on tax exempt obligations of states and political sub-divisions	(88,976)	(22.6)	(167,770)	(6.1)	(172,676)	(8.3)
Cash surrender value of life insurance	(37,211)	(9.4)	(20,498)	(.7)	(18,481)	(.9)
Other	1,959.5		4,436.1		40,078	1.9

Total income tax expense	$31,000	7.9	$944,000	34.3	$700,000	33.7

8. COMMITMENTS AND CONTINGENCIES

Leases

        The Bank leases certain of its branch offices under noncancelable operating leases. These leases expire on various dates through 2003 and have various renewal options ranging from five to ten years. Rental payments include minimum rentals, plus adjustments for changing price indexes. Future minimum lease payments are as follows:

Year Ending December 31,
2002	$92,400
2003	83,648

$176,048

        Rental expense included in occupancy and equipment expense totaled $77,347, $63,598 and $62,660 for the years ended December 31, 2001, 2000 and 1999, respectively.

Federal Reserve Requirements

        Banks are required to maintain reserves with the Federal Reserve Bank equal to a percentage of their reservable deposits. The reserve requirement held with the Federal Reserve Bank totaled $1,500,000 as of December 31, 2001.

Financial Instruments With Off-Balance-Sheet Risk

        The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

        The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans included on the balance sheet.

        The following financial instruments represent off-balance-sheet credit risk:

	December 31,
	2001	2000
Commitments to extend credit	$53,482,000	$38,425,000
Letters of credit	$1,609,000	$216,000

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, equipment, income-producing commercial properties, crops, farmland and residential real estate.

        Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

        At December 31, 2001, commercial loan commitments represent 18% of total commitments and are generally secured by accounts receivable and inventory. Real estate loan commitments represent 59% of total commitments and are generally secured by real property with a loan-to-value ratio not to exceed 80%. Agriculture loan commitments represent 10% of total commitments and are generally secured by crops and farmland. Consumer loan commitments represent the remaining 13% of total commitments and are generally unsecured. The majority of commitments have variable interest rates.

Significant Concentrations of Credit Risk

        As of December 31, 2001, in management's judgment, a concentration of loans existed in commercial and real estate-related loans. At that date, approximately 74% of the Company's loans were commercial and real estate-related loans, representing 18% and 56% of total loans, respectively.

        As of December 31, 2000, in management's judgment, a concentration of loans existed in commercial and real estate-related loans. At that date, approximately 68% of the Company's loans were commercial and real estate-related loans, representing 21% and 47% of total loans, respectively.

        Although management believes that the loans within these concentrations have no more than the normal risk of collectibility, a substantial decline in the performance of the economy in general or a decline in real estate values in the Bank's primary market area, in particular, could have an adverse impact on collectibility, increase the level of commercial and real estate-related nonperforming loans, or have other adverse effects which alone or in the aggregate could have a material adverse effect on the financial condition of the Bank. Personal and business income represent the primary source of repayment for a majority of these loans.

Correspondent Banking Arrangements

        The Bank maintains funds on deposit with other Federally insured financial institutions under correspondent banking arrangements. Uninsured deposits totaled $1,183,000 at December 31, 2001.

Contingencies

        The Bank is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Bank.

9. SHORT-TERM BORROWING ARRANGEMENTS

        The Bank has a total of $7,000,000 in unsecured borrowing arrangements with two of its correspondent banks. The Bank also may borrow up to 25% of the Bank's assets from the Federal Home Loan Bank with terms up to 30 years secured by investment securities and loans. At December 31, 2001, $5,412,000 in loans and investment securities with amortized costs totaling $19,916,000 and estimated market values totaling $19,894,000 were pledged under these arrangements. There were no borrowings outstanding under these arrangements at December 31, 2001 and 2000.

10. SHAREHOLDERS' EQUITY

Dividends

        Upon declaration by the Board of Directors, all shareholders of record will be entitled to receive dividends. The California Financial Code restricts the total dividend payment of any bank in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. At December 31, 2001, the Bank had $1,290,622 in retained earnings available for dividend payments.

Earnings Per Share

        A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

For the Year Ended	Net Income	Weighted Average Number of Shares Outstanding	Per Share Amount
December 31, 2001
Basic earnings per share	$362,840	1,176,516	$.31

Effect of dilutive stock options		8,338

Diluted earnings per share	$362,840	1,184,854	$.31

December 31, 2000
Basic earnings per share	$1,804,733	1,214,506	$1.49

Effect of dilutive stock options		2,708

Diluted earnings per share	$1,804,733	1,217,214	$1.48

December 31, 1999
Basic earnings per share	$1,377,126	1,285,360	$1.07

Effect of dilutive stock options		9,558

Diluted earnings per share	$1,377,126	1,294,918	$1.06

        Shares of common stock issuable under stock options for which the exercise prices were greater than the average market prices were not included in the computation of diluted earning per share due to their antidilutive effect. Stock options not included in the computation of diluted earnings per share were 46,904, and 21,804 for the years ended December 31, 2000 and 1999, respectively.

Regulatory Capital

        The Bank is subject to certain regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank met all its capital adequacy requirements as of December 31, 2001 and 2000.

        In addition, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

	2001		2000
	Amount	Ratio	Amount	Ratio
Leverage Ratio
Mid Valley Bank and Subsidiary	$12,524,459	7.2%	$12,015,032	7.6%
Minimum requirement for "Well-Capitalized" institution	$8,712,800	5.0%	$7,931,000	5.0%
Minimum regulatory requirement	$6,970,300	4.0%	$6,344,800	4.0%
Tier 1 Risk-Based Capital Ratio
Mid Valley Bank and Subsidiary	$12,524,459	8.8%	$12,015,032	9.4%
Minimum requirement for "Well-Capitalized" institution	$8,577,500	6.0%	$7,688,400	6.0%
Minimum regulatory requirement	$5,718,300	4.0%	$5,125,600	4.0%
Total Risk-Based Capital Ratio
Mid Valley Bank and Subsidiary	$14,325,828	10.0%	$13,617,794	10.6%
Minimum requirement for "Well-Capitalized" institution	$14,278,400	10.0%	$12,814,000	10.0%
Minimum regulatory requirement	$11,422,400	8.0%	$10,251,200	8.0%

Stock Options

        During 1990 and 2001, the Bank established stock option plans that include both incentive and nonstatutory options. The plans require that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid for in full at the time the option is exercised. All options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. Outstanding options under the 1990 plan are exercisable until their expiration; however, no new options will be granted under this plan. Options vest ratably over a five year period. The activity within these plans is summarized as follows:

	2001		2000		1999
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Incentive Options
Options outstanding, beginning of year	62,255	$11.86	43,978	$10.87	45,188		$10.95
Options granted			25,532	$11.77
Options exercised	(11,132)	$10.25	(7,255)	$5.59
Options canceled	(9,741)	$10.78			(1,210)		$13.64

Options outstanding, end of year	41,382	$12.55	62,255	$11.86	43,978		$10.87

Options exercisable, end of year	23,474	$12.87	30,577	$11.27	30,595		$9.92

Nonstatutory Options
Options outstanding, beginning of year	15,047	$12.44	12,628	$12.10	14,579		$11.16
Options granted			4,840	$11.77
Options exercised	(2,820)	$10.28	(2,421)	$9.33	(1,951)		$5.13
Options canceled	(4,723)	$13.37				$

Options outstanding, end of year	7,503	$12.70	15,047	$12.44	12,628		$12.10

Options exercisable, end of year	4,733	$13.01	6,598	$12.00	7,129		$11.36

        A summary of options outstanding at December 31, 2001 follows:

Range of Exercise Prices	Number of Options Outstanding December 31, 2001	Weighted Average Remaining Contractual Life	Number of Options Exercisable December 31, 2001
Incentive Options
$13.64	17,303	1.2 years	13,842
$11.78	24,079	3.1 years	9,632

	41,382		23,474

Nonstatutory Options
$13.64	3,509	1.2 years	3,136
$11.78	3,994	3.1 years	1,597

	7,503		4,733

Common Stock Repurchase

        During 2000, the Board of Directors authorized the repurchase of 100,000 shares of the Company's common stock from a principal shareholder. The shares were purchased at market prices for a total of

$1,400,000 during the year ended December 31, 2000. Proceeds from the repurchase of shares were used by the principal shareholder to pay off a commercial loan from the Bank.

11. RELATED PARTY TRANSACTIONS

        During the normal course of business, the Bank enters into loan and deposit transactions with related parties, including Directors and executive officers. These transactions are on substantially the same terms, including rates and collateral, as those with other customers of the Bank. The following is a summary of activity involving related party transactions during 2001:

Loan balances, January 1, 2001	$640,000
Disbursements	76,000
Amounts repaid	(505,000)

Loan balances, December 31, 2001	$211,000

Undisbursed loan commitments to related parties, December 31, 2001	$1,870,000

Outstanding deposits from related parties, December 31, 2001	$2,241,000

12. OTHER EXPENSES

        Other expenses consisted of the following:

	Year Ended December 31,
	2001	2000	1999
Postage, check printing and supplies	$281,589	$287,984	$293,737
Legal and accounting	278,847	201,101	146,050
Advertising and public relations	193,359	215,248	128,684
Data processing	124,599	129,216	123,821
Miscellaneous loan expense	49,893	83,583	115,182
Operating losses	11,201	25,840	116,283
Other	686,218	700,479	593,452

	$1,625,706	$1,643,451	$1,517,209

13. COMPREHENSIVE INCOME

        Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Bank's available-for-sale investment securities are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Statement of Changes in Shareholders' Equity.

        At December 31, 2001, 2000 and 1999, the Bank held securities classified as available-for-sale which had unrealized gains (losses) as follows:

	Before Tax	Tax (Expense) Benefit	After Tax
For the Year Ended December 31, 2001
Other comprehensive loss:
Unrealized holding gains	$259,640	$(104,767)	$154,873
Reclassification adjustment for gains included in net income	664,191	(272,318)	391,873

Total other comprehensive loss	$(404,551)	$167,551	$(237,000)

For the Year Ended December 31, 2000
Other comprehensive income:
Unrealized holding gains	$1,134,981	$(466,177)	$668,804
Reclassification adjustment for gains included in net income	32,041	(13,137)	18,904

Total other comprehensive income	$1,102,940	$(453,040)	$649,900

For the Year Ended December 31, 1999
Other comprehensive loss:
Unrealized holding losses	$(1,067,425)	$439,212	$(628,213)
Reclassification adjustment for losses included in net income	(3,751)	1,538	(2,213)

Total other comprehensive loss	$(1,063,674)	$437,674	$(626,000)

14. EMPLOYEE BENEFIT PLANS

Profit Sharing and Salary Deferral 401(k) Plan and Incentive Compensation Plan

        The Bank has a defined contribution profit sharing and salary deferral 401(k) plan. Under the 401(k) plan, all salaried employees who have completed three months of service and have attained the age of eighteen are eligible to participate in the plan. All salaried employees who have one year of service and have attained the age of eighteen are eligible to participate in the profit sharing plan.

        Under the profit sharing plan, the Bank contributes an amount determined by resolution of the Board of Directors. The allocation of the amount contributed is based on each participant's compensation and years of service. No contributions to the plan were made by the Bank for the year ended December 31, 2001. The Bank contributed $94,700 and $66,200 for the years ended December 31, 2000 and 1999, respectively.

        Effective July 1, 1991, the plan was amended to include a 401(k) salary deferral plan, whereby employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length-of-service requirements. The Bank makes a matching contribution of twenty-five percent of electing employees' deferrals. Matching contributions to the plan were $38,800, $33,700 and $33,100 for the years ended December 31, 2001, 2000 and 1999, respectively.

        Effective January 1, 1995, the plan was amended to include an incentive compensation plan. As an incentive to achieve certain performance criteria, all employees are eligible to participant in the plan if they are employed by the Bank on December 31, and have completed ninety-one days of regular, salaried employment. If the performance criteria is not achieved, the incentive components of the plan will not be funded. The Board of Directors may elect to give special consideration to the impact of extraordinary circumstances and make a supplemental award not contemplated by this plan. No contributions to the incentive compensation portion of the profit sharing plan were made by the Bank for the year ended December 31, 2001. Contributions totaled $170,000 and $121,000 for the years ended December 31, 2000 and 1999, respectively.

Salary Continuation Plan

        Salary continuation plans are in place for three key executives. In addition, during 2000, the Bank adopted a retirement plan for members of the Board of Directors. Under these plans, the directors and executives, or designated beneficiaries, will receive annual benefits for fifteen years after retirement or death. These benefits are substantially equivalent to those available under insurance policies purchased by the Bank on the lives of the directors and executives. In addition, the estimated present value of these future benefits is accrued over the period from the effective dates of the plans until their expected retirement dates. The expense recognized under these plans was $119,052, $95,952 and $83,804 for the years ended December 31, 2001, 2000 and 1999, respectively.

        In connection with these plans, the Bank purchased single premium life insurance policies with cash surrender values totaling $2,309,805 and $2,199,845 at December 31, 2001 and 2000, respectively. On the balance sheet, the cash surrender values are included in accrued interest receivable and other assets. Income earned on these policies, net of expenses, totaled $109,960, $60,280 and $55,084 for the years ended December 31, 2001, 2000 and 1999, respectively.

15. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

        Disclosures include estimated fair values for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Bank's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

        Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

        The following methods and assumptions were used by the Bank to estimate the fair value of its financial instruments at December 31, 2001 and 2000:

        Cash and cash equivalents:    For cash and cash equivalents, the carrying amount is estimated to be fair value.

        Interest-bearing deposits in banks:    The fair values of interest-bearing deposits in banks are estimated by discounting future cash flows using rates at each reporting date for instruments with similar remaining maturities offered by comparable financial institutions.

        Investment securities:    For investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

        Loans and loans held for sale:    For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. Fair values of loans held for sale are estimated using quoted market prices for similar loans. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

        Cash surrender value of life insurance policies:    The fair values of life insurance policies are based on cash surrender values at each reporting date as provided by the insurers.

        Deposits:    The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow analysis using interest rates being offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

        Commitments to extend credit and stand-by letters of credit:    Commitments to extend credit are primarily for variable rate loans. For these commitments, there is no difference between the committed amounts and their fair values. Commitments to fund fixed rate loans and letters of credit are at rates which approximate fair value at each reporting date.

        The estimated fair values of the Bank's financial instruments are as follows:

	December 31, 2001		December 31, 2000
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$8,540,441	$8,540,441	$15,494,579	$15,494,579
Interest-bearing deposits in banks	1,496,800	1,496,800
Loans held for sale	811,000	823,567	209,000	212,757
Investment securities	39,960,621	39,916,750	32,746,143	32,746,000
Loans	114,603,714	120,378,000	105,325,647	108,318,000
Accrued interest receivable	841,446	841,446	1,291,874	1,291,874
Cash surrender value of life insurance policies	2,309,805	2,309,805	2,199,845	2,199,845

	$168,563,827	$174,306,809	$157,267,088	$160,263,055

Financial liabilities:
Deposits	$159,577,504	$160,458,000	$147,539,964	$147,980,000
Accrued interest payable	455,699	455,699	637,879	637,879

	$160,033,203	$160,913,699	$148,177,843	$148,617,879

Off-balance-sheet financial instruments:
Commitments to extend credit	$53,482,000	$53,482,000	$38,425,000	$38,425,000
Standby letters of credit	1,609,000	1,609,000	216,000	216,000

	$55,091,000	$55,091,000	$38,641,000	$38,641,000

16. SUBSEQUENT EVENT

        On January 22, 2002, the Board of Directors declared a 10% stock dividend, payable on March 1, 2002 to shareholders of record on February 13, 2002. All per share and stock option data in the financial statements have been retroactively restated to reflect the stock dividend.

MID VALLEY BANK AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2002	December 31, 2001
	(Dollars in thousands)
ASSETS
Cash and due from banks	$8,902	$8,540
Interest-bearing deposits in banks	100	1,497
Loans held for sale	865	811
Investment securities:
Available-for-sale (amortized cost of $29,212 in 2002 and $33,086 in 2001)	29,193	33,112
Held-to-maturity (market value of $8,347 in 2002 and $6,805 in 2001)	8,386	6,849
Loans:
Real estate	74,872	65,804
Commercial	19,329	21,177
Consumer	7,765	13,060
Agriculture	15,925	18,153

Total loans	117,891	118,194
Deferred loan fees, net	(441)	(460)
Allowance for loan losses	(3,233)	(3,130)

Net loans	114,217	114,604

Other real estate	167
Bank premises and equipment, net	2,779	2,855
Accrued interest receivable and other assets	4,621	4,607

Total assets	$169,230	$172,875

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest bearing	$29,889	$33,092
Interest bearing:
Savings	22,148	20,012
Money Market	9,933	9,160
NOW accounts	9,426	9,107
Time, $100,000 or more	25,690	26,970
Other time	58,025	61,237

Total deposits	155,111	159,578
Short-term borrowings	627
Accrued interest payable and other liabilities	762	756

Total liabilities	156,500	160,334

Shareholders' equity:
Common stock—no par value; authorized 2,000,000 shares, issued and outstanding—1,188,524 shares in 2001 and 1,067,962 shares in 2000	7,168	5,594
Retained earnings	5,571	6,930
Accumulated other comprehensive (loss) income	(9)	17

Total shareholders' equity	12,730	12,541

Total liabilities and shareholders' equity	$169,230	$172,875

See notes to unaudited consolidated financial statements.

MID VALLEY BANK AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 31, 2002	March 31, 2001
	(Dollars in thousands, except for shares)
Interest income:
Interest and fees on loans	$2,141	$2,693
Interest on investment securities:
Taxable	335	248
Exempt from Federal income taxes	122	185
Interest on Federal funds sold		111
Interest on deposits in banks	8

Total interest income	2,606	3,237

Interest expense:
Interest expense on deposits	818	1,472
Interest expense on short-term borrowings	8

Total interest expense	826	1,472

Net interest income	1,780	1,765

Provision for loan losses	294	125

Net interest income after provision for loan losses	1,486	1,640

Non-interest income:
Service charges and fees	144	155
Loan packaging fees	51	38
Gain on sales and calls of investment securities	5	109
Other income	140	104

Total non-interest income	340	406

Non-interest expenses:
Salaries and employee benefits	882	846
Occupancy and equipment	95	82
Depreciation	103	95
Other	460	414

Total non-interest expenses	1,540	1,437

Income before income taxes	286	609
Income taxes	69	206

Net income	$217	$403

Basic earnings per share	$.18	$.34

Diluted earnings per share	$.18	$.34

See notes to unaudited consolidated financial statements.

MID VALLEY BANK AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31, 2002	March 31, 2001
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$217	$403
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	294	125
(Decrease) increase in deferred loan origination fees, net	(19)	21
Depreciation	103	95
Net gain on sales and calls of available-for-sale investment securities	(5)	(109)
Amortization of investment security premiums	55	13
Accretion of investment security discounts	(3)	(5)
Net increase in loans held for sale	(54)	(357)
(Increase) decrease in cash surrender value of life insurance policies	(28)	7
Decrease in accrued interest receivable and other assets	32	12
Increase in accrued interest payable and other liabilities	6	95

Net cash provided by operating activities	598	300

Cash flows from investing activities:
Purchase of held-to-maturity investment securities	(1,537)	(526)
Proceeds from matured held-to-maturity investment securities		500
Purchases of available-for-sale investment securities	(175)	(8,700)
Proceeds from principal paydowns from available-for-sale investment securities	1,954	222
Proceeds from the sale of available-for-sale investment securities	2,013	8,371
Proceeds from the call of available-for-sale investment securities	37	1,534
Net decrease in interest-bearing deposits in banks	1,397
Net increase in loans	(55)	(3,018)
Purchase of premises and equipment	(27)	(154)
Purchase of life insurance policies		(34)

Net cash provided by (used in) investing activities	3,607	(1,805)

Cash flows from financing activities:
Net increase (decrease) in demand, interest bearing and savings deposits	25	(4,269)
Net (decrease) increase in time deposits	(4,492)	5,867
Increase in short-term borrowings	627
Payment of fractional shares	(3)	(2)

Net cash (used in) provided by financing activities	(3,843)	1,596

Increase in cash and cash equivalents	362	91
Cash and cash equivalents at beginning of period	8,540	15,495

Cash and cash equivalents at end of period	$8,902	$15,586

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest expense	$927,000	$1,409,000
Net change in unrealized (losses) gains on available-for-sale investment securities	$43,000	$(222,000)
Noncash transactions:
Other real estate acquired through foreclosure	$167,000

See notes to unaudited consolidated financial statements.

MID VALLEY BANK AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

        The accompanying unaudited consolidated financial statements of Mid Valley Bank and subsidiary (the Bank) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments (which consist solely of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods presented have been included. These interim consolidated financial statements should be read in conjunction with the financial statements and related notes contained elsewhere in this prospectus/proxy statement. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

        The consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary, Valley Financial Services. All material intercompany transactions and accounts have been eliminated in consolidation.

2. EARNINGS PER SHARE

        Basic earnings per share (EPS), which excludes dilution, is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. Earnings per share is retroactively adjusted for stock dividends for all periods presented. A reconciliation of the numerators and denominators of the basic and diluted EPS computations is as follows (dollars in thousands, except for per share data).

	Three Months Ended
	March 31, 2002	March 31, 2001
Basic EPS Computation:
Numerator—net income	$217	$403
Denominator—weighted average number of shares outstanding	1,188,524	1,174,758
Basic earnings per share	$.18	$.34
Diluted EPS Computation:
Numerator—net income	$217	$403
Denominator—weighted average number of shares outstanding	1,188,524	1,174,758
Effect of dilutive stock options	1,714	1,720

	1,190,238	1,176,479

Diluted earnings per share	$.18	$.34

3. COMPREHENSIVE INCOME

        The Bank's total comprehensive income is as follows:

	Three Months Ended
	March 31, 2002	March 31, 2001
Net income as reported	$217	$403
Other comprehensive (loss) income (net of tax):
Change in unrealized holding gains on available-for-sale investment securities	(26)	131

Total comprehensive income	$191	$534

APPENDIX A

AGREEMENT AND

PLAN OF REORGANIZATION

By and Between

WESTERN SIERRA BANCORP

and

MID VALLEY BANK

Dated May 17, 2002

TABLE OF CONTENTS

AGREEMENT AND PLAN OF REORGANIZATION

i

3.15	Contracts and Agreements	11
3.16	Performance of Obligations	12
3.17	Insurance	12
3.18	Taxes	13
3.19	Absence of Certain Changes	13
3.20	Brokers' and Finders' Fees	13
3.21	Employees	14
3.22	Regulatory Reports	14
3.23	MVB Employee Benefit Plans and Employment and Labor Contracts	14
3.24	Stock Option Plans	16
3.25	Absence of Certain Practices	16
3.26	No Violation of Law	16
3.27	Certain Interests	16
3.28	Minute Books	17
3.29	Accounting Records; Data Processing	17
3.30	Operating Losses	17
3.31	CRA Standing	17
3.32	Accuracy and Currentness of Information Furnished	17
3.33	Effective Date of Representations, Warranties, Covenants and Agreements	17
ARTICLE IV—REPRESENTATIONS AND WARRANTIES OF WSB		18
4.1	Organization, Standing and Power	18
4.2	Capitalization	18
4.3	Subsidiaries	18
4.4	Authority	18
4.5	Financial Statements	19
4.6	Undisclosed Liabilities	19
4.7	Title to Assets	19
4.8	Environmental Liabilities	19
4.9	Investments	20
4.10	Extensions of Credit	20
4.11	Litigation and Governmental Proceedings	20
4.12	Performance of Obligations	21
4.13	Insurance	21
4.14	Absence of Certain Changes	21
4.15	Brokers' and Finders' Fees	22
4.16	Employees	22
4.17	Regulatory Reports	22
4.18	WSB Employee Benefit Plans and Employment and Labor Contracts	22
4.19	Absence of Certain Practices	24
4.20	No Violation of Law	24
4.21	Certain Interests	24
4.22	Minute Books	25
4.23	Accounting Records; Data Processing	25
4.24	Operating Losses	25
4.25	CRA Standing	25
4.26	Accuracy and Currentness of Information Furnished	25
4.27	Effective Date of Representations, Warranties, Covenants and Agreements	25
ARTICLE V—COVENANTS OF MVB PRIOR TO CLOSING		25
5.1	Business Records and Information	25

5.2	Limitations Upon MVB Prior to Closing	26
5.3	Affirmative Conduct of MVB Prior to Closing	28
5.4	Indemnification	29
5.5	Execute Merger Agreement	29
5.6	Discussion With Third Parties	30
	(a) Strategic Transactions	30
	(b) Qualifying Proposal	30
	(c) Disclosure and Trading	30
5.7	Reserved	31
5.8	MVB Proxy Materials	31
5.9	Termination of MVB Stock Option Plan and MVB Stock Options	31
5.10	Transaction Expenses	31
ARTICLE VI—COVENANTS OF WSB PRIOR TO CLOSING		32
6.1	Business Records and Information	32
6.2	Limitations Upon WSB Prior to Closing	32
6.3	Affirmative Conduct of WSB Prior to Closing	33
6.4	Indemnification	33
6.5	Execute Merger Agreement	33
6.6	Discussion With Third Parties	34
	(a) Strategic Transactions	34
	(b) Qualifying Proposal	34
	(c) WSB Acquisition Transaction	34
	(d) Disclosure and Trading	35
6.7	Preparation of WSB Registration Statement and the MVB Proxy Materials	35
6.8	WSB Registration Statement	36
6.9	Covenant Regarding Board of Directors of Merged Bank	36
6.10	Covenant Regarding Board of Directors of WSB	36
6.11	Covenant Regarding Substitute Stock Options	36
ARTICLE VII—MEETING OF SHAREHOLDERS AND FEDERAL SECURITIES LAWS		36
7.1	Shareholders' Meeting	36
7.2	Federal Securities Laws	37
ARTICLE VIII—CONDITIONS PRECEDENT TO OBLIGATIONS OF MVB		37
8.1	Continued Accuracy of Representations and Warranties	37
8.2	Performance of Obligations	37
8.3	Absence of Material Changes	38
8.4	Officers' Certificate	38
8.5	Fairness Opinion	38
8.6	Appointment of WSB Directors	38
8.7	Appointment of New MVB Directors and Officers	38
8.8	Closing Documents	38
ARTICLE IX—CONDITIONS PRECEDENT TO OBLIGATIONS OF WSB		38
9.1	Continued Accuracy of Representations and Warranties	38
9.2	Performance of Obligations	39
9.3	Absence of Material Changes	39
9.4	Affiliate's Letters	39
9.5	Officers' Certificate	39
9.6	Director's Agreements	39
9.7	Closing Documents	39

ARTICLE X—CONDITIONS PRECEDENT TO THE MERGER		39
10.1	Permits and Approvals	39
10.2	Tax Ruling or Opinion	40
10.3	Absence of Litigation	41
10.4	Shareholder Approvals	41
	(a) Approval of Merger	41
	(b) Other Actions	41
ARTICLE XI—TERMINATION		41
11.1	Termination of This Agreement	41
11.2	Immaterial Breach	42
11.3	Effect of Termination	42
11.4	Termination Fee and Liquidated Damages	43
	(a) Termination Fee	43
	(b) Liquidated Damages	43
	(c) Cancellation Fee	43
	(d) Exclusive Remedy	43
ARTICLE XII—GENERAL PROVISIONS		43
12.1	Expenses	43
12.2	Notices	44
12.3	Successors and Assigns	45
12.4	Third Party Beneficiaries	45
12.5	Counterparts	45
12.6	Governing Law	45
12.7	Captions	45
12.8	Exhibits and Schedules	45
12.9	Representations and Warranties	45
12.10	Waiver and Modification	45
12.11	Attorneys' Fees	45
12.12	Knowledge	46
12.13	Entire Agreement	46
12.14	Consents	46
12.15	Severability	46
12.16	Press Release	46
12.17	Arbitration	46

LIST OF EXHIBITS

EXHIBITS

Merger Agreement	Exhibit A
Director's Agreement	Exhibit B
Affiliate's Letter	Exhibit C
Closing Schedule	Exhibit D

v

AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of May 17, 2002, by and between Western Sierra Bancorp, a California corporation ("WSB"),4080 Plaza Goldorado Circle, Cameron Park, California 95682, and Mid Valley Bank, a California banking corporation ("MVB"), 910 Main Street, Suite F, Red Bluff, California 96080, pursuant to which MVB will become a separate, wholly-owned subsidiary of WSB, with reference to the following:

R E C I T A L S

          WHEREAS, MVB is a California banking corporation and a member of the Federal Reserve System with its principal office in the City of Red Bluff, State of California, and WSB is a California corporation with its principal office in the City of Cameron Park, State of California;

          WHEREAS, Lake Community Bank ("LCB") is a California banking corporation with its principal office in the City of Lakeport, State of California, Western Sierra National Bank ("WSNB") is a national banking association with its principal office in the City of Cameron Park, State of California, and Central California Bank ("CCB") is a California banking corporation with its principal office in the City of Sonora, State of California, and are wholly-owned subsidiaries of WSB;

          WHEREAS, MVB and WSB desire to enter into this Agreement which contemplates the acquisition of MVB by WSB, pursuant to which MVB will become a separate, wholly-owned subsidiary of WSB;

          WHEREAS, this Agreement provides for the completion of the acquisition of MVB by WSB through the merger (the "Merger") of MVB with a newly formed California banking corporation which shall be a wholly-owned subsidiary of WSB ("New MVB Bank") under the applicable laws of the State of California and in accordance with the separate agreement of merger (the "Merger Agreement") to be entered into by and between New MVB Bank and MVB substantially in the form of Exhibit "A" hereto;

          WHEREAS, to consummate the Merger the parties hereto will have to take various steps and actions in furtherance of the transaction contemplated by this Agreement (collectively, with the Merger, the "Transactions"); and

          WHEREAS, the Boards of Directors of WSB and MVB have determined that this Agreement and the Transactions are in the best interests of their respective shareholders and have approved this Agreement and authorized its execution;

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound, the parties hereto agree as follows:

A G R E E M E N T

ARTICLE I

THE MERGER AND RELATED TRANSACTIONS

        1.1    Creation of New MVB Bank.    As soon as practicable, WSB shall: (i) organize New MVB Bank ("New MVB") pursuant to Section 350 et seq. of the California Financial Code as a new California banking corporation, wholly-owned by WSB; (ii) cause New MVB to file an application for deposit insurance with the Federal Deposit Insurance Corporation (the "FDIC"); and (iii) cause New MVB to file an application with the Federal Reserve Bank of San Francisco (the "Reserve Bank" or "FRB") for

1

membership in the Federal Reserve System and for stock in the Reserve Bank. The Articles of Incorporation and Bylaws of New MVB shall be identical to MVB's Articles of Incorporation and Bylaws except for the corporate name.

        1.2    Merger.    The Merger shall become effective (the "Effective Time of the Merger") on the date that the Merger Agreement is filed with the Commissioner of the California Department of Financial Institutions (the "Commissioner"), after having been filed with the California Secretary of State and previously approved by the Commissioner as provided in Section 2.2 hereof. At the Effective Time of the Merger, and pursuant to the terms of this Agreement and the Merger Agreement, the following transactions will be deemed to have occurred simultaneously:

          (a)    Merger of New MVB and MVB.    New MVB and MVB will merge, and the separate corporate existence of MVB shall cease. New MVB as the corporation surviving the Merger is sometimes referred to herein as the "Merged Bank."

          (b)    Effect on New MVB Shares.    Each share of the common stock of New MVB (the "New MVB Stock") issued and outstanding immediately prior to the Effective Time of the Merger, on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of WSB or New MVB, shall be converted into one share of common stock of the Merged Bank (the "Merged Bank Stock"). Each outstanding stock certificate which prior to the Effective Time of the Merger represented shares of New MVB Stock automatically and for all purposes shall be deemed to represent the number of shares of Merged Bank Stock into which the shares of New MVB Stock represented by such certificate have been converted as provided in this Section 1.2(b); provided, however, at the request of WSB, the Merged Bank shall exchange WSB's certificate or certificates formerly representing shares of New MVB Stock for a certificate or certificates of Merged Bank Stock.

          (c)    Effect on MVB Shares.    Each share of the common stock, no par value, of MVB (the "MVB Stock") issued and outstanding immediately prior to the Effective Time of the Merger, except for Dissenting MVB Shares (as defined in Section 1.3 hereof), on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of MVB or the holders of MVB Stock, automatically shall be canceled and cease to be an issued and outstanding share of MVB Stock, and shall be converted into the right to elect to receive newly issued shares of common stock, no par value, of WSB ("WSB Stock"), valued at the WSB Stock Market Value (as that term is defined below), cash, or a combination thereof equal to the MVB Per Share Consideration. For purposes of this Agreement, "MVB Per Share Consideration" shall be determined by dividing: (x) the sum of (a) cash in the amount of $8,400,000 plus (b) 615,000 multiplied by the WSB Stock Market Value; by (y) the total number of shares of MVB Stock issued and outstanding immediately prior to the Effective Time of the Merger. The total aggregate number of shares of WSB Stock payable in the Merger shall be 615,000 shares; provided, however, that: (i) in the event that the WSB Average Price (as that term is defined below) exceeds $23.41, the total number of shares of WSB Stock payable in the Merger shall be equal to $14,397,150 divided by the WSB Average Price; and (ii) in the event that the WSB Average Price is less than $17.00 the total number of shares of WSB Stock payable in the Merger shall be equal to $10,455,000 divided by the WSB Average Price. For purposes of this Agreement, "WSB Stock Market Value" shall be determined by taking the lesser of: (i) the average of the closing prices of the WSB Stock on the Nasdaq National Market for the 20 trading days immediately preceding the fifth business day prior to the Closing Date (the "WSB Average Price"); or (ii) $23.41; but in any case, the WSB Stock Market Value shall not be less than $17.00.

  Holders of MVB Stock shall be entitled to elect whether to receive WSB Stock, cash, or any combination thereof in accordance with the procedures established in Section 1.5(b) hereof. Certificates formerly evidencing shares of MVB Stock shall be surrendered for payment and

2

  exchange to the Transfer Agent (as defined in Section 1.5 hereof) in accordance with Section 1.5.

          (d)    Effect on WSB Shares.    Each share of WSB Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, remain issued and outstanding and shall automatically and for all purposes be deemed to represent one share of common stock of WSB.

          (e)    Alternative Method.    Anything herein to the contrary notwithstanding, upon written notice to MVB, WSB may at any time prior to the Effective Time of the Merger change the method of effecting the acquisition of MVB (including, without limitation, the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall: (i) alter or change the amount or kind of consideration to be issued to holders of MVB Stock as provided for in this Agreement; (ii) cause the transaction to be treated as anything other than a tax-free reorganization to WSB, MVB and, except to the extent cash is received, the holders of MVB Stock; or (iii) materially impede or delay the receipt of any approvals referred to in Section 10.1 or the consummation of the Transactions contemplated by this Agreement.

        1.3    Dissenting Shares of MVB Stock.    Subject to the limitations of California Corporations Code Section 1300(b), any shareholder of MVB who shall have lawfully dissented from the Transactions in accordance with the applicable statutes of the State of California, and who shall have timely demanded payment of the value of such shareholder's MVB Stock and submitted such shares for endorsement as provided in California Corporations Code Section 1300(b) ("Dissenting MVB Shares"), shall thereafter have only such rights as are provided a dissenting shareholder in accordance with said statutes and shall have no other rights under this Agreement or as shareholders of WSB.

        1.4    Fractional Shares.    No fractional shares of WSB Stock shall be issued in the Merger. In lieu thereof, each holder of MVB Stock who would otherwise be entitled to receive fractional shares of WSB Stock shall receive an amount in cash equal to the WSB Average Price multiplied by the fraction of a share of WSB Stock to which such holder would otherwise be entitled.

        1.5    Delivery of Certificates and Cash.

          (a)    Transfer Agent.    Prior to the Effective Time of the Merger, WSB shall deliver or cause to be delivered to Computershare Investor Services, LLC, its transfer agent (the "Transfer Agent"): (i) $8,400,000; and (ii) a sufficient number of certificates representing the shares of WSB Stock to be issued to MVB's shareholders. Delivery to the holders of MVB Stock of the certificates for WSB Stock and cash to which they are entitled will subsequently be made by the Transfer Agent against delivery of share certificates formerly evidencing MVB Stock (duly executed and in proper form for transfer) to the Transfer Agent in accordance with this Section 1.5 and the terms and conditions of an agreement to be entered into by and between WSB and the Transfer Agent (the "Transfer Agent Agreement"). A copy of the Transfer Agent Agreement will be provided to MVB and its counsel for approval prior to consummation of the Merger, which approval shall not be unreasonably withheld.

          (b)    Exchange Procedures.    As soon as practicable, but not more than 10 days after the Effective Time of the Merger, the Transfer Agent will send a notice and transmittal form to each holder of a certificate previously representing shares of MVB Stock advising such holders of the applicable terms of the conversion effected by the Merger and the procedure for surrendering to the Transfer Agent such certificate for payment and conversion. Each holder of such certificates, upon surrender of the same to the Transfer Agent in accordance with such transmittal form, shall be entitled to elect to receive the consideration provided for in Section 1.2(c) hereof. Those holders of such certificates who surrender their certificates to the Transfer Agent in accordance with such transmittal form within 30 days after the date the transmittal forms are first mailed to

3

  such holders shall have the opportunity to elect payment of the MVB Per Share Consideration in the form of WSB Stock, cash, or any combination thereof for each share of MVB Stock represented by such surrendered certificates. In the event that such holders of MVB Stock have requested more shares of WSB Stock or more cash than available pursuant to Section 1.2(c) hereof, the Transfer Agent shall adjust all such requests, on a pro rata basis, such that the aggregate number of shares of WSB Stock issued shall not exceed the number of shares available and the aggregate amount of cash issued shall not exceed the amount of cash available pursuant to Section 1.2(c) hereof. Those holders of such certificates who surrender their certificates to the Transfer Agent in accordance with such transmittal form after 30 days from the Effective Time of the Merger shall not be entitled to elect the form of payment of the MVB Per Share Consideration but instead shall be paid WSB Stock, cash, or any combination thereof, on a pro rata basis out of the then remaining shares of WSB Stock and cash available pursuant to Section 1.2(c) hereof. If the consideration for shares of MVB Stock provided for in Section 1.2(c) is to be delivered to any person other than the registered holder of said shares surrendered for exchange, the amount of any stock transfer tax or similar taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person shall be paid to the Transfer Agent by such person, or the Transfer Agent may refuse to make such exchange unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. The certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

          (c)    Transfers.    After the Effective Time of the Merger, there shall be no transfers on the stock transfer books of MVB of the MVB Stock that was outstanding immediately prior to the Effective Time of the Merger.

          (d)    Termination of Exchange Fund.    Any portion of the cash delivered to the Transfer Agent (including the proceeds of any investments thereof) that remains unclaimed by the holders of MVB Stock for six months after the Effective Time of the Merger shall be returned to WSB. Any holders of MVB Stock who have not theretofore complied with this Section 1.5 shall thereafter look only to WSB for exchange of their MVB Stock upon due surrender of their certificates (or affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of WSB, MVB, the Transfer Agent or any other person shall be liable to any former holder of MVB Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (e)    Lost, Stolen or Destroyed MVB Stock Certificates.    In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by WSB, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Transfer Agent shall exchange such lost, stolen or destroyed certificate, upon due surrender thereof, in accordance with the provisions of this Section 1.5.

        1.6    MVB Stock Options.    WSB shall issue substitute stock options, effective at the Effective Time of the Merger, to each optionee then holding an outstanding stock option pursuant to MVB's 1990 Stock Option Plan (the "1990 Plan"). The substitute stock options shall be issued in accordance with the following formula. First, the substitute stock option exercise price for each separate stock option shall be determined by multiplying the WSB Average Price by the ratio of the original option price divided by the MVB Per Share Consideration, rounded down to the nearest whole cent. Second, the number of shares of WSB Stock covered by the substitute stock option shall be equal to the aggregate exercise price for the original stock option (the total number of shares of MVB Stock covered by the option, multiplied by the original option exercise price) divided by the substitute stock option exercise price, rounded up to the nearest whole share of WSB Stock. Third, the substitute stock option shall be

4

issued for the same remaining term and the same vesting schedule, including those increments already vested, with the number of shares adjusted in accordance with the foregoing.

        1.7    Effect of the Merger.    By virtue of the Merger and at the Effective Time of the Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of New MVB and MVB shall be vested in and be held and enjoyed by the Merged Bank, without further act or deed, and all the estates and interests of every kind of New MVB and MVB, including all debts due to either of them, shall be as effectively the property of the Merged Bank as they were the property of New MVB and MVB, and the title to any real estate vested by deed or otherwise in either New MVB or MVB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of New MVB and MVB shall be preserved unimpaired, and all debts, liabilities and duties of New MVB and MVB shall be debts, liabilities and duties of the Merged Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

        1.8    Name of Merged Bank.    Prior to the Effective Time of the Merger, New MVB shall file a Certificate of Amendment of its Articles of Incorporation changing its corporate name to "Mid Valley Bank" with the Commissioner and thereafter shall file the Certificate of Amendment with the California Secretary of State as of the Closing Date. Immediately thereafter, a certified copy of the Certificate of Amendment shall be submitted to the Commissioner.

        1.9    Charter, Articles and Bylaws of Merged Bank.    The Charter, Insurance of Accounts, Federal Reserve System Membership, Articles of Incorporation and Bylaws of New MVB as in effect immediately prior to the Effective Time of the Merger shall be the Charter, Insurance of Accounts, Federal Reserve System Membership, Articles of Incorporation and Bylaws of the Merged Bank, except as provided in Section 1.8 hereof.

        1.10    Directors and Officers of Merged Bank.    The directors of New MVB immediately prior to the Effective Time of the Merger shall be the directors of the Merged Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Bank; provided, however, that prior to the Effective Time of the Merger New MVB shall: (i) appoint eight directors from MVB's existing Board of Directors to the Board of Directors of New MVB effective as of the Closing Date; and (ii) cause all incumbent directors of New MVB, except for Charles Bacchi and Gary D. Gall, to resign from the Board of Directors of New MVB effective as of the Closing Date. The officers of New MVB immediately prior to the Effective Time of the Merger shall be the officers of the Merged Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Bank; provided, however, that prior to the Effective Time of the Merger New MVB shall: (i) cause all incumbent officers of New MVB to resign as officers of New MVB effective as of the Closing Date; and (ii) appoint all incumbent officers of MVB as officers of New MVB effective as of the Closing Date.

        1.11    Articles of Incorporation, Bylaws and Directors of WSB.    At the Closing, WSB's Articles of Incorporation and Bylaws as in effect immediately prior to the Closing shall remain the Articles of Incorporation and Bylaws of WSB. At the Effective Time of the Merger, the Board of Directors of WSB shall appoint John Dickerson to the Board of Directors of WSB.

        1.12    Director's Agreement.    Concurrently with the execution of this Agreement, MVB shall cause its directors to enter into an agreement in the form of Exhibit "B" hereto, pursuant to which each director shall agree to vote or cause to be voted all shares of his or her MVB Stock with respect to which such director has voting power on the date hereof or hereafter acquired to approve the Transactions contemplated hereby and all requisite matters related thereto. Concurrently with the execution of this Agreement, MVB shall cause each of its directors to enter into an Amendment No. 1 to the Director Fee Continuation Agreement and an Amendment No. 1 to the Agreement for Consulting Services.

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        1.13    Affiliate's Letter.    Concurrently with the execution of this Agreement, MVB shall use its best efforts to cause each of its "affiliates" for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), to sign an Affiliates' Letter substantially in the form of Exhibit "C" hereto. At the Closing, MVB shall use its best efforts to cause any affiliates who had not previously signed an Affiliates' Letter to do so. Each share of WSB Stock issued in respect of MVB Stock pursuant to the Merger to each of MVB's affiliates shall bear the restrictive legend specified in Exhibit "C."

        1.14    Cooperation; Best Efforts.    Each of the parties, consistent with the fiduciary duties of the directors of each party, will use its best efforts to consummate the Transactions contemplated by this Agreement and cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or to comply with any law and providing any information required in connection therewith.

        1.15    Director and Officer Liability Insurance.    WSB, from and after the Effective Time of the Merger, will directly or indirectly cause the persons who served as directors or officers of MVB on or before the Effective Time of the Merger to be covered by WSB's existing directors' and officers' liability insurance policy (provided that WSB may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) or so-called tail coverage obtained in connection with MVB's directors' and officers' liability insurance policies in effect as of the Effective Time of the Merger; provided that WSB shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by MVB for such insurance. Subject to the preceding sentence, such insurance coverage shall commence on the Effective Time of the Merger and will be provided for a period of no less than three (3) years after the Effective Time of the Merger. From the date hereof through the Effective Time of the Merger and subject to the foregoing, MVB shall use its best efforts to arrange for tail coverage related to its then current policies of directors' and officers' liability insurance and, following the Effective Time of the Merger, WSB shall exercise those rights which it may have in order to commence such coverage. In connection with any active, pending claim which may arise after the date hereof through the Effective Time of the Merger under an existing MVB directors' and officers' liability insurance policy, WSB will take no action that would have the effect of waiving any such claim and will not omit to take any action that is necessary to preserve such claim.

        In the event WSB or any of its successors or assigns (A) consolidates with or merges into any third person, group or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any third person, group or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of WSB assume the obligations set forth in this Section 1.15. The provisions of this Section 1.15 are intended to be for the benefit of, and shall be enforceable by, each of MVB's directors and officers as of the Effective Time of the Merger and his or her heirs and representatives.

ARTICLE II

THE CLOSING

        2.1    Closing Date.    The consummation of the Transactions contemplated by this Agreement (the "Closing"), unless another date or place is agreed in writing by the parties hereto, shall take place at the main office of WSB in Cameron Park at a time and on a date mutually agreeable to MVB and WSB within fifteen days after the last of the following shall have occurred: (i) the receipt of all approvals and consents specified in Article X hereof; (ii) the expiration of the applicable waiting period under the Bank Merger Act and the Bank Holding Company Act of 1956, as amended (the "BHCA");

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and (iii) all conditions specified in Articles VIII, IX and X hereof shall have been satisfied (the "Closing Date"); provided, however, that if the parties cannot agree on the Closing Date, the Closing Date shall be the last business day in such fifteen day period.

        2.2    Execution of Merger Agreement.    Prior to the Closing Date and as soon as practicable after the organization of New MVB, the approval of this Agreement and the Transactions contemplated hereby by the shareholder of New MVB and the shareholders of MVB, and the satisfaction of the conditions precedent to the consummation of the Merger, the Merger Agreement in the form attached as Exhibit "A" (as amended, if necessary, to conform to the requirements of law or a governmental authority or agency having authority over the Merger, which requirements are not materially in contravention of any of the substantive terms hereof) shall be executed by MVB and New MVB. As soon as possible thereafter, the Merger Agreement, along with the requisite Officers' Certificates, shall be submitted to the Commissioner for approval and endorsement pursuant to Section 4887(a) of the California Financial Code and, thereafter, shall be filed with the California Secretary of State. Prior to the close of business on the Closing Date, an executed copy of the Merger Agreement with the approval of the Commissioner endorsed therein and certified by the California Secretary of State shall be filed with the Commissioner as provided in Section 4887(b) of the California Financial Code effective as of the close of business on the Closing Date. The Merger shall become effective in accordance with the provisions of Section 1.2 of this Agreement.

        2.3    Documents to be Delivered.    The parties shall deliver, or cause to be delivered, the documents called for by the Closing Schedule attached hereto as Exhibit "D," along with such other documents or certificates as may be necessary, in the reasonable opinion of counsel for each of the parties, to effectuate the Transactions called for hereunder. In the event that counsel for any of the parties believes that documents necessary for the Closing have not been set forth on the Closing Schedule, counsel shall advise the other party in writing, no less than five business days prior to the Closing Date, setting forth a brief description of the additional documents desired and such documents shall also be provided at the Closing. If, at any time after the Effective Time of the Merger, the Merged Bank or WSB or their successors or assigns shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to further effectuate the Transactions set forth herein or contemplated hereby, the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such Transactions, whether at the Closing or thereafter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MVB

        MVB hereby represents and warrants to WSB as follows:

        3.1    Organization, Standing and Power.    MVB is a California state banking corporation, duly organized, validly existing and in good standing under the laws of the State of California, and is authorized by the Commissioner to conduct a commercial banking business. MVB is a member bank of the Federal Reserve System. MVB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of MVB nor the location of any of its properties requires that it be licensed or qualified to do business in any jurisdiction other than the State of California. Attached hereto as Schedule 3.1 are true and correct copies of its Articles of Incorporation and Bylaws, as amended to the date hereof.

        3.2    Capitalization.    The authorized capitalization of MVB consists of 2,000,000 shares of common stock, no par value, of which 1,188,524 shares are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, the MVB Stock was held by approximately 440 shareholders of record and the MVB Stock was not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of the outstanding shares of the MVB Stock are validly

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issued, fully paid and nonassessable. Except as contemplated herein and except for outstanding stock options covering 36,786 shares of MVB Stock granted under the 1990 Plan and no shares of MVB Stock granted under the MVB 2001 Stock Option Plan (the "2001 Plan"), there are presently, and on the Closing Date there will be, no outstanding options, warrants or other rights in or with respect to the unissued shares of MVB Stock or any securities convertible into such MVB Stock, and MVB is not obligated to issue any additional shares of its MVB Stock or any other security convertible into its MVB Stock.

        3.3    Subsidiaries.    Except as set forth on Schedule 3.3, MVB does not own, directly or indirectly (except as pledged pursuant to loans which are not in default or for shares held by MVB as the result of any foreclosure by MVB on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. Each such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction.

        3.4    Authority.    The execution and delivery by MVB of this Agreement and the Merger Agreement and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of MVB. The Agreement is, and the Merger Agreement will be, binding and enforceable obligations of MVB, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or federally insured banks, or by general equitable principles, or by 12 U.S.C. 1818(b)(6)(D). Neither the execution and delivery by MVB of this Agreement or the Merger Agreement, nor the consummation of the Transactions contemplated herein or therein, nor compliance by MVB with any of the provisions hereof or thereof will: (i) conflict with, or result in a breach of, any provision of its Articles of Incorporation or Bylaws; or (ii) except as set forth in Schedule 3.4, constitute a material breach of, or result in a material default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which MVB or any of its properties or assets are subject. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of MVB, and no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by MVB of this Agreement or the Merger Agreement or the consummation by MVB of the Transactions contemplated hereby or thereby, except: (i) approval of this Agreement and the Merger Agreement by the shareholders of MVB; (b) such approvals of this Agreement, the Merger Agreement, and the Transactions contemplated herein as may be required by the Federal Reserve Board (the "FRB") pursuant to the Bank Merger Act and the BHCA, and the Commissioner pursuant to Section 700 et seq. and Section 4880 et seq. of the California Financial Code; and (iii) as set forth on Schedule 3.4.

        3.5    Branches.    Except for its main office located at 950 Main Street, Red Bluff, California 96080, its branch offices located at 1201 Solano Street, Corning, California 96021, 2920 Bechelli Lane, Redding, California 96002, 1255 East Street, Suite 101, Redding, California 96001, and 1834 Mangrove, Suite 1, Chico, California 95926, and two administrative offices located at 910 Main Street, Red Bluff, California 96080 and 905 Rio Street, Red Bluff, California 96080, MVB does not operate or conduct business out of any other location and has not applied for or received permission to open any other branch or to operate out of any other location.

        3.6    Financial Statements.    Except as disclosed in the notes relating thereto, or otherwise on Schedule 3.6, the audited financial statements of MVB as of and for the periods ended December 31, 2000 and 2001, as well as the unaudited financial statements of MVB as of and for the periods ended March 31, 2001 and 2002, attached hereto as Schedule 3.6 (all of these statements are collectively referred to herein as the "MVB Financial Statements"): (i) fairly and accurately present the financial

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condition of MVB as of the dates thereof and the results of operations and its cash flows for the periods therein set forth; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and (iii) are based on the books and records of MVB. MVB's reserves for possible loan losses as disclosed in the MVB Financial Statements dated March 31, 2002 were adequate as of such date to absorb reasonably anticipated losses in the loan portfolio of MVB in view of the size and character of such portfolio, then current economic conditions, and other pertinent factors; and no facts have subsequently come to the attention of management of MVB which would cause management to restate as of such date in any material way the level of such reserves for possible loan losses. The MVB Financial Statements have properly accrued for all known and reasonably anticipated liabilities and contingencies, including any liabilities providing for severance and other compensation resulting from a change in control pursuant to employment agreements. With respect to other real estate owned by MVB, the value attributed thereto for purposes of preparing the MVB Financial Statements does not exceed the aggregate fair market value of such real estate as of the date of acquisition of such real estate or as subsequently reduced, all in accordance with generally accepted accounting principles. With regard to investments owned by MVB, the value attributed thereto for purposes of preparing the MVB Financial Statements is in accordance with generally accepted accounting principles.

        3.7    Undisclosed Liabilities.    Except for the disclosures contained in Schedule 3.7, MVB does not have any liabilities or obligations, either accrued or contingent, which are material to MVB and which have not been reflected or disclosed in the MVB Financial Statements. MVB does not know of any basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is reasonably likely to result in or cause any material adverse change in the business or financial condition of MVB, which is not fairly reflected in the MVB Financial Statements or otherwise disclosed in Schedule 3.7 hereto.

        3.8    Title to Assets.    Except for liens for current taxes not yet due and payable and except as disclosed in the MVB Financial Statements or in Schedule 3.8 hereto, MVB has good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by MVB and reflected on the MVB Financial Statements, or acquired after December 31, 2001 (except properties sold or otherwise transferred in the ordinary course of business since December 31, 2001), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature.

        3.9    Real Estate.    Except for the information disclosed in Schedule 3.9 hereto, there is no other real property, including leaseholds (copies of all leases to which MVB is a party are attached to Schedule 3.9 hereto) and "other real estate owned," owned by MVB. Schedule 3.9 contains, among other things, an accurate summary of all material commitments which MVB has to improve real estate owned or leased by it. MVB has good and marketable title to all the real property, and valid leasehold interests in the leaseholds, described in Schedule 3.9, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims and encumbrances, except for: (i) rights of lessors, co-lessees or sublessees in such matters which are reflected in the leases; (ii) current taxes not yet due and payable; (iii) as described in any title policies (included in Schedule 3.9); (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; or (v) except as described in Schedule 3.9 hereto. Copies of title policies for properties described in Schedule 3.9 as owned by MVB have been delivered or made available to WSB. The activities of MVB with respect to its real property owned and their leaseholds for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such property, except as otherwise disclosed in Schedule 3.9. MVB enjoys quiet and peaceful possession of all such property. All tangible properties of MVB that are material to the business,

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financial condition, results of operations or prospects of MVB are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of MVB as presently conducted. Except as set forth in Schedule 3.9: (i) the execution of this Agreement and the Merger Agreement, the performance of the obligations of MVB hereunder and thereunder and the consummation of the Transactions contemplated hereby and thereby do not conflict in any material way with and will not result in a material breach or material default under any lease, agreement or contract described in Schedule 3.9, or give any other party thereto a right to terminate or modify any term thereof; (ii) each lease and agreement under which MVB is a lessee or holds or operates any property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of MVB, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability; (iii) MVB and each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or, to the best of MVB's knowledge, threatened proceeding that would interfere with the quiet enjoyment of such leasehold or such material property by MVB; (iv) to the best of MVB's knowledge, no underground storage tanks or surface impoundments are on or in the real property; and (v) to the best of MVB's knowledge, no asbestos is contained or located on any of the real property.

        3.10    Environmental Liabilities.    To the best of MVB's knowledge, except as set forth on Schedule 3.10, no properties of MVB or properties in which MVB holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of MVB's knowledge, MVB does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property now owned or leased by MVB and held as security for a loan or in which MVB otherwise has an interest, to the best of MVB's knowledge, MVB has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

        3.11    Investments.    Except as disclosed in Schedule 3.11 hereto: (i) all investments of MVB are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption. Except for investments that have matured or been sold, Schedule 3.11 sets forth all of the investments reflected in the balance sheets of MVB dated December 31, 2001 and March 31, 2002. Except as set forth in Schedule 3.11, none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of MVB to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act or state securities laws. Except as set forth in Schedule 3.11, as of December 31, 2001 and March 31, 2002, MVB had no holdings of positions in forwards, futures, options, swaps, interest rate caps, collars and floors, or any other similar instruments ("Derivative Instruments"). Except as set forth in Schedule 3.11, since January 1, 2001, MVB has not engaged in any transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 3.11 sets forth for each Derivative Instrument held by MVB since January 1, 2001, the present book value and market value, if applicable, the open exposure of MVB, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

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        3.12    Extensions of Credit.    Except as disclosed in Schedule 3.12 hereto: (i) all the loans of MVB are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (ii) MVB is not subject to any liability or claim for violation of any state or federal law or regulation concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in-lending. Schedule 3.12 sets forth a description of: (a) by type and classification, if any, all loans, leases or other extensions of credit by MVB on nonaccrual; (b) by type and classification, if any, all loans, leases, or other extensions of credit or other real estate owned that have been classified by the Commissioner, FRB, external or internal auditors, directors, management or other examiners as "Watch List," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all loans, leases or other extensions of credit of MVB as to which any payment of principal, interest or other amount is 90 days or more past due. With respect to loan delinquencies, Schedule 3.12 contains the monthly loan delinquency report dated on or about March 31, 2002, in the form customarily prepared for and delivered to the Board of Directors of MVB.

        3.13    Deposits.    Except as set forth on Schedule 3.13, there are no deposit accounts outstanding at MVB with an outstanding balance as of March 31, 2002, in excess of $100,000.

        3.14    Litigation and Governmental Proceedings.    Except as otherwise expressly disclosed in Schedule 3.14, MVB: (i) is not engaged in, or, to the best of MVB's knowledge, threatened with, any legal action or other proceeding before any court or administrative agency which might be material to its business or in which the amount claimed against it is $25,000 or more; (ii) is not in material default of any of its duties or obligations under, or with respect to, any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over MVB or its business; (iii) has not been served with written notice of and is not, to the best knowledge of MVB, under investigation with respect to, any material violation of any provision of federal, state or local laws, rules, or regulations; and (iv) is not subject to any order, letter agreement or written direction of any governmental agency with respect to its financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor, to the best of MVB's knowledge, has any such order, letter agreement or written direction been proposed to MVB. Schedule 3.14 contains a list identifying any claims pending on behalf of MVB against the Small Business Administration (the "SBA"), any other governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

        3.15    Contracts and Agreements.    Except as provided by this Agreement and except as set forth in Schedule 3.15, MVB is not a party to any material contract, agreement, commitment or offer which may become a binding obligation if accepted by another person or entity, whether written or oral (collectively referred to herein as an "Understanding") which individually, or with all other similar Understandings relating to the same or similar subject matter, falls within any of the following classifications:

          (a)  Any loan commitment, agreement, pledge, conditional sale contract, security agreement, lease (excluding leases of real property listed in Schedule 3.9), guarantee, subordination agreement or other similar or related type of Understanding (but not including any deposit agreements as to which MVB is the debtor), involving the expenditure of $25,000 or more as to which MVB is a debtor, pledgor, lessee or obligor;

          (b)  Any Understanding for the employment of any officer or employee which is not terminable by MVB without liability, except as may be provided by law, on not more than 30 days' notice;

          (c)  Any Understanding with any labor organization;

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          (d)  Any Understanding which obligates MVB for a period in excess of one year to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment;

          (e)  Any Understanding for the sale of any of its assets in excess of $25,000 in amount, or for the grant of any preferential right to purchase any of its assets, properties or rights in excess of $25,000 in amount, or which requires the consent of any third party to the transfer and assignment of any of its assets, properties or rights in excess of $25,000 in amount, other than in the ordinary course of business;

          (f)    Any Understanding for the borrowing of any money by MVB or for a line of credit to MVB, except borrowings from the Federal Reserve Bank of San Francisco, Union Bank of California, or the Federal Home Loan Bank of San Francisco in the ordinary course of business;

          (g)  Any Understanding for any one capital expenditure or series of related capital expenditures in excess of $10,000;

          (h)  Any Understanding to make, renew or extend the term of a loan to any affiliate (as that term is defined for purposes of Rule 144 under the Securities Act) or group of persons related to any affiliate, which, including any undisbursed or unfunded amount, when aggregated with all outstanding indebtedness of such affiliate or group of related persons to MVB, would exceed $250,000;

          (i)    Any Understanding of any kind (other than contracts relating to demand, savings or time deposits) with any director or officer of MVB or with any affiliate or member of the immediate family (defined to include a person's spouse, parents, in laws, descendants or siblings) of any such director, officer or affiliate;

          (j)    Any Understanding for the sale of loans with recourse; or

          (k)  Any Understanding not otherwise disclosed pursuant to this Section 3.15 which is material to the financial condition, results of operations, assets or business of MVB.

        True and correct copies of all contracts, including amendments thereto, setting forth the foregoing Understandings, are attached as a part of Schedule 3.15.

        3.16    Performance of Obligations.    Except as disclosed in Schedule 3.16, MVB has performed in all material respects all of the material obligations required to be performed by it to date and MVB is not in default in any material respect under any agreement, contract or lease to which it is a party or subject or is otherwise bound and which is material to the financial condition of MVB; and no party with whom MVB has an agreement which is of material importance to the business of MVB is in material default thereunder.

        3.17    Insurance.    Except as set forth in Schedule 3.17, MVB has in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to its assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for its business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in Schedule 3.17 hereto is a schedule of all policies of insurance (other than title insurance) carried and owned by MVB; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to or made available to WSB a copy of each such policy of insurance. Since commencing business, MVB has continually maintained a fidelity bond insuring it against acts of dishonesty by its employees in such amounts as are disclosed in Schedule 3.17. Except as disclosed in Schedule 3.17, no claims have been made under such bond. MVB is not aware of any facts which would form the basis of a claim under any such bond; nor does MVB have any reason to believe that any insurance coverage will not be renewed by the existing carrier on substantially the same terms as existing coverage.

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        3.18    Taxes.    Except as set forth in Schedule 3.18 hereto, MVB has timely filed all federal, state and local tax returns required to be filed by it or on its behalf. Except as set forth in Schedule 3.18, all taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the MVB Financial Statements. None of the federal, state and local tax returns of MVB have been audited by the Internal Revenue Service or other governmental authorities having jurisdiction over the examination of such returns except for the years or periods indicated in Schedule 3.18. All material deficiencies (including interest and penalties, if any, thereon), if any, imposed as a result of such examinations have been either paid, or have been accrued as a liability on the MVB Financial Statements, or are being contested in good faith and are disclosed in Schedule 3.18. No material tax deficiency has been or to the knowledge of MVB is proposed to be assessed against MVB by any federal, state or local authority or agency. MVB has not agreed to any extension of time for the assessment of any taxes of whatsoever kind or nature payable by it, nor has MVB waived or been requested to waive any applicable statute of limitations with relation to the payment of any federal, state or local taxes. The accruals for taxes reflected on the MVB Financial Statements are adequate for all unpaid federal, state or local taxes (including interest and penalties, if any, thereon) due, or which became due for any period commencing prior to December 31, 2001.

        3.19    Absence of Certain Changes.    Except as disclosed in Schedule 3.19 or as permitted by this Agreement, since December 31, 2001, the business of MVB has been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there has not been:

          (a)  Any change (other than changes affecting financial institutions generally, including changes in interest rates, laws or regulations) in the financial condition of MVB which has been materially adverse;

          (b)  Any declaration, setting aside, or the payment of any dividend or other distribution with respect to MVB Stock or the issuance of any additional shares of, or options to purchase, MVB Stock or any other security of MVB;

          (c)  Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole materially adversely affects the property, business or prospects of MVB;

          (d)  Any change in accounting methods or practices of MVB other than required by generally accepted accounting principles;

          (e)  Any revaluation by MVB of any of MVB's assets except as may be applicable to available-for-sale securities;

          (f)    Any increase in the salary schedule or compensation rate, or the declaration, payment or commitment or obligation of any kind for the payment by MVB of a bonus or other additional salary or compensation, other than in accordance with past practice;

          (g)  Any sale, assignment or transfer of any material assets of MVB except in the ordinary course of business;

          (h)  Any waiver or release of any material right or claim of MVB, except in the ordinary course of business; or

          (i)    Any agreement to take any action specified in Sections 3.19(a) through (h) hereof.

        3.20    Brokers' and Finders' Fees.    Neither MVB nor any of its officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the Transactions contemplated herein, or which has resulted in, or may give rise to, any obligation on the part of MVB or WSB therefor, except that MVB has engaged The Findley Group to act as its financial adviser and to render an opinion regarding the

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fairness of the consideration in the form of WSB Stock and cash or a combination thereof in the Merger, from a financial point of view, to MVB shareholders. MVB has provided WSB with a true and accurate copy of its agreement with The Findley Group. MVB agrees to indemnify and hold WSB harmless from and against any and all claims, liabilities, or obligations with respect to any other brokers' or finders' fees, commissions, or expenses asserted by any other person on the basis of any act or statement alleged to have been made by MVB or its affiliates.

        3.21    Employees.    Except as disclosed in Schedule 3.21, there are no material controversies pending or, to the best of MVB's knowledge, threatened between MVB and any of its employees. Except as disclosed in the MVB Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the books of MVB.

        3.22    Regulatory Reports.    Except as disclosed in Schedule 3.22, since January 1, 2001, MVB has filed all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto (such reports, filings and amendments referred to hereinafter as "MVB Filings"), that were required to be filed with: (i) the Commissioner; (ii) FRB; and (iii) any other applicable regulatory agency, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of MVB. Except as otherwise set forth in Schedule 3.22, no administrative actions have been taken or orders issued in connection with such MVB Filings and as of their respective dates, each of such MVB Filings: (i) complied in all material respects with all rules and regulations promulgated by the regulatory agency with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such MVB Filings that was intended to present the financial position of MVB fairly presented the financial position of MVB and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. MVB has furnished WSB with true and correct copies of all MVB Filings filed by MVB since January 1, 2001.

        3.23    MVB Employee Benefit Plans and Employment and Labor Contracts.

          (a)  Except as disclosed in Schedule 3.23, there are no director and/or employee benefit plans or any collective bargaining agreements, labor contracts and employment agreements in which MVB participates, or by which it is bound, including, without limitation: (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, ESOP, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any written employment agreement and any other employment agreement whether written or oral; (iii) any other "employee benefit plan" [within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1975 ("ERISA")] (collectively, the "MVB Employment Agreements"); or (iv) any salary continuation or change in control agreements. Except as disclosed in Schedule 3.23: (i) there are no negotiations, demands or proposals that are pending or, to the best knowledge of MVB, threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans other than amendments to plans qualified under Section 401 of the Internal Revenue Code (the "Code") that are required by the Tax Reform Act of 1986 and later legislation; (ii) MVB is in material compliance with the requirements prescribed by any and all rules and regulations currently in effect including but not limited to ERISA and the Code applicable to all such employee benefit plans; (iii) MVB is in compliance in all material respects with all other rules and regulations applicable to employee benefit plans and employment agreements; (iv) MVB has performed all of its obligations under all such employee benefit plans and employment agreements; and (v) there are no actions, suits or claims pending or, to the best knowledge of MVB, threatened against any such employee benefit plans, the assets of such plans,

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  or with respect to any MVB Employment Agreements, and, to the best knowledge of MVB, no facts exist which are reasonably likely to give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans or MVB on account of any such employment agreements, whether written or oral.

          (b)  Except as disclosed in Schedule 3.23, the "employee pension benefit plans" (within the meaning of Section 312 of ERISA) described on Schedule 3.23 have been duly authorized by the Board of Directors of MVB. Except as set forth in Schedule 3.23, each such plan and associated trust is qualified in form and operation under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively, and, to the best knowledge of MVB, no event has occurred that will or is reasonably likely to give rise to disqualification of any such plan or loss of the exemption from tax of any such trust under said sections. To the best knowledge of MVB, no event has occurred that will or is reasonably likely to subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. To the best knowledge of MVB, no prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans. To the best knowledge of MVB, no employee of MVB has engaged in any transactions which could subject MVB to indemnify such person against liability. To the best knowledge of MVB, all costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. To the best knowledge of MVB, no employee benefit plan has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor, to the best knowledge of MVB, are there any unfunded amounts under any employee benefit plan; nor, to the best knowledge of MVB, has MVB failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the Tax Reform Act of 1986 as amended and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that to the best knowledge of MVB, would increase the amount of benefits thereunder.

          (c)  MVB does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

          (d)  There have been no acts or omissions by MVB that have given rise to or, to the best knowledge of MVB, may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code.

          (e)  Except as disclosed in Section 3.23(h), MVB does not maintain any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by MVB or pursuant to which any other benefit will accrue or vest in any director, officer or employee of MVB, in either case as a result of the consummation of the Transactions contemplated by the Agreement.

          (f)    To the best knowledge of MVB, no "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

          (g)  To the best knowledge of MVB, all amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made.

          (h)  Except for the persons named in Schedule 3.23, no director, officer or employee of MVB is entitled to receive any benefit or any payment of any amount under any existing employment

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  agreement, severance plan or other benefit plan as a result of the consummation of any Transaction contemplated in this Agreement, and with respect to each such person, MVB has included in Schedule 3.23 the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan. MVB has furnished WSB with true and correct copies of all documents with respect to the plans and agreements referred to in Schedule 3.23 delivered as of the date of this Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the employee pension benefit plans of MVB referred to in Schedule 3.23 delivered as of the date of this Agreement, if any, or except as noted therein, MVB has furnished WSB with true and accurate copies of: (i) the Form 5500 which was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the Internal Revenue Service; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. To the best knowledge of MVB, the documents referred to in subdivisions (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles applied on a consistent basis.

        3.24    Stock Option Plans.    Schedule 3.24 sets forth a true and correct copy of the 1990 Plan and the 2001 Plan and a schedule showing the names, dates of grant, vesting schedules, termination dates, and option prices for each option outstanding as of the date of this Agreement. The 1990 Plan and 2001 Plan have been duly approved by the Board of Directors and shareholders of MVB. Schedule 3.24 sets forth copies of the Orders of Exemption or Permits issued by the Commissioner with respect to the establishment of the 1990 Plan and the 2001 Plan. Each stock option has been approved by the Board of Directors of MVB, and, upon exercise of the options in accordance with their terms, the shares of MVB Stock issued have been and will be validly issued, fully paid and nonassessable.

        3.25    Absence of Certain Practices.    Except as disclosed on Schedule 3.25, neither MVB, nor to the best knowledge of MVB any officer, director, employee or agent of MVB, directly or indirectly, within the past three years, gave or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of MVB.

        3.26    No Violation of Law.    MVB is in substantial compliance with all material laws relating to its business or employment practices or the ownership of its properties, and is in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of MVB.

        3.27    Certain Interests.    Except as disclosed on Schedule 3.27, except in arm's-length transactions pursuant to normal commercial terms and conditions: (i) no officer or director of MVB has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of MVB except for the normal rights of a shareholder of MVB; (ii) no such person is indebted to MVB except for normal business expense advances or lending transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (iii) MVB is not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. Except as disclosed on Schedule 3.23, the consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from MVB to any employee of MVB.

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        3.28    Minute Books.    The minute books of MVB accurately reflect all material actions duly taken by the shareholders, Board of Directors and committees of MVB and contain true and complete copies of MVB's Articles of Incorporation and Bylaws and all amendments thereto.

        3.29    Accounting Records; Data Processing.    MVB has records that, in all material respects, fairly reflect its transactions, and accounting controls sufficient to ensure that such transactions are in all material respects: (i) executed in accordance with management's general or specific authorization; and (ii) recorded in conformity with generally accepted accounting principles. Except as set forth in Schedule 3.29, the procedures and equipment, including, without limitation, the data processing equipment, data transmission equipment, and related peripheral equipment and software, used by MVB in the operation of its business (including any disaster recovery facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of MVB.

        3.30    Operating Losses.    Except as disclosed on Schedule 3.30, there is no individual Operating Loss (as defined below) in excess of $10,000 that has occurred at MVB during the period after December 31, 2001. Except as disclosed on Schedule 3.30, since December 31, 2001, no event has occurred, and no action has been taken or omitted to be taken by any employee of MVB that has resulted in the incurrence by MVB of an Operating Loss or that might reasonably be expected to result in the incurrence by MVB of an Operating Loss after December 31, 2001, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $10,000 by itself or $25,000 when aggregated with all other Operating Losses during such period. For purposes of this Agreement, "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, employee dishonesty, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines, civil money penalties, fines, litigation, claims, arbitration awards or other similar acts or occurrences.

        3.31    CRA Standing.    MVB's compliance under the Community Reinvestment Act (the "CRA") should not constitute grounds for either the denial by any regulatory agency of any application to consummate the Transactions contemplated by this Agreement or the imposition of a materially burdensome condition in connection with the approval of any such application. MVB has not been advised of any concerns regarding compliance with the CRA by any regulatory agency or any other person.

        3.32    Accuracy and Currentness of Information Furnished.    The representations and warranties made by MVB hereby and in the schedules hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading. MVB hereby covenants that it shall, as of the Effective Time of the Merger, amend and/or supplement the schedules prepared and delivered pursuant to this Article III to ensure that the information set forth in such schedules accurately reflects the then-current status of MVB.

        3.33    Effective Date of Representations, Warranties, Covenants and Agreements.     Each representation, warranty, covenant and agreement of MVB set forth in this Agreement shall be deemed to be made on and as of the date hereof and, as subsequently amended and/or supplemented as provided in Section 3.32, as of the Effective Time of the Merger.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WSB

        WSB hereby represents and warrants to MVB as follows:

        4.1    Organization, Standing and Power.    WSB is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California and WSB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of WSB nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California.

        4.2    Capitalization.    The authorized capitalization of WSB consists of 10,000,000 shares of Preferred Stock, no par value, of which no shares are issued and outstanding, and 10,000,000 shares of Common Stock, no par value, of which 3,783,007 shares are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, WSB Stock was held by approximately 2,500 shareholders of record and the WSB Stock was registered under the Exchange Act. All of the outstanding shares of the WSB Stock are, and when issued in exchange for the MVB Stock will be, validly issued, fully paid and nonassessable.

        4.3    Subsidiaries.    Except for LCB, WSNB, CCB and Sentinel Associates, Inc. (collectively, the "WSB Subsidiaries"), WSB does not own, directly or indirectly (except as pledged pursuant to loans which are not in default or for shares held by the WSB Subsidiaries as the result of any foreclosure by the WSB Subsidiaries on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. LCB is a California state banking corporation, duly organized, validly existing and in good standing under the laws of the State of California. WSNB is national banking association, duly authorized, validly existing and in good standing under the laws of the United States. CCB is a California state banking corporation, duly organized, validly existing and in good standing under the laws of the State of California. Sentinel Associates, Inc. is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California. LCB, WSNB and CCB are "insured banks" as defined in Section 3(h) of the FDI Act; and the WSB Subsidiaries have all requisite corporate power and authority to own, lease and operate their properties and assets and carry on their businesses as presently conducted. Neither the scope of the business of the WSB Subsidiaries nor the location of any of their properties require that they be licensed or qualified to do business in any jurisdiction other than the State of California. The shares of the WSB Subsidiaries' common stock held by WSB are free and clear of all security interests, encumbrances, restrictions, claims or other defects in title.

        4.4    Authority.    The execution and delivery by WSB of this Agreement and the consummation of the Transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of WSB. The Agreement is, and the Merger Agreement will be, binding and enforceable obligations of WSB and New MVB, respectively, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or California corporations, or by general equitable principles, or by 12 U.S.C. Section 1818(b)(6)(D). Neither the execution and delivery by WSB of this Agreement, nor the consummation of the Transactions contemplated herein, nor compliance by WSB with any of the provisions hereof will: (i) conflict with, or result in a breach of, any provision of its Articles of Incorporation or Bylaws; or (ii) except as set forth in Schedule 4.4, constitute a material breach of, or result in a material default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which WSB and the WSB Subsidiaries or any of their properties or assets

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are subject. No consent or approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of WSB and the WSB Subsidiaries, and no consent or approval of, or notice to any other person or entity, is required in connection with the execution and delivery by WSB of this Agreement or by New MVB of the Merger Agreement or the consummation by WSB of the Transactions contemplated hereby or thereby, except: (i) approval of this Agreement and the Merger Agreement by the sole shareholder of New MVB; (ii) such approvals of this Agreement, the Merger Agreement, and the Transactions contemplated herein and therein as may be required by the FRB pursuant to the BHCA and the Bank Merger Act and the Commissioner pursuant to Section 700 et seq. and Section 4880 et seq. of the California Financial Code; and (iii) as set forth on Schedule 4.4.

        4.5    Financial Statements.    Except as disclosed in the notes relating thereto, or otherwise on Schedule 4.5, the audited consolidated financial statements of WSB as of and for the periods ended December 31, 2000 and 2001, as well as the unaudited consolidated financial statements of WSB as of and for the periods ended March 31, 2001 and 2002, attached hereto as Schedule 4.5 (all of these statements are collectively referred to herein as the "WSB Financial Statements"): (i) fairly and accurately present the financial condition of WSB as of the dates thereof and the results of operations and its cash flows for the periods therein set forth; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and (iii) are based on the books and records of WSB. WSB's reserves for possible loan losses as disclosed in the WSB Financial Statements dated March 31, 2002 were adequate as of such dates to absorb reasonably anticipated losses in the loan portfolio of WSB in view of the size and character of such portfolio, then current economic conditions, and other pertinent factors; and no facts have subsequently come to the attention of management of WSB which would cause management to restate as of such date in any material way the level of such reserves for possible loan losses. With respect to other real estate owned by WSB, the value attributed thereto for purposes of preparing the WSB Financial Statements does not exceed the aggregate fair market value of such real estate as of the date of acquisition of such real estate or as subsequently reduced, all in accordance with generally accepted accounting principles. With regard to investments owned by WSB, the value attributed thereto for purposes of preparing the WSB Financial Statements is in accordance with generally accepted accounting principles.

        4.6    Undisclosed Liabilities.    Except for the disclosures contained in Schedule 4.6, neither WSB nor the WSB Subsidiaries have any liabilities or obligations, either accrued or contingent, which are material to WSB and which have not been reflected or disclosed in the WSB Financial Statements. Neither WSB nor the WSB Subsidiaries know of any basis for the assertion against them of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is reasonably likely to result in or cause any material adverse change in the business or financial condition of WSB which is not fairly reflected in the WSB Financial Statements or otherwise disclosed in Schedule 4.6 hereto.

        4.7    Title to Assets.    Except for liens for current taxes not yet due and payable and except as disclosed in the WSB Financial Statements or in Schedule 4.7 hereto, WSB and the WSB Subsidiaries have good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by WSB or any of the WSB Subsidiaries and reflected on the WSB Financial Statements, or acquired after December 31, 2001 (except properties sold or otherwise transferred in the ordinary course of business since December 31, 2001), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature.

        4.8    Environmental Liabilities.    To the best of WSB's knowledge, except as set forth on Schedule 4.8, no properties of WSB or the WSB Subsidiaries or properties in which WSB or the WSB Subsidiaries hold a collateral or contingent interest or purchase option, are the subject of any pending

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or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of WSB's knowledge, WSB or the WSB Subsidiaries do not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property now owned or leased by WSB or the WSB Subsidiaries and held as security for a loan or in which WSB or the WSB Subsidiaries otherwise have an interest, to the best of WSB's knowledge, WSB or the WSB Subsidiaries have not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that or they have become an owner or operator of such real property under applicable environmental laws.

        4.9    Investments.    Except as disclosed in Schedule 4.9 hereto: (i) all investments of WSB and the WSB Subsidiaries are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption. Except as set forth in Schedule 4.9, none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of WSB and the WSB Subsidiaries to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act or state securities laws. Except as set forth in Schedule 4.9, as of December 31, 2001 and March 31, 2002, neither WSB nor the WSB Subsidiaries had holdings of positions in Derivative Instruments. Except as set forth in Schedule 4.9, since January 1, 2001, neither WSB nor the WSB Subsidiaries have engaged in any transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 4.9 sets forth for each Derivative Instrument held by WSB or the WSB Subsidiaries since January 1, 2001, the present book value and market value, if applicable, the open exposure of the WSB Subsidiaries, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

        4.10    Extensions of Credit.    Except as disclosed in Schedule 4.10 hereto: (i) all the loans of WSB and the WSB Subsidiaries are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (ii) WSB and the WSB Subsidiaries are not subject to any liability or claim for violation of any state or federal law or regulation concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in-lending. Schedule 4.10 sets forth a description of: (a) by type and classification, if any, all loans, leases or other extensions of credit by WSB and the WSB Subsidiaries on nonaccrual; (b) by type and classification, if any, all loans, leases, or other extensions of credit or other real estate owned that have been classified by the Commissioner, the OCC, FRB, FDIC, external or internal auditors, directors, management or other examiners as "Watch List," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all loans, leases or other extensions of credit of WSB and the WSB Subsidiaries as to which any payment of principal, interest or other amount is 90 days or more past due. With respect to loan delinquencies, Schedule 4.10 contains the monthly loan delinquency report dated on or about March 31, 2002, in the form customarily prepared for and delivered to the Board of Directors of WSB.

        4.11    Litigation and Governmental Proceedings.    Except as otherwise expressly disclosed in Schedule 4.11, neither WSB nor the WSB Subsidiaries: (i) are engaged in, or, to the best of WSB's knowledge, threatened with, any legal action or other proceeding before any court or administrative agency which might be material to its business or in which the amount claimed against it is $100,000 or more; (ii) are in material default of any of its duties or obligations under, or with respect to, any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over WSB or its business; (iii) have been served with written notice of and is not, to the best knowledge of WSB, under investigation with

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respect to, any material violation of any provision of federal, state or local laws, rules, or regulations; or (iv) are subject to any order, letter agreement or written direction of any governmental agency with respect to its financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor, to the best of WSB's knowledge, has any such order, letter agreement or written direction been proposed to WSB or any of the WSB Subsidiaries. Schedule 4.11 contains a list identifying any claims pending on behalf of WSB or any of the WSB Subsidiaries against the Small Business Administration (the "SBA"), any other governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

        4.12    Performance of Obligations.    Except as disclosed in Schedule 4.12, WSB and the WSB Subsidiaries have performed in all material respects all of the material obligations required to be performed by them to date and WSB or the WSB Subsidiaries are not in default in any material respect under any agreement, contract or lease to which they are a party or subject or are otherwise bound and which is material to the financial condition of WSB and the WSB Subsidiaries; and no party with whom WSB or the WSB Subsidiaries have an agreement which is of material importance to the business of WSB is in material default thereunder.

        4.13    Insurance.    Except as set forth in Schedule 4.13, WSB and the WSB Subsidiaries have in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to its assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for its business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in Schedule 4.13 hereto is a schedule of all policies of insurance (other than title insurance) carried and owned by WSB and the WSB Subsidiaries; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. Since commencing business, WSB and the WSB Subsidiaries have continually maintained a fidelity bond insuring them against acts of dishonesty by their respective employees in such amounts as are disclosed in Schedule 4.13.

        4.14    Absence of Certain Changes.    Except as disclosed in Schedule 4.14 or as permitted by this Agreement, since December 31, 2001, the business of WSB and the WSB Subsidiaries have been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there has not been:

          (a)  change (other than changes affecting financial institutions generally, including changes in interest rates, laws or regulations) in the financial condition of WSB and the WSB Subsidiaries which has been materially adverse;

          (b)  Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole materially adversely affects the property, business or prospects of WSB or the WSB Subsidiaries;

          (c)  Any change in accounting methods or practices of WSB or the WSB Subsidiaries other than required by generally accepted accounting principles;

          (d)  Any revaluation by WSB of any of WSB's or any WSB Subsidiary's assets except as may be applicable to available-for-sale securities;

          (e)  Any sale, assignment or transfer of any material assets of WSB or any WSB Subsidiary except in the ordinary course of business;

          (f)    Any waiver or release of any material right or claim of WSB or any WSB Subsidiary, except in the ordinary course of business; or

          (g)  Any agreement to take any action specified in Sections 4.14 (a) through (f) hereof.

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        4.15    Brokers' and Finders' Fees.    Neither WSB, nor any WSB Subsidiary, nor any of their officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the Transactions, or which has resulted in, or may give rise to, any obligation on the part of WSB, any WSB Subsidiary or MVB therefor. WSB agrees to indemnify and hold MVB harmless from and against any and all claims, liabilities, or obligations with respect to any brokers' or finders' fees, commissions, or expenses asserted by any person on the basis of any act or statement alleged to have been made by WSB or its affiliates.

        4.16    Employees.    Except as disclosed in Schedule 4.16, there are no material controversies pending or, to the best of WSB's knowledge, threatened between WSB, the WSB Subsidiaries and any of their employees. Except as disclosed in the consolidated WSB Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the books of WSB.

        4.17    Regulatory Reports.    Except as disclosed in Schedule 4.17, since January 1, 2001, WSB and the WSB Subsidiaries have filed all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto (such reports, filings and amendments referred to hereinafter as "WSB Filings"), that were required to be filed with: (i) the Commissioner; (ii) the FDIC; (iii) the FRB; (iv) the Securities and Exchange Commission (the "SEC"); (v) the Office of the Comptroller of the Currency (the "OCC"); and (vi) any other applicable regulatory agency, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of WSB. Except as otherwise set forth in Schedule 4.17, no administrative actions have been taken or orders issued in connection with such WSB Filings and as of their respective dates, each of such WSB Filings: (i) complied in all material respects with all rules and regulations promulgated by the regulatory agency with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such WSB Filings that was intended to present the financial position of each WSB Subsidiary or WSB fairly presented the financial position of the WSB Subsidiary or WSB and was prepared in accordance with generally accepted accounting principles or banking regulations and/or securities rules and regulations, as applicable, consistently applied, except as stated therein, during the periods involved. WSB has furnished MVB with true and correct copies of all WSB Filings filed by the WSB Subsidiaries or WSB since January 1, 2001.

        4.18    WSB Employee Benefit Plans and Employment and Labor Contracts.

          (a)  Except as disclosed in Schedule 4.18 there are no employee benefit plans or any collective bargaining agreements, labor contracts and employment agreements in which WSB or the WSB Subsidiaries participate, or by which they are bound, including, without limitation: (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, ESOP, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any written employment agreement and any other employment agreement whether written or oral; or (iii) any other "employee benefit plan" [within the meaning of Section 3(3) of "ERISA"] (collectively, the "WSB Employment Agreements"). Except as set forth in Schedule 4.18: (i) there are no negotiations, demands or proposals that are pending or, to the best of WSB's knowledge, threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans other than amendments to plans qualified under Section 401 of the Code that are required by the Tax Reform Act of 1986 and later legislation; (ii) WSB and the WSB Subsidiaries are in material compliance with the requirements prescribed by any and all rules and regulations currently in effect including but not limited to ERISA and the Code

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  applicable to all such employee benefit plans; (iii) WSB and the WSB Subsidiaries are in compliance in all material respects with all other rules and regulations applicable to employee benefit plans and employment agreements; (iv) WSB and the WSB Subsidiaries have performed all of their obligations under all such employee benefit plans and employment agreements; and (v) there are no actions, suits or claims pending or, to the best of WSB's knowledge, threatened against any such employee benefit plans, the assets of such plans, or with respect to any employment agreements, and, to the best knowledge of WSB, no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans or WSB or any WSB Subsidiary on account of any such employment agreements, whether written or oral.

          (b)  Except as disclosed in Schedule 4.18, the "employee pension benefit plans" (within the meaning of Section 312 of ERISA) described in Schedule 4.18 of WSB and the WSB Subsidiaries have been duly authorized by the Board of Directors of WSB or of the applicable WSB Subsidiary. Except as disclosed in Schedule 4.18, each such plan and associated trust is qualified in form and operation under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively, and, to the best knowledge of WSB, no event has occurred that will or is reasonably likely to give rise to disqualification of any such plan or loss of the exemption from tax of any such trust under said sections. To the best knowledge of WSB, no event has occurred that will or is reasonably likely to subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. To the best knowledge of WSB, no prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans. To the best knowledge of WSB, no employee of WSB or any WSB Subsidiary has engaged in any transactions which could subject WSB or any WSB Subsidiary to indemnify such person against liability. All costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. To the best knowledge of WSB, no employee benefit plan has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor, to the best knowledge of WSB, are there any unfunded amounts under any employee benefit plan; nor, to the best knowledge of WSB, has WSB or any WSB Subsidiary failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the Tax Reform Act of 1986 as amended and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that, to the best knowledge of WSB, would increase the amount of benefits thereunder.

          (c)  WSB and WSB Subsidiaries do not sponsor or participate in, and have not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

          (d)  WSB and the WSB Subsidiaries do not sponsor or participate in, and have not sponsored or participated in, any employee benefit pension plan that is a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) that would subject WSB or the WSB Subsidiaries to any liability with respect to any such plan.

          (e)  All group health plans of WSB and the WSB Subsidiaries (including any plans of affiliates of WSB or the WSB Subsidiaries that must be taken into account under Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

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          (f)    There have been no acts or omissions by WSB or the WSB Subsidiaries that have given rise to or, to the best knowledge of WSB or the WSB Subsidiaries, may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code.

          (g)  Except as disclosed in Section 4.18(j), WSB and the WSB Subsidiaries do not maintain any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by WSB or the WSB Subsidiaries or pursuant to which any other benefit will accrue or vest in any director, officer or employee of WSB or any WSB Subsidiary, in either case as a result of the consummation of the Transactions contemplated by the Agreement.

          (h)  To the best knowledge of WSB, no "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

          (i)    To the best knowledge of WSB, all amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made.

          (j)    Except for the persons named in Schedule 4.18, no director, officer or employee of WSB or of any WSB Subsidiary is entitled to receive any benefit or any payment of any amount under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any Transaction contemplated in this Agreement, and with respect to each such person, WSB has included in Schedule 4.18 the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan.

        4.19    Absence of Certain Practices.    Except as disclosed in Schedule 4.19, to the best knowledge of WSB, neither WSB nor the WSB Subsidiaries, nor any officer, director, employee or agent of WSB or of the WSB Subsidiaries has, directly or indirectly, within the past three years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of WSB or of the WSB Subsidiaries.

        4.20    No Violation of Law.    WSB and the WSB Subsidiaries are in substantial compliance with all material laws relating to their business or employment practices or the ownership of their properties, and are in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of WSB and the WSB Subsidiaries.

        4.21    Certain Interests.    Except as disclosed in Schedule 4.21, except in arm's-length transactions pursuant to normal commercial terms and conditions: (i) no officer or director of WSB or any WSB Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of WSB or any of the WSB Subsidiaries except for the normal rights of a shareholder of WSB; (ii) no such person is indebted to WSB or to any WSB Subsidiary except for normal business expense advances or lending transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (iii) WSB and the WSB Subsidiaries are not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. Except as disclosed in Schedule 4.21, the consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or

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both) result in any payment (severance or other) becoming due from WSB or from the WSB Subsidiaries to any employee of WSB or the WSB Subsidiaries.

        4.22    Minute Books.    The minute books of WSB and the WSB Subsidiaries accurately reflect all material actions duly taken by the shareholders, Boards of Directors and committees of WSB or of the WSB Subsidiaries, as applicable, and contain true and complete copies of Articles of Incorporation and Bylaws and all amendments thereto of WSB and the WSB Subsidiaries.

        4.23    Accounting Records; Data Processing.    WSB and the WSB Subsidiaries have records that, in all material respects, fairly reflect their transactions and accounting controls sufficient to ensure that such transactions are in all material respects: (i) executed in accordance with management's general or specific authorization; and (ii) recorded in conformity with generally accepted accounting principles.

        4.24    Operating Losses.    Except as disclosed in Schedule 4.24, there is no individual Operating Loss (as defined below) in excess of $50,000 that has occurred at WSB or at any of the WSB Subsidiaries during the period after December 31, 2001. Except as disclosed on Schedule 4.24, since December 31, 2001, no event has occurred, and no action has been taken or omitted to be taken by any employee of WSB or any WSB Subsidiary that has resulted in the incurrence by WSB or by any of the WSB Subsidiaries of an Operating Loss or that might reasonably be expected to result in the incurrence by WSB or by any WSB Subsidiary of an Operating Loss after December 31, 2001, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $50,000 by itself or $100,000 when aggregated with all other Operating Losses during such period.

        4.25    CRA Standing.    The WSB Subsidiaries' compliance under the CRA should not constitute grounds for either the denial by any regulatory agency of any application to consummate the Transactions contemplated by this Agreement or the imposition of a materially burdensome condition in connection with the approval of any such application. The WSB Subsidiaries have not been advised of any concerns regarding compliance with the CRA by any regulatory agency or any other person.

        4.26    Accuracy and Currentness of Information Furnished.    The representations and warranties made by WSB hereby and in the schedules hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading. WSB hereby covenants that it shall, as of the Effective Time of the Merger, amend and/or supplement the schedules prepared and delivered pursuant to this Article IV to ensure that the information set forth in such schedules accurately reflects the then-current status of WSB and the WSB Subsidiaries.

        4.27    Effective Date of Representations, Warranties, Covenants and Agreements.    Each representation, warranty, covenant and agreement of WSB set forth in this Agreement shall be deemed to be made on and as of the date hereof and, as subsequently amended and/or supplemented as provided in Section 4.26, as of the Effective Time of the Merger.

ARTICLE V

COVENANTS OF MVB PRIOR TO CLOSING

        MVB hereby covenants and agrees with WSB as follows:

        5.1    Business Records and Information.    During the period commencing on the date hereof, and ending on the Closing Date, MVB will afford WSB, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable WSB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of MVB and the conditions thereof, and to update such examination at such reasonable intervals as WSB shall deem appropriate. Such

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examination shall be conducted in cooperation with the officers of MVB in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference with the normal business operations of MVB. No such examination or WSB's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of WSB of its right to rely upon the representations, warranties or covenants made by MVB herein or pursuant hereto. MVB will permit an authorized representative or representatives of WSB, designated as such from time to time by WSB's President (the "WSB Representative") access during normal business hours to all of its business, operations, properties, books, files and records for the additional purpose of rendering any approvals required of WSB by MVB pursuant to Section 5.2. In addition, MVB shall provide WSB and the WSB Representative with three days' notice of all regular meetings of its Board of Directors and notice, at the same time notice is given to members, of any committee meeting, and the earliest possible notice of all special meetings of its Board of Directors. MVB will permit the WSB Representative to attend and observe all Board and committee meetings (except during confidential discussions regarding the Merger), and MVB shall indemnify and hold harmless WSB, New MVB and the WSB Representative in connection with actions taken by MVB: (i) pursuant to any approvals obtained pursuant to Section 5.2; or (ii) during any Board or committee meetings attended and observed by the WSB Representative. MVB will hold in strict confidence all documents and information concerning WSB or the WSB Subsidiaries obtained pursuant to the disclosure Schedules of Article IV hereof or pursuant to Section 6.1 and will not use such documents or information for its own benefit (except to the extent that such documents or information are a matter of public record or require disclosure in any application necessary to obtain regulatory approval of the Transactions contemplated by this Agreement) and, if the Transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents and any documents provided pursuant to Section 6.3(c) shall be returned to WSB, without any copies being retained by MVB and MVB shall destroy any document, memoranda, notes and other writings whatsoever prepared by MVB or any of its agents relating to or containing the confidential information promptly upon notice by WSB. Upon request by WSB, such destruction shall be certified in writing to WSB by an authorized officer of MVB supervising such destruction.

        5.2    Limitations Upon MVB Prior to Closing.    Except as required by this Agreement, between the date hereof and the Closing Date, without the prior written consent of WSB, which shall not be unreasonably withheld and which shall be deemed granted if within five days (three days in the case of Section 5.2(d)) after receipt of written request refusal of such written consent is not received from WSB by MVB, MVB shall not do any of the following:

          (a)  Create or take action to incur any liabilities in excess of $10,000 or having a term in excess of one year, other than liabilities incurred in the usual and ordinary course of business or in connection with the creation or performance of this Agreement;

          (b)  Except in the usual and ordinary course of business, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of MVB securing an obligation in excess of $10,000 or having a term in excess of one year, and except for a pledge of security interests given in connection with the acceptance of repurchase agreements or government deposits;

          (c)  Make or become a party to any contract or commitment in excess of $10,000 or having a term in excess of one year, or renew, extend, amend or modify any contract or commitment in excess of $10,000, except in the usual and ordinary course of business or except in connection with the Transactions contemplated in this Agreement or the Merger Agreement;

          (d)  Make any loan, loan commitment, or renewal or extension thereof ("Loan") to any person or entity, which, individually or when aggregated with all other outstanding Loans made by MVB to such person or entity, exceeds $250,000 if the Loan is unsecured or is secured but is an

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  exception to MVB's Loan Policy, or exceeds $500,000 if the Loan is secured and in conformity to MVB's Loan Policy, or make any Loan to any of its directors or executive officers;

          (e)  Purchase any loan participation interest in excess of $250,000;

          (f)    File a notice of default on any delinquent real estate secured loan with a principal balance of $250,000 or more;

          (g)  Make any capital expenditures in excess of $10,000, except for ordinary and necessary repairs and replacements;

          (h)  Sell or otherwise dispose of any of its assets or properties in excess of $10,000 in value, except in the usual and ordinary course of its business, or charge off any of its assets or properties in excess of $10,000 in value;

          (i)    Declare or pay any dividend (cash, in kind, or stock) or make any other distribution upon, or purchase or redeem, any shares of MVB Stock;

          (j)    Except as contemplated herein, issue or sell or obligate itself to issue or sell any shares of MVB Stock or any other securities including, without limitation, any capital notes, or any warrants, rights or options to acquire any shares of MVB Stock or other securities otherwise than pursuant to this Agreement; except pursuant to the exercise of the stock options set forth in Schedule 3.24;

          (k)  Acquire capital stock of any corporation or any interest in any person except in the usual and ordinary course of its business;

          (l)    Amend its Articles of Incorporation or Bylaws, except for such amendments as contemplated by this Agreement;

          (m)  Grant any salary increase over 5% or enter into or amend, except as may be required by applicable law, any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, group insurance or other benefit plan or any employment agreement or consulting agreement or amend its Personnel Policy where the individual or aggregate cost to MVB is increased, except as approved by WSB, which approval shall not be unreasonably withheld;

          (n)  Pay any obligation or liability, absolute or contingent, in excess of $25,000 except liabilities shown on the MVB Financial Statements, or except in the usual and ordinary course of business or in connection with the Transactions contemplated herein;

          (o)  Institute, settle or agree to settle any claim, action or proceeding involving an expenditure by MVB or waiver of its claims in excess of $25,000 before any court or governmental agency, except in the usual and ordinary course of its business;

          (p)  Invest in any real estate except upon the foreclosure of loans in the ordinary course of business, or acceptance of a deed in lieu of foreclosure, in the ordinary course of business;

          (q)  Except in the usual and ordinary course of its business, enter into any continuing contract or series of related contracts in excess of $10,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium or other compensation for such termination;

          (r)  Except as contemplated in Section 5.8 hereof, enter into or amend any contract or agreement (other than loans or bank accounts) with any officer, director or any affiliate of such person on terms that are less favorable to MVB than could be obtained from an unrelated third party on an arm's-length basis;

          (s)  File any applications for additional branches or to relocate operations from any existing location, except as contemplated herein;

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          (t)    Change any of MVB's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except such change as may be required in the opinion of MVB's management to respond to economic or market conditions or as may be required by the rules of the AICPA or FASB, by applicable law, or by bank regulatory authorities;

          (u)  Introduce any material new products or services, or commence any material new marketing campaigns or any material new sales compensation or incentive programs or arrangements, except as approved by WSB, which approval shall not be unreasonably withheld;

          (v)  Knowingly default in any material respect under any Understanding to which MVB is a party, and which, individually or together with other Understandings with respect to which a default by MVB exists, would materially adversely affect the business, properties, financial condition, results of operations or prospects of MVB;

          (w)  Conduct its business in a manner that would violate its Articles of Incorporation or Bylaws or would materially violate or be in material conflict with any law, ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Section 5.2(w) shall constitute a waiver of any rights of WSB under any other provision of this Agreement; or

          (x)  Take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time of the Merger, or in any of the conditions to the Merger set forth in Articles IX or X not being satisfied, or in a material violation of any provision of this Agreement, except, in every case, as may be required by applicable law.

        5.3    Affirmative Conduct of MVB Prior to Closing.    Between the date hereof and the Closing Date, MVB shall:

          (a)  Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles VII, VIII, IX and X hereof and advise WSB promptly in writing of any matter which would make the representations and warranties set forth in Article III hereof not true and correct in all material respects at the Closing;

          (b)  Use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with it;

          (c)  Carefully prepare or review and make available to WSB prior to filing, all federal, state and local tax returns and reports to government authorities regarding MVB required to be filed by it between the date hereof and the Closing;

          (d)  Furnish WSB with such financial and other information with respect to MVB and its properties, business and operations as in the reasonable opinion of WSB, counsel for WSB and counsel for MVB shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authorizations referred to in Article X hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the information contained therein not misleading;

          (e)  Provide WSB and the WSB Representative with MVB's monthly Board package and all committee meeting packages at the time provided to MVB's directors (excluding any confidential information regarding the Transactions contemplated hereby);

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          (f)    Provide WSB all monthly new loan reports, all monthly past due loan reports, all listings of any new loans placed on non-accrual, all monthly watchlist reports, and all listings of loans greater than $50,000 that have been downgraded within two days of when such reports are prepared;

          (g)  Provide WSB with three days' notice and, subject to any limitation or prohibition of any so-called "right to privacy" law, a copy of the applicable credit report prior to making any Loan to any person or entity which, individually or when aggregated with all other outstanding Loans made by MVB to such person or entity, exceeds $250,000;

          (h)  Provide WSB with five days' notice prior to purchasing or selling any loan participation interest;

          (i)    Provide WSB with five days' notice prior to initiating any action to foreclose on real estate or personal property collateral and provide WSB with monthly status reports on all foreclosed properties;

          (j)    Provide WSB with qualified appraisals on all newly acquired foreclosed properties and on all existing foreclosed properties where appraisals are or become more than 12 months old;

          (k)  Maintain insurance coverage at least equal to that now in effect on all of its properties and on all properties for which it is responsible, and carry not less than the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

          (l)    Duly observe and conform to lawful requirements applicable to its business in all material respects;

          (m)  Maintain its books of account and records in the regular manner consistent with past practices and, where applicable, in all material respects in accordance with generally accepted accounting principles and applicable statutory and regulatory requirements applied on a consistent basis;

          (n)  Notify WSB by telephone, confirmed promptly in writing, of any breach or violation on MVB's part of any covenant contained herein, or of the occurrence of an event which would cause any warranties or representations made by MVB herein to be or become false or misleading, or if MVB becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation, or upon the occurrence of any event which would result in a material change in the circumstances of MVB described in the representations and warranties contained herein; and

          (o)  Increase its reserve for possible loan losses to a level deemed adequate in the mutual opinion of MVB and WSB as of the month end immediately preceding the Closing; provided, however, that if MVB and WSB cannot agree upon the required level of loan loss reserves, the public accounting firm of Perry-Smith, LLP shall determine the required level of reserves.

        5.4    Indemnification.    MVB hereby agrees to indemnify and hold harmless WSB against, and with respect to, any liability, damages, losses, expenses or costs arising from or by virtue of any misstatement or omission to state any fact which is required to be disclosed by MVB for purposes of the inclusion of such information in any regulatory filing made on behalf of the parties hereto for the purpose of effecting the terms of this Agreement and consummating the Transactions contemplated herein and for any material breach of any representation, warranty, covenant or agreement of MVB under this Agreement.

        5.5    Execute Merger Agreement.    As soon as possible after receipt of shareholder and regulatory approvals, MVB shall execute the Merger Agreement.

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        5.6    Discussion With Third Parties.

          (a)    Strategic Transactions.    MVB: (i) shall not, and shall instruct and cause each of its directors, officers, employees, agents, representatives and advisors ("Representatives") not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any MVB Strategic Transaction Proposal (as hereinafter defined); and (ii) except as expressly permitted by Section 5.6(b), shall not, and shall instruct and cause each of its Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any MVB Strategic Transaction Proposal with any party other than WSB. MVB shall notify WSB promptly after any MVB Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a MVB Strategic Transaction Proposal are sought to be initiated, directly or indirectly, with MVB or any of its Representatives, and shall disclose to WSB the identity of the third party making or seeking to make such MVB Strategic Transaction Proposal, the terms and conditions thereof and such other information as WSB reasonably may request; provided, however, that if MVB receives a MVB Strategic Transaction Proposal and the foregoing disclosure of such MVB Strategic Transaction Proposal to WSB would violate a confidentiality agreement by which MVB is bound, MVB: (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement; (ii) shall return such MVB Strategic Transaction Proposal to the initiating party without substantive response; and (iii) to the extent such disclosure has not been made under clause (i) of this sentence, shall notify WSB that a MVB Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. For purposes of this Section 5.6, a "MVB Strategic Transaction Proposal" means any proposal regarding an acquisition or purchase of all or a significant (i.e., more than 5%) portion of the assets of or a significant equity interest in, MVB or any merger or other business combination involving MVB or any recapitalization involving MVB resulting in an extraordinary dividend or distribution to MVB's shareholders or a self-tender for or redemption of some or all of the outstanding shares of MVB Stock.

          (b)    Qualifying Proposal.    Notwithstanding Section 5.6(a), following receipt of a MVB Qualifying Strategic Transaction Proposal (as hereinafter defined), neither MVB nor any of its Representatives shall be prohibited from: (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a MVB Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to WSB, provided the third party shall have entered into a confidentiality agreement; (ii) taking and disclosing to MVB's shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure of the MVB Qualifying Strategic Transaction Proposal to MVB's shareholders; or (iii) subject to the terms of Section 11.1(d), terminating this Agreement. For purposes of this Section 5.6, a "MVB Qualifying Strategic Transaction Proposal" shall mean a bona fide written MVB Strategic Transaction Proposal with respect to which MVB's Board of Directors shall have determined, after consultation with MVB's counsel, that the action by MVB contemplated under either clause (i), (ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the holders of MVB Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by MVB to the effect that the financial terms of such MVB Strategic Transaction Proposal are, from MVB's shareholders' perspective, superior to the Merger.

          (c)    Disclosure and Trading.    Upon receipt of the disclosure by WSB of a WSB Strategic Transaction Proposal (as that term is defined in Section 6.6(a) hereof) involving WSB or any subsidiary thereof or a WSB Acquisition Transaction (as that term is defined in Section 6.6(c) hereof), MVB, its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the WSB Strategic Transaction Proposal

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  involving WSB or any subsidiary thereof or the WSB Acquisition Transaction to the same extent as required of WSB and/or any subsidiary thereof under the terms of any confidentiality agreement to which WSB and/or any subsidiary is a party or is bound and to refrain from trading in WSB Stock, MVB Stock and the securities of the party or parties to the WSB Strategic Transaction Proposal or the WSB Acquisition Transaction until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of applicable securities laws; or (ii) the WSB Strategic Transaction Proposal or the WSB Acquisition Transaction has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

        5.7    Reserved.

        5.8    MVB Proxy Materials.    The proxy statement, notice of meeting, form of proxy and/or any other materials or documents (collectively, the "MVB Proxy Materials") to be used in connection with the MVB shareholders' meeting (the "MVB Meeting") required pursuant to Section 7.1 hereof, with respect to all information set forth therein relating to MVB, the Agreement, the Merger Agreement and the Transactions, at the time of mailing to shareholders and at the time of the MVB Meeting, shall:

          (a)  Comply in all material respects with the provisions of all applicable laws and regulations; and

          (b)  Except with respect to any information regarding WSB or the WSB Subsidiaries supplied to MVB by WSB for inclusion in the MVB Proxy Materials, not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the MVB Meeting or subject matter that has become false or misleading.

        5.9    Termination of MVB Stock Option Plans and MVB Stock Options.    Prior to the Effective Time of the Merger and subject to WSB's compliance with Section 6.11 hereof, MVB shall take all steps necessary and appropriate to terminate the 1990 Plan and the 2001 Plan and all stock options granted thereunder, which have not been exercised prior to the Effective Time of the Merger; provided, however, that such terminations shall not be effective until the Effective Time of the Merger.

        5.10    Transaction Expenses.    MVB shall exercise its commercially reasonable efforts to ensure that at least three days prior to the Effective Time of the Merger, all attorneys, accountants, and other advisors and agents for MVB (collectively, "Advisors") shall have submitted to MVB (with a copy to WSB) estimates of their fees and expenses for all services rendered or to be rendered in any respect in connection with the Transactions contemplated hereby to the extent not already paid, and, based on such estimates, MVB shall have prepared and submitted to WSB a summary of all of MVB's fees and expenses for the Transactions as determined pursuant to Section 12.1 hereof. At the Effective Time of the Merger: (i) such Advisors shall have submitted their final bills for all fees and expenses to MVB for services rendered, a copy of which MVB shall have caused to be delivered to WSB, and based on such summary, MVB shall have prepared and submitted to WSB a final calculation of all of MVB's fees and expenses for the Transactions; (ii) MVB shall have accrued or paid the amount of such fees and expenses as calculated above, after WSB has been given an opportunity to review all such bills and the calculation of all of MVB's fees and expenses; and (iii) the amount of all of MVB's fees and expenses for the Transactions shall be reasonable and shall in no event exceed $250,000 in the aggregate, of which the expenses of the Findley Companies for legal, consulting, fairness opinion and all other services shall not exceed $175,000. WSB shall not be liable for any of MVB's fees and expenses for the Transactions.

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ARTICLE VI

COVENANTS OF WSB PRIOR TO CLOSING

        WSB hereby covenants and agrees with MVB as follows:

        6.1    Business Records and Information.    During the period commencing on the date hereof, and ending on the Closing Date, WSB will afford MVB, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable MVB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of WSB and the WSB Subsidiaries and the conditions thereof, and to update such examination at such intervals as MVB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of WSB or the WSB Subsidiaries in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference with the normal business operations of WSB or the WSB Subsidiaries. No such examination or MVB's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of MVB of its right to rely upon the representations, warranties or covenants made by WSB herein or pursuant hereto. WSB shall use its best efforts to have the WSB Representative or another authorized representative available during MVB's normal business hours to render approvals required pursuant to Section 5.2. WSB will hold in strict confidence all documents and information concerning MVB obtained pursuant to the disclosure Schedules of Article III hereof or pursuant to Section 5.1 and will not use such documents or information for its own benefit (except to the extent that such documents or information are a matter of public record or require disclosure in any application necessary to obtain regulatory approval of the Transactions contemplated by this Agreement) and, if the Transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents and any documents provided pursuant to Section 5.3(d) shall be returned to MVB, without any copies being retained by WSB and WSB shall destroy any document, memoranda, notes and other writings whatsoever prepared by WSB or any of its agents relating to or containing the confidential information promptly upon notice by MVB. Upon request by MVB, such destruction shall be certified in writing to MVB by an authorized officer of WSB supervising such destruction.

        6.2    Limitations Upon WSB Prior to Closing.    Except as required by this Agreement, between the date hereof and the Closing Date, without the prior written consent of MVB, which shall not be unreasonably withheld and which shall be deemed granted if within five days after receipt of written request refusal of such written consent is not received from MVB by WSB, WSB and, as applicable, the WSB Subsidiaries, shall not do any of the following:

          (a)  Declare or pay a stock dividend of WSB Stock in excess of 5% (it being recognized and understood that WSB may declare and pay a stock dividend of up to 5%, which dividend will not affect the number of shares of WSB Stock issuable pursuant to this Agreement);

          (b)  Repurchase more than 10% of the outstanding shares of WSB Stock (it being recognized and understood that WSB may continue its practice of limited stock repurchases, which repurchases will not affect the number of shares WSB Stock issuable pursuant to this Agreement);

          (c)  Knowingly default in any material respect under any Understanding to which WSB or a WSB Subsidiary is a party, and which, individually or together with other Understandings with respect to which a default by WSB or a WSB Subsidiary exists, would materially adversely affect the business, properties, prospects, financial condition, results of operations or prospects of WSB and the WSB Subsidiaries; or

          (d)  Conduct their businesses in a manner that would violate their respective Articles of Incorporation, Articles of Association or Bylaws or would materially violate or be in material

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  conflict with any law, ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Section 6.2(d) shall constitute a waiver of any rights of MVB under any other provision of this Agreement.

        6.3    Affirmative Conduct of WSB Prior to Closing.    Between the date hereof and the Closing Date, WSB shall:

          (a)  Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles VII, VIII, IX and X hereof, including the organization of New MVB and approval of New MVB's sole shareholder, and advise MVB promptly in writing of any matter which would make the representations and warranties set forth in Article IV hereof not true and correct in all material respects at the Closing;

          (b)  Use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with it;

          (c)  Furnish MVB with such financial and other information with respect to WSB and its properties, business and operations as in the reasonable opinion of MVB, counsel for MVB and counsel for WSB shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authorizations referred to in Article X hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the information contained therein not misleading;

          (d)  Maintain its and the WSB Subsidiaries' insurance coverage at least equal to that now in effect on all of their properties and on all properties for which they are responsible, and carry the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

          (e)  Duly observe and conform to lawful requirements applicable to its and the WSB Subsidiaries' business in all material respects;

          (f)    Maintain its and the WSB Subsidiaries' books of account and records in the regular manner in accordance with generally accepted accounting principles, with all applicable statutory and regulatory requirements applied on a consistent basis; and

          (g)  Notify MVB by telephone, confirmed promptly in writing, of any breach or violation on WSB's part of any covenant contained herein, or of the occurrence of an event which would cause any warranties or representations made by WSB herein to be or become false or misleading, or if WSB becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation, or upon the occurrence of any event which would result in a change in the circumstances of WSB described in the representations and warranties contained herein.

        6.4    Indemnification.    WSB hereby agrees to indemnify and hold harmless MVB against, and with respect to, any liability, damages, losses, expenses or costs arising from or by virtue of any misstatement or omission to state any fact which is required to be disclosed by WSB for purposes of the inclusion of such information in any regulatory filing made on behalf of the parties hereto for the purpose of effecting the terms of this Agreement and consummating the Transactions contemplated herein and for any material breach of any representation, warranty, covenant or agreement of WSB under this Agreement.

        6.5    Execute Merger Agreement.    As soon as possible after receipt of shareholder and regulatory approvals, WSB shall cause New MVB to execute the Merger Agreement.

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        6.6    Discussion With Third Parties.

          (a)    Strategic Transactions.    Except as provided in Section 6.6(c), WSB and the WSB Subsidiaries: (i) shall not, and shall instruct and cause each of their Representatives not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any WSB Strategic Transaction Proposal (as hereinafter defined); and (ii) except as expressly permitted by Section 6.6(b), shall not, and shall instruct and cause each of their Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any WSB Strategic Transaction Proposal with any party other than MVB. WSB and the WSB Subsidiaries shall notify MVB promptly after any WSB Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a WSB Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, WSB or the WSB Subsidiaries or any of their Representatives, and shall disclose to MVB the identity of the third party making or seeking to make such WSB Strategic Transaction Proposal, the terms and conditions thereof and such other information as MVB reasonably may request; provided, however, that if WSB or any of the WSB Subsidiaries receives a WSB Strategic Transaction Proposal and the foregoing disclosure of such WSB Strategic Transaction Proposal to MVB would violate a confidentiality agreement by which WSB or the WSB Subsidiaries are bound, WSB: (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement: (ii) shall return such WSB Strategic Transaction Proposal to the initiating party without substantive response: and (iii) to the extent such disclosure has not been made under clause (i) of this sentence, shall notify MVB that a WSB Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. For purposes of this Section 6.6, a "WSB Strategic Transaction Proposal" means any proposal regarding an acquisition or purchase of all or a significant (i.e., more than 5%) portion of the assets of or a significant equity interest in, WSB or any of the WSB Subsidiaries, or any merger or other business combination involving WSB or any of the WSB Subsidiaries, or any recapitalization involving WSB or any of the WSB Subsidiaries resulting in an extraordinary dividend or distribution to WSB's shareholders or a self-tender for or redemption of more than 10% of the outstanding shares of WSB Stock.

          (b)    Qualifying Proposal.    Notwithstanding Section 6.6(a), following receipt of a WSB Qualifying Strategic Transaction Proposal (as hereinafter defined), neither WSB, any of the WSB Subsidiaries, nor any of their Representatives shall be prohibited from: (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a WSB Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to MVB, provided the third party shall have entered into a confidentiality agreement; (ii) taking and disclosing to WSB's shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure of the WSB Qualifying Strategic Transaction Proposal to WSB's shareholders; or (iii) subject to the terms of Section 11.1(e) terminating this Agreement. For purposes of this Section 6.6, a "WSB Qualifying Strategic Transaction Proposal" shall mean a bona fide written WSB Strategic Transaction Proposal with respect to which WSB's Board of Directors shall have determined, after consultation with WSB's counsel, that the action by WSB contemplated under either clause (i), (ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the holders of WSB Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by WSB to the effect that the financial terms of such WSB Strategic Transaction Proposal are, from WSB's shareholders' perspective, superior to the Merger.

          (c)    WSB Acquisition Transaction.    Notwithstanding Sections 6.6(a) or (b) hereof, WSB or any of the WSB Subsidiaries shall be permitted to and may cause their Representatives to solicit, encourage, discuss, negotiate, enter into agreements, and carry out and complete transactions

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  regarding a WSB Acquisition Transaction (as hereinafter defined), provided, however, that should WSB enter into or modify any agreement, or complete without any agreement, any WSB Acquisition Transaction which has a material adverse effect upon WSB or the Transactions contemplated by this Agreement and the Merger Agreement without written approval of MVB, then such action shall constitute a breach under this Agreement giving rise to a right of termination by MVB in accordance with Section 11.1(e) of this Agreement. For purposes of this Agreement, "WSB Acquisition Transaction" shall mean: (i) a merger or consolidation or any similar transaction where WSB or any of its subsidiaries will be the surviving or resulting corporation or where the holders of WSB Stock or any of WSB's subsidiaries immediately prior to the completion of the transaction will own 50% or more of the surviving or resulting corporation immediately after the completion of the transaction; (ii) a purchase, lease or other acquisition of all or substantially all of the assets of or assumption of all or substantially all the deposits of another corporation, partnership or limited liability company which business is permissible under the BHCA, and Regulation Y promulgated pursuant thereto; or (iii) the purchase or other acquisition of securities representing 10% or more of the voting power of another corporation, partnership or limited liability company which business is permissible under the BHCA and Regulation Y promulgated pursuant thereto. WSB shall promptly notify MVB of any WSB Acquisition Transaction and shall disclose to MVB the identity of the party or parties to the transaction, and the terms and conditions thereof. To the extent WSB makes a disclosure of any non-public information to MVB, its executive officers and/or directors, then MVB and its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the WSB Acquisition Transaction so disclosed and to refrain from trading in WSB Stock, MVB Stock and the securities of the party or parties to the WSB Acquisition Transaction so disclosed in accordance with the provisions of Section 5.6(c) hereof.

          (d)    Disclosure and Trading.    Upon receipt of the disclosure by MVB of a MVB Strategic Transaction Proposal involving MVB, WSB, its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the MVB Strategic Transaction Proposal involving MVB to the same extent as required of MVB under the terms of any confidentiality agreement to which MVB is a party or is bound and to refrain from trading in WSB Stock, MVB Stock and the securities of the party or parties to the MVB Strategic Transaction Proposal until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of applicable securities laws; or (ii) the MVB Strategic Transaction Proposal has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

        6.7    Preparation of WSB Registration Statement and the MVB Proxy Materials.    WSB shall promptly prepare and file with the SEC a Registration Statement on Form S-4 (the "WSB Registration Statement"), in which the MVB Proxy Materials will be included. Each of WSB and MVB shall use its best efforts to have the WSB Registration Statement and any amendments or supplements thereto declared effective under the Securities Act as promptly as practicable after such filing. WSB shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of WSB Common Stock in the Merger, and MVB shall furnish all information concerning MVB and the holders of MVB Common Stock as may be reasonably requested in connection with any such action.

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        6.8    WSB Registration Statement.    The WSB Registration Statement, with respect to all information set forth therein relating to WSB, the Agreement, the Merger Agreement and the Transactions, at the time of mailing to MVB's shareholders and at the time of the MVB Meeting, shall:

          (a)  Comply in all material respects with the provisions of all applicable laws and regulations; and

          (b)  Except with respect to any information regarding MVB supplied to WSB by MVB for inclusion in the MVB Proxy Materials, not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter that has become false or misleading.

        6.9    Covenant Regarding Board of Directors of Merged Bank.    At the Closing, WSB shall cause New MVB to deliver to MVB: (i) the written resignations as directors of New MVB of all incumbent directors, except for Charles Bacchi and Gary D. Gall, and a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of eight directors of MVB to the Board of Directors of New MVB effective as of the Closing Date; and (ii) the written resignations as officers of New MVB of all incumbent officers and a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of all officers of MVB as officers of New MVB effective as of the Closing Date. For a period of two years from the Effective Time of the Merger, WSB shall: (i) cause to be elected to the Board of Directors of the Merged Bank, all incumbent directors of Merged Bank as of the day after the Closing Date who so choose to be elected; and (ii) not increase the total number of directors of the Merged Bank as of the day after the Closing Date by more than five.

        6.10    Covenant Regarding Board of Directors of WSB.    WSB, through its Board of Directors, shall nominate, recommend the election of, and include as nominees for election along with other WSB director nominees in any management proxy statement or other document which solicits WSB shareholder votes or consents to elect WSB directors and otherwise use its best efforts to cause to be elected to its Board of Directors for at least two years after the Effective Time of the Merger one member of MVB's Board of Directors designated pursuant to Section 1.11 hereof.

        6.11    Covenant Regarding Substitute Stock Options.    WSB shall take all steps necessary and appropriate to issue substitute stock options, effective at the Effective Time of the Merger, to each optionee then holding a valid outstanding stock option granted pursuant to the 1990 Plan in accordance with and pursuant to the terms of Section 1.6 hereof.

ARTICLE VII

MEETING OF SHAREHOLDERS AND FEDERAL SECURITIES LAWS

        MVB hereby covenants and agrees with WSB as follows:

        7.1    Shareholders' Meeting.    MVB will, promptly after execution of this Agreement, cause the MVB Meeting to be duly called and held upon requisite notice and shall obtain shareholder approval:

          (a)  Authorizing and approving this Agreement and the Transactions contemplated herein; and

          (b)  For such other business as its Board of Directors deems advisable and proper in connection therewith.

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        MVB, through its Board of Directors, will, subject to the exercise of its fiduciary duties, recommend that its shareholders approve the Transactions contemplated hereby, and will use its best efforts to obtain the affirmative votes of the holders of the largest possible percentage of its outstanding shares of common stock.

        7.2    Federal Securities Laws.    In obtaining the consent of its shareholders to the matters described in Section 7.1 hereof, MVB and its officers, directors, controlling shareholders, and representatives, will, in all respects, comply with Sections 10 and 14 of the Exchange Act, the rules and regulations of the SEC promulgated thereunder, the rules and regulations of the Commissioner, and the securities laws of all states in which shareholders of MVB reside, if required. Without in any way limiting the generality of the forgoing, MVB agrees that the MVB Proxy Materials:

          (a)  Will be filed with, and not be used before the same are cleared for use by the SEC and the Commissioner and MVB will cooperate with WSB in connection with WSB's filings, if any, of applications for approvals and the issuance of permits and orders for the distribution of WSB Stock to MVB shareholders by the securities administrators of all states in which MVB shareholders reside;

          (b)  Will contain all of the material information required by the Exchange Act and the rules and regulations of the SEC and Commissioner thereunder; and

          (c)  Will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that neither party warrants the accuracy or completeness of any information contained therein which is furnished to it by the other relating to the business, assets, properties, financial condition or management of the other or any corporation or person affiliated therewith.

        WSB and MVB will use their respective best efforts to obtain clearance by all appropriate regulatory authorities for the use of the MVB Proxy Materials. WSB and MVB will consult and cooperate with the other in the preparation of the WSB Registration Statement and the MVB Proxy Materials for the MVB Meeting.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF MVB

        All obligations of MVB to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by MVB:

        8.1    Continued Accuracy of Representations and Warranties.    The representations and warranties of WSB contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

        8.2    Performance of Obligations.    WSB shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by WSB at or prior to the Closing Date.

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        8.3    Absence of Material Changes.    Between the date of this Agreement and the Closing Date there shall have been: (i) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, WSB has been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, materially and adversely affecting the business or prospects of WSB; (ii) no material adverse change in the business, properties, financial condition, results of operations or prospects of WSB; and (iii) an absence of the institution of litigation involving WSB or any of its assets (including the WSB Subsidiaries) which, if determined adverse to WSB or the WSB Subsidiaries, would have a material adverse effect upon WSB taken as a whole, unless MVB shall have received an opinion satisfactory to it of counsel handling such matter stating that such action or proceeding will not, in all likelihood, have a material adverse effect upon WSB.

        8.4    Officers' Certificate.    There shall have been delivered to MVB at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of WSB certifying, to the best of their knowledge, compliance by WSB with all of the provisions of Sections 8.1, 8.2, 8.3, 8.6 and 8.7 of this Agreement.

        8.5    Fairness Opinion.    The Board of Directors of MVB shall have received an opinion of The Findley Group, dated as of the date of this Agreement and updated as of a date within two weeks prior to the mailing date of the MVB Proxy Materials to the effect that the consideration in the form of WSB Stock and cash or a combination thereof in the Merger is fair, from a financial point of view, to MVB and its shareholders and such opinion shall not have been withdrawn prior to the Closing Date.

        8.6    Appointment of WSB Director.    WSB shall have delivered to MVB at the Closing a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of John Dickerson to the WSB Board of Directors, as required by Section 1.11 hereof, effective as of the Closing Date.

        8.7    Appointment of New MVB Directors and Officers.    New MVB shall have delivered to MVB at the Closing: (i) the written resignations as directors of New MVB of all incumbent directors, except for Charles Bacchi and Gary D. Gall; (ii) the written resignations as officers of New MVB of all incumbent officers; (iii) a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of eight directors of MVB to the Board of Directors of New MVB effective as of the Closing Date; and (iv) a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of all officers of MVB as officers of New MVB effective as of the Closing Date.

        8.8    Closing Documents.    WSB shall have delivered to MVB the Closing documents required pursuant to the Closing Schedule, Exhibit "D," and Section 2.3 of this Agreement.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF WSB

        All obligations of WSB to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by WSB:

        9.1    Continued Accuracy of Representations and Warranties.    The representations and warranties of MVB contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

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        9.2    Performance of Obligations.    MVB shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by MVB at or prior to the Closing Date.

        9.3    Absence of Material Changes.    Between the date of this Agreement and the Closing Date there shall have been: (i) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, MVB has been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, materially and adversely affecting the business or prospects of MVB; (ii) no material adverse change in the business, properties, financial condition, results of operations or prospects of MVB; and (iii) an absence of the institution of litigation involving MVB or any of its assets which, if determined adverse to MVB, would have a material adverse effect upon MVB, unless WSB shall have received an opinion satisfactory to it of counsel handling such matter stating that such action or proceeding will not, in all likelihood, have a material adverse effect upon MVB.

        9.4    Affiliate's Letters.    MVB shall have delivered to WSB Affiliate's Letters, substantially in the form of Exhibit "C" hereto, signed by each of its affiliates, in accordance with Section 1.13 hereof.

        9.5    Officers' Certificate.    There shall have been delivered to WSB at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of MVB certifying, to the best of their knowledge, compliance by MVB with all of the provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.6 of this Agreement.

        9.6    Director's Agreements.    MVB shall have delivered to WSB, Director's Agreements, substantially in the form of Exhibit "B" hereto, signed by each of its directors, in accordance with Section 1.12 hereof.

        9.7    Closing Documents.    MVB shall have delivered to WSB the Closing documents required pursuant to the Closing Schedule, Exhibit "D," and Section 2.3 of this Agreement.

ARTICLE X

CONDITIONS PRECEDENT TO THE MERGER

        The obligations of WSB and MVB to proceed with the Merger and the Transactions provided for herein are subject to the fulfillment, at or prior to the Effective Time of Merger, of the following conditions:

        10.1    Permits and Approvals.    Appropriate permits or approvals from the Commissioner, the FRB, the FDIC, and any other governmental agencies having jurisdiction which are necessary to carry out the Transactions contemplated in this Agreement, shall have been received without the imposition of any conditions or requirements which, in the reasonable opinion of the affected party, are materially burdensome or undesirable, and the United States Department of Justice shall not have taken any adverse action within the period allowed under 12 U.S.C. Section 1828(c)(6). Said permits and approvals shall be on terms and conditions acceptable to WSB and MVB and shall include, but shall not be limited to, the following:

          (a)  Issuance of a charter for New MVB by the Commissioner, approval for federal deposit insurance by the FDIC, and approval for membership in the Federal Reserve by the Reserve Bank;

          (b)  Prior written approval from the FRB for WSB to acquire control of MVB pursuant to the BHCA;

          (c)  Prior written approval from the Commissioner for: (i) WSB to acquire control of MVB pursuant to Financial Code Sections 700 et seq. and (ii) New MVB to merge with MVB pursuant to Financial Code Sections 4880 et seq.;

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          (d)  Prior written approval from the Reserve Bank pursuant to 12 U.S.C. 1828(c)(2)(B);

          (e)  The declaration as effective by the SEC of the WSB Registration Statement with respect to the shares of WSB Stock to be issued upon consummation of the Merger;

          (f)    Prior written approval of and the issuance of any required permits or orders related to any application or notification filing required with any state securities administrator or the confirmation of an exemption from a notification filing in connection with the distribution of WSB Stock to MVB shareholders; and

          (g)  Any and all other actions required by the shareholders of MVB and New MVB to authorize or effect the Transactions called for herein shall have been duly and validly taken.

        10.2    Tax Ruling or Opinion.    Receipt by the parties of the opinion of Perry-Smith, LLP to the effect that:

          (a)  The Merger constitutes a "reorganization" within the meaning of IRC Section 368(a)(1)(A) by reason of the application of IRC Section 368(a)(2)(D);

          (b)  WSB, MVB and New MVB are each a "party" to a reorganization within the meaning of IRC Section 368(b);

          (c)  Neither WSB, New MVB nor MVB will recognize federal taxable gain or loss as a result of the Merger;

          (d)  The federal income tax basis and holding periods of the assets exchanged between the parties to the Merger will be the same as the federal income tax basis and holding periods of those assets prior to the Merger;

          (e)  To the extent that MVB stockholders exchange MVB Stock in the Merger solely for WSB Stock, (i) no gain or loss will be recognized on the exchange, (ii) the federal income tax basis of the shares of WSB Stock received by former holders of MVB Stock will equal the federal income tax basis of such stockholders' shares of MVB Stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged, and (iii) the holding period for the shares of WSB Stock received will include the holding period for the shares of MVB Stock exchanged, provided that the MVB Stock exchanged was held as a "capital asset" as such term is defined in IRC Section 1221;

          (f)    To the extent that holders of MVB Stock exchange MVB Stock in the Merger solely for cash, (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of MVB Stock exchanged, and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of MVB Stock exchanged were held as a capital asset;

          (g)  To the extent that holders of MVB Stock receive a combination of cash and WSB Stock (other than cash in lieu of fractional shares), (i) loss, if any, will not be recognized, (ii) gain, if any, will be recognized in an amount equal to the lesser of (1) the difference between the fair market value of all consideration received in the exchange (WSB Stock plus cash) and the basis in the MVB Stock surrendered or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the WSB Stock received by holders of MVB Stock in the Merger will be equal to the total federal income tax basis of the MVB Stock exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any, and (iv) the holding period of the WSB Stock received in the Merger will include the holding period for which holders of MVB Stock held their MVB Stock provided, that such MVB Stock was held as a capital asset; and

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          (h)  To the extent that cash is received by holders of MVB Stock in lieu of fractional share interests in WSB Stock, the cash will be treated as being received by the holders of MVB Stock as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of IRC Section 302.

        10.3    Absence of Litigation.    On the Closing Date and at the Effective Time of the Merger:

          (a)  There shall be no action pending before any court of competent jurisdiction in which any injunction is sought by any governmental authority against the Transactions contemplated hereby, unless WSB shall have received an opinion satisfactory to it of counsel handling such matter for WSB or MVB stating that such action or proceeding will not, in all likelihood, result in a restraint or prohibition; and

          (b)  There shall be in effect no order, writ, injunction or decree of any court or governmental authority prohibiting the consummation of any of the Transactions contemplated hereby.

        10.4    Shareholder Approvals.

          (a)    Approval of Merger.    This Agreement shall have been approved by the holders of at least a majority of the issued and outstanding shares of MVB Stock entitled to vote, and by at least a majority of the issued and outstanding shares of New MVB Stock entitled to vote.

          (b)    Other Actions.    Any and all other actions required by the shareholders of MVB and New MVB to authorize or effect the Transactions called for herein shall have been duly and validly taken.

ARTICLE XI

TERMINATION

        11.1    Termination of This Agreement.    This Agreement shall terminate and be of no further force and effect as between the parties hereto, except as to liability for a material breach of any representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

          (a)  Immediately upon the expiration of 30 days from the date that WSB has given notice to MVB of breach or default by MVB in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder, including, but not limited to, the occurrence of any material changes as set forth in Section 9.3 hereof; provided, however, that no such termination shall be effective if, within said 30-day period, MVB shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

          (b)  Immediately upon the expiration of 30 days from the date that MVB has given notice to WSB of breach or default by WSB in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder, including, but not limited to, the occurrence of any material changes as set forth in Section 8.3 hereof; provided, however, that no such termination shall be effective if, within said 30-day period WSB shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

          (c)  Upon the expiration of 30 days after the Commissioner, the FDIC, the FRB or any other applicable regulatory agency denies or refuses in writing to grant the approvals, nondisapprovals, consents, or authorizations required to be obtained in order to consummate the Transactions contemplated by this Agreement, unless within said 30-day period the parties hereto agree to appeal or resubmit the application to the regulatory authority which has denied or refused to grant such approval, nondisapproval, consent, authorization or ruling, as the case may be;

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          (d)  Immediately after: (i) WSB is notified by MVB or WSB otherwise becomes aware that, pursuant to Section 5.6, MVB has received a MVB Qualifying Strategic Transaction Proposal; and (ii) payment by MVB to WSB of the Termination Fee pursuant to Section 11.4(a) hereof;

          (e)  Immediately after: (i) MVB is notified by WSB or MVB otherwise becomes aware that, pursuant to Section 6.6, WSB has received a WSB Qualifying Strategic Transaction Proposal that is not a WSB Acquisition Transaction; and (ii) WSB has provided MVB with evidence showing that WSB has used its best efforts by taking all reasonable measures necessary to provide for the inclusion of MVB in the WSB Qualifying Strategic Transaction; and (iii) payment by WSB of the Termination Fee pursuant to Section 11.4(a) hereof; provided, however, in the event WSB has received a WSB Qualifying Strategic Transaction Proposal that is not a WSB Acquisition Transaction and that does not require WSB to abandon the Merger as a condition to the consummation of the transaction contemplated by the WSB Qualifying Strategic Transaction Proposal, then this Agreement will not be terminated and WSB shall not be obligated to pay MVB the Termination Fee pursuant to Section 11.4(a) hereof; or (iv) WSB is notified by MVB that WSB has breached this Agreement as set forth in Section 6.6(c) and payment by WSB of the Termination Fee pursuant to Section 11.4(a) hereof;

          (f)    By notice by WSB to MVB or by MVB to WSB, if the Closing has not occurred on or before December 31, 2002, but subject to the expiration of any statutory waiting periods following receipt of any required regulatory approvals received prior to December 31, 2002, unless said date shall be extended by the mutual agreement of the parties hereto and unless such failure results primarily from any material breach pursuant to Sections 11.1(a) or (b) or by virtue of the events described in Sections 11.1(c), (d) or (e);

          (g)  In the event the WSB Average Price is less than $14.00; or

          (h)  Upon the mutual agreement of the parties hereto.

        11.2    Immaterial Breach.    Notwithstanding anything to the contrary contained herein, no party hereto shall have the right to terminate this Agreement on account of its own breach or due to any immaterial breach by any other party hereto of any covenant, agreement, representation, warranty, duty or obligation hereunder.

        11.3    Effect of Termination.    If this Agreement shall be terminated as provided herein, each party shall redeliver all documents, work papers and other material of the other party relating to the Transactions contemplated herein to the party furnishing the same, except that the foregoing shall not apply to any documents, work papers, material or information which is a matter of public knowledge. No termination of this Agreement under this Article XI for any reason or in any manner, except as permitted by Sections 11.1(f), (g) and (h), shall release, or be construed as so releasing, any party hereto from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, said party's material and bad faith breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein; provided, however, neither party shall be liable to the other for termination pursuant to Section 11.1(c) for the failure of the Commissioner, the FRB, or any other applicable regulatory agency to grant the approvals, nondisapprovals, consents, or authorizations required if the failure is not the result of a material breach by that party of a representation, warranty or covenant set forth in this Agreement. If, however, such termination shall result from an election to terminate by WSB pursuant to Section 11.1(a), then MVB shall pay to WSB, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the Liquidated Damages as set forth in Section 11.4(b). If, however, such termination shall result from an election to terminate by MVB pursuant to Section 11.1(b), then WSB shall pay to MVB, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty for forfeiture, the Liquidated Damages as set forth in

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Section 11.4(b). If, however, such termination shall result from an election to terminate by WSB or MVB pursuant to Section 11.1(d), then MVB shall pay to WSB the Termination Fee pursuant to Section 11.4(a). If, however, such termination shall result from an election to terminate by MVB or WSB pursuant to Section 11.1(e), then WSB shall pay to MVB the Termination Fee pursuant to Section 11.4(a).

        11.4    Termination Fee and Liquidated Damages.

          (a)    Termination Fee.    The Termination Fee shall be the amount of $1,750,000 (the "Termination Fee") in the event this Agreement is terminated pursuant to Section 11.1(d) or Section 11.1(e).

          (b)    Liquidated Damages.    As reasonable and full liquidated damages and reasonable compensation for the loss sustained and not as a penalty or forfeiture in the event that this Agreement is terminated pursuant to Section 11.1(a) or Section 11.1(b), the liquidated damages shall be the amount of $400,000 (the "Liquidated Damages").

          (c)    Cancellation Fee.    WSB shall pay MVB, as reasonable and full liquidated damages and reasonable compensation for the loss sustained and not as a penalty or forfeiture, a cancellation fee in the amount of $1,000,000 (the "Cancellation Fee") in the event: (i) the Agreement is terminated pursuant to Section 11.1(c) hereof, or the Closing is delayed beyond February 28, 2003, as a result of WSB proceeding with an acquisition of another banking institution; and (ii) WSB proceeded with the acquisition without MVB's prior written approval.

          (d)    Exclusive Remedy.    Except in the event the responsible party fails to pay the Termination Fee, the Liquidated Damages, or the Cancellation Fee, as applicable, within ten business days after receipt of an invoice therefor, which period shall be extended by an additional reasonable time if the responsible party has reasonably disputed the existence or amount of such obligations, timely receipt of such payment shall constitute an exclusive remedy, and following such receipt and acceptance, the receiving party shall be barred from recovering damages for any breach of any term of this Agreement.

ARTICLE XII

GENERAL PROVISIONS

        12.1    Expenses.    WSB and MVB agree that WSB and MVB shall each bear their own expenses incurred in connection with the negotiation, preparation, and performance of this Agreement, including legal and accounting fees, printing costs, filing fees, and other necessary expenses regardless of whether the Merger or any of the Transactions contemplated under this Agreement are consummated. By way of example, the parties agree that: (A) WSB shall bear the expense of: (i) the preparation and delivery of the tax opinion; (ii) the preparation of the WSB Registration Statement (except the MVB Proxy Materials), including filing fees and fees related to conversion of the WSB Registration Statement into electronic format for filing with the SEC; (iii) filing fees and related costs of regulatory applications including approvals and permits or orders of state securities administrators; (iv) organization expenses, filing and other fees related to New MVB; (v) payments to any MVB dissenters who perfect dissenters' rights in connection with the Transactions; and (vi) any notifications and press releases to WSB shareholders including printing expenses; and (B) MVB shall bear the expenses of: (i) the preparation and delivery of the MVB Proxy Materials, including any conversion costs from electronic filing format to facilitate printing and all printing and mailing expenses; (ii) the fairness opinion from The Findley Group; (iii) any notifications and press releases to MVB shareholders, including printing and mailing expenses; and (iv) all fees and expenses of MVB's legal, accounting and other advisors.

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        12.2    Notices.    All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or if sent by Federal Express, overnight delivery United States mail, or other overnight delivery service, or sent by facsimile transmission (with confirmation) addressed as follows:

  (i)
  If to WSB, to:
  Western Sierra Bancorp
  4080 Plaza Goldorado Circle
  Cameron Park, California 95682
  Attention: Mr. Gary D. Gall, President and CEO
          Fax: (530) 676-2817

  With a copy to:
  Horgan, Rosen, Beckham & Coren, L.L.P.
  23975 Park Sorrento, Suite 200
  Calabasas, California 91302-4001
  Attention: S. Alan Rosen, Esq.
          Fax: (818) 591-3838

  (ii)
  If to MVB, to:
  Mid Valley Bank
  910 Main Street, Suite F
  P.O. Box 580
  Red Bluff, California 96080
  Attention: Mr. John B. Dickerson, President and CEO
          Fax: (530) 527-8671

  With a copy to:
  Gary Steven Findley & Associates
  1470 North Hundley Street
  Anaheim, California 92806
  Attention: Gary Steven Findley, Esq.
          Fax: (714) 630-7910

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        The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this Section 12.2. Any notice, demand or other communications given pursuant to the provisions of this Section 12.2 shall be deemed to have been given on the date actually delivered or the business day following the date sent by overnight delivery, as the case may be.

        12.3    Successors and Assigns.    All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that except as otherwise contemplated hereby, this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties to this Agreement.

        12.4    Third Party Beneficiaries.    MVB and WSB intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than MVB or WSB.

        12.5    Counterparts.    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

        12.6    Governing Law.    This Agreement is made and entered into in the State of California and the internal laws (without regard to the conflict of law provisions thereof) of that state shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder, except as required by applicable provisions of Title 12 of the United States Code.

        12.7    Captions.    The captions contained in this Agreement and the Exhibits and Schedules hereto are for convenience of reference only and do not form a part of or affect the interpretation of this Agreement.

        12.8    Exhibits and Schedules.    The Exhibits and confidential disclosure Schedules attached hereto are an integral part of this Agreement and each Exhibit and confidential disclosure Schedule shall be applicable as if set forth in full in the text hereof only with respect to the sections of this Agreement to which it is cross-referenced. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information set forth on a confidential disclosure Schedule which expressly cross-references to the section where the absolute or unconditional representation is contained.

        12.9    Representations and Warranties.    The representations and warranties of the parties hereto contained in this Agreement or any Exhibit or Schedule hereto shall terminate after the Effective Time of the Merger and shall be of no further force and effect. Nothing in this Article XII shall be construed as limiting the applicable statute of limitations in the event the Transactions are not consummated.

        12.10    Waiver and Modification.    No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

        12.11    Attorneys' Fees.    In the event any of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, the substantially prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the other party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs.

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        12.12    Knowledge.    In all representations and warranties concerning the best knowledge of MVB, WSB or the WSB Subsidiaries, wherever included herein, there shall be imputed to MVB, WSB or WSB Subsidiaries the actual knowledge after due inquiry and notice of their respective current directors, executive officers and officers holding the titles or positions of Chief Financial Officer or Senior Accounting Officer, Chief or Senior Credit Officer, or Loan Officer or positions with substantially equivalent responsibilities.

        12.13    Entire Agreement.    The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

        12.14    Consents.    Any and all consents required to be obtained from any of the parties hereto under this Agreement shall not be unreasonably withheld and shall be deemed given unless the requesting party receives written notice to the contrary from the party to whom such request is made within ten business days after request therefor.

        12.15    Severability.    If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining terms hereof shall provide for the consummation of the Transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

        12.16    Press Release.    No press release or other public disclosure of matters related to this Agreement of any of the Transactions contemplated hereby shall be made by WSB, New MVB, or MVB unless the other parties shall have provided their prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

        12.17    Arbitration.    Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, and which arises after the effective date of this Agreement, shall be settled by arbitration to take place in Sacramento, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MID VALLEY BANK		WESTERN SIERRA BANCORP
By:	/s/ JOHN B. DICKERSON John B. Dickerson Its: President and Chief Executive Officer	By:	/s/ GARY D. GALL Gary D. Gall Its: President and Chief Executive Officer

By:	/s/ LYNN T. MOULE Lynn T. Moule Its: Corporate Secretary	By:	/s/ PHILIP S. WOOD Philip S. Wood Its: Corporate Secretary

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EXHIBIT "A"

MERGER AGREEMENT

        THIS MERGER AGREEMENT (this "Agreement") is made this    day of                        , 2002, by and between NEW MVB BANK, a California banking corporation located at 950 Main Street, Red Bluff, California 96080 (hereinafter referred to as "New MVB"), and MID VALLEY BANK, a California banking corporation, located at 950 Main Street, Red Bluff, California 96080 (hereinafter referred to as "MVB"), with reference to the following:

R E C I T A L S

        WHEREAS, MVB is a California banking corporation duly organized, validly existing and in good standing under the laws of the State of California with an authorized capitalization of 2,000,000 shares of common stock, no par value per share, of which 1,188,524 shares are issued and outstanding;

        WHEREAS, New MVB is a newly formed California banking corporation established as a wholly-owned subsidiary of Western Sierra Bancorp, a California corporation ("WSB") and is duly organized, validly existing and in good standing under the laws of the State of California with an authorized capitalization of 2,000,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding;

        WHEREAS, WSB and MVB have entered into that certain Agreement and Plan of Reorganization dated May    , 2002 (the "Acquisition Agreement") providing for the acquisition of MVB by WSB (the "Acquisition") through the Merger of MVB with and into New MVB, under the Articles of Incorporation and Bylaws of New MVB (the "Merger");

        WHEREAS, both New MVB and MVB wish to complete the Acquisition by consummating the Merger; and

        WHEREAS, the Boards of Directors of each of WSB, MVB and New MVB have approved this Agreement and have authorized its execution and delivery and the sole shareholder of New MVB and the shareholders of MVB have approved this Agreement and the transactions contemplated hereby;

        NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto hereby agree as follows:

A G R E E M E N T

        Section 1.    Definitions.    All capitalized terms not otherwise defined herein shall have the meanings specified in the Acquisition Agreement.

        Section 2.    Merged Bank.    At the Effective Time of the Merger, New MVB and MVB shall be merged under the Articles of Incorporation and Bylaws of New MVB (the "Merged Bank").

        Section 3.    Closing.    The closing of the transactions contemplated hereby (the "Closing"), unless another place is agreed in writing by the parties hereto, shall take place at the main office of WSB in Cameron Park, at the time and on the date fixed therefor pursuant to Section 2.1 of the Acquisition Agreement.

        Section 4.    Name.    Prior to the Effective Time of the Merger, New MVB shall file with the Commissioner a Certificate of Amendment (the "Certificate") of its Articles of Incorporation changing its corporate name to "Mid Valley Bank," and thereafter file the Certificate with the California Secretary of State effective as of the Closing Date. Immediately thereafter, a certified copy of the Certificate shall be submitted to the Commissioner.

        Section 5.    Business; Offices.    The business of the Merged Bank shall be that of a California banking corporation. This business shall be conducted by the Merged Bank at its main office located at 950 Main Street, Red Bluff, California 96080, and at its legally established branches and loan production offices.

        Section 6.    Capital.    The capital accounts of the Merged Bank at the Effective Time of the Merger shall be equal to the combined capital accounts of MVB and New MVB, adjusted, however, for normal earnings, expenses and purchase accounting adjustments up to the Effective Time of the Merger. The authorized capitalization of the Merged Bank shall be 2,000,000 shares of common stock, no par value per share.

        Section 7.    Assets; Liabilities.    All assets of each of MVB and New MVB, as they exist immediately prior to the Effective Time of the Merger, shall pass to and vest in the Merged Bank without any conveyance or other transfer. The Merged Bank shall be responsible for all of the liabilities of every kind and description of each of MVB and New MVB existing as of the Effective Time of the Merger.

        Section 8.    Outstanding Stock.    Each share of MVB Stock issued and outstanding immediately prior to the Effective Time of the Merger, on and after the Effective Time of the Merger, without any further action on the apart of MVB or the holders of MVB Stock, automatically shall be canceled and cease to be an issued and outstanding share of MVB Stock, and shall be converted into the right to elect to receive            newly issued shares of WSB Stock, or $             in cash, or a combination thereof equal to the MVB Per Share Merger Consideration, subject to all terms and conditions set forth in the Acquisition Agreement. Each share of the common stock of New MVB shall be automatically converted into one share of the common stock of the Merged Bank.

        Section 9.    Dividends.    Neither New MVB nor MVB shall declare or pay any dividend to its shareholders between the date of this Agreement and the Effective Time of the Merger, or dispose of any of their assets in any other manner except in the normal course of business and for adequate value.

        Section 10.    Board of Directors; Officers.    The directors of New MVB at the Effective Time of the Merger shall be the directors of the Merged Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Bank. The officers of New MVB at the Effective Time of the Merger shall be the officers of the Merged Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Bank.

        Section 11.    Charter, Articles of Incorporation and Bylaws of Merged Bank.    The Charter, Insurance of Accounts, Federal Reserve System Membership, Articles of Incorporation and Bylaws of New MVB as in effect immediately prior to the Effective Time of the Merger shall be the Charter, Insurance of Accounts, Federal Reserve System Membership, Articles of Incorporation and Bylaws of the Merged Bank, subject to the requirement of amending New MVB's Articles of Incorporation to effectuate a name change effective as of the Closing Date pursuant to Section 4 of this Agreement and Section 1.8 of the Acquisition Agreement.

        Section 12.    Conditions.    The obligations of the parties to proceed with the Closing are subject to the satisfaction or waiver at or prior to the Closing of all of the conditions to the Merger set forth herein and in the Acquisition Agreement.

        Section 13.    Termination.    This Agreement may be terminated at any time prior to the Closing:

          (a)  by the written agreement of New MVB, WSB and MVB;

          (b)  by New MVB or MVB if the Closing shall not have been consummated on or before December 31, 2002, subject to the expiration of any statutory waiting periods following receipt of any required regulatory approvals received prior to December 31, 2002, or such other date, if any, upon which New MVB, WSB and MVB may agree in writing; or

          (c)  automatically in the event the Acquisition Agreement is terminated in accordance with its terms.

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        Section 14.    Approvals.    This Agreement has been approved and/or ratified and confirmed by the affirmative vote of the holders a majority of MVB Stock outstanding and, by the sole shareholder of New MVB, by unanimous written consent or at a meeting held on the call of the Board of Directors; and the Merger shall become effective when this Agreement and other required certificates have been filed with the Commissioner, after having been filed with the California Secretary of State and previously approved by the Commissioner as provided in Section 2.2 of the Acquisition Agreement.

        Section 15.    Miscellaneous.

          (a)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (professional courier acceptable) or mailed by registered or certified mail, return receipt requested, or transmitted by facsimile transmission to the parties at the following addresses:

  If to New MVB:

    New MVB
    c/o Western Sierra Bancorp
    4080 Plaza Goldorado Circle
    Cameron Park, California 95682
    Attention: Mr. Gary D. Gall, President and CEO
            Fax: (530) 676-2817

  If to MVB:

    Mid Valley Bank
    910 Main Street, Suite F
    Red Bluff, California 96080
    Attention: Mr. John B. Dickerson, President and CEO
            Fax: (530) 527-8671

          (b)    Agreement and Plan of Reorganization Unaffected.    WSB and MVB agree that nothing in this Agreement shall be deemed to change or modify in any manner the provisions of the Acquisition Agreement.

          (c)    Succession.    This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any right hereunder may be assigned by any party without the consent of the other party hereto.

          (d)    Entire Agreement; Amendments; Etc.    This Agreement and the Acquisition Agreement embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced. Except as otherwise expressly provided herein, no person other than the parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof.

          (e)    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument and shall become effective when one or more counterparts hereof have been signed by MVB and delivered to WSB, and one or more counterparts hereof have been signed by WSB and delivered to MVB.

          (f)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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        WITNESS, the signatures of said merging companies this            day of                        , 2002, each set by its President and Secretary, pursuant to a resolution of its respective Board of Directors, acting by a majority and verified by its Secretary.

NEW MVB BANK
By:
Gary D. Gall, President and Chief Executive Officer

By:
Philip S. Wood, Corporate Secretary

        I further declare under penalty of perjury that the matters set forth in this document are true and correct of my own knowledge.

Philip S. Wood, Corporate Secretary

MID VALLEY BANK
By:
John B. Dickerson, President and Chief Executive Officer
By:
Lynne T. Moule, Corporate Secretary

        I further declare under penalty of perjury that the matters set forth in this document are true and correct of my own knowledge.

Lynne T. Moule, Corporate Secretary

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EXHIBIT "B"

DIRECTOR'S AGREEMENT

        THIS DIRECTOR'S AGREEMENT (this "Director's Agreement"), is made as of this 17th day of May, 2002, by and between Western Sierra Bancorp, a California corporation ("WSB"), and the director of Mid Valley Bank, a California banking corporation ("MVB"), whose name is set forth under "Director" on the signature page hereof (the "Director"). WSB is contemporaneously herewith entering into agreements with other directors of MVB, which agreements are identical in all respects hereto, except as to (a) the number of shares of MVB's common stock, no par value (the "MVB Stock") owned by such other directors, and (b) the name and address of the other directors. The Director and such other persons shall hereinafter be referred to as to the "Directors" and this Agreement and such other agreements as the "Director's Agreements." This Director's Agreement is made with reference to the following:

R E C I T A L S

        WHEREAS, that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of May 17, 2002, entered into by and between WSB and MVB, provides for the acquisition by WSB of one hundred percent (100%) of the MVB Stock, through the merger (the "Merger") of MVB with a wholly-owned subsidiary of WSB ("New MVB Bank"); and

        WHEREAS, as a condition precedent to the obligations of WSB and MVB under Section 1.12 of the Agreement, the Director and all the Directors shall have entered into Director's Agreements concurrent with the execution of the Agreement in accordance with the terms, conditions, and provisions thereof;

        NOW, THEREFORE, in order to effectuate the transactions set forth above and in consideration of the mutual covenants, conditions, agreements, representations and warranties contained herein and in the Agreement, and intending to be legally bound, the parties hereto agree as follows:

A G R E E M E N T

ARTICLE I

COVENANTS OF DIRECTOR

        1.1    Vote of Shareholders.    At the meeting of shareholders of MVB referred to in Section 7.1 of the Agreement (the "Meeting"), the Director shall vote or cause to be voted the shares of MVB Stock indicated as owned or controlled by such Director in Schedule I attached hereto, and any other shares of MVB Stock now owned or hereafter acquired or controlled by such Director, in favor of, and to approve the principal terms of, the Merger, and any other matter contemplated by the Agreement which requires the approval of the shareholders of MVB.

        1.2    Other Contracts.    From and after the date of this Director's Agreement, the Director shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the Director to comply with all the terms of this Director's Agreement, including, without limitation, any other agreement to sell, transfer or otherwise dispose of the Director's shares of MVB Stock.

        1.3    Updating Information.    In the event that the Director shall discover that any representation or warranty made herein by such Director was false or misleading in any material respect when made or that any event has occurred such that any representation or warranty of the Director made herein would, if made at and as of the time of the occurrence of such event, or thereafter, be incorrect in any material respect, the Director shall deliver to WSB a statement specifying that it is delivered pursuant to this Section 1.3 and stating in reasonable detail the facts with respect thereto. Delivery of any such statement shall not limit any rights which WSB may otherwise have under this Director's Agreement.

        1.4    Agreement to Recommend.    The Director agrees that, upon the execution of this Director's Agreement, Director shall at all times use his or her best efforts in order to obtain the approval of the shareholders of MVB of the principal terms of the Merger, and any other matter contemplated by the Agreement which requires approval of the shareholders of MVB and shall recommend the approval of such matters by the shareholders of MVB at the Meeting; provided, however, that the terms of this Section 1.4 shall not apply in the event MVB receives a MVB Qualifying Strategic Transaction Proposal (as defined in the Agreement) with respect to which MVB's Board of Directors shall have determined, after consultation with MVB's counsel, that the action by MVB contemplated under either clause (i), (ii) or (iii) of Section 5.6(b) of the Agreement is required under the fiduciary duties owed by the Board of Directors to the holders of MVB Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by MVB to the effect that the financial terms of such MVB Qualifying Strategic Transaction Proposal (as defined in the Agreement) are, from MVB's shareholders' perspective, superior to the Merger.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF DIRECTOR

        2.1    Representations and Warranties of Director.    The Director represents and warrants to, and agrees with, WSB as follows:

          (a)    Capacity.    The Director has all requisite capacity to enter into and to perform the Director's obligations under this Director's Agreement.

          (b)    Agreement.    The Director has received a copy of the Agreement and has had the opportunity to review and to consider the terms and conditions contained in this Director's Agreement and in the Agreement and to confer with his or her counsel concerning said terms and conditions.

          (c)    Binding Agreement.    This Director's Agreement has been duly executed and delivered by such Director and constitutes a valid and legally binding agreement of such Director.

          (d)    Ownership of Shares.    Schedule I hereto correctly sets forth the number of shares of MVB Stock owned by the Director or with respect to which such Director has sole or shared voting power, and the Director has good and marketable title to all such shares of MVB Stock free and clear of any liens, security interests, charges or other encumbrances of any kind of nature, except as set forth on Schedule I.

          (e)    Relationship with MVB.    The Director is a director of MVB.

          (f)    Non-Contravention.    The execution and delivery of this Agreement by the Director does not, and the performance by the Director of the Director's obligations hereunder and the consummation by the Director of the transactions contemplated hereby will not, in any material respect, violate or conflict with, or constitute a material default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Director is a party or by which the Director is bound, or any statute, rule or regulation to which the Director or any of the Director's property is subject.

ARTICLE III

TERMINATION

        3.1    Automatic Termination.    This Director's Agreement shall automatically terminate and be of no further force or effect if the Agreement is terminated in accordance with the terms thereof, except as to any breach occurring prior to the date of such termination.

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ARTICLE IV

MISCELLANEOUS

        4.1    Expenses.    Each party hereto shall pay its own costs and expenses in connection with this Director's Agreement and the transactions covered and contemplated hereby; provided, however, that nothing contained herein shall preclude the payment of the Director's expenses in connection with the negotiation and documentation of this Director's Agreement by MVB.

        4.2    Notices, Etc.    All communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given to the appropriate parties if delivered in person, or if sent by Federal Express, overnight delivery United States mail, or other overnight delivery service, or sent by facsimile transmission (with confirmation) addressed as follows:

    (a)
    If to the Director, to the address set forth in Schedule I attached hereto.

      With a copy to:

      Mid Valley Bank
      910 Main Street, Suite F
      P.O. Box 580
      Red Bluff, California 96080
      Attention: Mr. John B. Dickerson, President and CEO
              Fax: (530) 527-8671

        With an additional copy to:

      Gary Steven Findley & Associates
      1470 North Hundley Street
      Anaheim, California 92806
      Attention: Gary Steven Findley, Esq.
      Fax: (714) 630-7910

    (b)
    If to WSB, to:

      Western Sierra Bancorp
      4080 Plaza Goldorado Circle
      Cameron Park, California 95682
      Attention: Mr. Gary D. Gall, President and CEO
              Fax: (530) 676-2817

      With a copy to:

      Horgan, Rosen, Beckham & Coren, L.L.P.
      23975 Park Sorrento, Suite 200
      Calabasas, California 91302-4001
      Attention: S. Alan Rosen, Esq.
              Fax: (818) 591-3838

or such other address as any party may have furnished in writing to the other parties.

        4.3    Entire and Sole Agreement.    The making, execution and delivery of this Director's Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those expressed herein and in the Agreement. This Director's Agreement embodies the entire understanding of the parties, and there are no further or other agreements or understandings, whether written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

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        4.4    Successors and Assigns.    Except as otherwise provided in this Director's Agreement, all covenants and agreements of the parties contained in this Director's Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        4.5    Governing Law.    This Director's Agreement shall construed and enforced in accordance with and governed by the laws of the State of California.

        4.6    Counterparts.    This Director's Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        4.7    Amendment, Supplement and Waiver.    This Director's Agreement may be amended or supplemented, and compliance with the provisions hereof may be waived only by an instrument in writing signed by the party against which enforcement of such amendment, supplement or waiver of compliance is sought.

        4.8    Headings.    The headings in this Director's Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        4.9    Specific Performance.    It is recognized and agreed that monetary damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his, her or its obligation shall be enforceable by a court order requiring specific performance.

        4.10    Several Obligations.    All duties and obligations of the Director executing this Director's Agreement shall be several and not joint with the duties and obligations of other Directors executing similar Directors' Agreements with WSB.

        IN WITNESS WHEREOF, the parties hereto have caused this Director's Agreement to be duly executed as of the date first above written.

DIRECTOR	WESTERN SIERRA BANCORP
By:
(Name)		Gary D. Gall Its: President and Chief Executive Officer
(Signature)

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SCHEDULE I

NAME OF DIRECTOR:

ADDRESS OF DIRECTOR:

CERTIFICATE NUMBER	NUMBER OF SHARES	REGISTERED OWNER(S)

DESCRIBE ANY LIENS, SECURITY INTERESTS, CHARGES OR OTHER ENCUMBRANCES:

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EXHIBIT "C"

AFFILIATE'S LETTER
May 17, 2002

Western Sierra Bancorp
4080 Plaza Goldorado Circle
Cameron Park, California 95682

Attention: Mr. Gary D. Gall, President and CEO

Dear Mr. Gall:

        I have been advised that I may be an "affiliate," as defined in Rule 145 under the Securities Act of 1933, as amended (the "Act"), of Mid Valley Bank ("MVB") at the time of the merger (the "Merger") of MVB and New MVB Bank pursuant to which MVB will become a wholly-owned subsidiary of Western Sierra Bancorp ("WSB"). In the Merger, I may acquire shares of the common stock of WSB ("WSB Shares") in exchange for my shares of the common stock of MVB ("MVB Stock").

        To the extent that I do acquire WSB Shares in connection with the Merger, I represent and agree as follows:

          1.    I have carefully read this letter and, to the extent I felt necessary, I have discussed it with legal counsel.

          2.    The WSB Shares are being acquired by me in good faith for investment, for my own account, and not with a view to distributing the WSB Shares to others or otherwise reselling the WSB Shares.

          3.    I will not make any sale or other disposition of the WSB Shares in violation of the Act or related rules and regulations. In this connection, I understand that the issuance of the WSB Shares to me has been or will be registered under the Act, but that such registration will not cover resales by affiliates. Accordingly, the WSB Shares must be held by me for at least one year unless: (i) the WSB Shares have been registered under the Act for sale by me; (ii) a sale of the WSB Shares is made in conformity with the volume and other applicable limitations of paragraph (d) of Rule 145; or (iii) another exemption from registration is available.

          4.    I understand that WSB is under no obligation to register the sale or other disposition of the WSB Shares by me or on my behalf or to take any other action to qualify the sale of the WSB Shares for any exemption from registration.

          5.    I also understand that stop transfer instructions will be given to WSB's transfer agent with respect to the WSB Shares and that there will be placed on the certificates for the WSB Shares a legend stating in substance:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION.

          6.    I know of no plan (written or oral) pursuant to which holders of shares of the outstanding MVB Stock intend to sell or otherwise dispose of more than 50%, in the aggregate, of their interest in such shares, either by a sale or other disposition of MVB Stock before the Merger, by the exercise of dissenters' rights in the Merger, or by a sale or other disposition of the WSB Shares to be received by them as a result of the Merger.

          7.    I understand and agree that WSB will rely upon the foregoing representations and warranties in issuing the WSB Shares to me and I hereby agree to indemnify WSB and hold it and its officers, directors, employees, agents and representatives harmless from and against all liabilities, costs, or expenses (including reasonable attorneys' fees) arising as a result of a sale or disposition by me of any of the WSB Shares in violation of paragraph 3 above.

          8.    I understand that so long as I am an "affiliate" of WSB within the meaning of the Act, any shares of WSB's common stock I may acquire in the future, separate and apart from the WSB Shares described above, whether or not such shares have been previously registered with the Securities and Exchange Commission, will also be subject to restriction on resale. Moreover, I understand that under various circumstances, including the case where I acquire shares of WSB's common stock which have not previously been registered with the Securities and Exchange Commission, I will be required to hold such shares for a minimum of one year before I can sell the shares in the trading market unless otherwise allowed by law, rule or regulation. I also understand that legends reflecting the restrictions on WSB's common stock which I may acquire will be placed on all certificates representing such shares, and that stop transfer orders will be placed with WSB's transfer agent prohibiting transfers by me in violation of such restrictions.

Very truly yours,
Dated:
Signature
Type or Print Name

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EXHIBIT "D"

CLOSING SCHEDULE

        The terms used herein shall have the same meaning as ascribed to them in the Agreement and Plan of Reorganization (the "Agreement") or the Merger Agreement referred to therein. Section references in parentheticals are to sections in the Agreement and are provided for reference only.

        I.    Documents Completed Prior to and to be Provided at the Closing:

          A.    General:

      1.1
      The Agreement dated May 17, 2002, executed by WSB and MVB.

      1.2
      MVB's executed Director's Agreements, executed Amendment No. 1 to the Director Fee Continuation Agreements, and executed Amendment No. 1 to the Agreement for Consulting Services (Section 1.12).

      1.3
      The Registration Statement/Proxy Materials (Sections 5.8 and 6.7).

      1.4
      The MVB Fairness Opinion (Section 8.5).

      1.5
      The Transfer Agent Agreement (Section 1.5(a)).

      1.6
      Receipt for delivery of $8,400,000 to Transfer Agent (Section 1.5(a)).

      1.7
      The draft form of Transmittal Letter for MVB shareholders (Section 1.5(b)).

          B.    The Merger:

      1.8
      Charter, FDIC Deposit Insurance, and Federal Reserve System Membership for New MVB Bank (Section 10.1(a)).

      1.9
      The executed Merger Agreement (Section 2.2).

      1.10
      Affidavit of Publication of Notice of the proposed Merger, as required by the FRB.

      1.11
      Notice of Approvals from the Commissioner and FRB (Sections 10.1(c) and (d)).

      1.12
      Opinion of Perry-Smith LLP re: tax aspects of the transaction (Section 10.2).

          C.    The Acquisition:

      1.13
      Affidavit of Publication of Notice of the proposed acquisition, as required by the FRB.

      1.14
      Notice of Approvals from the FRB and Commissioner for WSB to acquire control of MVB (Sections 10.1(b) and (c)).

        II.    MVB Closing Documents:

      2.1
      Certified copy of the resolutions of the Board of Directors of MVB authorizing the execution, delivery and performance of the terms of the Agreement and the Merger Agreement (Section 3.4).

      2.2
      Certified copy of the resolutions of the shareholders of MVB authorizing the execution, delivery and performance of the terms of the Agreement and the Merger Agreement (Section 10.4).

      2.3
      A Certificate of the President and Chief Executive Officer and the Chief Financial Officer of MVB as to the fulfillment of the conditions set forth in Section 10.4 and listing the name, number of shares and, if available, the amount demanded by each dissenting shareholder (Section 10.4).

      2.4
      Officers' Certificate, signed by the President and Chief Executive Officer, the Corporate Secretary, and the Chief Financial Officer of MVB certifying compliance with Sections 9.1, 9.2 (including Sections 5.9 and 5.10), 9.3, 9.4 and 9.6 of the Agreement (Section 9.5).

      2.5
      Incumbency Certificate for MVB, setting forth the names of the directors and corporate officers of MVB, together with specimen signatures thereof, certified by the Corporate Secretary of MVB and issued under the corporate seal of MVB.

      2.6
      The executed Affiliate's Letters (Sections 1.13 and 9.4).

      2.7
      A Certificate of the President and Chief Executive Officer and the Chief Financial Officer of MVB listing the names of all optionees, number of shares, exercise prices, and vesting schedule for each outstanding MVB Stock Option.

      2.8
      Landlord consents regarding leases.

        III.    WSB Closing Documents:

      3.1
      Certified copy of the resolutions of the Board of Directors of WSB authorizing the execution, delivery and performance of the terms of the Agreement and the Merger Agreement (Section 4.4).

      3.2
      Certified copy of the resolutions of the Board of Directors of New MVB, authorizing the execution, delivery and performance of the Agreement and the Merger Agreement.

      3.3
      Certified copy of the resolutions of the sole shareholder of New MVB, authorizing the execution, delivery and performance of the Agreement and the Merger Agreement (Section 10.4).

      3.4
      Officers' Certificate, signed by the President and Chief Executive Officer, Corporate Secretary and Chief Financial Officer of WSB, certifying compliance with Sections 8.1, 8.2 (including Sections 6.9, 6.10 and 6.11), 8.3, 8.6 and 8.7 of the Agreement (Section 8.4).

      3.5
      Incumbency Certificate for WSB, setting forth the names of the directors and executive officers of WSB, together with specimen signatures thereof, certified by the Corporate Secretary of WSB and issued under the corporate seal of WSB.

      3.6
      Certified copy of the resolutions of the Board of Directors of WSB adding Mr. John B. Dickerson to the WSB Board of Directors (Sections 1.11 and 8.6).

      3.7
      Certified copy of the resolutions of the Board of Directors of New MVB adding MVB's directors and officers to New MVB's Board and management team (Sections 1.10 and 8.7).

      3.8
      Resignations of New MVB's directors and officers (Sections 1.10 and 6.9).

      3.9
      SEC Order declaring the WSB Registration Statement effective and any required approvals, permits or orders from state securities administrators or confirmation of exemptions (Section 7.2).

      3.10
      Duly executed Substitute Stock Options for each valid outstanding MVB Stock Option (Sections 1.6 and 6.11).

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APPENDIX B

CALIFORNIA CORPORATIONS CODE
TITLE 1. CORPORATIONS
DIVISION 1. GENERAL CORPORATION LAW
CHAPTER 13. Dissenters' Rights

§ 1300.    Reorganization or Short Form Merger; dissenting shares; corporate purchase at the fair market value; definitions

        (a)  If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e)or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b)  As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1)  Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2)  Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3)  Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4)  Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c)  As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

§ 1301.    Notice to holders of dissenting shares in reorganizations; demand for purchase; time contents

        (a)  If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

        (b)  Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c)  The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

§ 1302.    Submission of share certificates for endorsement; uncertificated securities

        Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303.    Payment of agreed price with interest; agreement fixing fair market value; filing time of payment

        (a)  If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b)  Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304.    Action to determine whether shares are dissenting shares or fair market value; limitation; joinder;
                consolidation; determination of issues; appointment of appraisers

        (a)  If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b)  Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c)  On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305.    Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

        (a)  If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b)  If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c)  Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d)  Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e)  The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§ 1306.    Prevention of immediate payment; status as creditors; interest

        To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307.    Dividends on dissenting shares

        Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308.    Rights of dissenting shareholders pending valuation; withdrawal and demand for payment

        Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309.    Termination of dissenting shareholder status

        Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a)  The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b)  The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c)  The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (d)  The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

§ 1310.    Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

        If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§ 1311.    Exempt shares

        This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§ 1312.    Right of dissenting shareholder to attack, set aside or rescind merger or reorganization;
                restraining order or injunction; conditions

        (a)  No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b)  If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

        (c)  If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

APPENDIX C

        May 17, 2002

Members of the Board of Directors
Mid Valley Bank
950 Main Street
Red Bluff, California 96080

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Mid Valley Bank, Red Bluff, California ("MVB") of the terms of the proposed acquisition of Mid Valley by Western Sierra Bancorp, Cameron Park, California (WSB") and MVB shareholders receiving shares of common stock of WSB and cash as defined in the Agreement and Plan of Reorganization entered into as of May 17, 2002 (the "Agreement"). Pursuant to the Agreement and subject to the terms and conditions therein, each share of common stock of Mid Valley ("MVB Stock") issued and outstanding immediately prior to the Effective Time of the Merger shall, on and at the Effective Time of the Merger, pursuant to the Agreement and without any further action on the part of Mid Valley or the holders of MVB Stock, be exchanged for and converted into the right to receive newly issued shares of common stock of WSB ("WSB Stock"), cash or a combination thereof equal to the MVB Per Share Consideration. The MVB Per Share Consideration is defined in the Agreement. For purposes of this opinion and under the terms of the Agreement, the consideration to be paid by WSB for all outstanding shares of MVB shall equal $8,400,000 in cash and 615,000 shares of WSB Stock subject to adjustments if the WSB Average Price is less than $17.00 or greater than $23.41. The total consideration to be paid by WSB under the Agreement shall not exceed $22,797,150 or be less than $18,855,000. The Agreement provides that the holders of MVB Stock can choose cash, WSB Stock, or a consideration of the foregoing subject to certain limitations.

        As part of its investment banking business, The Findley Group is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. We have previously provided financial advisory and consulting services to MVB. The Findley Group has also previously provided financial advisory and consulting services to WSB. The Findley Group provided no services to WSB in regard to the proposed acquisition of MVB.

        In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to MVB and WSB, including consolidated financial statements for recent years; (iii) certain other publicly available financial and other information concerning MVB and WSB and the trading markets for the publicly traded securities of MVB and WSB; (iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of MVB or a committee thereof in connection with the Merger. We have held discussions with senior management of MVB concerning their past and current operations, financial condition and prospects.

        We have reviewed with the senior management of MVB earnings projections for MVB, provided by MVB, as a stand-alone entity, assuming the Merger does not occur. We also reviewed with the senior management of MVB the earnings projections for WSB that are publicly available and cost savings expected to be achieved in each year resulting from the Merger. Certain financial projections for the combined companies and for MVB as a stand-alone entity were derived by us based partially upon the projections and information described above, as well as our own assessment of general economic, market and financial conditions.

        In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the management of MVB as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings and earnings enhancement opportunities (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings and earnings enhancement opportunities reflect the best currently available estimates and judgements of MVB management. We have also assumed, without assuming any responsibility for the independent verification of the same, that the aggregate allowances for loan losses for MVB and WSB are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of MVB or WSB, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the shares of MVB Stock of the terms of the proposed acquisition of MVB by WSB, with MVB shareholders receiving cash and shares of WSB Stock and does not address MVB's underlying business decision to proceed with the Merger.

        We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of MVB and WSB, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for MVB and WSB; (ii) the assets and liabilities of MVB and WSB, including the loan and investment portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof.

        Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the acquisition of MVB by WSB, with MVB shareholders receiving WSB Stock, cash or a combination thereof, as set forth in the Agreement, are fair, from a financial point of view, to the holders of the shares of MVB Stock.

        This opinion may not be used or referred to by MVB or quoted or disclosed to any person in any manner without our prior written consent, with the exception of submission to the regulatory agencies as part of the applications and included in the proxy materials provided to shareholders of MVB in relation to approval of the Merger. This opinion is not intended to be and shall not be deemed to be a recommendation to any shareholder of MVB as to how such shareholder should vote with respect to the Merger.

Respectfully submitted,
THE FINDLEY GROUP

Gary Steven Findley Director

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        The Bylaws of Western Sierra Bancorp ("Western") provide that Western shall, to the maximum extent and in the manner permitted by the California Corporations Code (the "Code"), indemnify each of its directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director of Western. Furthermore, pursuant to Western's Articles of Incorporation and Bylaws, Western has power, to the maximum extent and in the manner permitted by the Code, to indemnify its employees, officers and agents (other than directors) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee, officer or agent of Western.

        Under Section 317 of the Code, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made: (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, (2) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        Western's Bylaws also provide that Western shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of hem, whether or not Western would have the power to indemnify them against such liability under provisions of applicable law or the provisions of Western's Bylaws. Each of the directors and executive officers of Western has an indemnification agreement with Western that provides that Western shall indemnify such person to the full extent authorized by the applicable provisions of the Code and further provide advances to pay for any expenses which would be subject to reimbursement. Western is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Bylaws.

        The foregoing summaries are necessarily subject to the complete text of the statute, Articles of Incorporation, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 21. Exhibits and Financial Statement Schedules

        A.    Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Reorganization by and between Western Sierra Bancorp and Mid Valley Bank dated as of May 17, 2002
3.1	Articles of Incorporation
3.2	Bylaws

3.3	Amendments to Bylaws
5.1	Opinion re: legality
8.1	Opinion re: tax matters as to the merger of Mid Valley with New MVB Bank, a subsidiary of Registrant, by Perry-Smith LLP
10.1	Severance Compensation Agreement dated December 4, 1997 between Mr. Kirk Dowdell and Western Sierra National Bank
10.2	Stock Option Agreement dated September 22, 1997 between Mr. Kirk Dowdell and Western
10.3	Stock Option Agreement dated May 19, 1999 between Mr. Kirk Dowdell and Western
10.4	Stock Option Agreement dated May 19, 1999 between Mr. Gary D. Gall and Western
10.5	Executive Salary Continuation Agreement dated January 9, 1995, as amended, between Mr. Gary D. Gall and Western Sierra National Bank
10.6	Stock Option Agreement dated April 11, 1995 between Mr. Gary D. Gall and Western Sierra National Bank
10.7	Stock Option Agreement dated November 14, 1996 between Mr. Gary D. Gall and Western Sierra National Bank
10.8	Stock Option Agreement dated May 20, 1997 between Mr. Gary D. Gall and Western
10.9	Western Sierra Bancorp 1999 Stock Option Plan and form of stock option agreements
10.10	Western Sierra National Bank 1989 Stock Option Plan, form of incentive stock option and form of nonqualified stock option agreements
10.11	Western Sierra Bancorp 1997 Stock Option Plan, form of incentive stock option and form of nonqualified stock option agreements
10.12	Indemnification Agreement between Mr. Gary D. Gall and Western Sierra National Bank
10.13	Indemnification Agreement between Mr. Kirk Dowdell and Western dated May 1, 1999
10.14	Form of Indemnification Agreement for the directors of Western Sierra National Bank
10.15	Placerville Branch lease
10.16	Severance Benefits Agreement dated December 4, 1997 between Mr. Gary D. Gall and Western Sierra National Bank
10.17	Western Sierra National Bank Incentive Compensation Plan for Senior Management
10.18	Stock Option Agreement dated April 11, 2000 between Mr. Kirk Dowdell and Western
10.19	Stock Option Agreement dated April 11, 2000 between Mr. Gary D. Gall and Western
10.20	Stock Option Agreement dated April 10, 2001 between Mr. Kirk Dowdell and Western
10.21	Stock Option Agreement dated April 10, 2001 between Mr. Gary D. Gall and Western
10.22	Stock Option Agreement dated December 11, 2001 between Mr. Kirk Dowdell and Western
10.23	Form of Director's Agreement by and among Western and Mid Valley Bank's directors
21.1	Subsidiaries of the Registrant
23.1	Consent of Counsel

23.2	Consent of Perry-Smith LLP as accountants for the Western Sierra Bancorp and Mid Valley Bank
23.3	Consent of Moss Adams LLP as accountants for Sentinel Community Bank
23.4	Consent of The Findley Group as financial advisor to Mid Valley
23.5	Consent of Perry-Smith LLP as to opinion re: tax matters as to the merger of Mid Valley with New MVB Bank
99.1	Form of Mid Valley Bank Proxy

        B.    Financial Statement Schedules

        None

        C.    Opinions

        The opinion of The Findley Group as financial advisor to Mid Valley Bank is incorporated by reference to Appendix C to the Proxy Statement-Prospectus included in Part I of this Registration Statement on Form S-4.

        The opinion of Perry-Smith LLP as to the tax matters of the merger of Mid Valley with New MVB Bank is incorporated by reference to Exhibit 8.1 to this Registration Statement on Form S-4.

Item 22. Undertakings

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That prior to any public reoffering of the securities registered hereunder through use of a prospectus with is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (5)
  That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Cameron Park, State of California, on July 17, 2002.

WESTERN SIERRA BANCORP
By:	/s/ GARY D. GALL Gary D. Gall President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary D. Gall and S. Alan Rosen, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES W. BACCHI Charles W. Bacchi	Chairman of the Board of Directors	June 27, 2002
/s/ MATTHEW A. BRUNO Matthew A. Bruno	Director	June 27, 2002
/s/ BARBARA L. COOK Barbara L. Cook	Director	June 27, 2002
/s/ LARY A. DAVIS Lary A. Davis	Director	June 27, 2002
/s/ WILLIAM M. EAMES William M. Eames	Director	June 27, 2002

/s/ WILLIAM J. FISHER William J. Fisher	Director	June 27, 2002
/s/ GARY D. GALL Gary D. Gall	Director, President and Chief Executive Officer	June 27, 2002
/s/ ANTHONY GOULD Anthony Gould	Executive Vice President and Chief Financial Officer	June 27, 2002
/s/ HOWARD A. JAHN Howard A. Jahn	Director	June 27, 2002
/s/ ALAN J. KLEINERT Alan J. Kleinert	Director	July 5, 2002
/s/ THOMAS MANZ Thomas Manz	Director	June 27, 2002
/s/ DOUGLAS A. NORDELL Douglas A. Nordell	Director	June 27, 2002
/s/ HAROLD S. PRESCOTT, JR. Harold S. Prescott, Jr.	Director	June 27, 2002
/s/ OSVALDO I. SCARIOT Osvaldo I. Scariot	Director	June 27, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page
2.1	Agreement and Plan of Reorganization by and between the Western and Mid Valley Bank dated as of May 17, 2002 is attached as Appendix A to the Proxy Statement-Prospectus contained in Part I of this Registration Statement.	N/A
3.1	Articles of Incorporation are contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 3.1 and are incorporated herein by this reference.	N/A
3.2	Bylaws are contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 3.2 and are incorporated herein by this reference.	N/A
3.3	Amendments to Bylaws are contained in the Registrant's Registration Statement on Form S-4, file #333-76678, as Exhibit 3.2 and are incorporated herein by this reference.	N/A
5.1	Opinion re: legality	*
8.1	Opinion re: tax matters as to the merger of Mid Valley with New MVB Bank, a subsidiary of Registrant, by Perry-Smith LLP	*
10.1
	Severance Compensation Agreement dated December 4, 1997 between Mr. Kirk Dowdell and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-33256, as Exhibit 10.1 and is incorporated herein by this reference.	N/A
10.2
	Stock Option Agreement dated September 22, 1997 between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-33256, as Exhibit 10.2 and is incorporated herein by this reference.	N/A
10.3
	Stock Option Agreement dated May 19, 1999 between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-33256, as Exhibit 10.3 and is incorporated herein by this reference.	N/A
10.4
	Stock Option Agreement dated May 19, 1999 between Mr. Gary D. Gall and Western is contained in the Registrant's Registration Statement on Form S-4 file, # 333-33256, as Exhibit 10.3 and is incorporated herein by this reference.	N/A
10.5
	Executive Salary Continuation Agreement dated January 9, 1995, as amended, between Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.4 and is incorporated herein by this reference.	N/A
10.6
	Stock Option Agreement dated April 11, 1995 between Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.5 and is incorporated herein by this reference.	N/A
10.7
	Stock Option Agreement dated November 14, 1996 between Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.6 and is incorporated herein by this reference.	N/A
10.8
	Stock Option Agreement dated May 20, 1997 between Mr. Gary D. Gall and Western is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.7 and is incorporated herein by this reference.	N/A

10.9
	Western Sierra Bancorp 1999 Stock Option Plan and form of stock option agreements are contained in the Registrant's Registration Statement on Form S-8, file #333-86653, as Exhibit 99.3 and are incorporated herein by this reference.	N/A
10.1
	Western Sierra National Bank 1989 Stock Option Plan, form of incentive stock option and form of nonqualified stock option agreements are contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.10 and are incorporated herein by this reference.	N/A
10.11
	Western Sierra Bancorp 1997 Stock Option Plan, form of incentive stock option and form of nonqualified stock option agreements are contained in the Registrant's Registration Statement on Form S-4,file #333-66675, as Exhibit 10.11 and are incorporated herein by this reference.	N/A
10.12
	Indemnification Agreement between Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.13 and is incorporated herein by this reference.	N/A
10.13
	Indemnification Agreement between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file #333-86653, as Exhibit 10.14 and is incorporated herein by this reference.	N/A
10.14
	Form of Indemnification Agreement for the directors of Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4 file, #333-66675, as Exhibit 10.15 and is incorporated herein by this reference.	N/A
10.15	Placerville Branch lease is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.1 and is incorporated herein by this reference.	N/A
10.16
	Form of Director's Agreement by and among Western and Central California Bank's directors is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.16 and is incorporated herein by this reference.	N/A
10.17
	Severance Benefits Agreement dated December 4, 1997 between Mr. Gary D. Gall and Western Sierra National Bank is contained in the Registrant's Registration Statement on Form S-4, file #333-66675, as Exhibit 10.2 and is incorporated herein by this reference.	N/A
10.18
	Western Sierra National Bank Incentive Compensation Plan for Senior Management is contained in the Registrant's Registration Statement on Form S-4, file # 333-66675, as Exhibit 10.12 and is incorporated herein by this reference.	N/A
10.19
	Stock Option Agreement dated April 11, 2000 between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.19 and is incorporated herein by this reference.	N/A
10.2
	Stock Option Agreement dated April 11, 2000 between Mr. Gary D. Gall and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.20 and is incorporated herein by this reference.	N/A
10.21
	Stock Option Agreement dated April 10, 2001 between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.21 and is incorporated herein by this reference.	N/A

10.22
	Stock Option Agreement dated April 10, 2001 between Mr. Gary D. Gall and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.22 and is incorporated herein by this reference.	N/A
10.23
	Stock Option Agreement dated December 11, 2001 between Mr. Kirk Dowdell and Western is contained in the Registrant's Registration Statement on Form S-4, file # 333-76678, as Exhibit 10.23 and is incorporated herein by this reference.	N/A
10.24
	Form of Director's Agreement by and among Western and Mid Valley Bank's directors is incorporated by reference to Exhibit B of Appendix A to the Proxy Statement-Prospectus included in Part I of this Registration Statement on Form S-4.	N/A
21.1	Subsidiaries of the Registrant	*
23.1	Consent of Counsel is included with the opinion re: legality as Exhibit 5.1 to this Registration Statement.	N/A
23.2	Consent of Perry-Smith LLP as accountants for the Registrant and Mid Valley Bank	*
23.3	Consent of Moss Adams LLP as accountants for Sentinel Community Bank	**
23.4	Consent of The Findley Group as financial advisor to Mid Valley	*
23.5	Consent of Perry-Smith LLP as to tax matters is included with the opinion re: tax matters as to the merger of Mid Valley with New MVB Bank, a subsidiary of Registrant	N/A
99.1	Form of Mid Valley Bank Proxy	*

*
Filed herewith.

**
To be filed by amendment.

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
  General
  Parties to the Merger (pages and )
  Annual Shareholders' Meeting (Page )
  The Merger (Page )
  Mid Valley's Management and Operations After the Merger (Page )
  Interests of Certain Persons in the Merger That Are Different From Yours (Page )
  Differences in Your Rights as a Shareholder (Page )
  Dissenters' Rights (Page )
  Stock Dividends; Western Stock Repurchase Plan
  Resale of Western Common Stock by Former Mid Valley Shareholders (Page )
RISK FACTORS
  Risks Regarding the Merger
  Risks Regarding Western Common Stock
  Risks Regarding the Businesses of Western and Mid Valley
A WARNING ABOUT FORWARD LOOKING STATEMENTS
MARKETS; MARKET PRICES AND DIVIDENDS
SELECTED FINANCIAL DATA
  Western
  Mid Valley
  Summary Unaudited Pro Forma Combined Financial Data
  Selected Historical and Pro Forma Per Share Data
THE MID VALLEY MEETING
  General
  Record Date; Stock Entitled to Vote; Quorum
  Number of Votes; Cumulative Voting
  Votes Required
  Voting of Proxies
ELECTION OF DIRECTORS
  Nominees
  Mid Valley's Board of Directors and Committees
  Director Compensation
  Voting; Recommendation of Mid Valley's Board of Directors
THE MERGER
  Background and Reasons for the Merger; Recommendation of the Board of Directors
  Structure of the Merger
  Calculation of Consideration to be Paid to Mid Valley Shareholders
  Certain Federal Income Tax Consequences
  Regulatory Approvals
  Resale of Western Common Stock
  Certain Effects of the Merger
  Interests of Certain Persons in the Merger
  Dissenters' Rights of Mid Valley's Shareholders
  Opinion of Financial Advisor
  Accounting Treatment
  The Merger Agreement
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
  Pro Forma Balance Sheet
  Pro Forma Income Statements
  Notes to Unaudited Pro Forma Condensed Combined Financial Statements
INFORMATION REGARDING WESTERN
  Business of Western
  Properties of Western
  Certain Information Regarding Western's Management and Principal Shareholders
  Litigation
  Trust Preferred Securities Offerings
  Management's Discussion and Analysis of Financial Condition and Results of Operations
  Description of Capital Stock
  Available Information
INFORMATION REGARDING MID VALLEY
  Business of Mid Valley
  Properties of Mid Valley
  Litigation
  Supervision and Regulation
  Certain Information Regarding Mid Valley's Management and Principal Shareholders
Option/SAR Exercises and Year End Value Table Aggregated Option/SAR Exercises in Last Fiscal Year and Year End Option/SAR Value
  Summary of Earnings
  Management's Discussion and Analysis of Financial Condition and Results of Operations
  Description of Capital Stock
COMPARISON OF SHAREHOLDER RIGHTS
  Comparison of Corporate Structure
  Voting Rights
  Dividends
  Number of Directors
  Indemnification of Directors and Officers
SUPERVISION AND REGULATION
  Introduction
  Western
  Western's Banking Subsidiaries and Mid Valley
VALIDITY OF WESTERN'S COMMON STOCK
EXPERTS
INDEX TO FINANCIAL STATEMENTS
INDEPENDENT AUDITOR'S REPORT
WESTERN SIERRA BANCORP AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET December 31, 2001 and 2000 (Dollars in thousands)
WESTERN SIERRA BANCORP AND SUBSIDIARIES CONSOLIDATED STATEMENT OF INCOME For the Years Ended December 31, 2001, 2000 and 1999 (Dollars in thousands, except per share data)
WESTERN SIERRA BANCORP AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY For the Years Ended December 31, 2001, 2000 and 1999 (Dollars in thousands)
WESTERN SIERRA BANCORP AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
BALANCE SHEET December 31, 2001 and 2000 (Dollars in thousands)
STATEMENT OF INCOME For the Years Ended December 31, 2001, 2000 and 1999 (Dollars in thousands)
STATEMENT OF CASH FLOWS For the Years Ended December 31, 2001, 2000 and 1999 (Dollars in thousands)
Western Sierra Bancorp and Subsidiaries Consolidated Balance Sheet (Unaudited)
Western Sierra Bancorp and Subsidiaries Consolidated Statements of Income (Unaudited)
Western Sierra Bancorp and Subsidiaries Consolidated Statement of Cash Flows (Unaudited)
WESTERN SIERRA BANCORP NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
INDEPENDENT AUDITOR'S REPORT
MID VALLEY BANK AND SUBSIDIARY CONSOLIDATED BALANCE SHEET December 31, 2001 and 2000
MID VALLEY BANK AND SUBSIDIARY CONSOLIDATED STATEMENT OF INCOME For the Years Ended December 31, 2001, 2000 and 1999
MID VALLEY BANK AND SUBSIDIARY CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY For the Years Ended December 31, 2001, 2000 and 1999
MID VALLEY BANK AND SUBSIDIARY CONSOLIDATED STATEMENT OF CASH FLOWS For the Years Ended December 31, 2001, 2000 and 1999
MID VALLEY BANK AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MID VALLEY BANK AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (Unaudited)
MID VALLEY BANK AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
MID VALLEY BANK AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
MID VALLEY BANK AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APPENDIX A
AGREEMENT AND PLAN OF REORGANIZATION
LIST OF EXHIBITS
AGREEMENT AND PLAN OF REORGANIZATION
APPENDIX B
APPENDIX C
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX